                                                                   Exhibit 99.2

           =========================================================

                           CONVERSION APPRAISAL REPORT
                            POCAHONTAS BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                              Pocahontas, Arkansas


                                  Dated As Of:
                                December 12, 1997

           =========================================================








                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                       [Letterhead of RP Financial, LC.]


                                                               December 12, 1997



Board of Directors
Pocahontas Federal Mutual Holding Company, Inc.
Pocahontas Federal Savings and Loan Association
203 West Broadway Street
Pocahontas, Arkansas  72455


Gentlemen:

      At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Pocahontas Bancorp, Inc., Pocahontas, Arkansas ("Pocahontas Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of Pocahontas Federal Mutual Holding Company, Inc. (the "Mutual Holding Company" or the "MHC"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Pocahontas Federal Savings and Loan Association, Pocahontas, Arkansas ("Pocahontas Federal" or the "Association"). The conversion involves the offering of shares of common stock to depositors, employee stock benefit plans, minority stockholders and to certain members of the general public (the "Subscription and Community offerings").

      This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization

      On October 14, 1997, the Board of Directors of the MHC adopted the Plan of Conversion and Reorganization (the "Plan"), pursuant to which the MHC will convert from a federally chartered mutual holding company to a Delaware-chartered stock corporation. In the reorganization process: (1) the MHC, which currently owns approximately 52.8 percent of the Association's common stock, will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the MHC will be canceled; (2) as a result of the merger of the interim stock savings bank into the Association, the Association will become a wholly-owned subsidiary of Pocahontas Bancorp; and (3) the outstanding shares of the Association's common stock held by the Minority Stockholders will be converted automatically into and become shares of common stock of the Holding Company (the "Share Exchange") pursuant to

RP Financial, LC.
Board of Directors
December 12, 1997
Page 2


a ratio that will result in the holders of such shares owning the same percentage of the Holding Company as they currently own of the Association (the "Exchange Ratio").

      Pursuant to the reorganization, shares of Pocahontas Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 52.8 percent (the same percentage ownership that the MHC currently maintains in the Association).

RP Financial, LC.

      RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company and assisting the Association in the preparation of its business plan, we are independent of the Association, the Mutual Holding Company, the Holding Company and other parties engaged by the Association to assist in the stock issuance process.

Valuation Methodology

      In preparing our appraisal, we have reviewed the Mutual Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Association and the Mutual Holding Company (hereinafter, collectively referred to as the "Association"), that has included due diligence related discussions with the Association's management; Deloitte & Touche LLP, the Association's independent auditor; Luse Lehman Gorman Pomerenk & Schick, the Association's conversion counsel; and Friedman, Billings, Ramsey & Co., Inc., which has been retained by the Association as financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

      We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Pocahontas Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular,

RP Financial, LC.
Board of Directors
December 12, 1997
Page 3


including the market for existing thrift issues and the market for initial public offerings by thrifts.

      Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Pocahontas Federal.

      Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Pocahontas Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

      Pro forma market value is defined as the price at which the Holding Company's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

      It is our opinion that, as of December 12, 1997, the aggregate pro forma market value of the Association and the Mutual Holding Company was $47,316,670 at the midpoint. Based on this valuation and the approximate 52.84 percent ownership interest being sold to the public, the midpoint of the Holding Company's stock offering was $25,000,000, equal to 2,500,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum of $21,250,000 and a maximum of $28,750,000. Based on the $10.00 per share offering price, this range equates to an offering of 2,125,000 shares at the minimum to 2,875,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 3,306,250 shares may be sold at an issue price of $10.00 per share, for an aggregate offering size of $33,062,500, without a resolicitation.

Establishment of Exchange Ratio

      OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The proposed Exchange Ratio has been designed to preserve the current aggregate percentage ownership in the Association represented by the

RP Financial, LC.
Board of Directors
December 12, 1997
Page 4


Minority Stockholders. The Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon the valuation conclusion and offering range concluded above, the Exchange Ratio would be 2.4638 shares,
2.8986 shares, 3.3333 shares and 3.8333 shares of Pocahontas Bancorp stock issued for each share of common stock held by the Minority Stockholders, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Association immediately upon issuance of the stock.

      RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of September 30, 1997, the date of the financial data included in the Holding Company's Prospectus. The proposed Exchange Ratio and the exchange of the Minority Stockholders' shares for newly issued Holding Company shares was determined independently. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of shares held by the Minority Stockholders for newly issued Holding Company shares.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

      The valuation will be updated should market conditions or changes in Pocahontas Federal operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the

RP Financial, LC.
Board of Directors
December 12, 1997
Page 5


estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                                  Respectfully submitted,

                                                  RP FINANCIAL, LC.


                                                  /s/ William E. Pommerening

                                                  William E. Pommerening
                                                  Chief Executive Officer


                                                  /s/ Gregory E. Dunn

                                                  Gregory E. Dunn
                                                  Senior Vice President

RP Financial, LC.

                                TABLE OF CONTENTS
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                              Pocahontas, Arkansas


                                                                       PAGE
      DESCRIPTION                                                     NUMBER
      -----------                                                     ------

   CHAPTER ONE          OVERVIEW AND FINANCIAL ANALYSIS

      Introduction                                                     1.1
      Plan of Conversion and Reorganization                            1.1
      Strategic Overview                                               1.2
      Balance Sheet Trends                                             1.5
      Income and Expense Trends                                        1.10
      Interest Rate Risk Management                                    1.14
      Lending Activities and Strategy                                  1.15
      Asset Quality                                                    1.18
      Funding Composition and Strategy                                 1.18
      Subsidiary                                                       1.19
      Legal Proceedings                                                1.20



   CHAPTER TWO          MARKET AREA

      Introduction                                                     2.1
      Market Area Demographics                                         2.1
      National Economic Factors                                        2.3
      Local Economy                                                    2.7
      Competition                                                      2.9



   CHAPTER THREE        PEER GROUP ANALYSIS

      Selection of Peer Group                                          3.1
      Financial Condition                                              3.5
      Income and Expense Components                                    3.8
      Loan Composition                                                 3.12
      Interest Rate Risk                                               3.14
      Credit Risk                                                      3.14
      Summary                                                          3.16

                                TABLE OF CONTENTS
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                              Pocahontas, Arkansas
                                   (continued)

                                                                       PAGE
         DESCRIPTION                                                  NUMBER
         -----------                                                  ------


   CHAPTER FOUR         VALUATION ANALYSIS

      Introduction                                                     4.1
      Appraisal Guidelines                                             4.1
      RP Financial Approach to the Valuation                           4.1
      Valuation Analysis                                               4.2
         1. Financial Condition                                        4.3
         2. Profitability, Growth and Viability of Earnings            4.4
         3. Asset Growth                                               4.6
         4. Primary Market Area                                        4.7
         5. Dividends                                                  4.9
         6. Liquidity of the Shares                                    4.10
         7. Marketing of the Issue                                     4.10
               A. The Public Market                                    4.11
               B. The New Issue Market                                 4.16
               C. The Acquisition Market                               4.20
               D. The Market for Pocahontas Federal's Stock            4.20
         8. Management                                                 4.21
         9. Effect of Government Regulation and Regulatory Reform      4.21
      Summary of Adjustments                                           4.21
      Valuation Approaches                                             4.22
         1. Price-to-Earnings ("P/E")                                  4.23
         2. Price-to-Book ("P/B")                                      4.24
         3. Price-to-Assets ("P/A")                                    4.25
      Valuation Conclusion                                             4.25
      Establishment of Exchange Ratio                                  4.26

RP Financial, LC.

                                 LIST OF TABLES
                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION
                              Pocahontas, Arkansas

 TABLE
 NUMBER     DESCRIPTION                                             PAGE
 ------     -----------                                             ----

  1.1       Historical Balance Sheets                               1.6
  1.2       Historical Income Statements                            1.11

  2.1       Summary Demographic Data                                2.2
  2.2       Market Area Unemployment Trends                         2.8
  2.3       Deposit Summary                                         2.10

  3.1       Peer Group of Publicly-Traded Thrifts                   3.3
  3.2       Balance Sheet Composition and Growth Rates              3.6
  3.3       Income as a Percent of Average Assets and Yields,
              Costs, Spreads                                        3.10
  3.4       Loan Portfolio Composition Comparative Analysis         3.13
  3.5       Interest Rate Risk Comparative Analysis                 3.15
  3.6       Credit Risk Measures and Related Information            3.17

  4.1       Market Area Unemployment Rates                          4.8
  4.2       Conversion Pricing Characteristics                      4.18
  4.3       Market Pricing Comparatives                             4.19
  4.4       Public Market Pricing                                   4.27

RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

      Pocahontas Federal Savings and Loan Association ("Pocahontas Federal" or the "Association") is a federally chartered mutual savings and loan association headquartered in Pocahontas, Arkansas. Pocahontas Federal serves the Northeastern Arkansas region through six full service branch offices located in the Arkansas counties of Randolph, Lawrence, Clay, Sharp and Craighead. Most of the markets served by Pocahontas Federal have fairly rural characteristics and, thus, while the Association's branches cover a relatively large geographic area, opportunities for retail growth are somewhat contained by the relatively small size of the population base served. Pocahontas Federal was organized in 1935 as a federally insured institution. Pocahontas Federal is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1997, Pocahontas Federal had $383.4 million in assets, $143.3 million in deposits and total equity of $24.2 million or 6.3 percent of total assets. Pocahontas Federal's key operating ratios for past five fiscal years are shown in Exhibit I-3.

      The Association was reorganized as a stock savings and loan association on December 31, 1991. As part of that reorganization, a mutual holding company was formed. The mutual holding company is a federal corporation, chartered and regulated by the OTS, and is named Pocahontas Federal Mutual Holding Company, Inc. (the "MHC"). In April 1994, the Association issued 747,500 shares of its common stock in Subscription and Community offerings, with the remaining shares of its common stock (862,500)) issued to the MHC. As of September 30, 1997, there were 1,632,424 total shares of the Association's common stock issued and outstanding, of which 862,500 shares, or 52.84 percent, were owned by the MHC and 769,924 shares, or 47.16 percent, were owned by the public.

Plan of Conversion and Reorganization

      On October 14, 1997, the Board of Directors of the MHC adopted the Plan of Conversion and Reorganization (the "Plan"), pursuant to which the MHC will convert from a federally chartered mutual holding company to a Delaware-chartered stock corporation. In the reorganization process: (1) the MHC, which currently owns approximately 52.8 percent of the

RP Financial, LC.
Page 1.2


Association's common stock, will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the MHC will be canceled; (2) as a result of the merger of the interim stock savings bank into the Association, the Association will become a wholly-owned subsidiary of Pocahontas Bancorp, Inc. ("Pocahontas Bancorp" or the "Holding Company"); and
(3) the outstanding shares of the Association's common stock held by the Minority Stockholders will be converted automatically into and become shares of common stock of the Holding Company (the "Share Exchange") pursuant to a ratio that will result in the holders of such shares owning the same percentage of the Holding Company as they currently own of the Association (the "Exchange Ratio").

      Pursuant to the reorganization, shares of Pocahontas Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 52.8 percent (the same percentage ownership that the MHC currently maintains in the Association).

      Going forward, Pocahontas Bancorp will own 100 percent of the Association's stock, and the Association will be Pocahontas Bancorp's sole subsidiary. At this time, no other activities are contemplated for Pocahontas Bancorp other than the ownership of the Association, a loan to the newly-formed 401(k) savings and employee stock ownership plan ("KSOP") and investment of Holding Company cash. In the future, Pocahontas Bancorp may acquire or organize other operating subsidiaries, although there are no specific plans at present.

Strategic Overview

      Throughout most of its history, Pocahontas Federal has maintained a strategic focus of operating as a traditional thrift, placing an emphasis on 1-4 family permanent mortgage lending funded by retail deposits. However, following the minority stock offering, the Association implemented a wholesale leveraging strategy to complement its retail banking activities. The wholesale leveraging strategy was largely implemented through purchasing floating rate collateralized mortgage obligations ("CMOs") funded by short-term borrowings. Pocahontas Federal elected to pursue a wholesale leveraging strategy to generate a competitive return on equity ("ROE") that could not be achieved by strictly maintaining a retail strategy, given the limitations of the market area in terms of providing opportunities for loan growth.

RP Financial, LC.
Page 1.3


Most notably, opportunities for loan growth are limited by the primarily rural characteristics of the Association's market area, in which the markets served by Pocahontas Federal tend to be sparsely populated.

      The wholesale leveraging strategy has effectively served to enhance the Association's ROE, although such growth is achieved at a relatively narrow interest rate spread. While such growth provides a narrower interest rate spread than loan growth, it also serves to leverage operating expenses given the limited servicing costs associated with wholesale growth as compared to retail growth. Also, offsetting the narrow interest rate spread of the wholesale leveraging strategy is the very limited credit risk associated with growing the balance sheet through investment securities which are insured or guaranteed by federal agencies. At the same time, the Association's wholesale leveraging has added to its interest rate risk exposure, in the event interest rates spike higher. Specifically, the interest rate risk results from the Association's investment in long term floating rate CMOs with interest caps, which are funded by short-term borrowings with no interest rate caps. To support management of the interest rate risk associated with the wholesale leveraging, Pocahontas Federal has engaged in a limited amount of off-balance sheet hedging. The only-off balance sheet hedges currently held by the Association consist of interest rate caps, which were purchased to limit the Association's interest rate risk exposure on the short-term borrowings utilized to fund the floating rate CMOs. Interest rate caps held by the Association are tied to the three-month LIBOR, with a cap rate of 6.0 percent. As of September 30, 1997, the Association was party to four interest rate cap positions, with each cap position having a notional amount of $10.0 million.

      It is the Association's strategy to gradually replace or "backfill" the wholesale growth with more profitable loan growth; however, given the limitations of the market area, such growth is expected to occur over an extended period of time. The Association's lending activities are reflective of a traditional thrift operating strategy, with the concentration of the loan portfolio being comprised of 1-4 family permanent mortgage loans. Commercial real estate and commercial business loans represent the primary areas of lending diversification for the Association, with all such lending conducted within Pocahontas Federal's local market area.

      As the result of the wholesale leveraging strategy, deposits constitute less than half of the Association's interest-bearing liabilities. Local retail deposits comprise the major portion of Pocahontas Federal's deposit base, although a portion of the CD portfolio includes funds raised in the national market through posting CD rates with a national rate service. The

RP Financial, LC.
Page 1.4


deposits obtained in the national market are not brokered CDs. Deposit growth will be facilitated by the acquisition of three commercial bank branch offices located in Hardy, Lake City and Walnut Ridge, Arkansas. The acquisition of three branches will serve to increase Pocahontas Federal's market presence in markets currently served by the Association's existing branch network. Management is estimating that the acquisition will add approximately $20.0 million to the Association's deposit base, which would result in a core deposit intangible of approximately $1.2 million.

      In recent years, the Association's operating strategy has resulted in strong asset growth, which has been primarily realized through funding investments with borrowings. Pocahontas Federal's wholesale leveraging strategy has been effective in leveraging capital and generating a competitive ROE. As the result of the growth, the Association's capital position has declined to a level that will not support further leveraging of the balance sheet. Accordingly, the Association is currently in the position of "backfilling" the wholesale growth with more profitable retail growth. Pocahontas Federal's leveraging strategy has served to enhance core earnings through building net interest income and leveraging operating expenses, although the Association has incurred some additional interest rate risk in conjunction with the leveraging strategy. Notwithstanding the additional interest rate risk assumed through the leveraging strategy, Pocahontas Federal has implemented strategies to control interest risk exposure which include selling longer term fixed rate loans to the secondary market, maintaining investments in short-term and floating rate instruments, utilizing off-balance sheet hedges, and lending diversification which consists primarily of short-term and adjustable rate loans. Credit risk has been effectively controlled through the Association's 1-4 family lending emphasis and maintenance of a high concentration of assets in low risk investments.

      The Association's Board of Directors has elected to convert to the full stock form of ownership to improve the competitive position of Pocahontas Federal. A full stock conversion will also provide existing public shareholders with greater liquidity in their shares by more than doubling the number of shares outstanding to the public, which is expected to facilitate a NASDAQ National Market listing for the stock (Pocahontas Federal's stock is currently listed on the NASDAQ Small-Cap Issues). The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, as well as the growth resulting from the acquisition of three commercial bank branch offices, including the deposits, which is expected to be consummated in January 1998. Pocahontas Federal's higher capital position resulting from the infusion of conversion proceeds

RP Financial, LC.
Page 1.5


will also serve to reduce interest rate risk, through enhancing the Association's interest-earnings assets/interest-bearing liabilities ratio ("IEA/IBL") ratio. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Association's future funding needs, which may facilitate a reduction in the Association's funding costs. Additionally, Pocahontas Federal's higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise and further leveraging of the balance sheet. Such expansion would most likely occur through acquiring additional branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, other than the acquisition of the three commercial bank branch offices, the Association has no other specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

The proceeds from the conversion are expected to be deployed as follows:

      o Holding Company. Up to 50 percent of the net conversion proceeds will be retained by Pocahontas Bancorp. The Holding Company intends to use a portion of the net proceeds to loan funds to the Association's KSOP to enable the KSOP to purchase 8.0 percent of the gross offering amount. The balance of the funds retained by the Holding Company will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with OTS limitations.

      o Pocahontas Federal. The Holding Company is expected to contribute to the Association a portion of the net proceeds of the offering sufficient to increase the Association's tangible capital to 10 percent of its adjustable total assets. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

Balance Sheet Trends

      From September 30, 1993 through September 30, 1997, Pocahontas Federal exhibited annual asset growth of 22.6 percent (see Table 1.1), with the most notable growth occurring during fiscal 1994. Pocahontas Federal recorded asset growth of $141.6 million, or 83.4 percent, during fiscal 1994, reflecting the implementation of the Association's wholesale leveraging strategy following the increase in capital realized from the minority stock offering. Accordingly, asset growth during fiscal 1994 consisted substantially of investment securities, which were funded by short-term borrowings. Further leveraging was pursued during fiscal

RP Financial, LC
Page 1.6

                                    Table 1.1
                 Pocahontas Federal Savings and Loan Association
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)

                                                                   At Fiscal Year End September 30,
                                      ---------------------------------------------------------------------------------------------
                                           1993                   1994             1995              1996               1997
                                      ------------------  -----------------  ---------------- -----------------   -----------------
                                        Amount      Pct    Amount     Pct     Amount    Pct    Amount      Pct      Amount     Pct
                                        ------      ---    ------     ---     ------    ---    ------      ---      ------     ---
                                        ($000)      (%)    ($000)     (%)     ($000)    (%)    ($000)      (%)      ($000)     (%)
Total Amount of:
Assets                                 $169,787   100.0%  $311,416   100.0%  $348,554  100.0%  $381,562   100.0%   $383,417   100.0%
Cash and cash equivalents                 2,116     1.2%     2,318     0.7%     1,860    0.5%     2,046     0.5%      2,805     0.7%
Cash surrender value of life insurance      ---     0.0%       ---     0.0%       ---    0.0%     5,439     1.4%      5,639     1.5%
Investment securities                    61,179    36.0%   197,668    63.5%   214,425   61.5%   219,690    57.6%    200,553    52.3%
FHLB stock                                1,831     1.1%     2,496     0.8%    10,549    3.0%    11,608     3.0%     10,053     2.6%
Loans receivable, net                   100,695    59.3%   104,083    33.4%   116,447   33.4%   136,872    35.9%    159,690    41.6%
Deposits                                119,115    70.2%   113,407    36.4%   112,458   32.3%   116,283    30.5%    143,354    37.4%
Borrowings                               37,666    22.2%   168,652    54.2%   210,987   60.5%   237,321    62.2%    211,286    55.1%
Total equity                             11,287     6.6%    19,420     6.2%    21,008    6.0%    22,689     5.9%     24,246     6.3%

Full service branches                         5                  5                  5                 5                   6

                                         Annual
                                         Growth
                                          Rate
                                          ----
                                           Pct
                                           ---
                                           (%)
Total Amount of:
Assets                                    22.59%
Cash and cash equivalents                  7.30%
Cash surrender value of life insurance      N.M.
Investment securities                     34.56%
FHLB stock                                53.07%
Loans receivable, net                     12.22%
Deposits                                   4.74%
Borrowings                                53.90%
Total equity                              21.06%

Full service branches

----------
(1) Ratios are as a percent of ending assets.

Sources: Pocahontas Federal's prospectus and RP Financial calculations.

RP Financial, LC.
Page 1.7


years 1995 and 1996, which was supported by both growth in loans and investment securities. Asset growth was modest in fiscal 1997, given the Association's capital position and resulting limited capacity to leverage further. As the result of Pocahontas Federal's strategy of leveraging through investments, the concentration of loans comprising total assets has declined during the past five years. However, the Association's strategy of "backfilling" the wholesale growth with loan growth has been evident during the past two fiscal years, as Pocahontas Federal's concentration of loans increased from 33.4 percent of assets at fiscal year end 1995 to 41.6 percent of assets at fiscal year end 1997. Asset growth has been primarily funded by borrowings, with borrowings constituting the major portion of the Association's interest-bearing funding composition over the past four fiscal years.

      The Association's loan portfolio increased at an annual rate of 12.2 percent from fiscal year 1993 through fiscal year end 1997, exhibiting positive loan growth throughout the period shown in Table 1.1. Loan growth has been most notable during the past two fiscal years, as the loans receivable balance increased from $116.4 million, or 33.4 percent, of assets at fiscal year end 1995, to $159.7 million, or 41.6 percent, of assets at fiscal year end 1997. Overall, as the result of the wholesale leveraging strategy, the concentration of loans comprising total assets decreased from 59.3 percent at fiscal year end 1993 to 41.6 percent at fiscal year end 1997.

      Pocahontas Federal's emphasis on 1-4 family lending is readily apparent, as the 1-4 family loan portfolio, including construction loans, comprised 84.1 percent of gross loans outstanding at September 30, 1997. Similarly, at fiscal year end 1993, 1-4 family loans, including construction loans, comprised 80.8 percent of total loans outstanding. The balance of the loan portfolio is diversified among commercial real estate, agricultural, multi-family, consumer and commercial business loans, with commercial real estate loans accounting for the Association's most notable area of lending diversification. As of September 30, 1997, commercial real estate loans comprised $9.6 million, or 5.8 percent, of the Association's loan portfolio, versus comparative measures of $5.7 million, or 5.5 percent, of the Association's loan portfolio at fiscal year end 1993. Commercial business loans represented the next largest type of lending diversification, totaling $6.5 million, or 4.0 percent, of total loans outstanding at September 30, 1997, versus comparative measures of $4.1 million, or 4.0 percent, of total loans outstanding at fiscal year end 1993. The Association's plan is to continue to emphasize lending diversification growth in commercial business and commercial real estate loans, with

RP Financial, LC.
Page 1.8


loans secured by 1-4 family properties remaining the primary lending activity for Pocahontas Federal.

      In connection with the wholesale leveraging strategy, growth in investment securities has accounted for the largest portion of the Association's asset growth during the period shown in Table 1.1. From fiscal year end 1993 to fiscal year end 1997, the investment securities balance increased from $61.2 million, or 36.0 percent, of assets to $200.5 million, or 52.3 percent, of assets. The investment securities balance peaked at $219.7 million, or 57.6 percent, of assets at fiscal year end 1996. During fiscal 1997, a portion of the investment securities balance was replaced with loan growth. Growth of the investment securities portfolio, in connection with the wholesale leveraging strategy, has consisted primarily of mortgage-backed and mortgage-related securities, with such securities totaling $168.8 million, or 84.2 percent, of the investment securities portfolio at September 30, 1997. Floating rate CMOs tied to LIBOR account for the largest concentration of the Association's mortgage-backed and mortgage-related securities portfolio. As the result of the floating rate CMOs being subject to interest rate caps, Pocahontas Federal has assumed some additional interest rate risk for the purposes of improving earnings, given that the short-term borrowings utilized to fund the floating rate CMOs are not subject to interest rate caps. The balance of the investment securities portfolio consists of U.S. Government and agency securities and municipal bonds, which totaled $26.9 million and $4.9 million, respectively, at September 30, 1997. As of September 30, 1997, the entire investment securities portfolio was classified as held to maturity.

      In addition to the investment securities portfolio, Pocahontas Federal also maintains an investment in a single premium life insurance annuity, which equaled $5.6 million at September 30, 1997. The annuity was purchased to informally fund deferred compensation plans of certain key executive offices and board members. As of September 30, 1997, the balance of the Association's remaining investments consisted of cash and cash equivalents ($2.8 million) and FHLB stock ($10.0 million).

      For purposes of limiting the interest rate risk associated with the wholesale leveraging strategy, the Association maintains off-balance sheet investments in the form of interest rate caps. The interest rate caps were purchased to limit the Association's interest rate risk exposure on the short-term borrowings utilized to fund floating rate CMO investments that have interest rate caps. Interest rate caps held by the Association are tied to the three-month LIBOR, with a cap rate of 6.0 percent. As of September 30, 1997, the Association was party

RP Financial, LC.
Page 1.9


to four interest rate positions, with each cap position having a notional amount of $10.0 million. The expiration of the interest rate caps ranged from December 20, 1998 to December 31, 1999. Based on the three-month LIBOR rate as of September 30, 1997, the Association's annualized cost for maintaining the four cap positions approximated $252,000.

      Borrowings constitute the largest component of the Association's funding composition, reflecting the use of borrowings for purposes of leveraging the Association's balance sheet. Pocahontas Federal's balance of borrowings increased from $37.7 million, or 22.2 percent, of assets, at fiscal year end 1993 to $211.3 million, or 55.1 percent, of assets at fiscal year end 1997. The Association's use of borrowings peaked at $237.3 million, or 62.2 percent, of assets at fiscal year end 1996. Deposit growth during fiscal 1997 adequately funded the Association's modest asset growth and repayment of a portion of the borrowings. Short-term FHLB advances constitute the major portion of the Association's borrowings, with the balance of the borrowings consisting of Reverse Repurchase Agreements. As of September 30, 1997, the Association held $190.6 million of FHLB advances and $20.7 million of Reverse Repurchase Agreements.

      Deposits comprise the balance of the Association's interest-bearing funds, increasing at an annual rate of 4.7 percent during the past five fiscal years. Most of the deposit growth was realized during fiscal 1997, as the result of CDs obtained in the national market. Comparatively, from fiscal year end 1993 through fiscal year end 1996, the Association recorded limited or negative deposit growth. The Association's ratio of deposits-to-assets equaled 37.4 percent at fiscal year end 1997, versus a comparative ratio of 70.2 percent at fiscal year end 1993. CDs represent the largest component of the Association's deposit composition, accounting for 75.5 percent of total deposits at fiscal year end 1997. Transaction and savings accounts comprised the remaining 24.5 percent of the Association's deposit composition at fiscal year end 1997.

      Positive earnings over the past four fiscal years, along with the sale of minority stock in fiscal 1994, translated into an annual capital growth rate of
21.1 percent from fiscal year end 1993 through fiscal year end 1997. Reflecting the impact of the Association's leveraging strategy, Pocahontas Federal's equity-to-assets ratio declined from a peak of 6.6 percent at fiscal year end 1993 to a low of 5.9 percent at fiscal year end 1996. As of September 30, 1997, the Association maintained total equity of $24.2 million, which provided for an equity-to-assets ratio of 6.3 percent. All of the Association's capital is tangible capital. Pocahontas Federal maintains capital surpluses relative to all of its regulatory capital requirements. The

RP Financial, LC.
Page 1.10


addition of conversion proceeds will serve to strengthen Pocahontas Federal's capital position and competitive posture within its primary market area, as well as possibly support expansion in existing or other nearby markets. At this time, the Association's only expansion plans are to purchase three commercial bank branches, which will increase Pocahontas Federal's presence in existing markets served by the Association's branch network.

Income and Expense Trends

      The Association has reported positive earnings over the last five fiscal years (see Table 1.2), ranging from a low of 0.54 percent of average assets in fiscal 1996 to a high of 1.16 percent of average assets in fiscal 1993. For fiscal 1997, the Association reported net income of $2.4 million, equal to 0.63 percent of average assets. Earnings during fiscal 1996 were depressed by the one time special assessment to recapitalize the SAIF. Notwithstanding the negative earnings impact of the SAIF assessment, the Association's return on average assets ratio has in general declined since fiscal 1993. The decline in the return on average assets ratio has been largely attributable to the wholesale leveraging strategy, in which interest-earning assets have been added at a relatively narrow interest rate spread. Net interest income and operating expenses represent the major components of Pocahontas Federal's core earnings, while non-interest operating income has been a fairly limited contributor to the Association's earnings. Loss provisions established by the Association have typically been limited, which has been consistent with Pocahontas Federal's maintenance of favorable credit quality measures in general.

      Pocahontas Federal's net interest income to average asset ratio has been maintained at a relatively low level following the implementation of the wholesale leveraging strategy in fiscal 1994. The Association's net interest income to average assets ratio declined from 3.84 percent in fiscal 1993 to a low of 1.89 percent in fiscal 1995, as the investment securities portfolio increased from 36.0 percent of assets to 61.5 percent of assets at fiscal year ends 1993 and 1995, respectively. Comparatively, over the same time period, the Association's loans-to-assets ratio declined from 59.3 percent to 33.4 percent. Pocahontas Federal's net interest income to average assets ratio has increased during the past two fiscal years, reflecting the favorable impact on yield resulting from loans comprising a larger portion of the Association's interest-earning asset composition and the favorable impact on funding costs resulting from deposits comprising a larger portion of the Association's interest-bearing funding composition. For fiscal 1997, the Association's net interest income to average assets ratio equaled 2.13

RP Financial, LC
Page 1.11


                                    Table 1.2
                 Pocahontas Federal Savings and Loan Association
                         Historical Income Statements(1)
   Equality Savings and Loan Association(Amount and Percent of Average Assets)

                                                                 For the Fiscal Year Ended September 30,
                                      ----------------------------------------------------------------------------------------------
                                             1993                1994             1995               1996               1997
                                      ------------------  -----------------  ---------------   ----------------   ------------------
                                       Amount        Pct   Amount      Pct   Amount      Pct   Amount      Pct    Amount      Pct
                                       ($000)        (%)   ($000)      (%)   ($000)      (%)   ($000)      (%)    ($000)      (%)

Interest Income                         $12,255     7.51%  $15,049    6.60%  $23,571    7.04%  $26,246     7.21%  $26,720     7.08%
 Interest Expense                        (5,995)   -3.67%   (8,354)  -3.67%  (17,241)  -5.15%  (18,628)   -5.11%  (18,699)   -4.96%
                                        -------   ------   -------  ------  --------  ------  --------   ------  --------   ------
 Net Interest Income                     $6,260     3.84%   $6,695    2.94%   $6,330    1.89%   $7,618     2.09%   $8,021     2.13%
 Provision for Loan Losses                 (193)   -0.12%        0    0.00%        0    0.00%     (411)   -0.11%      (60)   -0.02%
                                           -----   ------        -    -----        -    -----     -----   ------      ----   ------
  Net Interest Income after Provisions   $6,067     3.72%   $6,695    2.94%   $6,330    1.89%   $7,207     1.98%   $7,961     2.11%

 Other Income                               509     0.31%      489    0.21%      640    0.19%      697     0.19%      725     0.19%
 Operating Expense                       (3,539)   -2.17%   (3,908)  -1.71%   (4,026)  -1.20%   (4,614)   -1.27%   (4,966)   -1.32%
                                         -------   ------   -------  ------   -------  ------   -------   ------   -------   ------
  Net Operating Income                   $3,037     1.86%   $3,276    1.44%   $2,944    0.88%   $3,290     0.90%   $3,720     0.99%

Non-Operating Income
--------------------
Net gain(loss) on sales of loans & invest.   $7     0.00%       $0    0.00%       $0    0.00%       $0     0.00%       $0     0.00%
Net gain(loss) on loan sales                  0     0.00%        0    0.00%        0    0.00%        0     0.00%        0     0.00%
Other non-operating income(loss)              0     0.00%        0    0.00%        0    0.00%     (937)   -0.26%        0     0.00%
                                              -     -----        -    -----        -    -----     -----   ------        -     -----
   Net Non-Operating Income                   7     0.00%        0    0.00%        0    0.00%     (937)   -0.26%        0     0.00%

Net Income Before Tax                    $3,044     1.87%   $3,276    1.44%   $2,944    0.88%   $2,353     0.65%   $3,720     0.99%
Income Taxes                             (1,151)   -0.71%   (1,339)  -0.59%   (1,001)  -0.30%     (386)   -0.11%   (1,344)   -0.36%
Change in Acctg. Principle                   --      ---        --     ---        --      --        --      ---        --      ---
                                             --      ---        --     ---        --      --        --      ---        --      ---
 Net Income (Loss)                       $1,893     1.16%   $1,937    0.85%   $1,943    0.58%   $1,967     0.54%   $2,376     0.63%


Core Earnings
-------------
Net Income Before Ext. Items             $1,893     1.16%   $1,937    0.85%   $1,943    0.58%   $1,967     0.54%   $2,376     0.63%
Addback: Non-Operating Losses                 0     0.00%        0    0.00%        0    0.00%      937     0.26%        0     0.00%
Deduct: Non-Operating Gains                  (7)   -0.00%        0    0.00%        0    0.00%        0     0.00%        0     0.00%
Tax Effect Non-Op. Items(2)                   3     0.00%        0   -0.00%        0   -0.00%     (359)   -0.10%        0    -0.00%
                                              -     -----        -   ------        -   ------     -----   ------        -    ------
Core Net Income                          $1,889     1.16%   $1,937    0.85%   $1,943    0.58%   $2,545     0.70%   $2,377     0.63%

----------
(1) Ratios are as a percent of average assets.
(2) Assumes tax rate of 38.3 percent.

Sources: Pocahontas Federal's prospectus, audited financial statements and RP Financial calculations.

RP Financial, LC.
Page 1.12


percent. Trends in the Association's net interest margin generally paralleled the widening and narrowing of the yield-cost spread. As set forth in Exhibits I-3 and I-5, the decline exhibited in the net interest margin between fiscal years 1993 and 1995 coincided with the narrowing of the Association's interest rate spread from 3.78 percent during fiscal 1993 to 1.57 percent during fiscal 1995. The narrowing of the interest rate spread was primarily attributable to higher funding costs resulting from the Association's increased utilization of borrowings; although, compression on the yield side was also factor, as a decline in the concentration of loans comprising interest-earning assets negatively impacted Pocahontas Federal's yield earned on interest-earning assets. The higher net interest margin posted during fiscal 1997 was supported by an increase in the Association's interest rate spread to 1.83 percent, as retail growth, consisting of loans and deposits, provided for both an increase in the yield earned on interest-earning assets and a decline in funding costs.

      Consistent with the Association's limited retail diversification, sources of non-interest operating income have not been a significant contributor to the Association's earnings. The wholesale leveraging of the balance sheet has also reduced the impact of non-interest operating income on earnings, as such growth does not generate non-interest operating income. Throughout the period shown in Table 1.2, sources of non-interest operating income ranged from 0.31 percent to
0.19 percent of average assets. For the twelve months ended September 30, 1997, Pocahontas Federal's non-interest operating income equaled 0.19 percent of average assets. Sources of non-interest operating income consist substantially of fees and service charges. At this time, the Association has no plans to further diversify into activities that would generate additional non-interest operating income, and, thus, Pocahontas Federal's earnings can be expected to remain highly dependent upon the net interest margin.

      The Association's wholesale leveraging has also served to effectively leverage operating expenses, as Pocahontas Federal's operating expense to average assets ratio declined from 2.17 percent during fiscal 1993 to 1.20 percent during fiscal 1995. As asset growth slowed during the past two fiscal years, the Association's operating expense to average assets ratio increased to
1.32 percent during fiscal 1997. The low servicing costs associated with Pocahontas Federal's wholesale leveraging is indicated by the Association's assets per full time equivalent employee measure of $6.3 million, which was well above the comparative measure of $4.2 million for all publicly-traded SAIF-insured thrifts. Upward pressure will be placed on the Association's operating expense ratio following the conversion, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit

RP Financial, LC.
Page 1.13


plans. However, at the same time, the increase in capital provided by the conversion proceeds will allow for further leveraging of the Association's balance sheet. Overall, the Association's operating expense ratio and net interest margin have supported maintenance of a relatively favorable expense coverage ratio (net interest income divided by operating expenses) over the past five fiscal years. For the twelve months ended September 30, 1997, Pocahontas Federal's expense coverage ratio equaled 1.61 times, indicating favorable core earnings strength for the Association. When factoring in non-interest operating income, Pocahontas Federal's efficiency ratio (operating expenses, net of goodwill amortization, as a percent of net interest income and non-interest operating income) equaled 56.8 percent, which was slightly more favorable than the efficiency ratio for all publicly-traded SAIF-insured thrifts of 59.1 percent

      The one time special assessment to recapitalize the SAIF has been the only significant non-recurring item to impact the Association's earnings in recent years, as gains and losses resulting from the sale of investments and other assets typically have not been a material factor in the Association's earnings. The special assessment to recapitalize the SAIF is shown as a non-operating loss during fiscal 1996, amounting to $937,000, or 0.26 percent of average assets.

      Loss provisions established by the Association have not had a significant impact on earnings over the past five fiscal years, which has been supported by Pocahontas Federal's maintenance of favorable credit quality measures, a lending emphasis on relatively low risk 1-4 family permanent mortgage loans, and maintenance of an interest-earning asset composition with a relatively high concentration of low risk investments. During fiscal 1997, the Association established loss provisions of $60,000, or 0.02 percent of average assets, which was lower compared to loss provisions of $411,000, or 0.11 percent of average assets, established during fiscal 1996. The decline in loss provisions established during fiscal 1997 was supported by a reduction in non-performing assets, as well as the payoff of a large commercial loan that had consistently been on the Association's classified asset list. As of September 30, 1997, the Association maintained valuation allowances of $1.7 million, equal to 1.06 percent of net loans receivable and 359.8 percent of non-performing assets.
Exhibit I-6 sets forth the Association's loan loss allowance activity during the past five fiscal years.

RP Financial, LC.
Page 1.14


Interest Rate Risk Management

      Pocahontas Federal's balance sheet is liability-sensitive, as the Association's interest-earning assets are primarily funded with borrowings and deposits that mature or are subject to repricing within one year. Comparatively, a relatively higher concentration of Pocahontas Federal's interest-earning assets mature or reprice in more than one year; particularly, with respect to the Association's mortgage loan portfolio. While adjustable rate loans constitute the bulk of the Association's loan portfolio, most of the adjustable rate loan portfolio has repricing terms of more than one year. As of September 30, 1997, of the total loans due after one year from September 30, 1997, adjustable rate loans comprised 72.2 percent of those loans (see Exhibit I-7). However, as of September 30, 1997, only 27.0 percent of the Association's adjustable rate loans were scheduled to reprice or mature within one year (see
Exhibit I-8).

      Pocahontas Federal pursues management of interest rate risk primarily from the asset side of the balance sheet, through such strategies as emphasizing the origination of adjustable rate and short-term loans, selling longer term fixed rate 1-4 family loan originations to the secondary market, and maintaining investments in short-term and floating rate instruments. The Association also utilizes off-balance sheet hedges, in form of interest rate caps, to help limit the interest rate risk associated with its short-term borrowings. While the Association maintains a relatively high concentration of the investment securities portfolio in floating rate CMOs, there is a degree of interest rate risk exposure associated with the floating CMOs to the extent market interest rates result in the CMOs repricing above the cap rate. As of September 30, 1997, the Net Portfolio Value ("NPV") analysis provided by the OTS indicated that a
2.0 percent instantaneous and sustained increase in interest rates would result in a 41 percent decline in the Association's NPV (see Exhibit I-9). The significant decline in the NPV can be largely attributed to the floating rate CMOs which are subject to interest rate caps and are funded by short-term borrowings which are not capped. The infusion of stock proceeds will help to limit the Association's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in capital realized from the proceeds will lessen the proportion of interest-sensitive liabilities meeting the Association's funding needs.

RP Financial, LC.
Page 1.15


Lending Activities and Strategy

      The Association's lending activities have emphasized the origination of 1-4 family permanent mortgage loans (see Exhibits I-10 and I-11, which reflect loan composition and lending activity, respectively). As of September 30, 1997, 1-4 family mortgage loans accounted for $138.5 million, or 84.1 percent, of Pocahontas Federal's total loan portfolio. Included in the 1-4 family loan balance were construction loans which approximated $8.0 million, or 4.9 percent, of total loans outstanding. The Association's second and third largest category of loans were commercial real estate loans and commercial business loans, which totaled $9.6 million, or 5.8 percent, and $6.5 million, or 4.0 percent, of total loans outstanding, respectively, at September 30, 1997. Included in the commercial real estate loan portfolio are land loans, which amounted to $1.5 million at September 30, 1997. The balance of the loan portfolio reflects diversification into multi-family, agricultural and consumer loans. The largest portion of the Association lending activities are conducted in the more populous Jonesboro market.

      In the current market environment, Pocahontas Federal's 1-4 family lending activities have emphasized the origination of adjustable rate mortgage ("ARM") loans and 15-year fixed rate loans. Currently all originations are being retained for portfolio, with the exception of FHA/VA loans which are sold to the secondary market on a servicing released basis. To the extent the Association originates conventional fixed rate loans with terms of greater than 15 years, those loans are typically sold to the secondary market; however, the Association is presently not active in the origination of longer term fixed rate loans.

      To enhance the attractiveness of ARM loans, the Association offers a variety of ARM loan products and initial rates are discounted from the fully-indexed rate. In addition to the standard one year ARM loan, Pocahontas Federal offers ARM loans which have an initial fixed rate of interest for three or five years and then convert to a one-year ARM following the initial repricing period. ARM loans are indexed to the constant maturity treasury ("CMT") rate, with the initial rate of interest being dependent upon the length of the initial repricing term (i.e., a higher rate is charged for loans with a longer initial repricing term). Substantially all 1-4 family loans are originated with loan-to-value ("LTV") ratios of 85.0 percent or less, although the Association will allow up to an 89.0 percent LTV ratio for qualifying first time home buyers. Loans currently being originated by the Association do not require private mortgage insurance, as Pocahontas Federal does not offer 1-4 family loans with LTV ratios

RP Financial, LC.
Page 1.16


above 85.0 percent other than the first time home buyer loans which are limited to an LTV ratio of 89.0 percent.

      Construction loans are included in the 1-4 family loan balance, as they consist substantially of loans to finance the construction of 1-4 family residences. Most of the Association's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. To a lesser extent, Pocahontas Federal originates speculative construction loans. To control the credit risk associated with speculative construction lending, the Association typically limits the builder to one or two spec loans at a time and generally confines originations to builders who have maintained a favorable credit quality history with Pocahontas Federal. Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Association will lend up to a maximum LTV ratio of 80.0 percent.

      The balance of the mortgage loan portfolio at September 30, 1997 consisted of commercial real estate loans ($9.6 million), multi-family loans ($1.6 million), and agricultural loans ($4.6 million), which are collateralized by properties in the Association's normal lending territory. Such loans are typically extended up to a LTV ratio of 75.0 percent, with loan terms typically providing for up to 25-year amortizations and a balloon payment in 5 to 7 years. In light of the higher credit risk associated with commercial real estate, agriculture and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate, agriculture, and multi-family loan portfolio include apartments, office buildings, medical buildings, farmland, undeveloped land and other non-residential properties. Commercial real estate, agriculture and multi-family lending are expected to be areas of gradual lending growth for the Association, with most of the growth expected to consist of commercial real estate loans which includes loans secured by farmland.

      To date, diversification into consumer lending has been relatively limited for the Association, with the consumer loan balance totaling $3.7 million, or
2.3 percent, of total loans outstanding at September 30, 1997. Consumer loans held by the Association include a mix of loans secured by deposits, direct auto loans and miscellaneous other closed-end loans such as second-mortgage loans. Consumer lending is a desired growth area for the Association, with such growth expected to consist primarily of the same type of consumer loans that are currently being offered by the Association.

RP Financial, LC.
Page 1.17


      The balance of the non-mortgage loan portfolio is comprised of commercial business loans, which totaled $6.5 million, or 4.0 percent, of total loans outstanding at September 30, 1997. Commercial business loans held by the Association consist substantially of secured loans, which principally include agriculture-related loans to finance the purchase of livestock, farm machinery and equipment, seed, fertilizer and other farm-related products. Commercial business loans are generally short-term loans and are extended up to an LTV ratio of 75.0 percent. Growth of the commercial business loan portfolio, as well as the commercial real estate loan portfolio, is expected to be facilitated by the recent hiring of an experienced commercial lending officer who is based in Jonesboro.

      Exhibit I-11, which shows the Association's loan originations, sales, purchases and repayments over the past five fiscal years, further highlights Pocahontas Federal's emphasis on 1-4 family lending. Originations of 1-4 family permanent mortgage loans have accounted for more than 77.1 percent of the Association's total lending volume over the past five fiscal years. Supported by increased originations of 1-4 family loans, total loans originated by Pocahontas Federal amounted to $59.1 million and $65.9 million in fiscal years 1996 and 1997, respectively, versus total originations of $37.3 million, $28.7 million and $29.9 million in fiscal years 1995, 1994 and 1993, respectively. Most loans originated during the five year period have been held in-portfolio by the Association, as loans sold ranged from a low of $263,000 in fiscal 1993 to a high of $2.2 million in fiscal 1997. Loans purchased by the Association over the past five fiscal years have been minimal. Loan originations other than 1-4 family loans have consisted primarily of commercial business loans, which has been an area of lending growth for the Association. Commercial business loan originations have shown a steady increase over the past five fiscal years, with such originations increasing from $3.0 million in fiscal 1993 to $6.7 million in fiscal 1997. The balance of the Association's lending activities have consisted primarily of agriculture loan originations and, to a somewhat lesser extent, consumer and commercial real estate loans. Multi-family lending has not been an active lending area for the Association over the past five fiscal years. Going forward, the Association's lending strategy is to place a greater emphasis on the origination of commercial business and commercial real estate loans, although the origination of 1-4 family permanent mortgage loans is expected to continue to dominate the Association's lending activities.

RP Financial, LC.
Page 1.18


Asset Quality

      The Association's historical 1-4 family lending emphasis and relatively low level of loans comprising interest-earning assets has supported favorable credit quality measures in recent years. Over the past five fiscal years, Pocahontas Federal's non-performing assets-to-assets ratio has ranged from a low of 0.12 percent at fiscal year end 1997 to a high of 1.09 percent at fiscal year end 1993. The relatively high balance of non-performing assets held by the Association at fiscal year consisted largely of real estate owned, reflecting the deterioration that occurred in the Association's local real estate market during the late-1980s and early-1990s. As shown in Exhibit I-12, non-performing assets held by the Association at September 30, 1997 totaled $470,000 and consisted of $453,000 of non-accruing loans and $17,000 of real estate owned. Non-accruing loans held by the Association at September 30. 1997 consisted substantially of 1-4 family loans.

      The Association reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At September 30, 1997, the Association had $1.6 million of assets classified as Substandard and $25,000 of assets classified as Loss. The Association maintained valuation allowances of $1.7 million at September 30, 1997, equal to 1.06 percent of net loans receivable and 359.8 percent of non-performing assets.

Funding Composition and Strategy

      Borrowings have constituted the largest portion of the Association's interest-bearing funding composition following the implementation of the wholesale leveraging strategy in fiscal 1994. Borrowings totaled $211.2 million at September 30, 1997, consisting of $190.6 million of FHLB advances and $20.7 million of Reverse Repurchase Agreements. The Association's use of borrowings has been primarily utilized to leverage the balance sheet through funding purchases of investment securities. Borrowings have also funded loan growth, as the Association's deposit growth has been fairly limited over the past five fiscal years. Exhibit I-13 provides detail of the Association's use of borrowings over the past five fiscal years. To the extent additional borrowings are utilized by the Association, such borrowings are expected to consist primarily of FHLB advances.

RP Financial, LC.
Page 1.19


      Deposits maintained by the Association largely consist of funds raised through the Association's six branch office locations, although a portion of the CD portfolio includes funds raised in the national market. As of September 30, 1997, deposits accounted for 40.4 percent of the Association's interest-bearing funding composition. Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at September 30, 1997. The Association's deposit composition has consistently been concentrated in CDs, with Pocahontas Federal's current CD composition reflecting a higher concentration of shorter term CDs (maturities of one year or less). As of September 30, 1997, the CD portfolio totaled $108.3 million, with 82.5 percent of those CDs having maturities of one year or less. As of September 30, 1997, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $20.4 million, or 18.9 percent, of total CDs. Deposit rates offered by the Association are generally in the middle-to-upper end of the range of rates offered by local competitors.

      Lower costing savings and transaction accounts comprise the remainder of Pocahontas Federal's deposits, amounting to $35.1 million, or 24.5 percent, of total deposits at September 30, 1997. Over the past five fiscal years, the Association's concentration of transaction and savings accounts comprising total deposits has declined slightly (28.7 percent at fiscal year end 1993 versus 24.5 percent at fiscal year end 1997). Growth in CDs has accounted for the declining ratio of transaction and savings accounts maintained by the Association, as the balance of transaction and savings accounts was slightly higher at fiscal year end 1997 compared to fiscal year end 1993 ($35.1 million versus $34.2 million). Most of the Association's CD growth occurred during fiscal 1997, as the result of obtaining CDs in the national market.

Subsidiary

      The Association has two wholly-owned subsidiaries, Sun Realty, Inc. ("Sun") and P.F. Service, Inc. ("P.F. Service"). Both are Arkansas corporations. Sun, incorporated in 1985, engages in the management and disposition of real estate. Sun was formed to hold title to foreclosed properties of the Association to take advantage of deductions for depreciation expenses and other tax attributes not available to the Association. The Association has begun to phase out its investment in Sun and expects to dissolve Sun. All of the properties held by Sun have been repurchased by the Association.

RP Financial, LC.
Page 1.20


      P.F. Service, incorporated in 1985, is a service corporation which is substantially inactive.

      At September 30, 1997, the Association had a $18,723 equity investment in Sun, and a $363,428 equity investment in P.F. Service. For the fiscal year ended September 30, 1997, Sun had net loss of $1,117 and P.F. Service had net income of $1,665. At September 30, 1997, Sun had $19,223 in total assets, $500 in total liabilities and $18,723 in stockholder's equity. At September 30, 1997, P.F. Service had $383,228 in total assets, $19,800 in total liabilities and $363,428 in stockholder's equity.

Legal Proceedings

      The Association is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

RP Financial, LC.
Page 2.1


                                 II. MARKET AREA

Introduction

      Pocahontas Federal serves the Northeastern Arkansas region through six full service branch offices, which are located in the towns of Pocahontas (Randolph County), Waltnut Ridge (Lawrence County), Corning (Clay County), Hardy (Sharp County), and Jonesboro (Craighead County). The Association's main office is located in Pocahontas and includes a full service branch. Jonesboro is the only location where the Association maintains two branches, although one of the branches has a minimal amount of deposits and is used primarily as a loan production office. To a lesser extent, the Association also conducts business in the counties adjacent to the primary market area counties. The three commercial bank branches being acquired by the Association are located in Hardy, Lake City and Walnut Ridge, Arkansas, which are in counties where the Association currently maintains a presence with a full service branch. Exhibit II-1 provides information on the Association's office facilities.

      The Association's primary market area can be characterized as being somewhat rural in nature, as indicated by low population density and relative isolation from major metropolitan areas. Pocahontas Federal's market area has a fairly diversified economy, with light manufacturing, wholesale/retail trade, agriculture and services constituting the basis of Association's local economy. Despite operating in a fairly rural setting, competition for financial services in the Association's primary market area is notable for the size of the population served.

      Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been examined to help determine the growth potential that exists for the Association and the relative economic health of the Association's market area.

Market Area Demographics

      Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Association's market area (see Table 2.1). The Association's market area

RP Financial, LC.
Page 2.2


                                    Table 2.1
                                Pocahontas FS&LA
                            Summary Demographic Data

                                                Year
                                ---------------------------------      Growth Rate    Growth Rate
Population (000)                   1990         1997         2002         1990-97      1997-2002
----------------                   ----         ----         ----         -------      ---------
United States                   248,710      267,805      281,209            1.1%         1.0%
Arkansas                          2,351        2,537        2,672            1.1%         1.0%
Clay County                          18           18           17           -0.5%        -0.4%
Craighead County                     69           77           83            1.7%         1.5%
Lawrence County                      17           17           17           -0.0%        -0.0%
Randolph County                      17           18           19            0.9%         1.5%
Sharp County                         14           17           19            2.5%         2.1%

Households (000)
----------------

United States                    91,947       99,020      104,001            1.1%         1.0%
Arkansas                            891          964        1,015            1.1%         1.1%
Clay County                           8            7            7           -0.5%        -0.5%
Craighead County                     26           29           32            1.6%         1.4%
Lawrence County                       7            7            7           -0.0%        -0.0%
Randolph County                       6            7            7            1.2%         1.1%
Sharp County                          6            7            8            2.7%         2.2%

Median Household Income ($)
---------------------------

United States                   $29,199      $36,961      $42,042            3.4%         2.6%
Arkansas                         21,686       27,008       31,599            3.2%         3.2%
Clay County                      17,181       21,533       26,575            3.3%         4.3%
Craighead County                 22,864       27,877       32,212            2.9%         2.9%
Lawrence County                  17,256       19,893       25,147            2.1%         4.8%
Randolph County                  18,514       19,250       23,277            0.6%         3.9%
Sharp County                     17,224       19,216       24,399            1.6%         4.9%

Per Capita Income - ($)
-----------------------

United States                   $13,179      $18,100         ----            4.6%          N/A
Arkansas                         10,318       13,501         ----            3.9%          N/A
Clay County                       9,350       11,895         ----            3.5%          N/A
Craighead County                 10,800       14,063         ----            3.8%          N/A
Lawrence County                   8,583       11,125         ----            3.8%          N/A
Randolph County                   9,168        9,998         ----            1.2%          N/A
Sharp County                      8,893       10,323         ----            2.2%          N/A

1997 Age Distribution(%)       0-14 Years  15-24 Years  25-44 Years  45-64 Years    65+ Years   Median Age
------------------------       ----------  -----------  -----------  -----------    ---------   ----------

United States                        21.7         13.6         31.4         20.5         12.7         34.8
Arkansas                             21.1         14.2         28.7         21.0         15.2         35.6
Clay County                          18.0         12.3         26.1         22.5         20.0         40.1
Craighead County                     20.7         16.0         31.1         20.3         11.9         33.6
Lawrence County                      19.6         13.0         27.0         22.1         18.2         37.8
Randolph County                      20.3         13.1         26.8         22.0         17.7         37.6
Sharp County                         15.7         11.7         21.3         22.1         29.0         46.0

                                Less Than   $15,000 to   $25,000 to   $50,000 to  $100,000 to
1997 HH Income Dist.(%)           $15,000       25,000      $50,000     $100,000     $150,000     $150,000+
-----------------------           -------       ------      -------     --------     --------     ---------

United States                        17.7         14.4         33.5         26.5          5.4          2.6
Arkansas                             26.1         19.5         33.8         17.2          2.5          1.0
Clay County                          32.5         23.3         31.9         10.5          1.1          0.7
Craighead County                     24.7         18.8         34.9         18.0          2.3          1.2
Lawrence County                      36.7         22.0         30.5          9.0          1.4          0.4
Randolph County                      37.4         23.1         28.8          9.5          0.7          0.5
Sharp County                         36.1         25.3         29.8          7.8          0.7          0.2

Source: CACI.

RP Financial, LC.
Page 2.3


exhibited mixed growth characteristics, as measured by population and household growth, with the strongest growth being recorded in Craighead and Sharp Counties. However, the favorable growth rates exhibited by those two counties needs to be viewed in the context of the relatively small population bases constituting each county, in which only a slight increase in population translates into a relatively high growth rate. For example, the 1.7 percent and
2.5 percent annual population growth rates posted for Craighead and Sharp Counties, respectively, from 1990 to 1997, was the result of respective population increases totaling 8,000 and 3,000 over the seven year period.

      Opportunities for growth appear to be most favorable in Craighead County, which contains more than half of the population base served by the Association. The city of Jonesboro is located in Craighead County and is the largest metropolitan area in the Association's primary market area. Overall, the low population density of the market area served by Pocahontas Federal is reflective of its rural characteristics, which somewhat limits opportunities for loan and deposit growth.

      Median household and per capita income levels in the Association's primary market area are generally lower than the comparative medians for Arkansas and the U.S., which is also indicative of the market area's rural nature that provides for a lower cost of living than more heavily populated market areas. Income levels are highest in Craighead County, reflecting the relative affluence of the Jonesboro economy. Age and household income distribution measures further imply opportunities for growth are more conducive in Craighead County, with the other four market area counties exhibiting age and household income distribution measures that would suggest opportunities for growth will be somewhat limited in those markets. In particular, the age and household distribution measures for Clay, Lawrence, Randolph and Sharp Counties reflect an older and lower earning population bases compared to Craighead County, as well as compared to Arkansas and the U.S.

National Economic Factors

      Over the past year, national economic growth has been mixed. GDP growth for the fourth quarter of 1996 came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), although most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December 1996 durable goods orders and a modest

RP Financial, LC.
Page 2.4


uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, and some markets began to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, as many of the first quarter economic indicators showed signs of a strengthening economy. Most notably, during February, industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at
5.9 percent, far exceeding analysts' projections.

      Second quarter economic data generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

      Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-

RP Financial, LC.
Page 2.5


September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

      At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. Fears of a revival in inflation were further limited by tumbling oil prices. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to a 24-year low of 4.6 percent, as the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, as the increase in November retail sales was well below economists expectations and producer prices declined in November.

      Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Interest rates edged lower in November 1996, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

      With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its

RP Financial, LC.
Page 2.6


early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by
0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late-March.

      Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

      The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

RP Financial, LC.
Page 2.7


      In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year Treasury bond below 6.0 percent in mid-December. As of December 12, 1997, one- and thirty-year U.S. Government bonds were yielding 5.39 percent and 5.92 percent, respectively, versus comparative year ago rates of 5.46 percent and 6.63 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through December 12, 1997.

Local Economy

      The northeastern section of Arkansas has an economy based on agriculture, manufacturing, services and wholesale/retail trade. Agriculture and related industries, which constitute the historical basis of the market area's economy, continue to be a prominent factor throughout the market area, particularly in the eastern portions of the market area in the plains near the Mississippi River. Manufacturing employment in the market area is fairly diverse and represents a relatively high portion of the earnings in the market area. Notably the largest manufacturer in the market area, Brown Shoe Company, went out of business in 1995, which resulted in the loss of more than 600 jobs. The loss of jobs resulting from the closing of the Brown Shoe Company is gradually being absorbed by the local economy, which will be aided by the planned opening of two factories in Pocahontas that will add approximately 250 jobs to the local economy. The Jonesboro's economy is more diverse and vibrant compared to the other markets served by the Association, with the relative affluence of the Jonesboro economy being supported a regional medical center, Arkansas State University and a variety of manufacturing companies.

RP Financial, LC.
Page 2.8


      Overall, Pocahontas Federal's market area is fairly diverse in that there is no single employer or industry that dominates the local economy. The slow growth characteristics of the market area tend to limit fluctuations in real estate values and speculative building activity, which has been favorable in terms of limiting the Association's credit risk exposure. At the same time, the rural nature of the market area represents a negative in terms of growth potential that can be realized through establishing new customer relationships. Opportunities for retail growth are viewed as being most favorable in Craighead County, where the city of Jonesboro serves as the hub of economic activity for the Northeastern Arkansas region.

      Comparative unemployment rates for the primary market area, as well as for the U.S. and Arkansas, are shown in Table 2.2. The unemployment data for the market area further implies that growth opportunities are more favorable in Craighead County, which exhibited the lowest unemployment rate among the five primary market area counties. Unemployment was highest in Randolph County, which could in part be related to the loss of jobs resulting from the closing of the Brown Shoe Company. Three of the five market area counties posted declines in unemployment compared to a year ago, which was consistent with the comparative unemployment rates exhibited by the U.S. and Arkansas. Sharp County was the only county where the unemployment rate increased from a year ago, while Craighead County's unemployment rate did not change from a year ago.

                                    Table 2.2
                         Market Area Unemployment Trends

            Region                 September 1996    September 1997
            ------                 --------------    --------------
            United States               5.0%              4.7%
            Arkansas                    5.2               4.8
            Clay County                 5.7               4.2
            Craighead County            4.0               4.0
            Lawrence County             7.1               5.3
            Randolph County            11.6               8.4
            Sharp County                5.5               6.0

            Source:  U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 2.9


Competition

      Competition among financial institutions in the Association's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Pocahontas Federal will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

      The Association's retail deposit base is closely tied to the economic fortunes of the Northeastern Arkansas region and, in particular, the areas of the region that are nearby to one of Pocahontas Federal's six branches. Table
2.3 displays deposit market trends from June 30, 1994 through June 30, 1996 for the five counties where the Association maintained branches during that period. Additional data is also presented for the State of Arkansas. The data indicates that deposit growth in the Association's primary market area was positive, with commercial banks accounting for most of the growth. As of June 30, 1996, Pocahontas Federal was the only thrift institution that maintained a branch presence in four out of the five counties served by the Association's branches. The exception was Clay County, where one branch was maintained by another thrift institution. During the period covered in Table 2.3, Clay County was the only county where positive deposit growth was recorded by the Association.

      Pocahontas Federal's largest concentration and largest market share of deposits is maintained at the headquarters office in Randolph County. The Association's $51.4 million of deposits at the Randolph County branch represented a 29.7 percent market share of thrift and bank deposits at June 30, 1996, which was down from a 32.7 percent market share at June 30, 1994. Likewise, from June 30, 1994 to June 30, 1996, the Association experienced erosion in deposit market share in the other four counties where branches were maintained. Beyond Randolph County, the Association's most notable market presence for deposits was in Lawrence County, where the Association maintained a
15.5 percent market share of commercial bank and thrift deposits at June 30, 1996. Indicative of the rural nature of the Association's market area were the relatively low balances of total deposits maintained in each of the market area counties, except for Craighead County which had total bank and thrift deposits of slightly greater than $1.0 billion as of June 30, 1996. Accordingly, prospects for future deposit growth are viewed as being somewhat constrained by the demographics of the market area, particularly in light of the high degree of competition the Association is facing

RP Financial, LC.
Page 2.10


                                    Table 2.3
                                Pocahontas FS&LA
                                 Deposit Summary

                                                            As of June 30,
                                    ---------------------------------------------------------------
                                                  1994                             1996
                                    --------------------------------  ------------------------------     Deposit
                                                   Market  Number of                 Market  No. of    Growth Rate
                                     Deposits       Share  Branches    Deposits      Share  Branches    1994-1996
                                     --------       -----  --------    --------      -----  --------    ---------
                                                        (Dollars In Thousands)                             (%)
State of Arkansas                   $25,229,147     100.0% 1,004     $27,973,585     100.0% 1,067          5.3%
       Commercial Banks              22,878,368      90.7%   908      25,631,125      91.6%   969          5.8%
       Savings Institutions           2,350,779       9.3%    96       2,342,460       8.4%    98         -0.2%

Clay County                            $175,302     100.0%    10        $190,098     100.0%    10          4.1%
      Commercial Banks                  149,330      85.2%     8         163,107      85.8%     8          4.5%
      Savings Institutions               25,972      14.8%     2          26,991      14.2%     2          1.9%
      Pocahontas FS&LA (1)               15,207      58.6%     1          15,807      58.6%     1          2.0%
      Pocahontas FS&LA (2)                            8.7%                             8.3%

Craighead County                       $818,873     100.0%    38      $1,007,852     100.0%    35         10.9%
      Commercial Banks                  745,683      91.1%    34         998,328      99.1%    34         15.7%
      Savings Institutions               73,190       8.9%     4           9,524       0.9%     1        -63.9%
      Pocahontas FS&LA (1)               10,464      14.3%     1           9,524     100.0%     1         -4.6%
      Pocahontas FS&LA (2)                            1.3%                             0.9%

Lawrence County                        $180,723     100.0%    11        $199,265     100.0%    13          5.0%
      Commercial Banks                  147,553      81.6%    10         168,355      84.5%    12          6.8%
      Savings Institutions               33,170      18.4%     1          30,910      15.5%     1         -3.5%
      Pocahontas FS&LA (1)               33,170     100.0%     1          30,910     100.0%     1         -3.5%
      Pocahontas FS&LA (2)                           18.4%                            15.5%

Randolph County                        $159,610     100.0%     8        $172,936     100.0%     6          4.1%
      Commercial Banks                  107,452      67.3%     7         121,489      70.3%     5          6.3%
      Savings Institutions               52,158      32.7%     1          51,447      29.7%     1         -0.7%
      Pocahontas FS&LA (1)               52,158     100.0%     1          51,447     100.0%     1         -0.7%
      Pocahontas FS&LA (2)                           32.7%                            29.7%

Sharp County                           $190,089     100.0%    11        $223,109     100.0%     9          8.3%
      Commercial Banks                  183,341      96.5%    10         216,988      97.3%     8          8.8%
      Savings Institutions                6,748       3.5%     1           6,121       2.7%     1         -4.8%
      Pocahontas FS&LA (1)                6,748     100.0%     1           6,121     100.0%     1         -4.8%
      Pocahontas FS&LA (2)                            3.5%                             2.7%

(1) Percent of thrift deposits.
(2) Percent of total deposits.

Source: FDIC; OTS.

RP Financial, LC.
Page 2.11


for those deposits, which includes a number of financial institutions with greater resources than maintained by the Association. While fairly strong deposit growth was recorded by the Association subsequent to the period shown in Table 2.3, most of the growth was realized through the national CD market rather than the Association's local customer base. Such growth was realized through offering attractive market rates for certain CD terms and, thus, those funds are viewed as being highly rate sensitive.

      Future deposit growth may be enhanced by the infusion of the conversion proceeds, as the additional capital will improve Pocahontas Federal's competitive position and leverage capacity. The Association should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide Pocahontas Federal with additional opportunities to acquire customers, facilities and key personnel that become available as the result of community banks being acquired. However, given the competition faced by Pocahontas Federal, it will be difficult for the Association to realize notable gains in deposit market share without paying above market rates for deposits or further expanding Pocahontas Federal's branch network. As noted previously, the Association will be expanding its branch network through the acquisition of three commercial bank branches, which will serve to increase Pocahontas Federal's presence in markets currently served by one of the Association's branches.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

      This chapter presents an analysis of Pocahontas Federal's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Pocahontas Federal is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Pocahontas Federal and the Peer Group, will then be used as a basis for the pro forma valuation of Pocahontas Federal's to-be-issued common stock.

Selection of Peer Group

      We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

      From the universe of publicly-traded thrifts, we selected eleven institutions with characteristics similar to those of Pocahontas Federal. In the selection process, we applied two primary "screens" to the universe of all public companies:

      o Screen #1. Arkansas institutions with assets of $150 million to $600 million, equity-to-assets ratios between 6.0 percent and 16.0 percent, and positive core return on average assets of less than 1.5 percent. One out of the three publicly-traded Arkansas institutions met the criteria for Screen #1 and was included for the Peer Group:
            First Federal Bancshares of Arkansas. Exhibit III-2 details the financial characteristics of all publicly-traded Arkansas institutions.

      o Screen #2. Mid-West and Southeast institutions with assets of $100 million to $600 million, equity-to-assets ratios between 6.0 percent and 16.0 percent, positive core return on average assets of less than 1.5 percent, and net interest income to average assets ratios of less than 3.0 percent. Nineteen institutions met the selection criteria for Screen #2 (see Exhibit III-3), and ten were

RP Financial, LC.
Page 3.2


            included as part of Pocahontas Federal's Peer Group: 1st Bancorp of Vincennes Indiana, Eagle BancGroup of Illinois, Enterprise Federal Bancorp of Ohio, FSF Financial Corp. of Minnesota, HMN Financial, Inc. of Minnesota, Hallmark Capital Corp. of Wisconsin, MBLA Financial Corp. of Missouri, Midwest Bancshares, Inc. of Iowa, Milton Federal Financial Corp. of Ohio, Permanent Bancorp of Indiana.

            Of the nine institutions excluded, five were excluded on the basis of maintaining an interest-earning asset composition with a relatively high concentration of loans. The loans-to-assets ratios for the five companies excluded have been noted parenthetically:
            Cooperative Bank for Savings of North Carolina (80.0 percent), Fidelity Bancorp of Chicago (78.0 percent), Fidelity Federal Bancorp of Indiana (83.6 percent), Home Bancorp of Fort Wayne Indiana (81.4 percent), and Perpetual Midwest Financial of Iowa (82.4 percent). Comparatively, Pocahontas Federal's loans-to-assets ratio equaled
            41.6 percent.

            Of the remaining three companies that were not selected for the Peer Group, two were excluded on the basis of maintaining relatively high operating expenses. First Mutual Bancorp of Illinois and SuburbFed Financial Corp. of Illinois posted operating expense to average assets ratios of 2.76 percent and 2.60 percent, respectively. Comparative, Pocahontas Federal's operating expense to average assets ratio equaled 1.32 percent. First Franklin Corp. of Ohio was the other candidate excluded from the Peer Group, as the result of maintaining a relatively low level of borrowings. First Franklin's borrowings-to-assets ratio equaled 2.6 percent, versus a comparative ratio of 55.1 percent for Pocahontas Federal.

      Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Pocahontas Federal, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for valuation. The following sections present a comparison of Pocahontas Federal's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

      A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Pocahontas Federal, is detailed below.

o 1st Bancorp of Vincennes IN. Selected due to high use of borrowings, relatively low net interest margin, and high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              December 19, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     569        7   12-31   06/94  26.25    111
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547       12   12-31   05/96  23.75    116
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12   03-31   04/94  26.06     55
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3   06-30   01/94  15.25     44
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11   09-30   10/94  19.12     58
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5   09-30   10/94  28.25     56
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1   06-30   04/87  26.00     27
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.25     35
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2   09-30   10/94  15.12     35
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3   12-31   07/96  19.25     23
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4   12-31   11/92  17.75     18

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 12/19/97

RP Financial, LC.
Page 3.4


o Eagle BancGroup of IL. Selected due to comparable asset size, similar capital position as the Association's pro forma capital position, and relatively low net interest margin.

o Enterprise Federal Bancorp of OH. Selected due to similar size of branch network, similar capital position as the Association's pro forma capital position, high use of borrowings, relatively low net interest margin, comparable level of operating expenses, and favorable credit quality measures.

o FSF Financial Corp. of MN. Selected due to similar asset size, similar capital position as the Association's pro forma capital position, high use of borrowings, and favorable credit quality measures.

o First Fed. Bancshares of AR. Selected due to Arkansas market area, relatively low level of operating expenses, and high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio.

o HMN Financial, Inc. of MN. Selected due to similar size of branch network, relatively low level of operating expenses, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Hallmark Capital Corp. of WI. Selected due to comparable asset size, relatively low net interest margin, relatively low level of operating expenses, and favorable credit quality measures.

o MBLA Financial Corp. of MO. Selected due to low level of loans comprising interest-earning assets, high use of borrowings, similar capital position as the Association's pro forma capital position, relatively low net interest margin, low level of operating expenses, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Midwest Bancshares, Inc. of IA. Selected due to low level of loans comprising interest-earning assets, relatively low level of operating expenses, and relatively high concentration of MBS comprising the MBS and loan portfolio.

o Milton Fed. Fin. Corp. of OH. Selected due to low level of loans comprising interest-earning assets, similar capital position as the Association's pro forma capital position, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Permanent Bancorp of IN. Selected due to low level of loans comprising interest-earning assets, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

      In aggregate, the Peer Group companies are not as highly capitalized as the industry average (11.07 percent of assets versus 13.00 percent for the all SAIF average), generate

RP Financial, LC.
Page 3.5


lower earnings as a percent of average assets (0.69 percent core ROAA versus
0.87 percent for the all SAIF average), and generate a lower ROE (6.31 percent core ROE versus 7.81 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and above the respective comparable SAIF averages.

                                                    As of Dec. 12, 1997
                                                    -------------------
                                                  Peer            All SAIF
                                                  Group           Insured
                                                  -----           -------
      Equity-to-Assets                            11.07%           13.00%
      Core Return on Assets ("ROA")                0.69             0.87
      Core Return on Equity ("ROE")                6.31             7.81

      Price-to-Book ratio ("P/B")                138.46%          159.37%
      Core Price-to-Earnings multiple ("P/E")     22.24x           20.43x
      Price-to-Assets ratio ("P/A")               15.17%           19.33%

      Source: Table 4.4 - Chapter IV Valuation Analysis.

      Ideally, the Peer Group companies would be comparable to Pocahontas Federal in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Pocahontas Federal, as will be highlighted in the following comparative analysis.

Financial Condition

      Table 3.2 shows comparative balance sheet measures for Pocahontas Federal and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's and the Peer Group's ratios reflect balances as of September 30, 1997. Pocahontas Federal's net worth base of 6.3 percent was below the Peer Group's average net worth ratio of 11.1 percent; however, with the addition of stock proceeds, the Association's pro forma capital position (consolidated with the holding company) will be comparable to the Peer Group's ratio. All of Pocahontas Federal's capital consisted of tangible capital, while the Peer Group's equity-to-assets ratio included a nominal amount of intangible net worth. Both the Association's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.2
                   Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                            As of September 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Pocahontas Federal
------------------
  September 30, 1997                      13.1   41.6   44.0     37.4     55.1     0.0      6.3      0.0     6.3       0.0

SAIF-Insured Thrifts                      17.6   68.1   11.1     70.1     15.2     0.2     12.9      0.2    12.6       0.0
State of AR                               17.9   69.7    9.6     79.3      3.3     0.0     16.3      0.2    16.1       0.0
Comparable Group Average                  22.3   64.8   10.4     63.5     24.5     0.0     11.1      0.0    11.0       0.0
  Mid-West Companies                      22.3   64.8   10.4     63.5     24.5     0.0     11.1      0.0    11.0       0.0

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN         26.6   68.5    1.0     51.7     38.4     0.0      8.7      0.2     8.5       0.0
EGLB  Eagle BancGroup of IL               18.0   72.1    7.0     76.5     10.9     0.0     11.9      0.0    11.9       0.0
EFBI  Enterprise Fed. Bancorp of OH       10.9   69.5   17.7     53.2     34.6     0.0     11.4      0.0    11.4       0.0
FFHH  FSF Financial Corp. of MN           30.8   67.1    0.0     53.7     34.5     0.0     11.2      0.0    11.2       0.0
FFBH  First Fed. Bancshares of AR         20.7   77.5    0.0     82.4      1.8     0.0     14.9      0.0    14.9       0.0
HMNF  HMN Financial, Inc. of MN           15.6   62.4   19.5     64.5     19.7     0.0     14.9      0.0    14.9       0.0
HALL  Hallmark Capital Corp. of WI        19.8   67.4   11.3     67.2     23.6     0.0      7.3      0.0     7.3       0.0
MBLF  MBLA Financial Corp. of MO          34.5   57.7    7.0     46.6     40.1     0.0     12.7      0.0    12.7       0.0
MWBI  Midwest Bancshares, Inc. of IA      18.2   60.7   18.2     70.6     21.7     0.0      6.9      0.0     6.9       0.0
MFFC  Milton Fed. Fin. Corp. of OH        27.9   60.7    8.5     68.0     18.8     0.0     12.6      0.0    12.6       0.0
PERM  Permanent Bancorp of IN             22.3   49.7   24.6     64.3     25.2     0.0      9.5      0.1     9.3       0.0

                                               Balance Sheet Annual Growth Rates                          Regulatory Capital
                                       ------------------------------------------------------------    -------------------------
                                              Cash and   Loans           Borrows.   Net    Tng Net
                                      Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                      ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Pocahontas Federal
------------------
  September 30, 1997                     0.49   -15.50     3.89     23.28   -11.00    6.86    6.86         6.32   6.32    16.22

SAIF-Insured Thrifts                    11.67     5.08    13.14      8.10    14.45    3.29    2.57        11.01  11.05    22.66
State of AR                             14.08    -9.60     7.07      4.85    37.28    0.69    0.69        13.55  13.55    24.15
Comparable Group Average                 6.80    -1.26    11.58      6.92    11.48   -0.47   -0.67         9.85   9.56    20.18
  Mid-West Companies                     6.80    -1.26    11.58      6.92    11.48   -0.47   -0.67         9.85   9.56    20.18

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN        1.15    -0.94    10.31      0.64     1.36    6.73    4.70         8.76   8.76    15.96
EGLB  Eagle BancGroup of IL              5.14   -16.00    12.70     -0.27       NM   -6.54   -6.54         9.89   9.89    17.31
EFBI  Enterprise Fed. Bancorp of OH     16.88   -43.89    35.56      4.91    58.33   -4.94   -4.85        10.46  10.46    19.04
FFHH  FSF Financial Corp. of MN          9.45    -7.47    20.22     10.14    16.67   -9.00   -9.00        10.10  10.10    19.20
FFBH  First Fed. Bancshares of AR        7.36    -1.76    10.14      7.00       NM   -2.25   -2.25        11.81  11.81    22.48
HMNF  HMN Financial, Inc. of MN          0.61    16.53    -3.14      0.75     9.99    1.14    1.14        10.68  10.68    24.62
HALL  Hallmark Capital Corp. of WI       7.94     3.67     9.23     13.40    -4.57   12.41   12.41           NM   6.59    12.64
MBLF  MBLA Financial Corp. of MO        -1.49   -17.98    10.27     21.36   -19.83    1.29    1.29        12.01  12.01    32.63
MWBI  Midwest Bancshares, Inc. of IA     8.82    26.66     5.60      4.47    25.48   14.31   14.31         6.09   6.09    14.23
MFFC  Milton Fed. Fin. Corp. of OH      16.11    38.32     8.45     11.11       NM  -21.19  -21.19        10.34  10.34    22.83
PERM  Permanent Bancorp of IN            2.82   -11.03     8.04      2.65     4.39    2.80    2.61         8.38   8.44    21.01

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7


ratios currently indicating greater capital surpluses. Again, on a pro forma basis, the Association's capital surpluses will be more comparable to the Peer Group's ratios.

      The interest-earning asset compositions for the Association and the Peer Group reflected some differences, in light of the relatively high concentration of mortgage-backed securities and relatively low concentration of loans maintained by Pocahontas Federal. Pocahontas Federal's combined level of mortgage-backed securities and cash and investments equaled 57.1 percent of assets, versus a comparative ratio of 32.7 percent for the Peer Group. Conversely, Pocahontas Federal's ratio of loans-to-assets was well below the Peer Group's ratio, based on comparative ratios of 41.6 percent and 64.8 percent, respectively. The differences in the Association's and Peer Group's interest-asset compositions can be largely attributed to Pocahontas Federal's wholesale leveraging strategy, in which the Association utilized borrowings to invest in mortgage-backed securities. Overall, Pocahontas Federal's interest-earning assets amounted to 98.7 percent of assets, which was slightly above the Peer Group's comparative ratio of 97.5 percent.

      Pocahontas Federal's wholesale leveraging strategy was also evident in its funding composition, as borrowings accounted for the largest portion of the Association's interest-bearing liabilities. The Association's borrowings-to-assets ratio of 55.1 percent was well above the comparative Peer Group ratio of 24.5 percent. Comparatively, retail deposits constituted the major source of interest-bearing funds utilized by the Peer Group, with the Peer Group's deposits-to-assets ratio of 63.5 percent being well above the Association's comparative ratio of 37.4 percent. Accordingly, the Peer Group was considered to have greater borrowing capacity than the Association. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 92.5 percent and 88.0 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

      A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 106.7 percent and 110.8 percent. The additional capital realized from stock proceeds should serve to address the lower IEA/IBL ratio currently maintained by the Association, as the interest free capital realized in Pocahontas Federal's stock offering will be deployed into interest-earning assets.

RP Financial, LC.
Page 3.8


      The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Pocahontas Federal's and the Peer Group's growth rates are based on annual growth for the twelve months ended September 30, 1997. Asset growth rates of positive 0.5 percent and positive 6.8 percent were posted by the Association and the Peer Group, respectively. Pocahontas Federal's asset growth measures reflect the Association's limited capacity to realize further growth in total assets following the implementation of the wholesale leveraging strategy in prior fiscal years and the Association's current strategy of gradually replacing investments with more favorable yielding loan growth. Overall, loan growth of approximately 16.7 percent was in part funded by redeployment of cash and investments, as well as cash flow generated from mortgage-backed securities repayments. The Peer Group's stronger asset growth was realized through growth in loans and mortgage-backed securities (growth rate of 11.6 percent), which was slightly negated by a 1.3 percent decline in cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. However, following the conversion, Pocahontas Federal's leverage capacity will be more comparable to the Peer Group's.

      Deposit growth, which was mostly related to CD growth realized in the national CD market, funded the Association's asset growth, as well as the paydown of borrowings. Comparatively, the Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a higher growth rate than deposits. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 was somewhat understated, as the "NM" borrowings growth rate shown for three of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, all three of the Peer Group companies showing "NM" borrowing growth rates posted borrowing growth rates in excess of 100 percent. Capital growth rates of positive 6.9 percent and negative 0.5 percent were posted by the Association and the Peer Group, respectively, with the Peer Group's higher return on assets ratio being more than offset by maintenance of a high level of capital, dividend payments, stock repurchases and possible negative SFAS 115 adjustments. Pocahontas Federal's positive capital growth rate resulted from earnings being partially offset by dividend payments.

Income and Expense Components

      Pocahontas Federal and the Peer Group reported net income to average assets ratios of 0.63 percent and 0.78 percent, respectively, based on earnings for the twelve months ended

RP Financial, LC.
Page 3.9


September 30, 1997 (see Table 3.3). The Peer Group's higher profitability was supported by maintenance of a higher net interest margin, which was partially offset by Pocahontas Federal's lower level of operating expenses. Loan loss provisions and gains were a slightly larger factor in the Peer Group's earnings.

      The Peer Group's more favorable net interest income ratio resulted from both a higher interest income ratio and a lower interest expense ratio. The Peer Group's higher interest income ratio was supported by a higher yield earned on interest-earning assets (7.55 percent versus 7.20 percent for the Peer Group), which was consistent with the Peer Group's high concentration of loans comprising interest-earning assets and greater diversification into higher yielding types of loans. Likewise, the Peer Group's lower interest expense ratio was realized through maintaining a slightly lower a lower cost of funds (5.32 percent versus 5.37 percent for the Association), as well as a lower level of interest-bearing liabilities. The Association's higher funding costs could largely be attributed to its funding composition, which consisted of a higher concentration of borrowings than deposits and a deposits composition which was concentrated in CDs, including relatively high costing CDs obtained in the national market. Following the infusion of conversion proceeds, the level of interest-bearing liabilities maintained by the Association should be more comparable to the Peer Group's ratio. Overall, Pocahontas Federal and the Peer Group reported net interest income to average assets ratios of 2.12 percent and
2.69 percent, respectively.

      In another key area of core earnings strength, the Association maintained a lower level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Association and the Peer Group recorded operating expense to average assets ratios of 1.32 percent and 1.78 percent, respectively. Pocahontas Federal's lower operating expense ratio is supported by its implementation of a wholesale leveraging strategy, in which the incremental increase in the cost to service asset growth consisting substantially of investments is very limited. The leveraging impact on compensation expenses resulting from the Association's wholesale leveraging strategy is further indicated by the Association's assets per full time equivalent employee measure of $6.4 million, which was above the Peer Group average of $5.5 million. On a post-conversion basis, the Association's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses.

      When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1997

                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Pocahontas Federal
------------------
  September 30, 1997                         0.63    7.08    4.96   2.12   0.02    2.10    0.00   0.00    0.19     0.19

SAIF-Insured Thrifts                         0.90    7.41    4.13   3.29   0.13    3.16    0.12   0.01    0.30     0.43
State of AR                                  0.92    7.62    4.29   3.33   0.04    3.29    0.06   0.03    0.22     0.30
Comparable Group Average                     0.78    7.35    4.66   2.69   0.07    2.62    0.05   0.00    0.18     0.23
  Mid-West Companies                         0.78    7.35    4.66   2.69   0.07    2.62    0.05   0.00    0.18     0.23

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN            0.72    7.54    5.07   2.47   0.16    2.31    0.13  -0.03    0.26     0.36
EGLB  Eagle BancGroup of IL                  0.32    7.18    4.74   2.44   0.13    2.31    0.09   0.02    0.12     0.22
EFBI  Enterprise Fed. Bancorp of OH          0.93    7.46    4.66   2.79   0.06    2.73    0.00   0.00    0.05     0.05
FFHH  FSF Financial Corp. of MN              0.84    7.38    4.42   2.96   0.03    2.93    0.08   0.00    0.32     0.39
FFBH  First Fed. Bancshares of AR            1.06    7.57    4.42   3.15   0.01    3.14    0.00   0.03    0.25     0.28
HMNF  HMN Financial, Inc. of MN              1.00    7.21    4.44   2.77   0.05    2.71    0.00   0.00    0.18     0.18
HALL  Hallmark Capital Corp. of WI           0.65    7.61    5.16   2.45   0.16    2.28    0.03   0.00    0.20     0.23
MBLF  MBLA Financial Corp. of MO             0.83    7.03    4.89   2.13   0.04    2.09    0.00  -0.01    0.01     0.00
MWBI  Midwest Bancshares, Inc. of IA         0.87    7.41    4.61   2.80   0.03    2.77    0.00   0.02    0.23     0.25
MFFC  Milton Fed. Fin. Corp. of OH           0.73    7.28    4.31   2.97   0.04    2.93    0.02   0.01    0.11     0.14
PERM  Permanent Bancorp of IN                0.62    7.17    4.54   2.63   0.03    2.60    0.21   0.01    0.21     0.43

                                            G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                          ----------------   --------------     -------------------------
                                                                                                                MEMO:     MEMO:
                                             G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                           Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                           ------- -------   ------- -------     --------- -------- ------ ----------  --------
Pocahontas Federal
------------------
  September 30, 1997                         1.32    0.00       0.00   0.00        7.20      5.37     1.83     6,390      36.13

SAIF-Insured Thrifts                         2.20    0.02       0.03   0.00        7.68      4.84     2.85     4,267      37.00
State of AR                                  2.08    0.03       0.03   0.00        7.84      5.11     2.73     3,899      36.23
Comparable Group Average                     1.77    0.01       0.14   0.00        7.55      5.32     2.23     5,473      34.57
  Mid-West Companies                         1.77    0.01       0.14   0.00        7.55      5.32     2.23     5,473      34.57

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN            2.34    0.03       0.55   0.00        8.07      5.60     2.47     3,070      15.13
EGLB  Eagle BancGroup of IL                  2.18    0.00       0.11   0.00        7.42      5.46     1.96     3,311      30.87
EFBI  Enterprise Fed. Bancorp of OH          1.58    0.01       0.23   0.00        7.60      5.38     2.22     7,234      34.65
FFHH  FSF Financial Corp. of MN              1.93    0.00       0.01   0.00        7.55      5.06     2.49     4,313      40.26
FFBH  First Fed. Bancshares of AR            1.85    0.00       0.08   0.00        7.71      5.29     2.42     3,507      35.36
HMNF  HMN Financial, Inc. of MN              1.53    0.00       0.23   0.00        7.36      5.28     2.08     4,904      36.91
HALL  Hallmark Capital Corp. of WI           1.53    0.00       0.02   0.00        7.73      5.65     2.08     5,732      34.87
MBLF  MBLA Financial Corp. of MO             0.65    0.00      -0.03   0.00        7.08      5.65     1.43    17,232      41.16
MWBI  Midwest Bancshares, Inc. of IA         1.80    0.00       0.16   0.00        7.63      4.99     2.64     3,842      36.83
MFFC  Milton Fed. Fin. Corp. of OH           2.09    0.00       0.12   0.00        7.49      5.09     2.40     3,620      33.96
PERM  Permanent Bancorp of IN                1.95    0.05       0.00   0.00        7.42      5.06     2.35     3,441      40.30

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11


typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), Pocahontas Federal's earnings strength was slightly more favorable than the Peer Group's. Expense coverage ratios posted by Pocahontas Federal and the Peer Group equaled 1.61x and 1.51x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

      Sources of non-interest operating income made minor contributions to Pocahontas Federal's and the Peer Group's earnings, with such income amounting to 0.19 percent and 0.23 percent of Pocahontas Federal's and the Peer Group's average assets, respectively. The modest amount of the Association's and the Peer Group's earnings realized from non-interest operating income is consistent with their traditional thrift operating strategies, which typically provides for limited diversification into services that generate non-interest operating income. Further constraining non-interest operating income for the Association is a deposit base which contains a relatively low concentration of fee oriented transaction accounts and the wholesale leveraging strategy which results in growth without adding to the retail customer base that accounts for the bulk of the Association's non-interest operating income in the form of fees and service and charges. Taking non-interest operating income into account in comparing the Association's and the Peer Group's earnings, Pocahontas Federal's efficiency ratio (operating expenses, net of goodwill amortization, as a percent of non-interest operating income and net interest income) of 57.1 percent compared favorably to the Peer Group's efficiency ratio of 60.6 percent.

      Favorable credit quality measures and low risk operating strategies served to limit the impact of loss provisions on Pocahontas Federal's and the Peer Group's earnings, with loss provisions established by the Association and the Peer Group amounting to 0.02 percent and 0.07 percent of average assets, respectively.

      Gains and losses realized from the sale of loans and investments were not a factor in the Association's earnings, while, comparatively, the Peer Group recorded net gains amounting to 0.14 percent of average assets. Given the generally non-recurring nature of gains realized from the sale of loans and investments, the net gains reflected in the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of the Association's and the Peer Group's respective earnings.

RP Financial, LC.
Page 3.12


      Both the Association and the Peer Group exhibited effective tax rates which indicated earnings were being fully taxed, with Pocahontas Federal recording a slightly higher effective tax rate than the Peer Group (36.13 percent versus 34.57 percent for the Peer Group). Overall, the Association's and the Peer Group's reported earnings were considered to be fairly representative of their core earnings.

Loan Composition

      Table 3.4 presents data related to the loan composition of Pocahontas Federal and the Peer Group. The Peer Group's loan portfolio composition reflected greater diversification into higher risk types of lending, with low risk 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 89.8 percent and 82.2 percent of Pocahontas Federal's and the Peer Group's loan and MBS portfolios, respectively. Pocahontas Federal's higher ratio was attributable to its significantly higher concentration of mortgage-backed securities, which was somewhat offset by the Peer Group's significantly higher concentration of 1-4 family permanent mortgage loans. The Association did not maintain any loans serviced for others, reflecting Pocahontas Federal's general philosophy of either retaining loan originations for portfolio or selling loans on a servicing released basis. Comparatively, loans serviced for others was a more notable off-balance sheet item for some of the Peer Group companies, as indicated by the Peer Group's average loans serviced for others balance of $23.3 million, or approximately 7.0 percent of the Peer Group's average assets. The Peer Group's off-balance sheet loan servicing represents a positive valuation consideration in terms of recurring earnings strength and, thus, was factored into our comparative analysis of income and expense components. Loans servicing intangibles were not a significant balance sheet item for the Peer Group, averaging $102,000 or 0.44 percent of the loans serviced for others portfolio.

      As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by the Association, lending diversification was more extensive for the Peer Group. The Peer Group's lending diversification consisted substantially of commercial business loans (8.0 percent of loans and MBS), followed by commercial real estate and multi-family loans (6.5 percent of loans and MBS). Comparatively, the Association's primary area of lending diversification consisted of commercial real estate and multi-family loans (4.8 percent of loans and MBS), followed by construction loans (2.4 percent of loans and MBS) and commercial business loans (2.0 percent of loans and MBS). Construction loans

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                            As of September 30, 1997

                                             Portfolio Composition as a Percent of MBS and Loans
                                          ---------------------------------------------------------
                                                      1-4     Constr.   5+Unit    Commerc.             RWA/   Serviced    Servicing
     Institution                            MBS     Family    & Land    Comm RE   Business  Consumer  Assets  For Others  Assets
     -----------                          ------    ------    ------    ------    ------    --------  ------  ----------  ------
                                            (%)       (%)       (%)       (%)       (%)        (%)      (%)       ($000)  ($000)
     Pocahontas Federal                     50.62     39.19      2.35      4.76      1.96      1.12     41.66          0       0

     SAIF-Insured Thrifts                   14.95     62.12      5.31     11.80      6.30      1.67     52.63    401,148   3,376
     State of AR                             0.58     77.93      5.91      9.59      7.24      1.70     53.46      8,791       9
     Comparable Group Average               12.56     69.62      4.70      6.51      7.99      0.83     49.74     23,268     102

     Comparable Group
     ----------------

     FBCV  1st Bancorp of Vincennes IN       1.48     86.64      3.04      3.90      5.83      0.08     56.44    102,921     813
     EGLB  Eagle BancGroup of IL            13.33     53.75      1.17      3.98     27.20      0.96     59.23     36,765      73
     EFBI  Enterprise Fed. Bancorp of OH    15.39     59.90     10.40     16.17      3.60      0.58     55.91          0       0
     FFHH  FSF Financial Corp. of MN         0.04     68.10     12.73      6.58     15.53      2.79     52.95     38,429      34
     FFBH  First Fed. Bancshares of AR       0.06     84.99      4.73      5.23      7.18      1.04     53.32      3,011       0
     HMNF  HMN Financial, Inc. of MN         3.84     88.51      1.48      2.30      5.29      0.26     43.13      1,418       0
     HALL  Hallmark Capital Corp. of WI     19.47     61.04      7.89      9.48      2.15      0.00     55.38     30,967      88
     MBLF  MBLA Financial Corp. of MO       15.56     78.14      0.00      5.74      0.24      0.31     37.48          0       0
     MWBI  Midwest Bancshares, Inc. of IA   27.54     55.86      1.48      7.95      4.98      3.08     45.90          0       0
     MFFC  Milton Fed. Fin. Corp. of OH     11.69     78.68      7.02      5.52      1.70      0.00     45.47      9,843     109
     PERM  Permanent Bancorp of IN          29.80     50.27      1.80      4.79     14.20      0.02     41.98     32,597       0

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14


accounted for 4.7 percent of the Peer Group's loan and MBS portfolio, while consumer loans represented a minor area of lending diversification for both the Association and the Peer Group. The Peer Group's greater diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio than maintained by the Association (49.7 percent versus
41.7 percent for the Association). Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios fell below the comparative average ratio for all publicly-traded SAIF-insured thrifts which equaled 52.6 percent.

Interest Rate Risk

      Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. In terms of balance sheet composition, Pocahontas Federal's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Pocahontas Federal's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Pocahontas Federal's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Association's equity-to-assets ratio and IEA/IBL ratio to levels that are more comparable to the comparative Peer Group ratios.

      To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Pocahontas Federal and the Peer Group. In general, the relative fluctuations in both the Association's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.5, neither Pocahontas Federal or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. The stability of the Association's net interest margin should be enhanced by the infusion of stock proceeds, as interest-rate sensitive liabilities will be funding a lower portion of Pocahontas Federal's assets.

Credit Risk

      Overall, Pocahontas Federal's credit risk exposure appeared to be slightly less than the Peer Group's, with both the Association's and the Peer Group's credit quality measures being

RP Financial, LC.
Page 3.15

                                    Table 3.5
       Pocahontas Federal Savings and Loan Association and the Peer Group
                     Interest Rate Risk Comparative Analysis

                                                Interest-Earning   Non Interest-
                                                  Assets/          Earning
                                   Equity/      Interest-Bearing   Assets(2)/
                                   Assets       Liabilities(1)     Assets
                                  ----------    ----------------   -------------
                                     (%)            (%)             (%)

Pocahontas Federal(3)                6.3%          106.7%          1.3%

Peer Group Average                  11.1%          111.0%          3.0%

Peer Group(4)
-------------
1st Bancorp of Vincennes IN          8.7%          106.7%          6.3%
Eagle BancGroup of IL               11.9%          111.1%          4.0%
Enterprise Fed. Bancorp of OH       11.4%          111.7%          2.1%
FSF Financial Corp. of MN           11.2%          111.0%          2.1%
First Fed. Bancshares of AR         14.9%          116.6%          1.9%
HMN Financial, Inc. of MN           14.9%          115.8%          2.5%
Hallmark Capital Corp. of WI         7.3%          108.5%          1.7%
MBLA Financial Corp. of MO          12.7%          114.4%          1.1%
Midwest Bancshares, Inc. of IA       6.9%          105.2%          3.2%
Milton Fed. Fin. Corp. of OH        12.6%          111.9%          3.0%
Permanent Bancorp of IN              9.5%          107.9%          4.5%

                          Net Interest Income Analysis

                        Change            Change             Change     Change
       During           in Assoc.'s       in Peer Group's  in 1 Year  in 30 Year
   Quarter Ended        Net Int. Inc.(5)  Net Int. Inc.(5)  T-Bill      T-Bond
   -------------        ----------------  ----------------  ------      ------
                                    (Basis Points)

      9/30/96                  16              -1              1         5
      12/31/96                 -2               4            -20       -28
      3/31/97                  -4              -3             51        46
      6/30/97                   6               3            -34       -32
      9/30/97                  -5             -16            -22       -38

(1) Interest-earning assets includes cash; interest-bearing liabilities includes non-interest bearing deposits but excludes escrows.
(2) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(3)   Pocahontas Federal's data is as of September 30, 1997.
(4)   Peer Group data is as of September 30, 1997 or most recent date available.
(5) Calculated as quarterly change in net interest income as a percent of average assets, annualized.

Source:  SNL Securities.

RP Financial, LC.
Page 3.16


representative of limited credit risk exposure. As shown in Table 3.6, Pocahontas Federal's ratio of non-performing assets- (REO, non-accruing loans and accruing loans more than 90 days past due) to-assets was lower than Peer Group's ratio (0.12 percent versus 0.63 percent for the Peer Group). Similarly, Pocahontas Federal's non-performing loans-to-loans ratio was lower than the Peer Group's ratio (0.28 percent versus 0.79 percent for the Peer Group). Similarly, loss reserve ratios were stronger for the Association, as Pocahontas Federal maintained a higher level of loss reserves as a percent of non-performing assets (359.8 percent versus 146.4 percent for the Peer Group) and as percent of loans (1.06 percent versus 0.58 percent for the Peer Group). Net loan charge-offs were not a material factor for either the Association or the Peer Group during the period covered in Table 3.6.

Summary

      Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Pocahontas Federal. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings strength, credit quality, interest rate risk and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
             As of September 30, 1997 or Most Recent Date Available

                                                        NPAs &                                   Rsrves/
                                               REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
      Institution                             Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
      -----------                             ------    ------    ------    ------    ------    --------  ---------    ----------
                                                (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
      Pocahontas Federal                         0.00      0.12      0.28      1.06    373.29    359.79          103        0.06

      SAIF-Insured Thrifts                       0.26      0.77      0.85      0.78    160.37    123.06          309        0.09
      State of AR                                0.12      0.60      1.18      0.83     24.28    149.78           12        0.03
      Comparable Group Average                   0.09      0.63      0.79      0.58    238.32    146.37           25        0.06

      Comparable Group
      ----------------

      FBCV  1st Bancorp of Vincennes IN          0.16      1.30      1.40      0.65     46.55     34.59           74        0.17
      EGLB  Eagle BancGroup of IL                0.38      1.48      1.52      0.73     47.89     35.66           74        0.24
      EFBI  Enterprise Fed. Bancorp of OH        0.00      0.07      0.10      0.30    297.93    297.93            0        0.00
      FFHH  FSF Financial Corp. of MN            0.02      0.15      0.19      0.33    170.40    148.95           11        0.02
      FFBH  First Fed. Bancshares of AR          0.04      0.96      1.18      0.29     24.28     23.38           16        0.02
      HMNF  HMN Financial, Inc. of MN            0.02      0.10      0.08      0.71    922.02    465.21            1        0.00
      HALL  Hallmark Capital Corp. of WI         0.06      0.13      0.09      0.67    741.02    355.91           65        0.09
      MBLF  MBLA Financial Corp. of MO           0.00      0.57      0.99      0.50     50.27     50.27            0        0.00
      MWBI  Midwest Bancshares, Inc. of IA       0.32      0.81      0.81      0.79     96.78     59.23            0        0.00
      MFFC  Milton Fed. Fin. Corp. of OH         0.00      0.29      0.25      0.44    176.18     91.98            0        0.00
      PERM  Permanent Bancorp of IN              0.01      1.07      2.08      1.00     48.17     47.01           36        0.07

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

      This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of the MHC. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines

      The OTS appraisal guidelines, originally released in October 1983 and amended October 1994, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group;
(2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation. The current valuation guidelines limit the amount of a new issue discount which may be incorporated into the valuation, thereby curtailing the potential price appreciation in the after-market.

RP Financial Approach to the Valuation

      RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP Financial, LC.
Page 4.2


      The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

      The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Pocahontas Federal, or Pocahontas Federal's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis

      A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Pocahontas Federal coming to market at this time.

RP Financial, LC.
Page 4.3


1. Financial Condition

      The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

      o Overall A/L Composition. The Peer Group's interest-earning asset composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk types of loans, which provided the Peer Group with a higher yielding interest-earning asset composition. The Association's and the Peer Group's credit quality measures indicated limited credit risk exposure, while the interest rate risk characteristics associated with Pocahontas Federal's balance sheet are currently considered to be less favorable than the Peer Group's. However, the infusion of stock proceeds will provide the Association with equity-to-assets and IEA/IBL ratios that are more comparable to the Peer Group's ratios. Pocahontas Federal's funding composition reflected a lower concentration of deposits and a higher concentration of borrowings than the comparative Peer Group ratios, indicating greater future borrowing capacity for the Peer Group. For valuation purposes, RP Financial concluded a slight downward adjustment was warranted for the Association's asset/liability composition.

      o Credit Quality. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. Pocahontas Federal maintained a lower non-performing assets-to-assets ratio than the Peer Group and higher loss reserves as a percent of non-performing assets, non-performing loans and total loans than the comparative ratios for the Peer Group. The Peer Group's higher concentration of loans and greater diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio than maintained by the Association. Overall, the Association's and the Peer Group's credit quality measures were considered to be indicative of limited credit risk exposure, although Pocahontas Federal's measures tended to reflect more limited credit exposure than maintained by the Peer Group. Therefore, RP Financial concluded that a slight upward adjustment was warranted for the Association's credit quality.

      o Balance Sheet Liquidity. The Association's asset composition reflected a higher concentration of investment securities and a lower concentration of loans compared to the Peer Group, thereby indicating a potentially greater degree of liquidity for the Association on the asset size of the balance sheet. Borrowings were utilized to a greater degree by the Association, which suggests that the Association's future borrowing capacity is more limited than the Peer Group's. The infusion of conversion proceeds will serve to increase the Association's balance sheet liquidity, as the proceeds will initially be deployed into short-term investments. Overall, RP Financial concluded no adjustment was warranted for balance sheet liquidity.

RP Financial, LC.
Page 4.4


      o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Peer Group, while borrowings constituted the largest portion of the Association interest-bearing liabilities. Overall, the Association currently maintains a higher level of interest-bearing liabilities than the Peer Group (92.5 percent of assets versus 88.0 percent for the Peer Group), which was attributable to Pocahontas Federal's lower capital position. Following the conversion, the increase in Pocahontas Federal's Savings' capital position will provide for a level of interest-bearing liabilities that is comparable to the Peer Group's ratio. Accordingly, primarily as the result of the Association's greater utilization of borrowings, which tend to be a higher costing source of funds than retail deposits, RP Financial concluded that a slight downward adjustment was warranted for Pocahontas Federal's funding composition.

      o Capital. The Association operates with a lower pre-conversion capital ratio than the Peer Group, 6.3 percent and 11.1 percent of assets, respectively. This disadvantage will be addressed by the stock offering, which will provide Pocahontas Federal with a pro forma capital position that can be expected to be comparable to the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no adjustment was warranted for the Association's capital position.

      Overall, we concluded that a slight downward valuation adjustment was warranted for the Association's financial strength.

2. Profitability, Growth and Viability of Earnings

      Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. Consistent with most thrifts, net interest income and operating expenses were the major determinants of the Association's and the Peer Group's earnings. The specific factors considered in the valuation include:

      o Reported Earnings. The Association recorded lower earnings on a ROAA basis (0.63 percent versus 0.78 percent for the Peer Group). The Peer Group's more favorable reported earnings resulted primarily from maintenance of a stronger net interest margin and, to a lesser extent, larger earnings contributions realized from non-interest operating income and net gains realized on the sale of loans and investments. Lower operating expenses and lower loss provisions represented earnings advantages for the Association. Reinvestment of conversion proceeds into interest-earning assets will serve to increase the Association's earnings, with the benefit of reinvesting proceeds expected to be partially offset by higher operating expenses associated with operating as a fully converted publicly-traded company and the implementation of the stock benefit plans. Overall, no adjustment was warranted for this factor.

RP Financial, LC.
Page 4.5


      o Core Earnings. Both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Association operated with a lower net interest margin, a lower operating expense ratio and a lower level of non-interest operating income. The Association's lower net interest margin and lower level of operating expenses translated into a slightly higher expense coverage ratio (1.61x versus 1.51x for the Peer Group). The Association's lower operating expense ratio also supported a more favorable efficiency ratio (57.1 percent versus
            60.6 percent for the Peer Group), despite the higher non-interest operating income recorded by the Peer Group. The Peer Group's earnings reflected the benefit of a modest amount of gains, which were not a factor in the Association's earnings. Typically, gains generated from the sale of loans and investments are viewed as earnings with a relatively high degree of volatility, and, thus, are substantially discounted in the evaluation of an institution's core earnings. Indicative of their favorable credit quality measures, loss provisions were not a significant factor in either the Association's or the Peer Group' earnings. The Association's core earnings will realize the benefit of redeploying the conversion proceeds into interest-earning assets, which will somewhat be negated by expenses associated with stock benefit plans and operating as a fully converted publicly-traded company. Accordingly, we concluded that Association's core earnings were comparable to the Peer Group's and, thus, no valuation adjustment was warranted for the Association's core earnings.

      o Interest Rate Risk. Quarterly changes in the Association's and the Peer Group's net interest income to average assets ratios indicated a similar degree of interest rate risk exposure in their respective net interest margins, with both the Association's and the Peer Group's net interest margins exhibiting fairly limited quarterly fluctuations during the twelve month period ending September 30, 1997. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were generally more favorable for the Peer Group, although the Association maintained a lower level of non-interest earning assets as compared to the Peer Group's ratio. On a pro forma basis, the infusion of stock proceeds can be expected to address the Association's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Association's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Association's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

      o Credit Risk. Loan loss provisions were not a significant factor in either Pocahontas Federal's or the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Peer Group and the Peer Group maintained a higher concentration of loans as a percent of assets, which translated into a higher risk weighted assets-to-assets ratio for the Peer Group. However, both the Association's and the Peer Group's risk weighted assets-to-assets ratios were lower than the comparative average for all publicly-traded SAIF-insured thrifts, thereby indicating relatively low credit risk operating strategies for both the

RP Financial, LC.
Page 4.6


            Association and the Peer Group. Pocahontas Federal's credit quality measures tended be slightly more favorable than Peer Group's, based on the Association's lower non-performing assets/assets ratio and higher reserve coverage ratios with respect to loans and non-performing assets. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was less than the Peer Group's and a slight upward adjustment was warranted for valuation purposes.

      o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Association's recent historical growth has been less than the Peer Group's, with the Association's current capital position limiting further leveraging of the balance sheet. However, the infusion of stock proceeds will increase the Association's earnings growth potential, with respect to maintaining a comparable degree of leverage capacity as the Peer Group. Second, growth recorded by the Association previously was largely realized through a wholesale leveraging strategy, which provides the Association with a relatively narrow interest rate spread compared to loan growth. The wholesale leverage strategy implemented by the Association was due to the limitations of the market area in terms of providing loan growth opportunities. Comparatively, as shown in Exhibit III-4, opportunities for lending growth are considered to be more favorable in the primary market areas served by the Peer Group companies, based on the more populous markets served by the Peer Group companies in general. On balance, given the limitations of the Association's market area for providing retail growth opportunities, the Association's earnings growth potential was considered to be not quite as favorable as the Peer Group's and a slight down adjustment was warranted for valuation purposes.

      o Return on Equity. Following the infusion of stock proceeds, the Association's pro forma capital position will be comparable to the Peer Group's equity-to-assets ratio. Likewise, as the result of the increase in the Association's capital position, Pocahontas Federal's pro forma ROE is expected to be comparable to the Peer Group's ROE. Therefore, RP Financial concluded that no adjustment was warranted for the Association's ROE.

      Overall, Pocahontas Federal's credit risk exposure represented a positive valuation consideration, which was more than offset by the Association's less favorable earnings growth potential. Therefore, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3. Asset Growth

      Pocahontas Federal's asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (positive 0.5 percent versus positive 6.8 percent for the Peer Group). This characteristic would normally be considered as a negative, but was

RP Financial, LC.
Page 4.7


somewhat offset by the potential asset growth the Association will be able to realize following the infusion of stock proceeds. On a pro forma basis, the Association's equity-to-assets ratio will be comparable to the Peer Group's, resulting in comparable leverage capacity for Pocahontas Federal and the Peer Group. However, in light of rural characteristics of the Association's market area, opportunities for loan growth do not appear to be as favorable for Pocahontas Federal as compared to the majority of the Peer Group companies, which generally operate in more populous markets. Accordingly, as in the past, the Association's future asset growth will likely include leveraging through funding investments with borrowings, which is less profitable growth compared to funding loan growth with retail deposits as reflected in the Peer Group's balance sheet growth rates. On balance, we believe a slight downward adjustment is warranted for this factor, primarily on the basis of the limitations of the Association's market area in terms of supporting loan growth potential.

4. Primary Market Area

      The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Pocahontas Federal serves somewhat of a limited population base in light of the rural characteristics of the market area, with some markets experiencing declines in population. A notable portion of the Association's lending activities are dependent upon the Craighead County market area, which is supported by the expanding Jonesboro economy. Jonesboro is the largest population center in the Association's primary market area and the Association faces significant competition for loans and deposits in that market. Generally low household and per capita income measures were also consistent with the rural characteristics of the Association's market area. Unemployment in the Association's primary market area was mixed, with three out of the five primary market area counties posting unemployment rates that were above the comparative unemployment rates for Arkansas and the U.S.

      In general, many of the Peer Group companies also operate in fairly rural markets, although, on average, the Peer Group companies operated in more populous markets than served by the Association. Population growth in the markets served by the Peer Group companies was also mixed, but on average was positive. Average per capita income in the primary market areas served by the Peer Group companies exceeded per capita income reflected for all five of the Association's primary market area counties. On average, the Peer Group companies maintained a slightly larger deposit market share than the Association,

RP Financial, LC.
Page 4.8


indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in
Exhibit III-4. As shown in Table 4.1, September 1997 unemployment rates in the markets served by the Peer Group companies were generally lower than Randolph County's unemployment rate and comparable to or lower than the unemployment rates exhibited by the other primary market area counties served by Pocahontas Federal. Overall, the primary market areas served by the Peer Group companies appeared to represent an advantage with respect to retail growth potential, as compared to the primary market area served by Pocahontas Federal. Therefore, we concluded a moderate downward adjustment was appropriate for the Association's market area.

                                    Table 4.1
                         Market Area Unemployment Rates
               Pocahontas Federal and the Peer Group Companies (1)

                                                               Sept. 1997
                                         County               Unemployment
                                         ------               ------------

      Pocahontas Federal - AR            Randolph                  8.4%
                                         Clay                      4.2
                                         Craighead                 4.0
                                         Lawrence                  5.3
                                         Sharp                     6.0

      The Peer Group
      1st Bancorp of Vincennes - IN      Knox                      3.6%
      Eagle BancGroup - IL               McLean                    2.2
      Enterprise Fed. Bancorp - OH       Butler                    3.4
      FSF Financial Corp. - MN           McLeod                    3.0
      First Fed. Bancshares - AR         Boone                     5.1
      HMN Financial, Inc. - MN           Fillmore                  2.7
      Hallmark Capital Corp. - WI        Milwaukee                 4.3
      MBLA Financial Corp. - MO          Macon                     3.8
      Midwest Bancshares, Inc. - IA      Des Moines                2.0
      Milton Fed. Fin. Corp. - OH        Miami                     3.9
      Permanent Bancorp - IN             Vanderburgh               3.8

      (1) Unemployment rates are not seasonally adjusted.

      Source: U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 4.9


5. Dividends

      The Holding Company has indicated its intentions to pay an annual cash dividend. At this time, the Association has indicated that the annual dividend payment will approximate $0.32 per share at the midpoint of the valuation range, which would provide for a yield of 3.2 percent based on the initial offering price of $10.00 per share, and a pro forma payout ratio of approximately 50 percent. As set forth in the prospectus, the indicated annual dividend payment will range from $0.37 per share at the minimum of the valuation range to $0.24 per share at the supermaximum of the valuation range. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Holding Company or the Association, capital requirements, regulatory limitations, the Holding Company's and the Association's financial condition and results of operations, tax considerations and general economic conditions.

      Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

      As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Eight out of the eleven institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.01 percent to 3.97 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.51 percent as of December 12, 1997, representing an average earnings payout ratio of 20.33 percent. As of December 12, 1997, approximately 85 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an

RP Financial, LC.
Page 4.10


average yield of 1.83 percent and an average payout ratio of 35.18 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

      The Holding Company's indicated dividend yield is slightly higher than the Peer Group's average dividend yield; however, based on the Peer Group's earnings and capital position, the Peer Group's capacity to pay dividends is comparable to the Association's. In particular, the Association's payout ratio of 51.7 percent was well above the Peer Group's payout ratio of 20.3 percent. Accordingly, given the comparability of the Association's and the Peer Group's dividend paying capacities, no adjustment was necessary for this valuation.

6. Liquidity of the Shares

      The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $18.1 million to $116.3 million as of December 12, 1997, with an average market value of $52.4 million. The shares outstanding of the Peer Group members ranged from 1.0 million to 4.9 million, with average shares outstanding of approximately 12.4 million. The Association's conversion offering will result in a market value and shares outstanding that are similar to and greater than the comparative Peer Group averages. While the Association's shares outstanding exceeds the Peer Group average, it is within the range of shares outstanding exhibited by the Peer Group companies and is not viewed as being materially different in terms of providing a more liquid trading market for the Association's stock. Furthermore, like the stocks of all of the Peer Group companies, it is anticipated the Holding Company's stock will be listed on the NASDAQ National Market. Accordingly, in comparison to the Peer Group companies, we do not anticipate that the liquidity characteristics of the Holding Company's stock will be materially different and, thus, no adjustment was required for this factor.

7. Marketing of the Issue

      We believe that four separate markets exists for thrift stocks coming to market such as Pocahontas Federal's: (1) the after-market for public companies, in which trading activity is

RP Financial, LC.
Page 4.11


regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (3) the acquisition market for thrift franchises in Arkansas; and (4) the market for the public stock of Pocahontas Federal. All of these markets were considered in the valuation of the Association's to-be-issued stock.

      A. The Public Market

            The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

            In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Following the rapid rise in the stock market during November 1996, which was supported by the "status quo" election results, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

            The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

RP Financial, LC.
Page 4.12


            Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

            Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

            A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices

RP Financial, LC.
Page 4.13


firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

            Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

            Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

RP Financial, LC.
Page 4.14


            Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

            Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the Dow Jones Industrial showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. On December 12, 1997, the DJIA closed at 7838.30, an increase of 24.3 percent from year a year ago.

RP Financial, LC.
Page 4.15


            Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Similar to the overall stock market, thrift prices traded lower in early-December 1996. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues. However, bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February.

            Stable interest rates and acquisition activity supported higher thrift prices in early-March 1997; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

            Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95

RP Financial, LC.
Page 4.16


percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

            The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations and speculation of weaker economic growth leading to an increase in commercial loan problems somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. The SNL Index for all publicly-traded thrifts closed at 783.3 on December 12, 1997, an increase of
66.2 percent from one year ago.

      B. The New Issue Market

            In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma

RP Financial, LC.
Page 4.17


market value. Over the past year, the market for converting thrift issues has generally been favorable. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices facilitated a healthy market for converting thrift issues during the fourth quarter of 1996. In general, the market environment for converting thrift issues has been highly receptive throughout 1997, with the most recently completed conversions experiencing very strong market interest. Since mid-September 1997, conversion issues that have been completed and began trading exhibited an average price increase of 40.7 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for publicly-traded conversion offerings completed during the latest three month period ending December 12, 1997 equaled positive 45.3 percent. The average pro forma price/tangible book and price/earnings ratios of the recent conversions was 80.5 percent and 18.1 times, generally reflecting closings at the top of the super range.

            In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
135.02 percent reflects a discount of 15.3 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 159.37 percent), and the core P/E ratio of the recent conversions was at a notable premium to the all SAIF-insured public average core P/E ratio of 20.43 times. Only three out of the five recently converted companies were trading at a core P/E multiple of less than 30 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

            In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

RP Financial, LC.
December 15, 1997

--------------------------------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                Institutional Information                                 Pre-Conversion Data
                                                                 -----------------------------------         Offering
                                                                 Financial Info.     Asset Quality          Information
-----------------------------------------------------------------------------------------------------------------------------


                                     Conversion                           Equity/   NPAs/      Res.    Gross     % of   Exp./
Institution                  State      Date    Ticker           Assets   Assets    Assets     Cov.    Proc.     Mid.   Proc.
-----------                  -----      ----    ------           ------   ------    ------     ----    -----     ----   -----
                                                                 ($Mil)    (%)      (%)(2)     (%)    ($Mil)     (%)    (%)
-----------------------------------------------------------------------------------------------------------------------------

Community Natl Corp(8,9)       TN     12/12/97 CNLK                 27    14.83%     0.69%     103%      4.5     132%   7.2%
High County Bancorp            CO     12/10/97 HCBC                 76     7.81%     0.23%     286%     12.6     132%   4.4%
Equality Bancorp, Inc. (8)     MO  *  12/02/97 EBI                 239     5.82%     0.29%      41%     13.2     115%   3.9%
Landmark Financial Corp.       NY     12/01/97 P.Sheet              14     6.66%     1.38%      55%      1.5     132%   9.9%
First Security Fed Fin., Inc   IL     10/31/97 FSFF                260    11.52%     0.87%      74%     64.1     132%   1.7%
Oregon Trail Financial Corp.   OR     10/06/97 OTFC                220    10.08%     0.12%     280%     46.9     132%   2.3%
Riverview Bancorp, Inc. (8)    WA  *  10/01/97 RVSB                230    11.24%     0.14%     245%     35.7     132%   2.8%
SHS Bancorp, Inc.              PA     10/01/97 SHSB                 83     5.52%     1.41%      36%      8.2     132%   5.7%
Ohio State Financial Serv      OH  *  09/29/97 P. Sheet             34    14.45%     0.47%      86%      6.3      94%   5.7%
Citizens Bancorp               IN     09/19/97 P. Sheet             46    12.28%     0.45%      84%     10.6     132%   4.6%

                                                    Averages:     $123    10.02%     0.61%     129%     20.4     128%   4.8%
                                                     Medians:       80    10.66%     0.46%      85%     11.6     132%   4.5%

                                Averages, Excluding 2nd Steps     $105     9.76%     0.70%     150%    $21.5     127%   4.9%
                                 Medians, Excluding 2nd Steps      $76    10.08%     0.47%      84%    $10.6     132%   4.6%

------------------------------------------------------------------------------------------------------------------------------------
                Institutional Information                                                             Pro Forma Data
                                                               Insider Purchases       ---------------------------------------------
                                                                                         Pricing Ratios(4)     Fin. Characteristics
------------------------------------------------------------------------------------------------------------------------------------
                                                                Benefit Plans
                                                                ------------
                                     Conversion                       Recog.  Mgmt.
Institution                  State      Date    Ticker          ESOP  Plans   & Dirs.   P/TB  P/E(5)   P/A      ROA    TE/A     ROE
-----------                  -----      ----    ------          ----  -----   ------    ----  ------   ---      ---    ----     ---
                                                                (%)    (%)   (%)(3)      (%)    (x)    (%)       (%)    (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

Community Natl Corp(8,9)       TN     12/12/97 CNLK             0.0%   4.0%   17.6%     85.9%   17.1   22.9%    1.3%   26.7%    5.0%
High County Bancorp            CO     12/10/97 HCBC             8.0%   4.0%   11.0%     77.8%   26.1   15.1%    0.6%   19.5%    3.0%
Equality Bancorp, Inc. (8)     MO  *  12/02/97 EBI              9.0%   5.0%   10.6%    100.5%   18.8   10.0%    0.5%    9.9%    5.4%
Landmark Financial Corp.       NY     12/01/97 P.Sheet          8.0%   4.0%    8.2%     70.9%     NM    9.8%    0.7%   13.8%   -6.8%
First Security Fed Fin., Inc   IL     10/31/97 FSFF             8.0%   4.0%    4.4%     78.1%   16.5   21.1%    1.3%   27.0%    4.7%
Oregon Trail Financial Corp.   OR     10/06/97 OTFC             8.0%   4.0%    3.9%     75.3%   13.6   18.1%    1.0%   20.7%    5.1%
Riverview Bancorp, Inc. (8)    WA  *  10/01/97 RVSB             8.0%   4.0%    2.9%    109.0%   17.7   23.6%    1.3%   21.6%    6.2%
SHS Bancorp, Inc.              PA     10/01/97 SHSB             8.0%   4.0%    5.2%     72.3%   24.5    9.1%    0.4%   12.6%    3.0%
Ohio State Financial Serv      OH  *  09/29/97 P. Sheet         8.0%   4.0%    8.3%     62.3%   13.4   16.0%    1.2%   25.7%    4.6%
Citizens Bancorp               IN     09/19/97 P. Sheet         8.0%   4.0%   16.1%     72.9%   14.8   14.8%    1.1%   46.3%    2.4%

                                                    Averages:   7.3%   4.1%    8.8%     80.5%   18.1   16.1%    0.9%   22.4%    3.3%
                                                     Medians:   8.0%   4.0%    8.3%     76.5%   17.1   15.6%    1.1%   21.2%    4.7%

                                Averages, Excluding 2nd Steps   8.0%   4.0%    8.2%     72.8%   18.1   14.9%    0.9%   23.7%    2.3%
                                 Medians, Excluding 2nd Steps   8.0%   4.0%    8.2%     72.9%   15.6   15.1%    1.0%   20.7%    3.0%

-------------------------------------------------------------------------------------------------------------------------
                Institutional Information                                           Post-IPO Pricing Trends
                                                              -----------------------------------------------------------
                                                                                         Closing Price:
--------------------------------------------------------------       ----------------------------------------------------

                                                                       First           After            After
                                     Conversion                IPO    Trading    %     First       %    First       %
Institution                  State      Date    Ticker         Price    Day     Chg.   Week(6)    Chg.  Month(7)   Chg.
-----------                  -----      ----    ------         ------   ---     ----   ------     ----  --------  ------
                                                                ($)     ($)     (%)      ($)      (%)     ($)      (%)
------------------------------------------------------------------------------------------------------------------------

Community Natl Corp(8,9)       TN     12/12/97 CNLK            10.00   $11.56   15.6%   $11.88   18.8%       NA      NA
High County Bancorp            CO     12/10/97 HCBC            10.00    14.44   44.4%    14.81   48.1%       NA      NA
Equality Bancorp, Inc. (8)     MO  *  12/02/97 EBI             10.00    13.50   35.0%    15.38   53.8%    14.88   48.8%
Landmark Financial Corp.       NY     12/01/97 P.Sheet         10.00    11.88   18.8%    12.00   20.0%    12.06   20.6%
First Security Fed Fin., Inc   IL     10/31/97 FSFF            10.00    15.06   50.6%    15.13   51.3%    16.06   60.6%
Oregon Trail Financial Corp.   OR     10/06/97 OTFC            10.00    16.75   67.5%    16.75   67.5%    15.88   58.8%
Riverview Bancorp, Inc. (8)    WA  *  10/01/97 RVSB            10.00    13.25   32.5%    13.63   36.3%    13.25   32.5%
SHS Bancorp, Inc.              PA     10/01/97 SHSB            10.00    14.75   47.5%    16.25   62.5%    16.00   60.0%
Ohio State Financial Serv      OH  *  09/29/97 P. Sheet        10.00    15.50   55.0%    15.50   55.0%    14.88   48.8%
Citizens Bancorp               IN     09/19/97 P. Sheet        10.00    14.00   40.0%    14.00   40.0%    15.38   53.8%

                                                    Averages: $10.00   $14.07   40.7%   $14.53   45.3%   $14.80   48.0%
                                                     Medians: $10.00   $14.22   42.2%   $14.97   49.7%   $15.13   51.3%

                                Averages, Excluding 2nd Steps $10.00   $14.63   46.3%   $14.92   49.2%   $15.04   50.4%
                                 Medians, Excluding 2nd Steps $10.00   $14.75   47.5%   $15.13   51.3%   $15.63   56.3%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not
      Applicable, Not Available.

(1)   Non-OTS regulated thrifts. December 15, 1997
(2)   As reported in summary pages of prospectus.
(3)   As reported in prospectus.
(4)   Does not take into account the adoption of SOP 93-6.
(5)   Excludes impact of special SAIF assessment on earnings
(6)   Latest price if offering less than one week old.
(7)   Latest price if offering more than one week but less than one month old.
(8)   Second-step conversions.
(9)   Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                      Table 4.3
                           Market Pricing Comparatives
                         Prices As of December 12, 1997

                                         Market
                                     Capitalization  Per Share Data              Pricing Ratios(3)                  Dividends(4)
                                     --------------- --------------  --------------------------------------- -----------------------
                                                       Core    Book
                                     Price/   Market  12-Mth  Value/                                         Amount/         Payout
Financial Institution                Share(1)  Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share    Yield Ratio(5)
---------------------                ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                        ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)
SAIF-Insured Thrifts                  23.89   181.59   1.12   15.13   19.50  159.37   19.33  162.79   20.43     0.37   1.58   30.13
Converted Last 3 Mths (no MHC)        15.80    63.96   0.52   11.89   27.14  135.02   25.11  136.24   27.14     0.00   0.00    0.00

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp of St Louis    14.87    36.97   0.53    9.95   28.06  149.45   14.82  149.45   28.06     0.00   0.00    0.00
FSFF  First SecurityFed Fin of IL     15.94   102.14   0.61   12.80   26.13  124.53   33.66  124.53   26.13     0.00   0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR    16.06    75.40   0.59   13.29   27.22  120.84   29.02  120.84   27.22     0.00   0.00    0.00
RVSB  Riverview Bancorp of WA         14.87    91.12   0.45    9.56      NM  155.54   32.28  161.63      NM     0.00   0.00    0.00
SHSB  SHS Bancorp, Inc. of PA         17.25    14.15   0.41   13.83      NM  124.73   15.76  124.73      NM     0.00   0.00    0.00


                                                 Financial Characteristics(6)
                                      -------------------------------------------------------
                                                                  Reported          Core
                                       Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                 Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                 ------  ------- ------- ------- ------- ------- -------
                                       ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                   1,195   13.00    0.77    0.89    8.05    0.87    7.81
Converted Last 3 Mths (no MHC)           237   18.87    0.48    0.90    5.33    0.89    5.25

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp of St Louis       249    9.92    0.29    0.53    5.33    0.53    5.33
FSFF  First SecurityFed Fin of IL        303   27.03      NA    1.29    4.77    1.29    4.77
OTFC  Oregon Trail Fin. Corp of OR       260   24.02    0.07    1.07    4.44    1.07    4.44
RVSB  Riverview Bancorp of WA            282   20.76    0.14    1.22    9.14    1.17    8.75
SHSB  SHS Bancorp, Inc. of PA             90   12.64    1.43    0.37    2.96    0.37    2.96

(1)   Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.20


      C. The Acquisition Market

            Also considered in the valuation was the potential impact on Pocahontas Federal's stock price of recently completed and pending acquisitions of other thrifts operating in Pocahontas Federal's market area. As shown in
Exhibit IV-4, there were five Arkansas thrifts acquired between 1994 and year-to-date 1997, and one acquisition of an Arkansas thrift is currently pending. The recent acquisition activity involving Arkansas thrifts may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Arkansas and other Mid-West based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Association's market and, thus, are subject to the same type of acquisition speculation that may influence Pocahontas Federal's trading price.

      D. The Market for Pocahontas Federal's Stock

            Since Pocahontas Federal's minority stock currently trades under the symbol "PFSL" on the NASDAQ Small-Cap Market, RP Financial also considered the recent trading activity in its valuation analysis. Pocahontas Federal had a total of 1,632,424 shares issued and outstanding at September 30, 1997, of which 769,924 were held by Public Stockholders and were traded as public securities. As of December 12, 1997, the Association's stock price was $36.50 per share. There are significant differences between the Association's minority stock (currently being traded) and the conversion stock that will be issued by the Holding Company. In addition to the liquidity differences between the minority shares currently traded and the new conversion stock (the new conversion stock will more liquid owing to the greater number of public shares outstanding and expected NASDAQ National Market listing), there are other differences between the Association's minority stock and the conversion stock that will be issued by the Holding Company. Such differences include a lower return on equity for the Holding Company's conversion stock, and dividend payments will be made on all shares outstanding; thereby requiring a higher payout ratio to sustain the current level of dividends paid to non-MHC shareholders. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

            Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, as well as

RP Financial, LC.
Page 4.21


considering recent trades in the Association's minority stock, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8. Management

      Pocahontas Federal's management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Pocahontas Federal's Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure.

      Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9. Effect of Government Regulation and Regulatory Reform

      As a fully converted SAIF-insured savings institution, Pocahontas Federal will be operating in substantially the same regulatory environment as the Peer Group members. The Association and the Peer Group companies are profitable and well capitalized, operating with no apparent operating restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. All eleven of the Peer Group companies are SAIF-insured institutions and, thus, were subject to the same one time assessment. Likewise, the Association and all of the Peer Group companies' deposits will be assessed at the same rate going forward. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

Summary of Adjustments

      Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:

RP Financial, LC.
Page 4.22


      Key Valuation Parameters:                          Valuation Adjustment
      -------------------------                          --------------------
      Financial Condition                                Slight Downward
      Profitability, Growth and Viability of Earnings    Slight Downward
      Asset Growth                                       Slight Downward
      Primary Market Area                                Moderate Downward
      Dividends                                          No Adjustment
      Liquidity of the Shares                            No Adjustment
      Marketing of the Issue                             No Adjustment
      Management                                         No Adjustment
      Effect of Government Regulations and
        Regulatory Reform                                No Adjustment

Valuation Approaches

      In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Pocahontas Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Pocahontas Federal's prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.93 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the fiscal year ended September 30, 1997 (the reinvestment rate calculation specified by OTS conversion guidelines). The 5.93 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

      In addition to the three valuation methodologies specified by the OTS, RP Financial also considered recent trades in the Association's stock. However such trades were not given significant weight, in light of the differences between the characteristics of the Association's minority stock and the fully-converted stock of the Association.

      o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock and, thus, was carefully considered in this valuation.

      o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being

RP Financial, LC.
Page 4.23


            earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions where the P/B approach tends to be more highly emphasized.

      o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

      o Trading of Pocahontas Federal's Stock. Converting institutions generally do not have stock outstanding. Pocahontas Federal, however, has public shares outstanding due to the mutual holding company form of ownership. Since Pocahontas Federal's stock is currently traded, it is an indicator of investor interest in the Association's conversion stock and therefore received some weight in our valuation. Based on the December 12, 1997 stock price of $36.50 per share and the 1,632,424 shares of the Association's stock issued and outstanding, the implied value of $59.6 million was considered in the valuation process. However, since the conversion stock will have different characteristics than the minority shares and since pro forma information has not been publicly disseminated to date, the current trading price of Pocahontas Federal's stock was somewhat discounted herein but will become more important towards the close of the offering.

      The Association has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

      Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $47,316,670 at the midpoint at this time. The midpoint value and resulting valuation range is based on the sale of a 52.8 percent ownership interest to the public, which provides for a $25.0 million public offering at the midpoint value.

      1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude

RP Financial, LC.
Page 4.24


any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Pocahontas Federal's reported earnings equaled $2.376 million for the twelve months ended September 30, 1997. In deriving Pocahontas Federal's core earnings, the only adjustment made to reported earnings was to take into account the reinvestment of the $461,000 of assets currently held at the MHC, which will be consolidated with the Association as the result of the conversion. Reinvestment of the MHC assets at the 5.93 percent reinvestment rate added approximately $17,000 to Pocahontas Federal's after tax earnings. As shown below, Pocahontas Federal's core earnings were determined to equal $2.393 million for the twelve months ended September 30, 1997. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                                Amount
                                                                ------
                                                                ($000)

      Net income                                                $2,376
      Reinvestment of MHC assets(1)                                 17
                                                                    --
        Core earnings estimate                                  $2,393

      (1) Tax effected at 38.3 percent.

      Based on Pocahontas Federal's trailing twelve month estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiple at the $47.3 million midpoint value was 16.16 times, resulting in a discount of 27.3 percent from the Peer Group average of 22.24 times core earnings. At the top of the super range, the discount under the core P/E approach narrowed to 9.4 percent. The discounted earnings multiple was consistent with valuation adjustments outlined earlier.

      2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Pocahontas Federal's pro forma book value. The pre-conversion book value for Pocahontas Federal of $24,707,,000 was equal to the Association's reported capital at September 30, 1997, plus the $461,000 of mutual holding company assets at September 30, 1997 which will be consolidated with the Association's capital as a result of the conversion. Based on the $47.3 million midpoint valuation, Pocahontas Federal's pro forma P/B ratio was 102.74 percent. In comparison to the average P/B ratio for the Peer Group of 138.46 percent, Pocahontas Federal's valuation reflected a discount of 25.8 percent. At the top of the super range, the discount under the P/B approach narrowed to 14.8 percent. RP Financial

RP Financial, LC.
Page 4.25


considered the discount under the P/B approach to be reasonable in light of the valuation adjustments referenced earlier.

      As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). At the midpoint value of $47.3 million, Pocahontas Federal's pro forma P/B ratio of 102.74 percent represented a premium of 27.6 percent from the average P/B ratio of the recently completed stock conversions at closing of 80.5 percent (see Table 4.2). The Association's pro forma P/B ratio at the midpoint reflected a discount of 23.9 percent from the 135.02 percent average P/B ratio of the recently completed stock conversions in the after market (see Table 4.3).

      3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Pocahontas Federal's value equaled 11.68 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 15.17 percent, which implies a 23.0 percent discount being applied to the Association's pro forma P/A ratio.

Valuation Conclusion

      It is our opinion that, as of December 12, 1997, the aggregate pro forma market value of the Association, inclusive of the sale of the Mutual Holding Company's ownership interest to public shareholders was $47,316,670 at the midpoint. Based on this valuation and the approximate 52.8 percent ownership interest being sold in the public offering, the midpoint value of the Holding Company's stock offering was 25,000,000, equal to 2,500,000 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum value of $21,250,000 and a maximum value of $28,750,000. Based on the $10.00 per share offering price, this range equates to an offering of 2,125,000 shares at the minimum to 2,875,000 shares at the maximum. The Holding Company's

RP Financial, LC.
Page 4.26


offering also includes a provision for a super range, which if exercised, would result in an offering size of $33,062,500, equal to 3,306,250 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

Establishment of Exchange Ratio

      OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Association represented by the Public Stockholders, which is an approximate 47.2 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be
2.4638 shares, 2.8986 shares, 3.3333 shares and 3.8333 shares of Pocahontas Bancorp stock issued for each share of stock held by the Public Stockholders, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                      Table 4.4
                              Public Market Pricing
                     Pocahontas Federal and the Comparables
                             As of December 12, 1997

                                         Market
                                     Capitalization  Per Share Data              Pricing Ratios(3)                  Dividends(4)
                                     --------------- --------------  --------------------------------------- -----------------------
                                                       Core    Book
                                     Price/   Market  12-Mth  Value/                                         Amount/         Payout
                                     Share(1)  Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share    Yield Ratio(5)
                                     ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                        ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)
Pocahontas Federal
------------------
 Superrange                           10.00    62.58   0.50    8.48    20.15  117.90  15.18   117.90  20.15     0.24    2.40   48.37
 Range Maximum                        10.00    54.41   0.55    9.06    18.08  110.33  13.32   110.33  18.08     0.27    2.70   48.81
 Range Midpoint                       10.00    47.32   0.62    9.73    16.16  102.74  11.66   102.74  16.16     0.32    3.20   51.72
 Range Minimum                        10.00    40.22   0.71   10.64    14.14   93.99  10.01    93.99  14.14     0.37    3.70   52.31

SAIF-Insured Thrifts(7)
 Averages                             23.19   181.59   1.12   15.13    19.50  159.37  19.33   162.79  20.43     0.37    1.58   30.13
 Medians                                ---      ---    ---     ---    19.18  150.78  17.84   154.00  20.03      ---     ---     ---

All Non-MHC State of AR(7)
--------------------------
 Averages                             21.04    66.11   0.93   15.41    18.51  135.42  21.66   136.67  18.99     0.27    1.06   19.00
 Medians                                ---      ---    ---     ---    18.51  142.73  21.25   142.73  18.99      ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                             22.19    52.44   0.97   16.35    19.30  138.46  15.17   138.85  22.24     0.33    1.51   20.33
 Medians                                ---      ---    ---     ---    19.19  132.69  14.83   132.69  21.42      ---     ---     ---

State of AR
-----------
FFBH  First Fed. Bancshares of AR     23.75   116.28   1.08   16.64    21.02  142.73  21.25   142.73  21.99     0.24    1.01   22.22
HCBB  HCB Bancshares of AR            13.62    36.02   0.10   14.27       NM   95.44  17.98    99.20     NM     0.00    0.00    0.00
FTF   Texarkana Fst. Fin. Corp of AR  25.75    46.02   1.61   15.32    15.99  168.08  25.75   168.08  15.99     0.56    2.17   34.78

Comparable Group
----------------

FBCV  1st Bancorp of Vincennes IL     26.00    26.99   0.91   21.75    14.13  119.54  10.34   121.89  28.57     0.28    1.08   30.77
EGLI  Eagle Bancorp of IL             19.25    23.06   0.36   17.03       NM  113.04  13.40   113.04     NM     0.00    0.00    0.00
EFBI  Enterprise Fed. Bancorp of OH   28.25    56.10   0.99   15.82    23.74  178.57  20.41   178.68  28.54     1.00    3.54      NM
FFHH  FSF Financial Corp. of MN       19.12    57.55   1.03   14.41    18.38  132.69  14.83   132.69  18.56     0.50    2.62   48.54
FFBH  First Fed. Bancshares of AR     23.75   116.28   1.08   16.64    21.02  142.73  21.25   142.73  21.99     0.24    1.01   22.22
HMNF  HMN Financial, Inc. of MN       26.25   110.57   1.13   20.09    19.59  130.66  19.44   130.66  23.23     0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI    15.25    44.01   0.89   10.59    16.76  144.00  10.52   144.00  17.13     0.00    0.00    0.00
MBLF  MBLA Financial Corp. of MO      27.25    34.55   1.48   22.36    18.79  121.87  15.42   121.87  18.41     0.40    1.47   27.03
MWBI  Midwest Bancshares Inc. of IA   17.75    18.07   1.07   10.18    14.67  174.36  12.06   174.36  16.59     0.24    1.35   22.43
MFFC  Milton Fed. Fin. Corp. of OH    15.12    34.85   0.53   11.45    25.20  132.05  16.60   132.05  28.53     0.60    3.97      NM
PERM  Permanent Bancorp of IN         26.06    54.80   1.25   19.51    20.68  133.57  12.64   135.38  20.85     0.40    1.53   32.00

                                                 Financial Characteristics(6)
                                      -------------------------------------------------------
                                                                  Reported          Core        Memo:      Memo:
                                       Total  Equity/  NPAs/  --------------- ---------------  Exchange  Offering
Financial Institution                 Assets  Assets  Assets    ROA     ROE     ROA     ROE      Ratio     Size
---------------------                 ------  ------- ------- ------- ------- ------- -------             ($Mil)
                                       ($Mil)  (%)     (%)     (%)     (%)     (%)     (%)
Pocahontas Federal
------------------
 Superrange                             412   12.87    0.17    0.75     5.85   0.75     5.85     3.8333    33.06
 Range Maximum                          408   12.07    0.17    0.74     6.10   0.74     6.10     3.3333    28.75
 Range Midpoint                         405   11.37    0.17    0.72     6.36   0.72     6.36     2.8986    25.00
 Range Minimum                          402   10.65    0.18    0.71     6.65   0.71     6.55     2.4638    21.25

SAIF-Insured Thrifts(7)
--------------------
 Averages                             1,195   13.00    0.77    0.19     8.05   0.87     7.81
 Medians                                ---     ---     ---     ---      ---    ---      ---

All Non-MHC State of AR(7)
--------------------------
 Averages                               309   16.35    0.60    0.96     6.15   0.95     6.08
 Medians                                ---     ---     ---     ---      ---    ---      ---

Comparable Group Averages
-------------------------
 Averages                               332   11.07    0.63    0.78     7.21   0.69     6.31
 Medians                                ---     ---     ---     ---      ---    ---      ---

State of AR
-----------
FFBH  First Fed. Bancshares of AR       547   14.89    0.96    1.06     6.78   1.01     6.48
HCBB  HCB Bancshares of AR              200   18.84      NA    0.13     0.92   0.14     1.02
FTF   Texarkana Fst. Fin. Corp of AR    179   15.32    0.23    1.70    10.74   1.70    10.74

Comparable Group
----------------

FBCV  1st Bancorp of Vincennes IL       261    8.65    1.30    0.72     8.75   0.36     4.33
EGLI  Eagle Bancorp of IL               172   11.85    1.48    0.32     2.61   0.25     2.04
EFBI  Enterprise Fed. Bancorp of OH     275   11.43    0.07    0.92     7.43   0.77     6.18
FFHH  FSF Financial Corp. of MN         388   11.17    0.15    0.85     7.05   0.84     6.98
FFBH  First Fed. Bancshares of AR       547   14.89    0.96    1.06     6.78   1.01     6.48
HMNF  HMN Financial, Inc. of MN         569   14.88    0.10    1.00     6.87   0.85     5.79
HALL  Hallmark Capital Corp. of WI      418    7.30    0.13    0.65     9.11   0.64     8.91
MBLF  MBLA Financial Corp. of MO        224   12.66    0.57    0.83     6.49   0.85     6.62
MWBI  Midwest Bancshares Inc. of IA     150    6.92    0.81    0.87    12.62   0.77    11.16
MFFC  Milton Fed. Fin. Corp. of OH      210   12.57    0.29    0.73     4.95   0.65     4.38
PERM  Permanent Bancorp of IN           434    9.46    1.07    0.62     6.63   0.62     6.58

(1)   Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropr
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit

Number            Description
------            -----------

  I-1             Map of Office Locations

  I-2             Audited Financial Statements

  I-3             Key Operating Ratios

  I-4             Investment Portfolio Composition

  I-5             Yields and Costs

  I-6             Loan Loss Allowance Activity

  I-7             Fixed Rate and Adjustable Rate Loans

  I-8             Contractual Maturity By Loan Type

  I-9             NPV Analysis

  I-10            Loan Portfolio Composition

  I-11            Loan Originations, Purchases, and Sales

  I-12            Non-Performing Assets

  I-13            Borrowings

  I-14            Time Deposit Rate/Maturity


  II-1            List of Branch Offices

  II-2            Historical Interest Rates


 III-1            General Characteristics of Publicly-Traded
                    Institutions

 III-2            Financial Analysis of Arkansas Institutions

RP Financial, LC.

 III-3            Financial Analysis of Midwest and Southeast Peer Group
                    Candidates

 III-4            Peer Group Market Area Comparative Analysis


 IV-1             Stock Prices:  December 12, 1997

 IV-2             Historical Stock Price Indices

 IV-3             Historical Thrift Stock Indices

 IV-4             Market Area Acquisition Activity

 IV-5             Director and Senior Management Summary Resumes

 IV-6             Pro Forma Regulatory Capital Ratios

 IV-7             Pro Forma Analysis Sheet

 IV-8             Pro Forma Effect of Conversion Proceeds

 IV-9             Peer Group Core Earnings Analysis



  V-1             Firm Qualifications Statement

                                   EXHIBIT I-1
                 Pocahontas Federal Savings and Loan Association
                             Map of Office Locations

                                 [MAP OMITTED]


----------------
Pocahontas FS&LA
Branch Locations
----------------

                                   EXHIBIT I-2
                 Pocahontas Federal Savings and Loan Association
                          Audited Financial Statements


                           [Incorporated by Reference]

                                  EXHIBIT I-3
                Pocahontas Federal Savings and Loan Association
                              Key Operating Ratios

                           See Page 14 in Prospectus

                                  EXHIBIT I-4
                Pocahontas Federal Savings and Loan Association
                        Investment Portfolio Composition

                           See Page 58 in Prospectus

                                  EXHIBIT I-5
                Pocahontas Federal Savings and Loan Association
                                Yields and Costs

                            See Page 38 in Prospectus

                                  EXHIBIT I-6
                Pocahontas Federal Savings and Loan Association
                        Loan Loss Allowance Activity

                            See Page 53 in Prospectus

                                  EXHIBIT I-7
                Pocahontas Federal Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans

                            See Page 47 in Prospectus

                                  EXHIBIT I-8
                Pocahontas Federal Savings and Loan Association
                        Contractual Maturity By Loan Type

                            See Page 47 in Prospectus

                                  EXHIBIT I-9
                Pocahontas Federal Savings and Loan Association
                                  NPV Analysis

                           See Page 35 in Prospectus

                                  EXHIBIT I-10
                Pocahontas Federal Savings and Loan Association
                           Loan Portfolio Composition

                           See Page 46 in Prospectus

                                  EXHIBIT I-11
                Pocahontas Federal Savings and Loan Association
                     Loan Origination, Purchases, and Sales

                           See Page 50 in Prospectus

                                  EXHIBIT I-12
                Pocahontas Federal Savings and Loan Association
                              Non-Performing Assets

                           See Page 51 in Prospectus

                                  EXHIBIT I-13
                Pocahontas Federal Savings and Loan Association
                                   Borrowings

                            See Page 60 in Prospectus

                                  EXHIBIT I-14
                Pocahontas Federal Savings and Loan Association
                           Time Deposit Rate/Maturity

                            See Page 59 in Prospectus

                                  EXHIBIT II-1
                Pocahontas Federal Savings and Loan Association
                             List of Branch Offices

                           See Page 61 in Prospectus

                                  EXHIBIT II-2
                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)

                            Prime     90 Day     One Year     30 Year
Year/Qtr. Ended             Rate      T-Bill      T-Bill      T-Bond
---------------             -----     ------     --------     -------

1991:  Quarter 1            8.75%      5.92%       6.24%       8.26%
       Quarter 2            8.50%      5.72%       6.35%       8.43%
       Quarter 3            8.00%      5.22%       5.38%       7.80%
       Quarter 4            6.50%      3.95%       4.10%       7.47%

1992:  Quarter 1            6.50%      4.15%       4.53%       7.97%
       Quarter 2            6.50%      3.65%       4.06%       7.79%
       Quarter 3            6.00%      2.75%       3.06%       7.38%
       Quarter 4            6.00%      3.15%       3.59%       7.40%

1993:  Quarter 1            6.00%      2.95%       3.18%       6.93%
       Quarter 2            6.00%      3.09%       3.45%       6.67%
       Quarter 3            6.00%      2.97%       3.36%       6.03%
       Quarter 4            6.00%      3.06%       3.59%       6.34%

1994:  Quarter 1            6.25%      3.56%       4.44%       7.09%
       Quarter 2            7.25%      4.22%       5.49%       7.61%
       Quarter 3            7.75%      4.79%       5.94%       7.82%
       Quarter 4            8.50%      5.71%       7.21%       7.88%

1995:  Quarter 1            9.00%      5.86%       6.47%       7.43%
       Quarter 2            9.00%      5.57%       5.63%       6.63%
       Quarter 3            8.75%      5.42%       5.68%       6.51%
       Quarter 4            8.50%      5.09%       5.14%       5.96%

1996:  Quarter 1            8.25%      5.14%       5.38%       6.67%
       Quarter 2            8.25%      5.16%       5.68%       6.87%
       Quarter 3            8.25%      5.03%       5.69%       6.92%
       Quarter 4            8.25%      5.18%       5.49%       6.64%

1997:  Quarter 1            8.50%      5.32%       6.00%       7.10%
       Quarter 2            8.50%      5.17%       5.66%       6.78%
       Quarter 3            8.50%      5.10%       5.44%       6.40%
December 12, 1997           8.50%      5.17%       5.39%       5.92%


(1) End of period data.

Source: SNL Securities.

                                  EXHIBIT III-1
             General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 California Companies
 --------------------

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,800      368   12-31   10/72  61.69  5,824
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,229      246   12-31   05/59  91.31  5,184
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,433      154   06-30   10/83  34.25  1,728
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,040       92   12-31   12/85  62.50  1,165
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,854       85   12-31   01/71  28.13    753
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,105       25   12-31   12/83  38.37    406
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,920       37   12-31     /    12.50    242
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,757       26   12-31   05/86  17.19    451
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,162       41   12-31   05/86  34.87    433
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,615       23   03-31   03/96  19.12    342
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,305       18   12-31   10/91  41.62    248
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,251       36   12-31     /    49.50    298
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,050       19   06-30   06/95  17.12    108
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     967       14   12-31   04/94  19.87    143
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       902        9   12-31     /    17.75    139
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     891        6   12-31     /    19.87     61
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       847        8   06-30   12/93  21.37    100
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       641        9   06-30   06/96  21.50    104
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       516        8   12-31     /    32.87     76
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     410        7   12-31   02/95  19.00     61
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  17.25     40
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     125        3   12-31   01/96  13.25     11

 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,956        1   12-31     /    24.37  1,475
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845       60   12-31   11/83  15.50    345
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   2,145       14   09-30   12/85  13.50    129
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,808       40   09-30   09/93  38.75    196
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,131       23   09-30   01/94  67.00    333

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Florida Companies (continued)
 -----------------------------

 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,046       20   12-31   01/94  29.00    197
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       20   12-31   10/94  34.87    178
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     383        9   12-31   01/94  22.25     85

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    19,413       91   12-31   08/86  26.00  2,639
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    14,601      120   12-31   08/86  21.62  1,930
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,094       74   12-31   01/94  67.19  2,877
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,904       45   12-31   11/93  57.37  1,186
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,931       36   09-30   04/94  46.25  1,111
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,717       72   12-30   04/92  46.00    592
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,692       15   12-31   06/93  33.50    589
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,474        6   12-31   01/97  21.88    955
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,244       29   09-30   01/88  38.31    817
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,316       18   03-31   08/94  30.75    365
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,278       56   06-30   06/96  21.50    349
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,110       31   12-31   01/94  19.25    650
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  14.75    690
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,035       28   06-30   03/94  34.00    296
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,833       20   12-31   09/93  21.75    191
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,541       13   12-31   11/93  36.50    551
 JSB    JSB Financial, Inc. of NY           NYSE   New York City NY   Thrift   1,531       13   12-31   06/90  48.50    480
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,496       16   12-31   11/86  20.75    258
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,489       10   12-31   07/96  37.25    305
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,385       15   06-30   06/96  23.37    295
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,364       17   06-30   07/94  33.50    162
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157 J     25   02-28   06/87  27.00    175
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,156       22   06-30   02/84  24.87    219
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,045       16   12-31   07/92  41.62    333
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,005       28   06-30   07/87  28.75    147
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     960        7   12-31   11/95  23.00    184

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     885       17   12-31   08/84  36.00    138
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     884       13   12-31   11/85  10.37    131
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     822        9   12-31   06/90  18.62     99
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814 J     16   12-31   09/92  30.50     87
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     802       13   12-31   03/96  18.62    148
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     735       10   09-30   10/94  17.37    190
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703       16   12-31   10/95  22.50    103
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     681        7   12-31   06/95  18.62    121
 TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift     639       14   12-31   08/95  39.25    355
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     625       14   06-30   07/94  29.75    122
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     609        4   03-31   08/97  12.25    110
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582       18   12-31   12/88  32.75     78
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     526        4   09-30   09/86  26.75     82
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     525       10   12-31   04/87  28.75     78
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     506 J      8   07-31   12/93  24.87    112
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485 J     12   12-31   12/95  18.00     78
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       437        9   12-31   07/83  15.50     62
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  16.87     39
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     407        6   12-31   03/87  27.50     65
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  34.00     70
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     381        8   09-30   06/88  27.50     43
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     373        5   09-30   01/95  37.37     46
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     372        8   12-31   11/89  24.87     71
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     358        9   12-31   01/95  26.62     63
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     345        4   09-30   08/87  29.37     49
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324        6   12-31   01/96  20.25     53
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     322        7   06-30   03/87  26.25     57
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     313        4   09-30   04/96  18.75     57
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308 J      4   09-30   09/93  48.50     29
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     297        5   09-30   08/94  24.50     42
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     290        4   09-30   04/96  17.37     81
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  23.50    122
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  19.50     56

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     282        5   06-30   11/93  32.00     56
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     273        6   09-30   04/96  17.75     35
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     268 J      4   07-31     /     7.12     31
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     267        0   12-31   06/96  22.75     46
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       258 J      2   12-31   06/85  14.00     18
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     249        7   12-31   03/95  29.00     95
 SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift     248        9   12-31   06/86  18.87     27
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  30.00     22
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  30.00     54
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     217        9   03-31   08/94  23.75     40
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     210        6   06-30   02/87  28.13     41
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  18.75     52
 PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC    NY                 Thrift     193        5   12-31   11/95  30.00     58
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     181        3   06-30   12/95  17.50     56
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  20.00     41
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        3   12-31   06/95  24.50     30
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159 J      5   12-31   10/96  18.75     27
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.87     43
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     138        0   12-31   06/96  19.25     18
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     124 J      1   03-31   10/95  20.00     30
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  17.12     38
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     110        2   03-31   06/96  27.62     18
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     106        2   06-30   01/97  17.75     19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100 J      5   09-30   04/96  15.87     23
 SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh         Thrift      90 P      4   12/31   10/97  17.25     14
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71        2   09-30   07/93  28.00      7
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  18.50     11

 Mid-West Companies
 ------------------

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    15,197      221   12-31   01/88  62.00  3,073
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,207      107   06-30   12/84  52.87  1,141

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                   Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,549       52   12-31   05/87  25.25    862
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,371       20   12-31   01/90  34.06    519
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,295       35   03-31   01/92  38.62    501
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,894       45   12-31   03/94  50.25    695
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033       15   12/31     /    19.12    261
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,955       35   03-31   07/92  35.00    317
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,754       37   12-31   02/85  27.75    229
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,661       23   09-30   06/93  41.50    217
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,560       44   12-31   11/89  30.25    277
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,547       28   12-31   08/83  31.00    327
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,371       14   09-30   07/92  26.50    213
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,292 J     32   12-31   04/93  43.00    215
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,037       15   09-30   03/92  66.50    215
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     867       26   12-31   08/94  28.37    152
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     860       17   12-31   06/90  34.87    177
 NASB   North American SB of MO             OTC    KS,MO              M.B.       737 J      7   09-30   09/85  54.00    120
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     728       25   06-30   12/89  24.75    200
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     694       16   06-30   01/88  26.00    133
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       681       13   03-31   01/88  20.50    156
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     657       20   12-31   12/83  14.00    124
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       654       22   12-31   07/92  12.75     55
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     611       10   06-30   06/93  32.25    133
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     604       13   12-31     /    18.50     94
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       597        5   12-31   04/95  16.37     57
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     575       19   06-30   04/92  26.25     74
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     574        9   06-30   10/95  14.75    132
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     569        7   12-31   06/94  26.25    111
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547       12   12-31   05/96  23.75    116
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     529        4   12-31   03/96  14.75     82
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     523 J      6   03-31   09/93  28.25    110
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     521        3   06-30     /    12.62     41
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       502       11   12-31     /    25.00     80
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     498        5   09-30   12/93  23.00     64

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     488        5   06-30   02/92  32.00    101
 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  32.37     92
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12   03-31   04/94  26.06     55
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427 J     12   12-31   03/92  36.00     45
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3   06-30   01/94  15.25     44
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       405        9   09-30   06/94  44.75     88
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       405       12   09-30   09/93  21.37     58
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     402       12   12-31   07/95  20.25     71
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     402        5   12-31   03/94  27.75     52
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     397        6   12-31   07/94  26.62     63
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393 J      8   09-30   12/95  23.75     99
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     393        8   12-31   03/87  20.25     65
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11   09-30   10/94  19.12     58
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6   09-30   04/94  36.50     60
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       383        9   06-30   12/92  20.75     54
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     383        8   06-30   07/87  22.00     91
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     375        6   12-31   06/92  25.50     68
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     354       10   12-31   08/95  18.12     94
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     345        8   12-31   07/94  49.31     74
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     343        5   12-31   09/96  18.25    125
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     340        9   12-31   01/93  34.38     49
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  27.12     68
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     327        9   12-31   06/90  27.19     46
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      5   09-30   08/88  19.75     39
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  26.50     66
 FSFF   First SecurityFed Fin of IL         OTC    Chicago            Thrift     303 P      5   12-31   10/97  15.94    102
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     293        6   06-30   11/90  18.50     42
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     291        6   09-30   07/87  24.00     81
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     278        7   12-31   05/96  18.00     47
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5   09-30   10/94  28.25     56
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1   06-30   04/87  26.00     27
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     256        4   09-30   03/94  23.50     39
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  30.25     68

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 EBI    Equality Bancorp of St Louis        NYSE   St Louis           Thrift     249 P      3   03-31   12/97  14.87     37
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  23.25     44
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     235        4   06-30   08/87  10.37     29
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     235        4   12-31   02/93  26.50     33
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  27.37     33
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5   09-30   03/94  23.25     39
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.25     35
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     215        3   07-31   12/96  18.75     47
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215        4   12-31   03/96  19.12     62
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     212        3   09-30   04/95  20.12     52
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     210        4   06-30   04/95  26.00     81
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2   09-30   10/94  15.12     35
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9   12-31   07/92  27.75     45
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     205        7   12-31   04/95  18.50     36
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     204        6   09-30   06/92  21.00     33
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     200 J      6   06-30   05/97  13.62     36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200        4   12-31   02/95  27.75     25
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190        3   12-31   06/95  20.50     36
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     181        3   06-30   04/93  41.75     30
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     180 J      5   09-30   05/94  30.00     63
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     180        2   06-30   03/93  27.50     49
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     175        3   12-31   08/96  17.75     43
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3   12-31   07/96  19.25     23
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        6   06-30   08/93  18.50     39
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     165        3   06-30   03/95  16.00     42
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  28.50     36
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     163        8   06-30   04/94  19.75     32
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     163        6   06-30   12/93  26.00     28
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     162        3   12-31   04/97  17.37     36
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     157 J      2   06-30   04/95  28.50     39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4   12-31   11/92  17.75     18
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     143        2   12-31   09/96  14.25     40
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3   12-31   12/96  18.12     22

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     140        3   12-31   06/95  18.50     31
 FKKYD  Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95  18.62     31
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     130 J      3   03-31   12/95  16.25     21
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6   09-30   10/92  11.25     19
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4   12-31   12/93  18.50     18
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     122        2   12-31   12/93  25.87     25
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     117        3   03-31   09/95  17.75     15
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     113        2   09-30   10/93  14.87     15
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.50     23
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  28.00     19
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2   09-30   10/95  17.25     35
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  17.25     34
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift     107        2   06-30   09/96  21.88     22
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     104        2   06-30   10/96  21.37     37
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     103        4   12-31   04/96  16.50     16
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     103        2   06-30   04/97  17.25     31
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     102        4   06-30   07/97  12.50     21
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      98        2   09-30   06/95  15.50     23
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      97        5   12-31   06/96  21.50     36
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  19.25     16
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        96        3   06-30   12/94  20.50     19
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      95 J      4   06-30   08/95  20.25     17
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      94        1   06-30   01/94  17.06     17
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  21.25     45
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      94        3   06-30   02/95  15.75     14
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      88        1   06-30   04/96  18.62     27
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  14.69     19
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      88        3   06-30   06/94  11.75     10
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      88        2   06-30   01/94  13.37     21
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86 J      2   09-30   09/96  13.75     21
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  15.25     19
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86        1   12-31   11/96  18.50     40
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      84        3   06-30   03/95  19.37     15

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        84        2   12-31   10/93  21.00      9
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  14.75     13
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 J      1   09-30   02/95  23.25     19
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      77        2   06-30   02/95  19.50     24
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70        1   06-30   12/96  17.25     16
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1   09-30   03/95  17.50     13
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70        2   06-30   03/95  13.75      7
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      63        2   12-31   01/95  18.75     20
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  18.50     17
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60 J      2   09-30   06/95  18.50     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1   09-30   06/96  17.12     19
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      56        2   09-30   03/97  15.44     21
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      49 J      2   09-30   10/95  13.25     12
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      47        1   06-30   07/96  15.75     15
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   06-30   04/96   8.87     22
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  21.25      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1   06-30   07/96  17.62      8
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.25      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  15.00     11

 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  35.00  2,139
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   6,811       77   12-31   12/86  63.50    861
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,056      132   12-31   12/86  43.44  1,194
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     2,821       43   12-31   02/87  28.37    680
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,097       19   09-30   02/87  52.25    330
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,453       24   12-31   02/95  37.37    209
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,281       12   12-31   05/86  37.25    192
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,210       15   12-31   08/87  20.75    156
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,129       12   12-31   10/95  32.62    212
 MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,106       16   12-31   03/86  37.75    171

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,036       12   03-31   01/97  20.37    177
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     987       12   12-31   06/87  37.12    100
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       961       10   12-31   10/95  19.87    112
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     933       14   12-31   05/86  46.62    166
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     922       11   12-31   07/86  30.50    157
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     831       14   12-31   06/96  27.37    145
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     717       14   12-31   10/86  23.00     76
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       19   12-31   11/86  30.31    165
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  38.00     92
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     610       15   12-31   12/81  49.00    113
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     586       11   12-31   10/86   8.75    122
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       520        5   12-31   07/86   5.03     84
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     512       11   12-31   07/86  43.00     83
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       502        8   12-31   06/86  38.00     70
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       443        9   02-31   09/86  32.00     72
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     424        3   12-31   07/86  24.75    126
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       364        6   12-31   07/86  21.62     82
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     353        5   12-31   05/86  15.75     67
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     344 J      8   03-31   10/86  26.81     53
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     319       10   12-31   05/86  21.25     44
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       13   06-30   02/86  13.50     52
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     265        8   06-30   08/87  27.62     36
 ANE    Alliance Bancorp of New Englan (3)  AMEX   Northern CT        Thrift     242        7   12-31   12/86  16.87     27
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     216        5   12-31   12/88  27.87     36
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     203        5   12-31   05/93  12.75     30
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     201        2   12-31   08/88  22.87     42
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       183        5   12-31   11/86   6.25     41
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149        7   12-31     /    15.00     20
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       146 J      8   12-31   06/93  21.00     26
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     129        4   04-30   12/87  23.75     21
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       105        3   12-31     /    10.75     11
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94 J      2   09-30   03/96  20.00     29
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      61        2   03-31   11/89  28.75      7

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    95,608      290   12-31   03/83  68.62 17,647
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,720       89   09-30   11/82  31.87  1,514
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     2,047       31   12-31     /    39.25    316
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,870       41   06-30     /    21.25    161
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,074 J     16   03-31   11/95  26.25    269
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     980        7   09-30   10/95  21.50    215
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     531       12   03-31   08/86  17.12    127
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451        6   12-31   12/85  17.00     69
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     426       11   06-30   08/92  12.75     43
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     282        9   03-31   10/97  14.87     91
 OTFC   Oregon Trail Fin. Corp of OR        OTC    Baker City         Thrift     260 P      2   06-30   10/97  16.06     75
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     178        5   03-31   07/97  17.75     35
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  16.50     43

 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,713       32   09-30   11/83  48.00    306
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,486       20   12-31   10/94  36.00    355
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289 J     31    9-30   12/83  30.50    236
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     956       27   12-31   04/95  27.87    192
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     873       14   03-31   04/86  19.00    108
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     867        8   06-30   12/95  14.75    254
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702       19   12-31   08/92  64.75    107
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     669       19   12-31   12/85  28.62    152
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605       12   12-31   11/80  16.62     83
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     567       11   12-31   10/94  33.75    153
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     494        9   09-30   09/90  21.00     98
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     482        5   06-30   07/97  37.00    164
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     404        9   09-30   04/95  21.00     72
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395       12   12-31   07/97  39.50     95
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     360       16   03-31   08/91  18.75     56
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337        9   03-31   03/86  26.75     73
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  22.75     84
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       286        9   12-31   07/80  10.62     33

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------

 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     274        4   12-31   07/96  23.62     64
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  60.62     91
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     241        2   09-30   10/96  18.87     85
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238        4   12-31   12/86  19.37     39
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     233        8   12-31     /    69.00     53
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        2   09-30   03/96  20.00     93
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       192        4   12-31   07/90   4.50      5
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  26.50     34
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     179        5   09-30   07/95  25.75     46
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  18.00     77
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   8.25     25
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  28.25     32
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.25     35
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  18.00     62
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     127        2   06-30   12/95  10.37     29
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96  17.62     33
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109        5   12-31   07/95  19.75     16
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  14.12     18
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  17.75     22
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  22.12     42
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     101        1   06-30   12/96  83.00     34
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97 J      2   09-30   02/95  20.62     17
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 J      1   09-30   12/96  19.00     22
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      64        2   09-30   04/96  10.25     20
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  22.50     16
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  17.25     16

 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930       37   12-31     /    29.00    145
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  20.25     34

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              December 18, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-West Companies (continued)
 --------------------------------

 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226 J      6   09-30   04/96  18.87     47
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     176        7   03-31   11/91  21.28     24
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     116        2   09-30   01/95  20.62     21
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift     110        1   06-30   06/95  20.25     16
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86  10.75     13

 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,513       26   12-31   01/96  24.00    396
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     999       35   06-30   01/94  25.25    141
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       574       16   12-31   03/84  22.25    152
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103        4   12-31   09/86  25.25     31
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      88        2   12-31   09/93  14.75     17
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      60        1   09-30   03/96  15.37     15


 Other Areas
 -----------


 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 12/18/97

                                  EXHIBIT III-2
                   Financial Analysis of Arkansas Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                    Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of December 12, 1997

                                            Market
                                        Capitalization   Per Share Data             Pricing Ratios(3)
                                        --------------- --------------- ---------------------------------------
                                                          Core    Book
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution
---------------------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     23.89   181.59   1.12   15.13   19.50  159.37   19.33  162.79   20.43
State of AR                              21.04    66.11   0.93   15.41   18.51  135.42   21.66  136.67   18.99

Comparable Group
----------------

State of AR
-----------
FFBH  First Fed. Bancshares of AR        23.75   116.28   1.08   16.64   21.02  142.73   21.25  142.73   21.99
HCBB  HCB Bancshares of AR               13.62    36.02   0.10   14.27      NM   95.44   17.98   99.20      NM
PFSL  Pocahnts Fed, MHC of AR (47.0)(7)  36.50    28.07   1.44   14.86   25.00  245.63   15.54  245.63   25.35
FTF   Texarkana Fst. Fin. Corp of AR     25.75    46.02   1.61   15.32   15.99  168.08   25.75  168.08   15.99

                                              Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported          Core
                                       Amount/         Payout   Total  Equity/  NPAs/ ---------------- ---------------
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.58   30.13   1,195   13.00    0.77    0.89    8.05    0.87    7.81
State of AR                               0.27   1.06   19.00     309   16.35    0.60    0.96    6.15    0.95    6.08

Comparable Group
----------------

State of AR
-----------
FFBH  First Fed. Bancshares of AR         0.24   1.01   22.22     547   14.89    0.96    1.06    6.78    1.01    6.48
HCBB  HCB Bancshares of AR                0.00   0.00    0.00     200   18.84      NA    0.13    0.92    0.14    1.02
PFSL  Pocahnts Fed, MHC of AR (47.0)(7)   0.90   2.47   29.45     383    6.33    0.16    0.63   10.08    0.62    9.94
FTF   Texarkana Fst. Fin. Corp of AR      0.56   2.17   34.78     179   15.32    0.23    1.70   10.74    1.70   10.74

(1)   Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3
           Financial Analysis of Midwest and Southeast Peer Group Candidates

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                     Exhibit III-3
                           Market Pricing Comparatives
                         Prices As of December 12, 1997

                                            Market
                                        Capitalization   Per Share Data             Pricing Ratios(3)
                                        --------------- --------------- ---------------------------------------
                                                          Core    Book
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution
---------------------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     23.89   181.59   1.12   15.13   19.50  159.37   19.33  162.79   20.43
Comparable Group Average                 22.47    48.49   0.92   15.57   21.11  149.81   15.14  152.28   22.00
  Mid-West Companies                     22.68    48.08   0.93   15.92   20.76  146.89   15.12  149.50   21.73
  South-East Companies                   18.75    55.93   0.73    9.27   25.68  202.27   15.56  202.27   25.68

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN        26.00    26.99   0.91   21.75   14.13  119.54   10.34  121.89   28.57
BWFC  Bank West Fin. Corp. of MI         16.00    42.08   0.32    8.87   27.12  180.38   25.53  180.38      NM
EGLB  Eagle BancGroup of IL              19.25    23.06   0.36   17.03      NM  113.04   13.40  113.04      NM
EFBI  Enterprise Fed. Bancorp of OH      28.25    56.10   0.99   15.82   23.74  178.57   20.41  178.68   28.54
FFHH  FSF Financial Corp. of MN          19.12    57.55   1.03   14.41   18.38  132.69   14.83  132.69   18.56
FBCI  Fidelity Bancorp of Chicago IL     23.00    64.29   1.04   18.66      NM  123.26   12.91  123.46   22.12
FFED  Fidelity Fed. Bancorp of IN        10.37    28.94   0.65    5.15   15.48  201.36   12.30  201.36   15.95
FFHS  First Franklin Corp. of OH         27.37    32.63   1.24   17.49   26.07  156.49   14.11  157.39   22.07
FMBD  First Mutual Bancorp of IL         20.25    71.02   0.32   15.37      NM  131.75   17.65  172.78      NM
HMNF  HMN Financial, Inc. of MN          26.25   110.57   1.13   20.09   19.59  130.66   19.44  130.66   23.23
HALL  Hallmark Capital Corp. of WI       15.25    44.01   0.89   10.59   16.76  144.00   10.52  144.00   17.13
HBFW  Home Bancorp of Fort Wayne IN      27.12    68.48   1.15   17.62      NM  153.92   20.45  153.92   23.58
MBLF  MBLA Financial Corp. of MO         27.25    34.55   1.48   22.36   18.79  121.87   15.42  121.87   18.41
MWBI  Midwest Bancshares, Inc. of IA     17.75    18.07   1.07   10.18   14.67  174.36   12.06  174.36   16.59
MFFC  Milton Fed. Fin. Corp. of OH       15.12    34.85   0.53   11.45   25.20  132.05   16.60  132.05   28.53
PERM  Permanent Bancorp of IN            26.06    54.80   1.25   19.51   20.68  133.57   12.64  135.38   20.85
PMFI  Perpetual Midwest Fin. of IA       27.75    51.98   0.68   18.24      NM  152.14   12.94  152.14      NM
SFSB  SuburbFed Fin. Corp. of IL         36.00    45.47   1.79   21.90   29.27  164.38   10.66  164.99   20.11

South-East Companies
--------------------
COOP  Cooperative Bk.for Svgs. of NC     18.75    55.93   0.73    9.27   25.68  202.27   15.56  202.27   25.68

                                              Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported          Core
                                       Amount/         Payout   Total  Equity/  NPAs/ ---------------- ---------------
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                      0.37   1.58   30.13   1,195   13.00    0.77    0.89    8.05    0.87    7.81
Comparable Group Average                  0.31   1.47   26.90     324   10.32    0.45    0.65    6.66    0.62    6.45
  Mid-West Companies                      0.33   1.55   28.69     322   10.46    0.46    0.65    6.56    0.62    6.34
  South-East Companies                    0.00   0.00    0.00     360    7.69    0.21    0.63    8.30    0.63    8.30

Comparable Group
----------------

Mid-West Companies
------------------
FBCV  1st Bancorp of Vincennes IN         0.28   1.08   30.77     261    8.65    1.30    0.72    8.75    0.36    4.33
BWFC  Bank West Fin. Corp. of MI          0.21   1.31   65.63     165   14.15    0.21    1.03    6.73    0.56    3.65
EGLB  Eagle BancGroup of IL               0.00   0.00    0.00     172   11.85    1.48    0.32    2.61    0.25    2.04
EFBI  Enterprise Fed. Bancorp of OH       1.00   3.54      NM     275   11.43    0.07    0.92    7.43    0.77    6.18
FFHH  FSF Financial Corp. of MN           0.50   2.62   48.54     388   11.17    0.15    0.85    7.05    0.84    6.98
FBCI  Fidelity Bancorp of Chicago IL      0.32   1.39   30.77     498   10.48    0.41    0.19    1.84    0.60    5.80
FFED  Fidelity Fed. Bancorp of IN         0.40   3.86   61.54     235    6.11    0.13    0.75   14.32    0.73   13.89
FFHS  First Franklin Corp. of OH          0.40   1.46   32.26     231    9.02    0.47    0.56    6.21    0.66    7.33
FMBD  First Mutual Bancorp of IL          0.32   1.58      NM     402   13.40    0.26    0.32    2.12    0.30    1.94
HMNF  HMN Financial, Inc. of MN           0.00   0.00    0.00     569   14.88    0.10    1.00    6.87    0.85    5.79
HALL  Hallmark Capital Corp. of WI        0.00   0.00    0.00     418    7.30    0.13    0.65    9.11    0.64    8.91
HBFW  Home Bancorp of Fort Wayne IN       0.20   0.74   17.39     335   13.29    0.05    0.56    3.93    0.89    6.27
MBLF  MBLA Financial Corp. of MO          0.40   1.47   27.03     224   12.66    0.57    0.83    6.49    0.85    6.62
MWBI  Midwest Bancshares, Inc. of IA      0.24   1.35   22.43     150    6.92    0.81    0.87   12.62    0.77   11.16
MFFC  Milton Fed. Fin. Corp. of OH        0.60   3.97      NM     210   12.57    0.29    0.73    4.95    0.65    4.38
PERM  Permanent Bancorp of IN             0.40   1.53   32.00     434    9.46    1.07    0.62    6.63    0.62    6.58
PMFI  Perpetual Midwest Fin. of IA        0.30   1.08   44.12     402    8.51    0.30    0.40    4.65    0.32    3.76
SFSB  SuburbFed Fin. Corp. of IL          0.32   0.89   17.88     427    6.48      NA    0.39    5.88    0.56    8.56

South-East Companies
--------------------
COOP  Cooperative Bk.for Svgs. of NC      0.00   0.00    0.00     360    7.69    0.21    0.63    8.30    0.63    8.30

(1)   Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

 Source: Corporate reports, offering circulars, and RP Financial, LC.
         calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-4
                   Peer Group Market Area Comparative Analysis

                                  Exhibit III-4
                   Peer Group Market Area Comparative Analysis

                                                                                                       Per Capita Income
                                             Population      Proj.                                     ----------------     Deposit
                                           ---------------   Pop.     1990-97   1997-2002                        % State     Market
Institution                    County       1990     1997    2002    % Change   % Change   Median Age  Amount    Average    Share(1)
-----------                    ------       ----     ----    ----    --------   --------   ----------  ------    -------    --------
                                            (000)    (000)

1st Bancorp of Vincennes IN    Knox           40       40      39      -0.8%       -0.6%        35.4   14,723      83.1%      21.1%
Eagle BancGroup of IL          McLean        129      140     148       8.7%        5.5%        30.3   19,722     100.0%       8.1%
Enterprise Fed. Bancorp of OH  Butler        291      328     354      12.6%        7.7%        33.5   18,051     104.7%       1.8%
FSF Financial Corp. of MN      McLeod         32       34      35       6.0%        3.9%        34.1   19,509      93.7%      22.1%
First Fed. Bancshares of AR    Boone          28       33      35      14.9%        8.9%        37.7   12,967      96.0%      43.3%
HMN Financial, Inc. of MN      Fillmore       21       21      21       0.8%        0.5%        38.2   12,986      62.3%      19.9%
Hallmark Capital Corp. of WI   Milwaukee     959      916     887      -4.5%       -3.2%        34.4   17,901      99.0%       1.4%
MBLA Financial Corp. of MO     Macon          15       15      15      -1.2%       -0.8%        40.2   13,799      78.1%      25.7%
Midwest Bancshares, Inc. of IA Des Moines     43       42      42      -0.3%       -0.2%        37.7   16,607     101.2%      11.4%
Milton Fed. Fin. Corp. of OH   Miami          93       97     100       4.4%        2.9%        36.4   19,314     112.0%       7.2%
Permanent Bancorp of IN        Vanderburgh   165      168     170       1.7%        1.1%        36.6   17,626      99.5%       7.9%
                                             ---      ---     ---       ----        ----        ----   ------      -----       ----

                               Averages:     165      167     168       3.8%        2.4%        35.9   16,655      93.6%      15.4%
                               Medians:       43       42      42       1.7%        1.1%        36.4   17,626      99.0%      11.4%

Pochaontas Federal             Randolph       17       18      19       8.4%        5.4%        37.6    9,998      74.1%      12.3%

(1) Total institution deposits in headquarters county as percent of total county deposits. Excludes credit unions.

Sources: CACI, Inc; FDIC; OTS.

                                  EXHIBIT IV-1
                                  Stock Prices:
                             As of December 12, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(297)                     23.83   5,850   187.9        25.16   15.47   23.80    0.27  255.94    48.53
NYSE Traded Companies(11)                     44.36  30,833 1,635.1        46.19   26.88   44.50    0.02  355.51    51.63
AMEX Traded Companies(16)                     18.15   3,147    56.1        19.97   12.91   18.21   -0.24  294.44    33.49
NASDAQ Listed OTC Companies(270)              23.27   4,917   132.3        24.55   15.13   23.22    0.31  242.22    49.28
California Companies(21)                      31.18  18,713   874.0        33.00   18.91   31.53   -0.97  169.04    53.64
Florida Companies(5)                          22.87  20,239   445.9        24.67   13.65   22.91    1.10  210.61    53.95
Mid-Atlantic Companies(59)                    25.72   6,729   191.2        26.73   15.75   25.46    1.15  237.22    60.25
Mid-West Companies(144)                       22.13   3,601   104.2        23.23   14.67   22.02    0.37  288.85    44.70
New England Companies(9)                      29.28   5,048   190.4        30.43   17.29   29.31    0.55  451.80    67.18
North-West Companies(8)                       23.45  11,774   337.1        25.33   17.45   23.91   -1.60  181.57    35.25
South-East Companies(38)                      23.30   3,451    80.3        25.55   16.12   23.58   -0.91  231.78    39.40
South-West Companies(7)                       20.15   1,905    42.9        22.04   13.72   19.91    1.60   59.26    48.28
Western Companies (Excl CA)(6)                21.15   5,371   125.1        22.22   14.70   21.24    0.23  376.14    39.82
Thrift Strategy(240)                          22.62   3,708    95.4        23.89   15.04   22.59    0.16  229.81    46.26
Mortgage Banker Strategy(35)                  29.29  14,739   629.5        30.76   17.47   29.22    0.93  332.49    62.04
Real Estate Strategy(9)                       27.78   7,823   255.0        28.94   16.22   27.62    0.35  246.38    57.05
Diversified Strategy(9)                       34.07  30,268 1,045.3        36.95   20.59   34.47   -0.75  224.49    49.45
Retail Banking Strategy(4)                    19.37   4,340   101.3        20.58   11.83   18.54    4.40  408.57    45.43
Companies Issuing Dividends(252)              24.17   5,562   187.3        25.55   15.73   24.14    0.28  269.99    47.35
Companies Without Dividends(45)               21.87   7,508   191.2        22.96   14.01   21.82    0.23  168.42    56.43
Equity/Assets less than 6%(23)                30.20  19,226   696.3        31.56   17.43   29.94    1.42  222.79    64.03
Equity/Assets 6-12%(141)                      26.21   5,722   206.5        27.46   15.93   26.15    0.39  272.81    57.39
Equity/Assets 12%(133)                       20.51   3,725    84.8        21.92   14.72   20.54   -0.04  208.54    36.26
Converted Last greater than
  3 Mths (no MHC)(4)                          16.03   3,602    57.2        16.50   14.35   16.03   -0.03    0.00    21.39
Actively Traded Companies(39)                 35.13  18,235   802.8        36.63   20.99   35.33   -0.36  293.98    62.88
Market Value Below $20 Million(50)            17.54     892    14.8        18.63   12.21   17.38    1.07  289.36    42.55
Holding Company Structure(264)                23.96   5,614   185.9        25.32   15.68   23.93    0.23  243.70    47.00
Assets Over $1 Billion(60)                    34.59  19,090   736.3        36.14   20.85   34.58    0.35  291.42    56.74
Assets $500 Million-$1 Billion(48)            24.41   5,454   119.3        25.85   15.07   24.36    0.29  303.38    55.60
Assets $250-$500 Million(64)                  23.38   2,779    61.1        24.74   15.32   23.46   -0.45  227.78    52.59
Assets less than $250 Million(125)            18.91   1,481    27.0        20.08   13.25   18.81    0.59  160.26    39.51
Goodwill Companies(120)                       27.85  10,091   335.3        29.25   17.15   27.82    0.21  284.72    55.05
Non-Goodwill Companies(177)                   21.18   3,057    90.8        22.47   14.37   21.15    0.31  215.36    44.00
Acquirors of FSLIC Cases(10)                  44.10  35,626 1,932.5        45.80   26.79   44.51   -0.23  373.19    55.78


                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(297)                         1.16    1.14   15.35   14.93   147.63
NYSE Traded Companies(11)                         2.59    2.45   21.10   20.39   317.10
AMEX Traded Companies(16)                         0.60    0.71   14.05   13.85   107.51
NASDAQ Listed OTC Companies(270)                  1.13    1.11   15.18   14.75   142.60
California Companies(21)                          1.73    1.61   17.45   16.86   265.86
Florida Companies(5)                              1.17    0.85   11.42   10.73   171.97
Mid-Atlantic Companies(59)                        1.31    1.31   16.00   15.39   164.56
Mid-West Companies(144)                           1.05    1.04   15.12   14.82   126.75
New England Companies(9)                          1.28    1.45   17.22   16.46   232.24
North-West Companies(8)                           1.13    1.07   14.49   13.93   129.56
South-East Companies(38)                          0.99    0.96   14.52   14.22   112.14
South-West Companies(7)                           1.30    1.30   15.15   14.39   194.42
Western Companies (Excl CA)(6)                    1.04    1.03   14.36   13.68    96.29
Thrift Strategy(240)                              1.07    1.08   15.49   15.14   132.41
Mortgage Banker Strategy(35)                      1.60    1.47   15.06   14.14   219.04
Real Estate Strategy(9)                           1.66    1.60   14.81   14.52   225.37
Diversified Strategy(9)                           1.93    1.73   14.11   13.56   195.62
Retail Banking Strategy(4)                       -0.35   -0.45   12.75   12.17   195.11
Companies Issuing Dividends(252)                  1.20    1.18   15.49   15.03   144.34
Companies Without Dividends(45)                   0.90    0.91   14.59   14.36   166.56
Equity/Assets less than 6%(23)                    1.66    1.68   14.11   13.15   285.90
Equity/Assets 6-12%(141)                          1.38    1.34   15.35   14.74   181.81
Equity/Assets greater than 12%(133)               0.86    0.86   15.57   15.41    92.05
Converted Last 3 Mths (no MHC)(4)                 0.53    0.53   12.47   12.47    78.11
Actively Traded Companies(39)                     1.95    1.95   17.26   16.62   228.67
Market Value Below $20 Million(50)                0.79    0.80   14.31   14.27   111.17
Holding Company Structure(264)                    1.14    1.12   15.63   15.21   145.10
Assets Over $1 Billion(60)                        1.83    1.78   17.18   15.98   243.29
Assets $500 Million-$1 Billion(48)                1.25    1.17   14.44   13.93   154.37
Assets $250-$500 Million(64)                      1.16    1.16   15.75   15.37   151.21
Assets less than $250 Million(125)                0.81    0.83   14.68   14.61    99.43
Goodwill Companies(120)                           1.44    1.41   15.78   14.70   193.04
Non-Goodwill Companies(177)                       0.97    0.97   15.07   15.07   117.72
Acquirors of FSLIC Cases(10)                      2.56    2.52   20.88   19.72   332.65


(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(61)                       27.24   7,883   240.4        28.39   16.74   26.99   -0.33  265.65    59.51
NYSE Traded Companies(2)                      46.60  72,159 2,758.1        47.88   30.12   47.00   -0.60  158.45    58.86
AMEX Traded Companies(6)                      28.00   2,187    64.1        28.97   15.93   28.02   -0.41  166.34    65.84
NASDAQ Listed OTC Companies(53)               26.36   5,798   153.8        27.51   16.27   26.04   -0.31  281.23    58.87
California Companies(1)                       17.75   7,847   139.3        21.25   14.00   18.00   -1.39    0.00    18.33
Mid-Atlantic Companies(16)                    28.60  16,474   538.6        29.89   17.51   27.71   -1.31  192.45    59.80
Mid-West Companies(2)                         11.06   1,707    17.2        11.31    8.25   11.06   -0.41    0.00    31.17
New England Companies(33)                     27.87   4,521   133.3        28.91   16.20   27.78    0.64  297.07    68.32
North-West Companies(4)                       20.12   7,249   155.1        21.56   13.30   20.58   -2.69  139.68    49.65
South-East Companies(5)                       32.07   2,076    46.2        33.00   23.34   32.25   -0.94    0.00    34.83
Thrift Strategy(44)                           27.20   4,834   165.0        28.30   16.76   26.82   -0.24  259.26    58.96
Mortgage Banker Strategy(7)                   28.03  31,238   784.9        29.80   16.85   28.57   -2.55  277.11    69.19
Real Estate Strategy(5)                       19.69   5,823   110.7        21.44   14.38   19.25    2.04  541.54    31.23
Diversified Strategy(5)                       30.58  13,256   454.1        31.08   17.56   30.67    0.32  205.26    70.08
Companies Issuing Dividends(53)               28.74   8,311   261.6        29.93   17.71   28.53   -0.77  265.19    58.90
Companies Without Dividends(8)                16.96   4,948    94.9        17.82   10.13   16.43    2.72  272.03    63.62
Equity/Assets less than 6%(5)                 20.63  29,899   750.7        20.97   10.20   19.91    3.22  210.62   102.24
Equity/Assets 6-12%(40)                       29.70   6,232   233.2        30.95   17.47   29.21   -0.02  280.30    64.33
Equity/Assets greater than 12%(16)            23.54   5,990   128.4        24.64   16.80   23.90   -1.88   49.91    36.88
Actively Traded Companies(18)                 30.24  11,760   343.8        31.21   18.26   30.00    1.51  306.04    61.30
Market Value Below $20 Million(3)             16.33     814    13.0        16.87   12.12   16.66   -1.60    0.00    28.84
Holding Company Structure(41)                 26.29   6,428   177.3        27.36   16.42   25.80   -0.18  249.59    57.43
Assets Over $1 Billion(14)                    34.05  24,469   838.4        35.22   20.72   34.32   -0.60  243.34    63.19
Assets $500 Million-$1 Billion(16)            30.59   5,008   124.2        31.74   18.07   30.35    0.92  250.39    61.96
Assets $250-$500 Million(13)                  22.13   3,342    69.0        23.25   13.31   22.14   -0.02  305.22    63.11
Assets less than $250 Million(18)             22.83   1,544    29.3        23.97   15.09   21.97   -1.52  262.70    52.00
Goodwill Companies(31)                        30.51  11,068   366.2        31.60   18.21   29.83    0.20  264.73    63.11
Non-Goodwill Companies(30)                    23.85   4,580   109.9        25.05   15.22   24.04   -0.87  267.48    55.92

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(61)                         1.58    1.51   15.76   14.91   153.16
NYSE Traded Companies(2)                        2.34    2.29   20.01   12.88   248.52
AMEX Traded Companies(6)                        1.34    1.15   17.59   15.21   172.94
NASDAQ Listed OTC Companies(53)                 1.57    1.52   15.40   14.96   147.13
California Companies(1)                         1.52    1.52   12.32   12.27   114.89
Mid-Atlantic Companies(16)                      1.33    1.29   15.79   13.98   169.89
Mid-West Companies(2)                           0.21    0.26   11.08   10.73    35.43
New England Companies(33)                       1.91    1.80   14.67   14.10   168.95
North-West Companies(4)                         1.05    1.02   11.21   10.83    95.73
South-East Companies(5)                         1.42    1.41   27.07   27.07   100.38
Thrift Strategy(44)                             1.55    1.48   16.33   15.41   148.82
Mortgage Banker Strategy(7)                     1.58    1.55   14.32   13.84   180.63
Real Estate Strategy(5)                         1.78    1.67   11.27   11.24   105.38
Diversified Strategy(5)                         1.80    1.75   13.54   12.55   190.42
Companies Issuing Dividends(53)                 1.57    1.49   16.48   15.52   161.86
Companies Without Dividends(8)                  1.69    1.67   10.85   10.74    93.52
Equity/Assets less than 6%(5)                   1.23    1.01    7.70    7.47   153.80
Equity/Assets 6-12%(40)                         1.92    1.83   15.47   14.23   182.15
Equity/Assets greater than 12%(16)              0.93    0.95   18.43   18.26    89.58
Actively Traded Companies(18)                   1.97    1.86   15.73   14.92   183.84
Market Value Below $20 Million(3)               0.53    0.59   14.56   14.32    57.53
Holding Company Structure(41)                   1.51    1.45   15.91   15.20   137.18
Assets Over $1 Billion(14)                      1.83    1.78   15.82   14.09   187.28
Assets $500 Million-$1 Billion(16)              1.93    1.81   16.83   15.48   191.21
Assets $250-$500 Million(13)                    1.17    1.11   12.82   12.51   120.44
Assets less than $250 Million(18)               1.38    1.34   16.93   16.80   116.44
Goodwill Companies(31)                          1.73    1.63   16.49   14.81   192.94
Non-Goodwill Companies(30)                      1.43    1.39   15.01   15.01   111.90

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                      25.10   8,362    57.3        27.07   13.05   25.05    0.30  385.31   103.34
BIF-Insured Thrifts(3)                        31.33  22,105   300.4        33.29   12.38   31.71   -0.92  344.73   160.43
NASDAQ Listed OTC Companies(23)               26.20  10,787   100.2        28.17   12.93   26.23    0.09  365.02   115.58
Florida Companies(3)                          31.94   5,939    89.8        36.13   17.63   32.31   -1.28    0.00    66.74
Mid-Atlantic Companies(11)                    22.68  11,091    59.8        24.14   10.12   22.50    0.67    0.00   162.50
Mid-West Companies(7)                         28.47   2,111    26.0        30.40   15.09   28.47    0.36  385.31    85.56
New England Companies(1)                      35.00  61,126   855.9        37.37   18.00   36.37   -3.77  344.73    81.82
Thrift Strategy(22)                           25.65   7,641    53.0        27.59   12.61   25.59    0.33  385.31   118.17
Diversified Strategy(1)                       35.00  61,126   855.9        37.37   18.00   36.37   -3.77  344.73    81.82
Companies Issuing Dividends(22)               26.66  11,289   105.0        28.69   12.89   26.68    0.18  365.02   115.58
Companies Without Dividends(1)                18.75   2,760    23.3        19.75   13.62   19.00   -1.32    0.00     0.00
Equity/Assets 6-12%(16)                       27.75  14,078   131.5        30.10   13.14   27.84   -0.09  365.02   121.49
Equity/Assets greater than 12%(7)             22.47   2,887    25.2        23.52   12.42   22.35    0.52    0.00    93.90
Holding Company Structure(2)                  30.00   1,917    26.5        30.00    9.38   28.75    4.35    0.00   219.83
Assets Over $1 Billion(6)                     24.50  37,110   329.6        26.75   11.94   25.25   -2.81  344.73   120.57
Assets $500 Million-$1 Billion(2)             34.87   5,095    86.1        39.75   18.00   34.75    0.35    0.00    70.10
Assets $250-$500 Million(5)                   28.71   3,423    39.6        30.50   15.36   29.21   -1.16  385.31    90.50
Assets less than $250 Million(10)             25.15   2,174    20.0        26.74   12.00   24.72    1.76    0.00   132.37
Goodwill Companies(9)                         26.73  25,532   231.2        28.67   12.98   26.94   -0.89  365.02   128.02
Non-Goodwill Companies(14)                    25.91   2,744    28.8        27.90   12.90   25.84    0.62    0.00   106.24
MHC Institutions(23)                          26.20  10,787   100.2        28.17   12.93   26.23    0.09  365.02   115.58

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                     Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                       0.68    0.67   10.72   10.65    95.80
BIF-Insured Thrifts(3)                         1.06    0.85   10.76   10.12   101.07
NASDAQ Listed OTC Companies(23)                0.75    0.70   10.73   10.55    96.73
Florida Companies(3)                           1.00    0.89   14.22   14.18   146.68
Mid-Atlantic Companies(11)                     0.57    0.56    9.17    8.86    76.90
Mid-West Companies(7)                          0.82    0.85   12.01   11.98   106.48
New England Companies(1)                       1.44    0.93   11.41   11.40   126.48
Thrift Strategy(22)                            0.71    0.69   10.69   10.50    94.87
Diversified Strategy(1)                        1.44    0.93   11.41   11.40   126.48
Companies Issuing Dividends(22)                0.76    0.71   10.76   10.58    98.10
Companies Without Dividends(1)                 0.56    0.54   10.22   10.22    74.79
Equity/Assets 6-12%(16)                        0.82    0.74   10.90   10.65   109.96
Equity/Assets greater than 12%(7)              0.57    0.61   10.33   10.33    64.98
Holding Company Structure(2)                   1.05    0.94   12.02   10.10   100.68
Assets Over $1 Billion(6)                      0.83    0.64    8.38    8.15    97.01
Assets $500 Million-$1 Billion(2)              1.07    0.98   15.79   15.79   139.20
Assets $250-$500 Million(5)                    0.88    0.85   11.27   11.23   109.10
Assets less than $250 Million(10)              0.64    0.65   11.03   10.82    87.76
Goodwill Companies(9)                          0.92    0.78    9.94    9.44   108.33
Non-Goodwill Companies(14)                     0.65    0.67   11.16   11.16    90.40
MHC Institutions(23)                           0.75    0.70   10.73   10.55    96.73

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             61.69  94,411 5,824.2        64.25   31.50   62.94   -1.99  229.01    89.82
CSA   Coast Savings Financial of CA           62.50  18,644 1,165.3        64.00   35.00   62.75   -0.40  440.66    70.67
CFB   Commercial Federal Corp. of NE          52.87  21,582 1,141.0        53.69   29.75   50.37    4.96  ***.**    65.22
DME   Dime Bancorp, Inc. of NY*               26.00 101,492 2,638.8        26.00   14.62   26.00    0.00  158.45    76.27
DSL   Downey Financial Corp. of CA            28.13  26,754   752.6        29.00   17.98   28.75   -2.16  159.02    50.51
EBI   Equality Bancorp of St Louis            14.87   2,486    37.0        15.37   12.00   15.37   -3.25    N.A.    21.39
FED   FirstFed Fin. Corp. of CA               38.37  10,585   406.1        39.50   21.50   37.75    1.64  137.59    74.41
GSB   Glendale Fed. Bk, FSB of CA             34.25  50,456 1,728.1        36.12   22.00   34.31   -0.17  110.77    47.31
GDW   Golden West Fin. Corp. of CA            91.31  56,770 5,183.7        94.75   59.87   94.75   -3.63  248.64    44.66
GPT   GreenPoint Fin. Corp. of NY*            67.19  42,826 2,877.5        69.75   45.62   68.00   -1.19    N.A.    41.45
JSB   JSB Financial, Inc. of NY               48.50   9,898   480.1        49.56   36.00   48.69   -0.39  321.74    27.63
NYB   New York Bancorp, Inc. of NY            38.31  21,319   816.7        38.31   16.87   36.94    3.71  440.34    97.78
WES   Westcorp Inc. of Orange CA              17.19  26,256   451.3        23.50   13.25   16.87    1.90  134.52   -21.44

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              23.62   2,697    63.7        24.75   14.19   23.75   -0.55    N.A.    58.84
ANE   Alliance Bancorp of New Englan*         16.87   1,627    27.4        18.00    8.72   17.12   -1.46  132.69    87.44
BKC   American Bank of Waterbury CT*          49.00   2,313   113.3        49.50   27.37   48.62    0.78  161.33    75.00
BFD   BostonFed Bancorp of MA                 19.87   5,650   112.3        22.31   14.37   20.37   -2.45    N.A.    34.71
CFX   CFX Corp of NH(8)*                      28.37  23,977   680.2        28.75   15.12   28.75   -1.32  138.40    83.03
CNY   Carver Bancorp, Inc. of NY              16.87   2,314    39.0        17.06    7.75   16.25    3.82  169.92   104.48
CBK   Citizens First Fin.Corp. of IL          18.00   2,584    46.5        19.50   13.75   18.00    0.00    N.A.    25.26
ESX   Essex Bancorp of VA(8)                   4.50   1,058     4.8         7.94    1.00    5.00  -10.00  -73.13   105.48
FCB   Falmouth Co-Op Bank of MA*              20.00   1,455    29.1        22.00   13.00   20.25   -1.23    N.A.    52.44
FAB   FirstFed America Bancorp of MA          20.37   8,707   177.4        22.12   13.62   21.00   -3.00    N.A.     N.A.
GAF   GA Financial Corp. of PA                18.62   7,973   148.5        19.81   14.50   19.56   -4.81    N.A.    23.15
KNK   Kankakee Bancorp of IL                  34.38   1,426    49.0        35.00   23.37   34.38    0.00  243.80    38.91
KYF   Kentucky First Bancorp of KY            14.69   1,303    19.1        14.69   10.56   14.37    2.23    N.A.    35.14
MBB   MSB Bancorp of Middletown NY*           30.50   2,844    86.7        30.62   16.37   30.37    0.43  205.00    55.45
PDB   Piedmont Bancorp of NC                  10.37   2,751    28.5        11.62    9.25   10.75   -3.53    N.A.    -1.24
SSB   Scotland Bancorp of NC                  10.25   1,914    19.6        19.25   10.12   10.37   -1.16    N.A.   -27.41
SZB   SouthFirst Bancshares of AL             20.62     848    17.5        20.87   12.50   20.00    3.10    N.A.    55.62
SRN   Southern Banc Company of AL             17.75   1,230    21.8        17.75   13.12   17.69    0.34    N.A.    35.29
SSM   Stone Street Bancorp of NC              22.12   1,898    42.0        27.25   19.25   22.50   -1.69    N.A.     7.90
TSH   Teche Holding Company of LA             21.00   3,438    72.2        23.50   13.00   20.50    2.44    N.A.    46.14
FTF   Texarkana Fst. Fin. Corp of AR          25.75   1,787    46.0        27.00   14.37   25.50    0.98    N.A.    64.75
THR   Three Rivers Fin. Corp. of MI           20.25     824    16.7        20.50   13.62   20.37   -0.59    N.A.    44.64
WSB   Washington SB, FSB of MD                 7.12   4,348    31.0         8.25    4.81    7.00    1.71  469.60    46.20

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             26.00   1,038    27.0        27.50   18.09   27.50   -5.45    N.A.    36.84
AFED  AFSALA Bancorp, Inc. of NY              18.75   1,455    27.3        19.50   11.37   19.12   -1.94    N.A.    56.25
ALBK  ALBANK Fin. Corp. of Albany NY          46.00  12,872   592.1        47.75   30.50   44.69    2.93   97.85    46.64
AMFC  AMB Financial Corp. of IN               16.50     964    15.9        17.75   12.75   16.00    3.13    N.A.    24.53
ASBP  ASB Financial Corp. of OH               13.50   1,700    23.0        17.50   11.50   13.37    0.97    N.A.     3.85
ABBK  Abington Savings Bank of MA*            38.00   1,840    69.9        38.00   19.00   36.37    4.48  474.02    94.87
AABC  Access Anytime Bancorp of NM            10.75   1,217    13.1        10.75    5.15   10.12    6.23   59.26    99.44
AFBC  Advance Fin. Bancorp of WV              17.75   1,084    19.2        17.87   12.75   17.25    2.90    N.A.     N.A.
AADV  Advantage Bancorp of WI(8)              66.50   3,236   215.2        68.50   31.75   66.50    0.00  622.83   106.20
AFCB  Affiliated Comm BC, Inc of MA           32.62   6,493   211.8        33.00   17.10   31.50    3.56    N.A.    90.76
ALBC  Albion Banc Corp. of Albion NY          28.00     250     7.0        30.50   16.50   28.00    0.00  115.38    67.16

                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 3.94    3.37   20.17   17.13   495.70
CSA   Coast Savings Financial of CA               2.94    3.14   25.21   24.92   484.90
CFB   Commercial Federal Corp. of NE              3.02    3.02   20.59   18.42   333.94
DME   Dime Bancorp, Inc. of NY*                   1.30    1.28   10.38    9.88   191.28
DSL   Downey Financial Corp. of CA                1.49    1.43   15.61   15.41   218.81
EBI   Equality Bancorp of St Louis                0.53    0.53    9.95    9.95   100.33
FED   FirstFed Fin. Corp. of CA                   2.19    2.18   20.01   19.82   387.78
GSB   Glendale Fed. Bk, FSB of CA                 1.76    2.11   18.39   16.46   325.68
GDW   Golden West Fin. Corp. of CA                5.93    5.83   45.36   45.36   691.01
GPT   GreenPoint Fin. Corp. of NY*                3.38    3.30   29.63   15.88   305.75
JSB   JSB Financial, Inc. of NY                   2.97    2.64   35.91   35.91   154.68
NYB   New York Bancorp, Inc. of NY                2.40    2.46    7.93    7.93   152.17
WES   Westcorp Inc. of Orange CA                  1.31    0.28   13.00   12.97   143.10

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  0.97    0.94   17.22   17.22   101.60
ANE   Alliance Bancorp of New Englan*             1.15    1.06   10.95   10.68   148.69
BKC   American Bank of Waterbury CT*              3.27    2.76   23.23   22.38   263.69
BFD   BostonFed Bancorp of MA                     1.16    1.05   14.48   13.94   170.04
CFX   CFX Corp of NH(8)*                          0.58    0.78   10.25    9.88   117.66
CNY   Carver Bancorp, Inc. of NY                 -0.26    0.02   15.09   14.50   179.59
CBK   Citizens First Fin.Corp. of IL              0.63    0.56   14.79   14.79   107.57
ESX   Essex Bancorp of VA(8)                      0.20    0.18    0.03   -0.14   181.37
FCB   Falmouth Co-Op Bank of MA*                  0.52    0.49   15.40   15.40    64.55
FAB   FirstFed America Bancorp of MA              0.06    0.54   14.52   14.52   118.99
GAF   GA Financial Corp. of PA                    0.94    0.91   14.72   14.58   100.63
KNK   Kankakee Bancorp of IL                      2.15    2.11   27.25   25.69   238.38
KYF   Kentucky First Bancorp of KY                0.78    0.77   11.29   11.29    67.60
MBB   MSB Bancorp of Middletown NY*               0.79    0.52   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                     -0.11    0.25    7.56    7.56    46.00
SSB   Scotland Bancorp of NC                      0.66    0.65    7.61    7.61    33.65
SZB   SouthFirst Bancshares of AL                -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL                 0.12    0.43   14.58   14.43    85.72
SSM   Stone Street Bancorp of NC                  0.86    0.86   16.32   16.32    55.20
TSH   Teche Holding Company of LA                 1.12    1.07   15.81   15.81   117.54
FTF   Texarkana Fst. Fin. Corp of AR              1.61    1.61   15.32   15.32   100.01
THR   Three Rivers Fin. Corp. of MI               0.62    0.90   15.54   15.48   115.45
WSB   Washington SB, FSB of MD                    0.25    0.35    5.16    5.16    61.61

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.84    0.91   21.75   21.33   251.38
AFED  AFSALA Bancorp, Inc. of NY                  0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY              2.89    2.87   26.69   23.51   288.76
AMFC  AMB Financial Corp. of IN                   0.98    0.69   14.95   14.95   107.25
ASBP  ASB Financial Corp. of OH                   0.64    0.60   10.30   10.30    66.15
ABBK  Abington Savings Bank of MA*                2.29    2.04   19.43   17.61   272.62
AABC  Access Anytime Bancorp of NM                1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV                  0.83    0.81   15.02   15.02    97.52
AADV  Advantage Bancorp of WI(8)                  3.30    2.96   30.59   28.46   320.60
AFCB  Affiliated Comm BC, Inc of MA               1.78    1.76   16.97   16.87   173.81
ALBC  Albion Banc Corp. of Albion NY              1.31    1.29   24.26   24.26   283.24

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                    26.50   8,020   212.5        28.37   16.08   27.37   -3.18  297.30    58.97
ATSB  AmTrust Capital Corp. of IN             13.75     526     7.2        14.50   10.00   14.00   -1.79    N.A.    37.50
AHCI  Ambanc Holding Co., Inc. of NY*         18.00   4,306    77.5        19.50   11.00   19.37   -7.07    N.A.    60.00
ASBI  Ameriana Bancorp of IN                  20.25   3,231    65.4        22.00   15.25   20.37   -0.59  119.39    26.56
AFFFZ America First Fin. Fund of CA(8)        49.50   6,011   297.5        50.56   28.75   50.50   -1.98  164.00    63.64
ABCW  Anchor Bancorp Wisconsin of WI          35.00   9,054   316.9        35.75   17.37   33.37    4.88  138.26    95.86
ANDB  Andover Bancorp, Inc. of MA*            37.25   5,149   191.8        40.50   25.00   39.00   -4.49  246.51    45.39
ASFC  Astoria Financial Corp. of NY           57.37  20,666 1,185.6        57.37   34.75   57.00    0.65  118.55    55.60
AVND  Avondale Fin. Corp. of IL               16.37   3,495    57.2        18.87   12.75   16.00    2.31    N.A.    -4.38
BKCT  Bancorp Connecticut of CT*              24.75   5,086   125.9        25.00   10.75   24.25    2.06  328.20   120.00
BPLS  Bank Plus Corp. of CA                   12.50  19,341   241.8        13.75    9.62   13.12   -4.73    N.A.     8.70
BWFC  Bank West Fin. Corp. of MI              16.00   2,630    42.1        17.50    7.00   17.25   -7.25    N.A.   125.99
BANC  BankAtlantic Bancorp of FL              15.50  22,276   345.3        17.12   12.12   14.25    8.77  272.60    15.93
BKUNA BankUnited SA of FL                     13.50   9,533   128.7        13.87    8.50   12.81    5.39  148.62    35.00
BVCC  Bay View Capital Corp. of CA            34.87  12,421   433.1        36.12   19.94   36.12   -3.46   76.56    64.56
FSNJ  Bayonne Banchsares of NJ                12.25   8,993   110.2        13.06    5.88   12.37   -0.97    N.A.    56.25
BFSB  Bedford Bancshares of VA                28.25   1,142    32.3        29.00   17.50   29.00   -2.59  169.05    60.33
BFFC  Big Foot Fin. Corp. of IL               18.75   2,513    47.1        19.62   12.31   18.87   -0.64    N.A.    44.23
BSBC  Branford SB of CT(8)*                    6.25   6,559    41.0         6.31    3.62    6.00    4.17  194.81    61.50
BYFC  Broadway Fin. Corp. of CA               13.25     831    11.0        13.25    9.12   13.25    0.00    N.A.    43.24
CBES  CBES Bancorp of MO                      21.88   1,025    22.4        22.50   13.62   21.37    2.39    N.A.    53.54
CCFH  CCF Holding Company of GA               19.75     820    16.2        21.00   14.75   20.00   -1.25    N.A.    33.90
CENF  CENFED Financial Corp. of CA            41.62   5,959   248.0        42.25   25.45   39.75    4.70  165.43    56.53
CFSB  CFSB Bancorp of Lansing MI              34.87   5,087   177.4        35.87   17.27   34.87    0.00  287.44    96.67
CKFB  CKF Bancorp of Danville KY              18.50     903    16.7        20.50   17.50   18.50    0.00    N.A.    -8.64
CNSB  CNS Bancorp of MO                       21.50   1,653    35.5        21.50   15.00   21.00    2.38    N.A.    42.20
CSBF  CSB Financial Group Inc of IL*          13.25     942    12.5        13.50   10.00   13.00    1.92    N.A.    30.93
CBCI  Calumet Bancorp of Chicago IL           32.00   3,166   101.3        34.00   21.67   32.50   -1.54  139.34    44.34
CAFI  Camco Fin. Corp. of OH                  25.00   3,214    80.3        25.50   14.05   24.00    4.17    N.A.    65.34
CMRN  Cameron Fin. Corp. of MO                20.12   2,562    51.5        21.00   15.50   20.75   -3.04    N.A.    25.75
CAPS  Capital Savings Bancorp of MO(8)        23.25   1,892    44.0        24.75   12.75   24.25   -4.12   75.47    78.85
CFNC  Carolina Fincorp of NC*                 17.62   1,851    32.6        18.25   13.00   17.62    0.00    N.A.    31.79
CASB  Cascade SB of Everett WA(8)             12.75   3,387    43.2        16.80   10.40   12.75    0.00   -0.39    -1.16
CATB  Catskill Fin. Corp. of NY*              17.37   4,657    80.9        19.12   13.75   18.25   -4.82    N.A.    24.07
CNIT  Cenit Bancorp of Norfolk VA             64.75   1,654   107.1        71.00   39.25   68.00   -4.78  307.75    56.02
CEBK  Central Co-Op. Bank of MA*              26.81   1,965    52.7        27.00   15.87   26.25    2.13  410.67    53.20
CENB  Century Bancshares of NC*               83.00     407    33.8        84.00   62.00   83.00    0.00    N.A.    27.69
CBSB  Charter Financial Inc. of IL(8)         23.75   4,150    98.6        24.25   12.50   23.12    2.72    N.A.    90.00
COFI  Charter One Financial of OH             62.00  49,563 3,072.9        64.00   36.91   64.00   -3.13  254.29    55.00
CVAL  Chester Valley Bancorp of PA            26.25   2,189    57.5        27.50   14.10   27.25   -3.67  131.69    86.17
CTZN  CitFed Bancorp of Dayton OH             38.62  12,984   501.4        39.00   19.83   36.00    7.28  543.67    75.55
CLAS  Classic Bancshares of KY                16.25   1,300    21.1        17.25   11.50   16.37   -0.73    N.A.    39.85
CMSB  Cmnwealth Bancorp of PA                 21.50  16,243   349.2        21.50   13.50   21.06    2.09    N.A.    43.33
CBSA  Coastal Bancorp of Houston TX           29.00   4,992   144.8        33.25   22.37   29.00    0.00    N.A.    26.80
CFCP  Coastal Fin. Corp. of SC                21.00   4,647    97.6        27.75   14.44   22.75   -7.69  110.00    33.33
CMSV  Commty. Svgs, MHC of FL (48.5)          34.87   5,095    86.1        39.75   18.00   34.75    0.35    N.A.    70.10
CFTP  Community Fed. Bancorp of MS            20.00   4,629    92.6        21.00   16.37   20.25   -1.23    N.A.    17.65
CFFC  Community Fin. Corp. of VA              26.50   1,275    33.8        27.50   20.75   26.50    0.00  278.57    27.71
CFBC  Community First Bnkg Co. of GA          39.50   2,414    95.4        40.00   31.87   39.50    0.00    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.75     916    14.4        17.00   10.33   16.25   -3.08    N.A.    39.01
COOP  Cooperative Bk.for Svgs. of NC          18.75   2,983    55.9        18.75   10.00   18.25    2.74  275.00    85.28
CRZY  Crazy Woman Creek Bncorp of WY          15.37     955    14.7        15.50   11.50   15.37    0.00    N.A.    28.08
DNFC  D&N Financial Corp. of MI               27.75   8,244   228.8        27.75   15.37   26.37    5.23  217.14    65.67
DCBI  Delphos Citizens Bancorp of OH          17.25   1,960    33.8        18.25   11.75   17.50   -1.43    N.A.    43.75
DIME  Dime Community Bancorp of NY            23.37  12,625   295.0        25.50   14.31   25.50   -8.35    N.A.    58.44

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                      1.06    1.18   16.10   15.90   170.97
ATSB  AmTrust Capital Corp. of IN               0.54    0.31   14.48   14.33   132.48
AHCI  Ambanc Holding Co., Inc. of NY*          -0.65   -0.68   14.57   14.57   112.63
ASBI  Ameriana Bancorp of IN                    1.13    1.03   13.63   13.63   121.64
AFFFZ America First Fin. Fund of CA(8)          7.31    7.39   31.32   30.99   374.40
ABCW  Anchor Bancorp Wisconsin of WI            2.09    1.95   13.82   13.58   215.90
ANDB  Andover Bancorp, Inc. of MA*              2.51    2.45   20.20   20.20   248.71
ASFC  Astoria Financial Corp. of NY             2.96    2.80   29.51   24.96   382.48
AVND  Avondale Fin. Corp. of IL                -3.37   -3.43   13.18   13.18   170.79
BKCT  Bancorp Connecticut of CT*                1.12    1.02    8.96    8.96    83.33
BPLS  Bank Plus Corp. of CA                     0.65    0.54    9.16    9.15   202.69
BWFC  Bank West Fin. Corp. of MI                0.59    0.32    8.87    8.87    62.68
BANC  BankAtlantic Bancorp of FL                1.22    0.64    7.03    5.81   127.72
BKUNA BankUnited SA of FL                       0.49    0.44    7.03    5.53   225.05
BVCC  Bay View Capital Corp. of CA              1.42    1.59   14.81   12.37   254.59
FSNJ  Bayonne Banchsares of NJ                  0.25    0.35   10.58   10.58    67.73
BFSB  Bedford Bancshares of VA                  1.39    1.38   17.18   17.18   121.87
BFFC  Big Foot Fin. Corp. of IL                 0.42    0.42   14.97   14.97    85.62
BSBC  Branford SB of CT(8)*                     0.31    0.31    2.69    2.69    27.88
BYFC  Broadway Fin. Corp. of CA                 0.38    0.48   14.77   14.77   150.11
CBES  CBES Bancorp of MO                        1.18    1.07   17.60   17.60   104.03
CCFH  CCF Holding Company of GA                 0.16   -0.18   14.21   14.21   133.34
CENF  CENFED Financial Corp. of CA              2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI                1.98    1.86   13.03   13.03   169.05
CKFB  CKF Bancorp of Danville KY                1.22    0.91   15.69   15.69    66.30
CNSB  CNS Bancorp of MO                         0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL*            0.16    0.26   12.98   12.27    51.85
CBCI  Calumet Bancorp of Chicago IL             2.27    2.23   25.01   25.01   154.25
CAFI  Camco Fin. Corp. of OH                    1.73    1.46   14.98   13.87   156.25
CMRN  Cameron Fin. Corp. of MO                  0.98    0.98   17.43   17.43    82.94
CAPS  Capital Savings Bancorp of MO(8)          1.20    1.18   11.70   11.70   128.04
CFNC  Carolina Fincorp of NC*                   0.70    0.68   13.92   13.92    61.63
CASB  Cascade SB of Everett WA(8)               0.65    0.65    8.36    8.36   125.91
CATB  Catskill Fin. Corp. of NY*                0.84    0.85   15.41   15.41    62.19
CNIT  Cenit Bancorp of Norfolk VA               3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*                1.45    1.47   17.40   15.57   175.28
CENB  Century Bancshares of NC*                 4.19    4.20   75.12   75.12   248.00
CBSB  Charter Financial Inc. of IL(8)           1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH               3.64    3.56   21.63   19.86   306.62
CVAL  Chester Valley Bancorp of PA              1.36    1.30   12.75   12.75   147.25
CTZN  CitFed Bancorp of Dayton OH               1.98    1.98   15.92   14.47   253.74
CLAS  Classic Bancshares of KY                  0.51    0.69   14.93   12.63   100.19
CMSB  Cmnwealth Bancorp of PA                   1.02    0.86   13.02   10.15   140.25
CBSA  Coastal Bancorp of Houston TX             2.40    2.47   20.36   17.12   586.85
CFCP  Coastal Fin. Corp. of SC                  1.25    1.08    6.97    6.97   106.31
CMSV  Commty. Svgs, MHC of FL (48.5)            1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS              0.66    0.65   12.47   12.47    46.65
CFFC  Community Fin. Corp. of VA                1.50    1.51   18.99   18.99   143.75
CFBC  Community First Bnkg Co. of GA            1.29    1.29   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH              1.01    1.01   12.10   12.10   102.98
COOP  Cooperative Bk.for Svgs. of NC            0.73    0.73    9.27    9.27   120.53
CRZY  Crazy Woman Creek Bncorp of WY            0.72    0.73   14.88   14.88    62.78
DNFC  D&N Financial Corp. of MI                 1.68    1.55   11.18   11.06   212.77
DCBI  Delphos Citizens Bancorp of OH            0.82    0.82   14.65   14.65    55.00
DIME  Dime Community Bancorp of NY              1.10    1.07   14.81   12.76   109.73

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*             30.50   5,162   157.4        32.00   16.50   30.00    1.67  190.48    76.81
EGLB  Eagle BancGroup of IL                   19.25   1,198    23.1        20.00   13.25   20.00   -3.75    N.A.    29.46
EBSI  Eagle Bancshares of Tucker GA           19.00   5,666   107.7        20.94   13.62   19.00    0.00  162.07    22.58
EGFC  Eagle Financial Corp. of CT(8)          52.25   6,316   330.0        52.75   26.75   51.81    0.85  497.14    71.31
ETFS  East Texas Fin. Serv. of TX             20.62   1,026    21.2        21.50   16.25   20.00    3.10    N.A.    25.96
EMLD  Emerald Financial Corp of OH            18.50   5,072    93.8        19.62   10.62   19.25   -3.90    N.A.    64.44
EIRE  Emerald Island Bancorp, MA(8)*          32.00   2,250    72.0        32.62   14.20   32.00    0.00  319.95   100.00
EFBC  Empire Federal Bancorp of MT            16.50   2,592    42.8        18.25   12.50   16.31    1.16    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           28.25   1,986    56.1        29.00   14.12   27.50    2.73    N.A.    94.83
EQSB  Equitable FSB of Wheaton MD             48.50     602    29.2        48.50   26.75   45.78    5.94    N.A.    71.68
FCBF  FCB Fin. Corp. of Neenah WI             28.25   3,879   109.6        28.37   18.50   28.00    0.89    N.A.    52.70
FFBS  FFBS Bancorp of Columbus MS             22.25   1,572    35.0        26.00   18.00   22.50   -1.11    N.A.    -3.26
FFDF  FFD Financial Corp. of OH               18.62   1,445    26.9        19.50   13.00   18.00    3.44    N.A.    40.53
FFLC  FFLC Bancorp of Leesburg FL             22.25   3,835    85.3        23.50   12.00   23.12   -3.76    N.A.    72.48
FFFC  FFVA Financial Corp. of VA              33.75   4,522   152.6        35.12   20.00   33.75    0.00    N.A.    64.63
FFWC  FFW Corporation of Wabash IN            41.75     715    29.9        41.75   21.50   40.50    3.09    N.A.    90.81
FFYF  FFY Financial Corp. of OH               32.25   4,122   132.9        32.25   25.00   30.12    7.07    N.A.    27.42
FMCO  FMS Financial Corp. of NJ               32.75   2,388    78.2        32.75   17.37   32.75    0.00  263.89    79.45
FFHH  FSF Financial Corp. of MN               19.12   3,010    57.6        21.00   14.50   19.75   -3.19    N.A.    26.46
FOBC  Fed One Bancorp of Wheeling WV          26.62   2,373    63.2        27.00   15.75   25.87    2.90  166.20    69.02
FBCI  Fidelity Bancorp of Chicago IL          23.00   2,795    64.3        25.75   16.87   23.25   -1.08    N.A.    35.29
FSBI  Fidelity Bancorp, Inc. of PA            27.50   1,555    42.8        28.00   16.82   27.50    0.00  255.76    51.27
FFFL  Fidelity FSB, MHC of FL (47.7)          29.00   6,783    93.5        32.50   17.25   29.87   -2.91    N.A.    63.38
FFED  Fidelity Fed. Bancorp of IN             10.37   2,791    28.9        10.50    7.50   10.00    3.70   47.09     6.36
FFOH  Fidelity Financial of OH                14.75   5,580    82.3        16.37   11.25   15.37   -4.03    N.A.    28.26
FIBC  Financial Bancorp, Inc. of NY           24.50   1,710    41.9        25.75   14.25   24.75   -1.01    N.A.    63.33
FBSI  First Bancshares of MO                  26.00   1,093    28.4        28.00   16.50   25.37    2.48  103.92    56.44
FBBC  First Bell Bancorp of PA                18.62   6,511   121.2        18.62   13.12   18.12    2.76    N.A.    40.53
FBER  First Bergen Bancorp of NJ              19.50   2,865    55.9        19.50   11.37   18.87    3.34    N.A.    69.57
SKBO  First Carnegie,MHC of PA(45.0)          18.87   2,300    19.5        19.87   11.62   18.75    0.64    N.A.     N.A.
FSTC  First Citizens Corp of GA               26.75   2,742    73.3        29.25   14.17   29.25   -8.55  224.24    58.94
FCME  First Coastal Corp. of ME*              15.00   1,359    20.4        15.75    7.25   14.62    2.60    N.A.    93.55
FFBA  First Colorado Bancorp of Co            24.00  16,485   395.6        26.12   16.00   25.50   -5.88  627.27    41.18
FDEF  First Defiance Fin.Corp. of OH          14.75   8,957   132.1        16.25   11.75   16.25   -9.23    N.A.    19.24
FESX  First Essex Bancorp of MA*              20.75   7,527   156.2        21.12   13.12   20.62    0.63  245.83    58.16
FFES  First FS&LA of E. Hartford CT           37.12   2,682    99.6        37.50   22.75   37.50   -1.01  471.08    61.39
FFSX  First FS&LA. MHC of IA (46.1)           32.37   2,833    42.2        35.00   20.75   31.87    1.57  385.31    66.00
BDJI  First Fed. Bancorp. of MN               28.00     673    18.8        28.00   17.50   27.00    3.70    N.A.    51.35
FFBH  First Fed. Bancshares of AR             23.75   4,896   116.3        24.25   15.75   22.00    7.95    N.A.    49.65
FTFC  First Fed. Capital Corp. of WI          30.25   9,165   277.2        31.25   15.50   30.75   -1.63  303.33    93.04
FFKY  First Fed. Fin. Corp. of KY             22.00   4,159    91.5        23.50   17.75   22.37   -1.65   39.68     8.64
FFBZ  First Federal Bancorp of OH             21.00   1,575    33.1        21.00   15.00   19.62    7.03  110.00    31.25
FFCH  First Fin. Holdings Inc. of SC          48.00   6,368   305.7        49.00   22.25   48.00    0.00  291.84   113.33
FFBI  First Financial Bancorp of IL           21.00     415     8.7        21.00   15.50   20.25    3.70    N.A.    32.33
FFHS  First Franklin Corp. of OH              27.37   1,192    32.6        28.50   16.00   26.50    3.28  108.61    65.88
FGHC  First Georgia Hold. Corp of GA           8.25   3,052    25.2         9.50    5.33    8.25    0.00  115.40    45.50
FSPG  First Home Bancorp of NJ                28.75   2,708    77.9        30.50   13.87   23.75   21.05  379.17   107.28
FFSL  First Independence Corp. of KS          14.87     978    14.5        15.00    9.81   15.00   -0.87    N.A.    43.39
FISB  First Indiana Corp. of IN               31.00  10,561   327.4        31.00   17.37   27.50   12.73  129.63    44.86
FKFS  First Keystone Fin. Corp of PA          37.37   1,228    45.9        37.37   19.00   35.87    4.18    N.A.    94.13
FLKY  First Lancaster Bncshrs of KY           15.75     951    15.0        16.37   14.50   15.75    0.00    N.A.     7.73
FLFC  First Liberty Fin. Corp. of GA          30.50   7,725   235.6        33.75   18.25   30.75   -0.81  500.39    66.03
CASH  First Midwest Fin. Corp. of IA          21.37   2,699    57.7        22.00   15.00   21.25    0.56    N.A.    39.40
FMBD  First Mutual Bancorp of IL              20.25   3,507    71.0        21.50   13.75   20.25    0.00    N.A.    35.00
FMSB  First Mutual SB of Bellevue WA*         17.00   4,067    69.1        20.17   10.61   18.25   -6.85  229.46    60.23

                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*                3.05    3.04   14.54   14.12   178.52
EGLB  Eagle BancGroup of IL                      0.46    0.36   17.03   17.03   143.71
EBSI  Eagle Bancshares of Tucker GA              0.88    0.89   12.59   12.59   154.03
EGFC  Eagle Financial Corp. of CT(8)             0.90    1.30   22.91   18.23   332.04
ETFS  East Texas Fin. Serv. of TX                0.75    0.70   20.35   20.35   113.01
EMLD  Emerald Financial Corp of OH               1.20    1.11    9.28    9.15   118.99
EIRE  Emerald Island Bancorp, MA(8)*             1.60    1.70   13.77   13.77   197.11
EFBC  Empire Federal Bancorp of MT               0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH              1.19    0.99   15.82   15.81   138.41
EQSB  Equitable FSB of Wheaton MD                2.20    3.51   25.80   25.80   511.96
FCBF  FCB Fin. Corp. of Neenah WI                0.61    0.47   19.74   19.74   134.88
FFBS  FFBS Bancorp of Columbus MS                1.16    1.16   14.34   14.34    85.85
FFDF  FFD Financial Corp. of OH                  1.16    0.57   14.86   14.86    61.05
FFLC  FFLC Bancorp of Leesburg FL                0.94    0.89   13.73   13.73    99.97
FFFC  FFVA Financial Corp. of VA                 1.70    1.63   16.70   16.36   125.45
FFWC  FFW Corporation of Wabash IN               2.43    2.38   24.63   22.36   253.80
FFYF  FFY Financial Corp. of OH                  1.87    1.84   20.30   20.30   148.22
FMCO  FMS Financial Corp. of NJ                  2.34    2.32   15.80   15.57   243.58
FFHH  FSF Financial Corp. of MN                  1.04    1.03   14.41   14.41   128.95
FOBC  Fed One Bancorp of Wheeling WV             1.38    1.38   16.85   16.10   150.75
FBCI  Fidelity Bancorp of Chicago IL             0.33    1.04   18.66   18.63   178.13
FSBI  Fidelity Bancorp, Inc. of PA               1.75    1.71   16.64   16.64   244.98
FFFL  Fidelity FSB, MHC of FL (47.7)             0.93    0.79   12.65   12.57   154.16
FFED  Fidelity Fed. Bancorp of IN                0.67    0.65    5.15    5.15    84.32
FFOH  Fidelity Financial of OH                   0.76    0.85   12.34   10.95    94.75
FIBC  Financial Bancorp, Inc. of NY              1.46    1.56   15.71   15.63   173.66
FBSI  First Bancshares of MO                     1.74    1.57   20.73   20.73   148.91
FBBC  First Bell Bancorp of PA                   1.18    1.15   11.02   11.02   104.63
FBER  First Bergen Bancorp of NJ                 0.71    0.71   13.57   13.57    99.39
SKBO  First Carnegie,MHC of PA(45.0)             0.33    0.33   10.52   10.52    63.97
FSTC  First Citizens Corp of GA                  2.17    1.94   12.44    9.81   122.97
FCME  First Coastal Corp. of ME*                 4.52    4.34   10.66   10.66   109.32
FFBA  First Colorado Bancorp of Co               1.11    1.10   12.00   11.85    91.76
FDEF  First Defiance Fin.Corp. of OH             0.63    0.61   12.61   12.61    64.12
FESX  First Essex Bancorp of MA*                 1.33    1.14   11.90   10.41   160.71
FFES  First FS&LA of E. Hartford CT              1.92    2.18   24.40   24.40   368.16
FFSX  First FS&LA. MHC of IA (46.1)              1.18    1.15   14.08   13.96   161.26
BDJI  First Fed. Bancorp. of MN                  1.05    1.03   17.74   17.74   165.66
FFBH  First Fed. Bancshares of AR                1.13    1.08   16.64   16.64   111.75
FTFC  First Fed. Capital Corp. of WI             1.80    1.49   11.46   10.80   170.18
FFKY  First Fed. Fin. Corp. of KY                1.46    1.45   12.60   11.89    91.99
FFBZ  First Federal Bancorp of OH                1.25    1.26    9.92    9.91   129.34
FFCH  First Fin. Holdings Inc. of SC             2.22    2.16   16.45   16.45   268.99
FFBI  First Financial Bancorp of IL             -0.15    0.94   18.10   18.10   202.99
FFHS  First Franklin Corp. of OH                 1.05    1.24   17.49   17.39   193.95
FGHC  First Georgia Hold. Corp of GA             0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ                   1.74    1.70   13.31   13.11   193.90
FFSL  First Independence Corp. of KS             0.73    0.73   11.79   11.79   115.05
FISB  First Indiana Corp. of IN                  1.62    1.33   14.13   13.96   146.49
FKFS  First Keystone Fin. Corp of PA             2.15    1.97   20.16   20.16   304.10
FLKY  First Lancaster Bncshrs of KY              0.53    0.53   14.62   14.62    49.62
FLFC  First Liberty Fin. Corp. of GA             1.32    1.08   12.30   11.09   166.85
CASH  First Midwest Fin. Corp. of IA             1.35    1.29   16.11   14.31   149.90
FMBD  First Mutual Bancorp of IL                 0.35    0.32   15.37   11.72   114.74
FMSB  First Mutual SB of Bellevue WA*            1.07    1.05    7.53    7.53   110.92

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI          14.00   8,840   123.8        14.00    8.00   14.00    0.00   92.84    72.20
FFPB  First Palm Beach Bancorp of FL          38.75   5,048   195.6        40.56   23.00   38.75    0.00    N.A.    64.06
FSLA  First SB SLA MHC of NJ (47.5)(8)        41.62   8,007   141.7        47.50   16.36   43.00   -3.21  316.20   147.44
SOPN  First SB, SSB, Moore Co. of NC          22.75   3,687    83.9        25.00   17.87   23.25   -2.15    N.A.    21.33
FWWB  First Savings Bancorp of WA*            26.25  10,247   269.0        26.50   18.00   26.00    0.96    N.A.    42.90
FSFF  First SecurityFed Fin of IL             15.94   6,408   102.1        16.62   15.00   16.50   -3.39    N.A.     N.A.
SHEN  First Shenango Bancorp of PA            34.00   2,069    70.3        35.00   21.75   33.00    3.03    N.A.    51.11
FBNW  FirstBank Corp of Clarkston WA          17.75   1,984    35.2        19.00   15.50   18.12   -2.04    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  21.28   1,151    24.5        22.75   12.50   21.28    0.00    N.A.    70.24
FSPT  FirstSpartan Fin. Corp. of SC           37.00   4,430   163.9        39.00   35.00   37.87   -2.30    N.A.     N.A.
FLAG  Flag Financial Corp of GA               19.37   2,037    39.5        19.87   10.25   18.50    4.70   97.65    80.19
FLGS  Flagstar Bancorp, Inc of MI             19.12  13,670   261.4        21.75   13.00   19.12    0.00    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              23.00   7,983   183.6        24.00   17.37   23.25   -1.08    N.A.    26.93
FBHC  Fort Bend Holding Corp. of TX           20.25   1,656    33.5        24.00   11.00   19.62    3.21    N.A.    58.82
FTSB  Fort Thomas Fin. Corp. of KY            15.50   1,495    23.2        15.50    9.25   14.75    5.08    N.A.     6.02
FKKYD Frankfort First Bancorp of KY           18.62   1,640    30.5        24.50   16.00   18.50    0.65    N.A.   -18.15
FTNB  Fulton Bancorp of MO                    21.37   1,719    36.7        26.50   14.75   20.62    3.64    N.A.    39.04
GFSB  GFS Bancorp of Grinnell IA              17.06     988    16.9        17.62   10.12   16.87    1.13    N.A.    60.64
GUPB  GFSB Bancorp of Gallup NM               20.25     801    16.2        22.25   15.50   20.25    0.00    N.A.    27.60
GSLA  GS Financial Corp. of LA                18.00   3,438    61.9        18.75   13.37   17.75    1.41    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               17.12   2,248    38.5        17.12   14.25   16.12    6.20    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                18.75   1,076    20.2        19.69   14.12   19.62   -4.43    N.A.    31.58
GBCI  Glacier Bancorp of MT                   22.25   6,816   151.7        22.97   15.33   22.06    0.86  360.66    36.25
GFCO  Glenway Financial Corp. of OH           18.50   2,280    42.2        19.00    9.50   18.50    0.00    N.A.    80.49
GTPS  Great American Bancorp of IL            18.50   1,697    31.4        19.50   14.50   19.00   -2.63    N.A.    24.92
GTFN  Great Financial Corp. of KY(8)          50.25  13,823   694.6        50.81   29.12   50.56   -0.61    N.A.    72.56
GSBC  Great Southern Bancorp of MO            24.75   8,080   200.0        25.50   16.00   23.75    4.21  747.60    38.97
GDVS  Greater DV SB,MHC of PA (19.9)*         29.00   3,272    18.9        32.50    9.75   30.00   -3.33    N.A.   179.65
GSFC  Green Street Fin. Corp. of NC           18.00   4,298    77.4        20.75   15.12   18.25   -1.37    N.A.    16.13
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       26.00   3,125    25.2        27.87   11.25   25.37    2.48    N.A.   115.59
HCBB  HCB Bancshares of AR                    13.62   2,645    36.0        14.25   12.62   13.62    0.00    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  17.12   6,282   107.5        17.50   10.75   17.00    0.71    N.A.    53.96
HFFC  HF Financial Corp. of SD                26.25   2,803    73.6        27.00   16.50   26.50   -0.94  425.00    51.65
HFNC  HFNC Financial Corp. of NC              14.75  17,192   253.6        22.06   13.94   14.75    0.00    N.A.   -17.46
HMNF  HMN Financial, Inc. of MN               26.25   4,212   110.6        26.50   17.87   26.50   -0.94    N.A.    44.87
HALL  Hallmark Capital Corp. of WI            15.25   2,886    44.0        15.37    8.50   15.00    1.67    N.A.    71.93
HARB  Harbor FSB, MHC of FL (46.6)(8)         67.00   4,973   155.2        69.75   32.00   65.50    2.29    N.A.    87.41
HRBF  Harbor Federal Bancorp of MD            23.75   1,693    40.2        25.00   15.12   25.00   -5.00  137.50    50.79
HFSA  Hardin Bancorp of Hardin MO             17.75     859    15.2        18.62   12.00   17.87   -0.67    N.A.    42.00
HARL  Harleysville SA of PA                   29.37   1,662    48.8        30.25   15.00   28.50    3.05   65.46    85.89
HFGI  Harrington Fin. Group of IN             12.62   3,257    41.1        13.75    9.75   12.12    4.13    N.A.    17.40
HARS  Harris SB, MHC of PA (24.3)             19.25  33,779   157.3        20.75    6.00   19.50   -1.28    N.A.   216.61
HFFB  Harrodsburg 1st Fin Bcrp of KY          17.25   2,025    34.9        18.87   14.75   17.87   -3.47    N.A.    -8.59
HHFC  Harvest Home Fin. Corp. of OH           14.75     915    13.5        14.75    9.25   14.75    0.00    N.A.    51.28
HAVN  Haven Bancorp of Woodhaven NY           21.75   8,772   190.8        22.69   13.94   22.25   -2.25    N.A.    51.99
HTHR  Hawthorne Fin. Corp. of CA              19.87   3,088    61.4        24.00    7.44   23.12  -14.06  -27.75   144.40
HMLK  Hemlock Fed. Fin. Corp. of IL           17.37   2,076    36.1        17.50   12.50   17.12    1.46    N.A.     N.A.
HBNK  Highland Federal Bank of CA             32.87   2,300    75.6        33.12   17.00   32.00    2.72    N.A.    93.35
HIFS  Hingham Inst. for Sav. of MA*           27.87   1,303    36.3        29.00   17.50   27.87    0.00  511.18    48.64
HBEI  Home Bancorp of Elgin IL                18.25   6,856   125.1        19.31   12.81   18.50   -1.35    N.A.    35.19
HBFW  Home Bancorp of Fort Wayne IN           27.12   2,525    68.5        27.75   18.50   27.12    0.00    N.A.    42.74
HBBI  Home Building Bancorp of IN             21.25     312     6.6        23.75   18.00   21.25    0.00    N.A.     7.59
HCFC  Home City Fin. Corp. of OH              17.25     905    15.6        18.00   12.00   17.37   -0.69    N.A.    30.19
HOMF  Home Fed Bancorp of Seymour IN          26.00   5,102   132.7        28.25   15.33   26.50   -1.89  292.16    51.43
HWEN  Home Financial Bancorp of IN            17.62     465     8.2        17.62   12.75   16.44    7.18    N.A.    38.20

                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI              0.66    0.63    8.24    8.24    74.29
FFPB  First Palm Beach Bancorp of FL              1.85    1.55   22.39   21.87   358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)            1.14    1.19   12.39   11.26   130.45
SOPN  First SB, SSB, Moore Co. of NC              1.32    1.32   18.43   18.43    80.10
FWWB  First Savings Bancorp of WA*                0.99    0.94   14.92   13.78   104.83
FSFF  First SecurityFed Fin of IL                 0.61    0.61   12.80   12.80    47.35
SHEN  First Shenango Bancorp of PA                2.26    2.25   22.55   22.55   194.02
FBNW  FirstBank Corp of Clarkston WA              0.33    0.15   14.73   14.73    89.65
FFDB  FirstFed Bancorp of AL                      1.59    1.55   14.77   13.51   153.31
FSPT  FirstSpartan Fin. Corp. of SC               1.25    1.25   29.17   29.17   108.87
FLAG  Flag Financial Corp of GA                   1.01    0.84   10.66   10.66   117.07
FLGS  Flagstar Bancorp, Inc of MI                 1.66    0.83    8.89    8.54   148.74
FFIC  Flushing Fin. Corp. of NY*                  0.99    1.04   17.08   16.40   120.27
FBHC  Fort Bend Holding Corp. of TX               1.23    1.03   11.88   11.09   192.88
FTSB  Fort Thomas Fin. Corp. of KY                0.76    0.76   10.56   10.56    65.45
FKKYD Frankfort First Bancorp of KY               0.07    0.51   13.67   13.67    81.25
FTNB  Fulton Bancorp of MO                        0.73    0.63   14.88   14.88    60.33
GFSB  GFS Bancorp of Grinnell IA                  1.15    1.15   11.01   11.01    95.64
GUPB  GFSB Bancorp of Gallup NM                   0.97    0.97   17.60   17.60   137.28
GSLA  GS Financial Corp. of LA                    0.41    0.41   16.44   16.44    38.12
GOSB  GSB Financial Corp. of NY                   0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                    0.59    0.59   16.14   16.14    58.19
GBCI  Glacier Bancorp of MT                       1.22    1.25    8.41    8.21    84.21
GFCO  Glenway Financial Corp. of OH               0.99    0.96   12.17   12.03   128.62
GTPS  Great American Bancorp of IL                0.42    0.47   16.80   16.80    82.24
GTFN  Great Financial Corp. of KY(8)              2.20    1.62   21.08   20.23   209.33
GSBC  Great Southern Bancorp of MO                1.57    1.48    7.79    7.79    90.04
GDVS  Greater DV SB,MHC of PA (19.9)*             0.68    0.68    8.85    8.85    76.04
GSFC  Green Street Fin. Corp. of NC               0.65    0.65   14.65   14.65    41.41
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           0.62    0.60    8.76    8.76    67.24
HCBB  HCB Bancshares of AR                        0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                      0.05    0.28   13.26   11.05   167.20
HFFC  HF Financial Corp. of SD                    2.05    1.88   19.33   19.33   205.10
HFNC  HFNC Financial Corp. of NC                  0.62    0.53    9.48    9.48    50.42
HMNF  HMN Financial, Inc. of MN                   1.34    1.13   20.09   20.09   135.05
HALL  Hallmark Capital Corp. of WI                0.91    0.89   10.59   10.59   145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)             2.68    2.66   19.47   18.85   227.43
HRBF  Harbor Federal Bancorp of MD                0.91    0.91   16.75   16.75   128.29
HFSA  Hardin Bancorp of Hardin MO                 0.94    0.89   15.76   15.76   136.63
HARL  Harleysville SA of PA                       2.05    2.06   13.76   13.76   207.73
HFGI  Harrington Fin. Group of IN                 0.67    0.56    7.74    7.74   159.98
HARS  Harris SB, MHC of PA (24.3)                 0.52    0.43    5.12    4.53    62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH               0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY               1.31    1.32   12.53   12.49   208.99
HTHR  Hawthorne Fin. Corp. of CA                  2.37    2.28   14.01   14.01   288.59
HMLK  Hemlock Fed. Fin. Corp. of IL               0.28    0.61   15.06   15.06    77.99
HBNK  Highland Federal Bank of CA                 2.41    1.83   17.20   17.20   224.34
HIFS  Hingham Inst. for Sav. of MA*               1.98    1.98   16.11   16.11   165.96
HBEI  Home Bancorp of Elgin IL                    0.43    0.43   13.77   13.77    49.96
HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN                 1.05    1.03   18.89   18.89   133.80
HCFC  Home City Fin. Corp. of OH                  0.92    0.93   15.19   15.19    77.47
HOMF  Home Fed Bancorp of Seymour IN              1.74    1.58   11.78   11.43   136.05
HWEN  Home Financial Bancorp of IN                0.74    0.64   15.59   15.59    88.84

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*          22.87   1,842    42.1        25.00   16.12   23.62   -3.18  185.88    38.61
HMCI  Homecorp, Inc. of Rockford IL(8)        27.19   1,708    46.4        27.37   11.83   27.37   -0.66  171.90   113.25
HZFS  Horizon Fin'l. Services of IA           11.75     851    10.0        13.00    7.25   11.50    2.17    N.A.    55.42
HRZB  Horizon Financial Corp. of WA*          17.12   7,434   127.3        18.00   11.30   17.50   -2.17   49.91    45.83
IBSF  IBS Financial Corp. of NJ               17.37  10,949   190.2        18.75   12.94   16.87    2.96    N.A.    27.81
ISBF  ISB Financial Corp. of LA               27.87   6,901   192.3        29.00   17.50   27.62    0.91    N.A.    54.83
ITLA  Imperial Thrift & Loan of CA*           17.75   7,847   139.3        21.25   14.00   18.00   -1.39    N.A.    18.33
IFSB  Independence FSB of DC                  14.00   1,281    17.9        15.12    7.37   13.25    5.66  600.00    75.00
INCB  Indiana Comm. Bank, SB of IN(8)         20.50     922    18.9        20.50   15.00   20.50    0.00    N.A.    26.15
INBI  Industrial Bancorp of OH                18.12   5,173    93.7        18.25   12.00   18.25   -0.71    N.A.    42.12
IWBK  Interwest SB of Oak Harbor WA           39.25   8,050   316.0        43.25   27.62   39.87   -1.56  292.50    21.71
IPSW  Ipswich SB of Ipswich MA*               12.75   2,378    30.3        14.12    5.81   13.25   -3.77    N.A.   112.50
JXVL  Jacksonville Bancorp of TX              18.87   2,490    47.0        19.75   13.25   19.12   -1.31    N.A.    29.07
JXSB  Jcksnville SB,MHC of IL (45.6)          28.50   1,272    16.5        29.50   12.50   26.25    8.57    N.A.   115.09
JSBA  Jefferson Svgs Bancorp of MO            43.00   5,006   215.3        44.00   22.87   41.75    2.99    N.A.    65.38
JOAC  Joachim Bancorp of MO                   15.00     722    10.8        15.63   14.00   15.00    0.00    N.A.     3.45
KSAV  KS Bancorp of Kenly NC                  22.50     885    19.9        25.50   14.81   22.50    0.00    N.A.    50.91
KSBK  KSB Bancorp of Kingfield ME(8)*         21.00   1,238    26.0        21.00    7.67   16.50   27.27    N.A.   173.79
KFBI  Klamath First Bancorp of OR             21.50  10,019   215.4        24.25   14.87   22.31   -3.63    N.A.    36.51
LSBI  LSB Fin. Corp. of Lafayette IN          27.75     916    25.4        27.75   17.86   27.75    0.00    N.A.    49.43
LVSB  Lakeview SB of Paterson NJ              24.87   4,509   112.1        26.00   11.75   25.00   -0.52    N.A.    99.92
LARK  Landmark Bancshares of KS               23.25   1,689    39.3        27.25   17.00   23.25    0.00    N.A.    29.17
LARL  Laurel Capital Group of PA              28.13   1,446    40.7        29.25   15.87   27.75    1.37  119.77    70.48
LSBX  Lawrence Savings Bank of MA*            15.75   4,284    67.5        16.37    7.94   14.50    8.62  357.85    93.73
LFED  Leeds FSB, MHC of MD (36.3)             23.50   5,182    44.3        23.50   10.00   22.75    3.30    N.A.   120.24
LXMO  Lexington B&L Fin. Corp. of MO          17.12   1,138    19.5        17.25   12.75   17.25   -0.75    N.A.    26.81
LIFB  Life Bancorp of Norfolk VA(8)           36.00   9,848   354.5        36.37   16.75   35.12    2.51    N.A.   100.00
LFBI  Little Falls Bancorp of NJ              20.25   2,608    52.8        20.50   12.19   20.37   -0.59    N.A.    58.82
LOGN  Logansport Fin. Corp. of IN             15.25   1,261    19.2        16.00   11.12   15.25    0.00    N.A.    35.56
LONF  London Financial Corp. of OH            15.25     515     7.9        21.00   13.50   15.75   -3.17    N.A.     8.00
LISB  Long Island Bancorp, Inc of NY          46.25  24,023 1,111.1        48.75   30.62   48.50   -4.64    N.A.    32.14
MAFB  MAF Bancorp of IL                       34.06  15,249   519.4        34.75   22.25   34.00    0.18  300.71    47.00
MBLF  MBLA Financial Corp. of MO              27.25   1,268    34.6        27.25   19.00   27.00    0.93    N.A.    43.42
MFBC  MFB Corp. of Mishawaka IN               23.50   1,651    38.8        23.75   16.50   23.25    1.08    N.A.    41.40
MLBC  ML Bancorp of Villanova PA(8)           30.75  11,866   364.9        30.75   13.75   29.75    3.36    N.A.   117.78
MSBF  MSB Financial Corp. of MI               19.50   1,234    24.1        19.50    9.50   19.00    2.63    N.A.   105.26
MARN  Marion Capital Holdings of IN           27.50   1,776    48.8        28.13   19.25   27.00    1.85    N.A.    42.86
MRKF  Market Fin. Corp. of OH                 15.44   1,336    20.6        15.75   12.25   15.44    0.00    N.A.     N.A.
MFSL  Maryland Fed. Bancorp of MD             27.00   6,467   174.6        27.25   16.87   26.50    1.89  414.29    55.44
MASB  MassBank Corp. of Reading MA*           46.62   3,561   166.0        47.75   27.75   45.50    2.46  372.82    63.06
MFLR  Mayflower Co-Op. Bank of MA*            23.75     890    21.1        26.25   14.75   24.75   -4.04  375.00    39.71
MECH  Mechanics SB of Hartford CT*            27.37   5,293   144.9        28.00   15.37   25.75    6.29    N.A.    73.78
MDBK  Medford Bank of Medford, MA*            37.75   4,541   171.4        38.50   24.50   36.75    2.72  439.29    46.60
MERI  Meritrust FSB of Thibodaux LA(8)        69.00     774    53.4        69.00   31.50   69.00    0.00    N.A.   118.22
MWBX  MetroWest Bank of MA*                    8.75  13,956   122.1         9.31    4.62    9.00   -2.78  112.38    62.94
MCBS  Mid Continent Bancshares of KS(8)       44.75   1,962    87.8        46.37   23.37   42.25    5.92    N.A.    91.48
MIFC  Mid Iowa Financial Corp. of IA          11.25   1,678    18.9        11.75    6.25   11.75   -4.26  125.00    76.61
MCBN  Mid-Coast Bancorp of ME                 28.75     233     6.7        29.00   18.50   28.75    0.00  403.50    51.32
MWBI  Midwest Bancshares, Inc. of IA          17.75   1,018    18.1        19.50    8.83   17.75    0.00  433.03   101.02
MWFD  Midwest Fed. Fin. Corp of WI(8)         27.75   1,628    45.2        27.75   16.75   27.25    1.83  455.00    50.00
MFFC  Milton Fed. Fin. Corp. of OH            15.12   2,305    34.9        15.94   13.25   15.37   -1.63    N.A.     4.28
MIVI  Miss. View Hold. Co. of MN              17.50     740    13.0        19.75   11.75   17.50    0.00    N.A.    45.83
MBSP  Mitchell Bancorp of NC*                 17.25     931    16.1        18.00   13.75   17.87   -3.47    N.A.    21.05
MBBC  Monterey Bay Bancorp of CA              19.00   3,230    61.4        20.50   14.62   18.75    1.33    N.A.    28.81
MONT  Montgomery Fin. Corp. of IN             12.50   1,653    20.7        14.00   11.00   12.37    1.05    N.A.    -3.85

                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*             1.75    1.74   11.65   11.65   109.13
HMCI  Homecorp, Inc. of Rockford IL(8)           0.99    0.80   13.07   13.07   191.38
HZFS  Horizon Fin'l. Services of IA              0.77    0.62   10.27   10.27   103.15
HRZB  Horizon Financial Corp. of WA*             1.09    1.07   11.17   11.17    71.43
IBSF  IBS Financial Corp. of NJ                  0.53    0.53   11.69   11.69    67.11
ISBF  ISB Financial Corp. of LA                  0.97    0.96   16.70   14.29   138.54
ITLA  Imperial Thrift & Loan of CA*              1.52    1.52   12.32   12.27   114.89
IFSB  Independence FSB of DC                     0.65    0.54   13.89   12.28   201.76
INCB  Indiana Comm. Bank, SB of IN(8)            0.53    0.53   12.38   12.38   104.22
INBI  Industrial Bancorp of OH                   0.98    1.03   11.76   11.76    68.45
IWBK  Interwest SB of Oak Harbor WA              2.52    2.32   16.13   15.84   254.25
IPSW  Ipswich SB of Ipswich MA*                  0.88    0.70    4.78    4.78    85.16
JXVL  Jacksonville Bancorp of TX                 0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)             0.80    0.80   13.63   13.63   129.12
JSBA  Jefferson Svgs Bancorp of MO               0.90    1.85   22.03   17.09   258.09
JOAC  Joachim Bancorp of MO                      0.39    0.39   13.67   13.67    48.58
KSAV  KS Bancorp of Kenly NC                     1.40    1.39   16.45   16.44   124.22
KSBK  KSB Bancorp of Kingfield ME(8)*            1.08    1.10    8.46    8.00   117.84
KFBI  Klamath First Bancorp of OR                0.85    0.85   14.42   13.11    97.82
LSBI  LSB Fin. Corp. of Lafayette IN             1.61    1.42   18.88   18.88   218.63
LVSB  Lakeview SB of Paterson NJ                 1.34    0.97   13.71   11.74   112.19
LARK  Landmark Bancshares of KS                  1.14    1.35   18.62   18.62   135.05
LARL  Laurel Capital Group of PA                 2.09    2.02   15.20   15.20   145.21
LSBX  Lawrence Savings Bank of MA*               1.42    1.41    7.84    7.84    82.39
LFED  Leeds FSB, MHC of MD (36.3)                0.64    0.64    9.16    9.16    55.08
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA(8)              1.35    1.25   16.17   15.73   150.93
LFBI  Little Falls Bancorp of NJ                 0.66    0.60   14.53   13.40   124.40
LOGN  Logansport Fin. Corp. of IN                0.91    0.95   12.86   12.86    68.04
LONF  London Financial Corp. of OH               0.75    0.70   14.77   14.77    74.19
LISB  Long Island Bancorp, Inc of NY             2.06    1.74   22.74   22.53   246.88
MAFB  MAF Bancorp of IL                          2.48    2.46   17.22   15.13   221.04
MBLF  MBLA Financial Corp. of MO                 1.45    1.48   22.36   22.36   176.67
MFBC  MFB Corp. of Mishawaka IN                  1.21    1.21   20.30   20.30   155.01
MLBC  ML Bancorp of Villanova PA(8)              1.20    0.86   13.51   12.61   195.16
MSBF  MSB Financial Corp. of MI                  0.86    0.83   10.32   10.32    62.41
MARN  Marion Capital Holdings of IN              1.67    1.65   22.22   22.22   101.25
MRKF  Market Fin. Corp. of OH                    0.38    0.38   14.89   14.89    42.01
MFSL  Maryland Fed. Bancorp of MD                1.08    1.56   15.00   14.81   178.98
MASB  MassBank Corp. of Reading MA*              2.78    2.61   28.24   27.82   261.94
MFLR  Mayflower Co-Op. Bank of MA*               1.46    1.38   13.98   13.75   144.98
MECH  Mechanics SB of Hartford CT*               2.64    2.63   16.33   16.33   156.95
MDBK  Medford Bank of Medford, MA*               2.49    2.32   21.96   20.58   243.63
MERI  Meritrust FSB of Thibodaux LA(8)           3.42    3.42   24.90   24.90   301.44
MWBX  MetroWest Bank of MA*                      0.54    0.54    3.13    3.13    41.97
MCBS  Mid Continent Bancshares of KS(8)          2.13    2.21   20.38   20.38   206.56
MIFC  Mid Iowa Financial Corp. of IA             0.71    1.00    7.00    6.99    74.82
MCBN  Mid-Coast Bancorp of ME                    1.92    1.82   22.65   22.65   263.83
MWBI  Midwest Bancshares, Inc. of IA             1.21    1.07   10.18   10.18   147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)            1.39    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH               0.60    0.53   11.45   11.45    91.09
MIVI  Miss. View Hold. Co. of MN                 0.66    0.97   17.80   17.80    94.29
MBSP  Mitchell Bancorp of NC*                    0.59    0.59   15.36   15.36    37.15
MBBC  Monterey Bay Bancorp of CA                 0.58    0.53   14.59   13.53   126.83
MONT  Montgomery Fin. Corp. of IN                0.42    0.42   11.81   11.81    61.70

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI           12.75   4,279    54.6        14.62    5.37   12.75    0.00   45.71   131.82
NHTB  NH Thrift Bancshares of NH              21.25   2,075    44.1        22.75   11.62   21.50   -1.16  359.96    68.38
NSLB  NS&L Bancorp of Neosho MO               18.50     707    13.1        19.50   13.62   18.50    0.00    N.A.    35.83
NMSB  Newmil Bancorp. of CT*                  13.50   3,835    51.8        14.50    8.75   13.37    0.97  111.93    38.46
NASB  North American SB of MO                 54.00   2,229   120.4        55.62   33.25   54.00    0.00  ***.**    57.66
NBSI  North Bancshares of Chicago IL          25.87     962    24.9        27.12   15.75   26.25   -1.45    N.A.    56.79
FFFD  North Central Bancshares of IA          19.12   3,258    62.3        19.25   13.37   18.50    3.35    N.A.    41.00
NBN   Northeast Bancorp of ME*                27.62   1,294    35.7        27.94   13.25   27.94   -1.15  135.06    97.29
NEIB  Northeast Indiana Bncrp of IN           20.50   1,763    36.1        21.12   13.25   20.00    2.50    N.A.    50.51
NWEQ  Northwest Equity Corp. of WI            19.25     839    16.2        19.75   11.25   19.00    1.32    N.A.    58.83
NWSB  Northwest SB, MHC of PA (30.7)          14.75  46,753   211.7        16.37    6.50   15.25   -3.28    N.A.   120.48
NSSY  Norwalk Savings Society of CT*          38.00   2,427    92.2        40.12   22.94   39.25   -3.18    N.A.    62.60
NSSB  Norwich Financial Corp. of CT*          30.31   5,432   164.6        31.62   18.00   31.25   -3.01  333.00    54.49
NTMG  Nutmeg FS&LA of CT                      10.75     986    10.6        10.75    5.25    9.84    9.25    N.A.    90.94
OHSL  OHSL Financial Corp. of OH              26.50   1,235    32.7        28.25   20.75   27.75   -4.50    N.A.    24.01
OCFC  Ocean Fin. Corp. of NJ                  37.25   8,176   304.6        38.37   25.12   37.37   -0.32    N.A.    46.08
OCN   Ocwen Financial Corp. of FL             24.37  60,505 1,474.5        28.28   12.62   25.62   -4.88    N.A.    82.27
OTFC  Oregon Trail Fin. Corp of OR            16.06   4,695    75.4        16.75   15.63   16.00    0.37    N.A.     N.A.
PBHC  OswegoCity SB, MHC of NY (46.)*         30.00   1,917    26.5        30.00    9.38   28.75    4.35    N.A.   219.83
OFCP  Ottawa Financial Corp. of MI            28.37   5,353   151.9        29.25   14.89   29.12   -2.58    N.A.    85.55
PFFB  PFF Bancorp of Pomona CA                19.12  17,903   342.3        21.50   13.37   19.25   -0.68    N.A.    28.58
PSFI  PS Financial of Chicago IL              18.50   2,167    40.1        18.50   11.75   17.87    3.53    N.A.    57.45
PVFC  PVF Capital Corp. of OH                 20.75   2,590    53.7        21.75   13.18   20.06    3.44  371.59    44.90
PALM  Palfed, Inc. of Aiken SC(8)             28.62   5,299   151.7        28.81   13.75   28.62    0.00   86.21   104.43
PBCI  Pamrapo Bancorp, Inc. of NJ             24.87   2,843    70.7        26.75   18.50   24.50    1.51  341.74    24.35
PFED  Park Bancorp of Chicago IL              17.75   2,431    43.2        18.12   12.19   18.00   -1.39    N.A.    36.54
PVSA  Parkvale Financial Corp of PA           28.75   5,106   146.8        29.75   19.60   29.00   -0.86  247.22    38.22
PEEK  Peekskill Fin. Corp. of NY              17.50   3,193    55.9        18.25   13.37   17.75   -1.41    N.A.    22.81
PFSB  PennFed Fin. Services of NJ             33.50   4,823   161.6        34.75   19.87   34.00   -1.47    N.A.    65.43
PWBC  PennFirst Bancorp of PA                 18.62   5,310    98.9        19.50   12.27   18.75   -0.69  133.33    50.28
PWBK  Pennwood SB of PA*                      18.50     570    10.5        19.12   12.62   19.12   -3.24    N.A.    34.55
PBKB  People's SB of Brockton MA*             23.00   3,283    75.5        23.00   10.50   20.37   12.91  287.21   116.57
PFDC  Peoples Bancorp of Auburn IN            24.00   3,392    81.4        25.00   13.00   25.00   -4.00  128.35    77.78
PBCT  Peoples Bank, MHC of CT (40.1)*         35.00  61,126   855.9        37.37   18.00   36.37   -3.77  344.73    81.82
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       39.25   9,046   127.4        39.25   15.75   37.50    4.67    N.A.   145.31
PFFC  Peoples Fin. Corp. of OH                13.75   1,491    20.5        19.00   12.75   14.25   -3.51    N.A.     1.85
PHBK  Peoples Heritage Fin Grp of ME*         43.44  27,475 1,193.5        43.94   24.87   43.94   -1.14  183.74    55.14
PSFC  Peoples Sidney Fin. Corp of OH          17.25   1,785    30.8        18.50   12.56   17.25    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN                 26.06   2,103    54.8        27.37   20.25   26.12   -0.23    N.A.    28.69
PMFI  Perpetual Midwest Fin. of IA            27.75   1,873    52.0        30.50   18.75   30.50   -9.02    N.A.    44.16
PERT  Perpetual of SC, MHC (46.8)(8)          60.62   1,505    42.7        60.62   22.00   54.75   10.72    N.A.   149.98
PCBC  Perry Co. Fin. Corp. of MO              23.25     828    19.3        25.00   17.00   23.25    0.00    N.A.    36.76
PHFC  Pittsburgh Home Fin. of PA              17.75   1,969    34.9        20.81   12.87   19.00   -6.58    N.A.    32.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       36.50   1,632    28.1        37.12   16.25   34.87    4.67    N.A.   108.57
PTRS  Potters Financial Corp of OH            18.50     965    17.9        18.50    9.38   17.62    4.99    N.A.    85.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)        10.37  12,595   130.6        10.62    5.12   10.50   -1.24   33.81    97.52
PHSB  Ppls Home SB, MHC of PA (45.0)          18.75   2,760    23.3        19.75   13.62   19.00   -1.32    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  19.25     915    17.6        20.00   13.00   19.25    0.00    N.A.    42.59
PFNC  Progress Financial Corp. of PA          15.50   4,010    62.2        16.37    7.68   15.50    0.00   40.78    94.24
PSBK  Progressive Bank, Inc. of NY*           36.00   3,828   137.8        38.00   22.75   35.00    2.86  169.26    58.24
PROV  Provident Fin. Holdings of CA           21.50   4,836   104.0        21.75   13.62   20.87    3.02    N.A.    53.57
PULB  Pulaski SB, MHC of MO (29.8)            30.00   2,094    18.7        32.50   14.12   30.00    0.00    N.A.   106.90
PLSK  Pulaski SB, MHC of NJ (46.0)            20.00   2,070    19.0        24.50   11.50   19.00    5.26    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            26.75   3,081    82.4        29.75   15.75   26.12    2.41  116.25    69.84
QCFB  QCF Bancorp of Virginia MN              28.50   1,382    39.4        28.50   17.25   28.50    0.00    N.A.    56.16

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBK  Mutual SB, FSB of Bay City MI             0.15    0.08    9.73    9.73   152.87
NHTB  NH Thrift Bancshares of NH                0.99    0.80   12.04   10.34   153.90
NSLB  NS&L Bancorp of Neosho MO                 0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                    0.70    0.67    8.42    8.42    82.77
NASB  North American SB of MO                   4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL            0.79    0.69   17.04   17.04   126.90
FFFD  North Central Bancshares of IA            1.16    1.16   15.13   15.13    66.03
NBN   Northeast Bancorp of ME*                  1.37    1.13   14.27   12.61   205.13
NEIB  Northeast Indiana Bncrp of IN             1.18    1.18   15.51   15.51   107.95
NWEQ  Northwest Equity Corp. of WI              1.17    1.13   13.51   13.51   115.56
NWSB  Northwest SB, MHC of PA (30.7)            0.41    0.41    4.33    4.09    44.93
NSSY  Norwalk Savings Society of CT*            2.40    2.74   20.49   19.76   254.37
NSSB  Norwich Financial Corp. of CT*            1.47    1.36   15.05   13.67   129.02
NTMG  Nutmeg FS&LA of CT                        0.60    0.43    5.88    5.88   106.64
OHSL  OHSL Financial Corp. of OH                1.65    1.60   20.74   20.74   189.96
OCFC  Ocean Fin. Corp. of NJ                    1.68    1.66   27.63   27.63   182.15
OCN   Ocwen Financial Corp. of FL               1.34    0.75    6.91    6.73    48.86
OTFC  Oregon Trail Fin. Corp of OR              0.59    0.59   13.29   13.29    55.34
PBHC  OswegoCity SB, MHC of NY (46.)*           1.05    0.94   12.02   10.10   100.68
OFCP  Ottawa Financial Corp. of MI              1.29    1.26   14.15   11.43   161.96
PFFB  PFF Bancorp of Pomona CA                  0.65    0.66   14.69   14.53   146.09
PSFI  PS Financial of Chicago IL                0.72    0.73   14.76   14.76    39.55
PVFC  PVF Capital Corp. of OH                   1.90    1.82   10.63   10.63   147.98
PALM  Palfed, Inc. of Aiken SC(8)               0.49    0.84   10.74   10.74   126.16
PBCI  Pamrapo Bancorp, Inc. of NJ               1.73    1.71   16.89   16.77   130.83
PFED  Park Bancorp of Chicago IL                0.80    0.83   16.61   16.61    71.79
PVSA  Parkvale Financial Corp of PA             2.05    2.05   15.20   15.10   196.91
PEEK  Peekskill Fin. Corp. of NY                0.66    0.66   14.81   14.81    56.76
PFSB  PennFed Fin. Services of NJ               2.14    2.14   20.72   17.54   282.80
PWBC  PennFirst Bancorp of PA                   0.95    0.95   12.96   11.53   154.87
PWBK  Pennwood SB of PA*                        0.83    0.91   15.33   15.33    83.59
PBKB  People's SB of Brockton MA*               1.44    0.75    8.96    8.59   218.54
PFDC  Peoples Bancorp of Auburn IN              1.24    1.24   13.06   13.06    85.67
PBCT  Peoples Bank, MHC of CT (40.1)*           1.44    0.93   11.41   11.40   126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)         0.87    0.61   11.97   10.77    70.63
PFFC  Peoples Fin. Corp. of OH                  0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*           2.51    2.51   16.42   14.01   220.42
PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.56   14.57   14.57    57.61
PERM  Permanent Bancorp of IN                   1.26    1.25   19.51   19.25   206.17
PMFI  Perpetual Midwest Fin. of IA              0.84    0.68   18.24   18.24   214.45
PERT  Perpetual of SC, MHC (46.8)(8)            1.17    1.58   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                1.01    0.90   14.63   14.48   138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         1.46    1.44   14.86   14.86   234.94
PTRS  Potters Financial Corp of OH              1.20    1.18   11.20   11.20   127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)          0.37    0.37    5.91    5.91    70.19
PHSB  Ppls Home SB, MHC of PA (45.0)            0.56    0.54   10.22   10.22    74.79
PRBC  Prestige Bancorp of PA                    0.85    0.85   16.88   16.88   150.64
PFNC  Progress Financial Corp. of PA            0.90    0.71    5.81    5.18   108.91
PSBK  Progressive Bank, Inc. of NY*             2.20    2.16   20.18   18.17   231.09
PROV  Provident Fin. Holdings of CA             0.94    0.44   17.66   17.66   132.47
PULB  Pulaski SB, MHC of MO (29.8)              0.68    0.90   11.23   11.23    86.07
PLSK  Pulaski SB, MHC of NJ (46.0)              0.54    0.54   10.36   10.36    86.47
PULS  Pulse Bancorp of S. River NJ              1.84    1.86   14.02   14.02   170.73
QCFB  QCF Bancorp of Virginia MN                1.46    1.46   19.84   19.84   113.41

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA               21.37   4,673    99.9        24.56   13.00   21.25    0.56  184.93    40.59
QCSB  Queens County Bancorp of NY*            36.50  15,108   551.4        37.75   20.22   36.19    0.86    N.A.    73.40
RARB  Raritan Bancorp. of Raritan NJ*         27.50   2,372    65.2        29.00   15.33   27.25    0.92  327.02    77.42
REDF  RedFed Bancorp of Redlands CA           19.87   7,179   142.6        21.12   12.37   20.00   -0.65    N.A.    47.19
RELY  Reliance Bancorp, Inc. of NY            34.00   8,712   296.2        35.50   18.50   35.50   -4.23    N.A.    74.36
RELI  Reliance Bancshares Inc of WI*           8.87   2,472    21.9         9.12    6.50    9.12   -2.74    N.A.    31.41
RIVR  River Valley Bancorp of IN              18.12   1,190    21.6        18.87   13.25   18.62   -2.69    N.A.    31.78
RVSB  Riverview Bancorp of WA                 14.87   6,128    91.1        15.50    6.00   15.50   -4.06    N.A.   137.16
RSLN  Roslyn Bancorp, Inc. of NY*             21.88  43,642   954.9        24.31   15.00   23.25   -5.89    N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC          22.50     699    15.7        25.25   15.00   22.87   -1.62    N.A.    50.00
SBFL  SB Fngr Lakes MHC of NY (33.1)          30.00   1,785    17.7        30.00   12.75   29.50    1.69    N.A.   118.18
SFED  SFS Bancorp of Schenectady NY           24.50   1,231    30.2        24.50   14.75   22.62    8.31    N.A.    66.10
SGVB  SGV Bancorp of W. Covina CA             17.25   2,342    40.4        19.37   10.75   18.00   -4.17    N.A.    53.33
SHSB  SHS Bancorp, Inc. of PA                 17.25     820    14.1        17.25   14.75   16.25    6.15    N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                  37.37   5,581   208.6        38.50   22.37   38.12   -1.97    N.A.    63.40
SWCB  Sandwich Co-Op. Bank of MA*             43.00   1,919    82.5        45.00   27.25   45.00   -4.44  398.84    44.54
SFSL  Security First Corp. of OH              20.50   7,591   155.6        21.25   10.17   20.37    0.64   97.12    69.70
SMFC  Sho-Me Fin. Corp. of MO(8)              49.31   1,499    73.9        50.75   21.62   47.75    3.27    N.A.   126.71
SKAN  Skaneateles Bancorp Inc of NY*          18.87   1,433    27.0        21.33   10.67    0.00   -1.00    N.A.    74.24
SOBI  Sobieski Bancorp of S. Bend IN          19.37     779    15.1        19.75   13.75   19.50   -0.67    N.A.    33.59
SOSA  Somerset Savings Bank of MA(8)*          5.03  16,652    83.8         5.94    1.97    4.75    5.89   -1.76   155.33
SSFC  South Street Fin. Corp. of NC*          18.87   4,496    84.8        20.00   13.75   19.00   -0.68    N.A.    34.79
SCBS  Southern Commun. Bncshrs of AL          19.00   1,137    21.6        19.00   13.00   18.00    5.56    N.A.    43.40
SMBC  Southern Missouri Bncrp of MO           19.75   1,612    31.8        20.12   14.00   19.12    3.29    N.A.    31.67
SWBI  Southwest Bancshares of IL              25.50   2,657    67.8        26.00   18.00   25.62   -0.47  155.00    39.73
SVRN  Sovereign Bancorp of PA                 21.62  89,275 1,930.1        21.62   10.62   19.31   11.96  383.67    97.62
STFR  St. Francis Cap. Corp. of WI            41.50   5,238   217.4        41.50   26.00   40.63    2.14    N.A.    59.62
SPBC  St. Paul Bancorp, Inc. of IL            25.25  34,133   861.9        28.50   14.73   25.00    1.00  126.86    61.14
SFFC  StateFed Financial Corp. of IA          13.37   1,557    20.8        14.12    8.25   13.50   -0.96    N.A.    62.06
SFIN  Statewide Fin. Corp. of NJ              22.50   4,591   103.3        23.37   13.87   23.12   -2.68    N.A.    56.58
STSA  Sterling Financial Corp. of WA          21.25   7,567   160.8        22.50   13.62   21.62   -1.71  133.77    50.50
SFSB  SuburbFed Fin. Corp. of IL              36.00   1,263    45.5        36.00   19.00   34.69    3.78  439.73    89.47
ROSE  T R Financial Corp. of NY*              33.50  17,592   589.3        35.00   15.50   34.00   -1.47    N.A.    88.73
THRD  TF Financial Corp. of PA                29.75   4,088   121.6        29.75   15.87   28.00    6.25    N.A.    83.08
TPNZ  Tappan Zee Fin., Inc. of NY             20.00   1,488    29.8        22.62   13.62   19.75    1.27    N.A.    46.84
ESBK  The Elmira SB FSB of Elmira NY*         30.00     742    22.3        30.00   15.95   31.25   -4.00  108.77    72.61
TRIC  Tri-County Bancorp of WY                14.75   1,167    17.2        14.75    9.00   13.75    7.27    N.A.    63.89
TWIN  Twin City Bancorp of TN                 14.12   1,272    18.0        14.50   11.50   14.00    0.86    N.A.    22.78
UFRM  United FS&LA of Rocky Mount NC          10.62   3,074    32.6        12.75    7.75   11.50   -7.65  226.77    24.94
UBMT  United Fin. Corp. of MT                 25.25   1,223    30.9        27.00   18.75   26.00   -2.88  140.48    31.17
VABF  Va. Beach Fed. Fin. Corp of VA          16.62   4,979    82.8        17.62    9.25   17.25   -3.65  254.37    76.06
WHGB  WHG Bancshares of MD                    15.87   1,462    23.2        16.50   12.62   15.87    0.00    N.A.    20.96
WSFS  WSFS Financial Corp. of DE*             20.75  12,442   258.2        20.75    9.87   20.00    3.75  186.21   103.63
WVFC  WVS Financial Corp. of PA*              32.00   1,748    55.9        34.00   23.50   32.00    0.00    N.A.    29.98
WRNB  Warren Bancorp of Peabody MA*           21.62   3,798    82.1        21.62   14.75   20.50    5.46  541.54    44.13
WFSL  Washington FS&LA of Seattle WA          31.87  47,509 1,514.1        33.31   22.39   33.12   -3.77  118.44    32.30
WAMU  Washington Mutual Inc. of WA(8)*        68.62 257,17617,647.4        72.37   41.25   71.37   -3.85  269.72    58.44
WYNE  Wayne Bancorp of NJ                     22.75   2,014    45.8        24.87   14.12   22.62    0.57    N.A.    49.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          30.25   2,255    32.5        33.00   15.33   33.00   -8.33    N.A.    85.24
WCFB  Wbstr Cty FSB MHC of IA (45.2)          21.25   2,100    20.2        22.00   12.75   21.25    0.00    N.A.    54.55
WBST  Webster Financial Corp. of CT           63.50  13,554   860.7        66.00   35.12   64.00   -0.78  572.67    72.79
WEFC  Wells Fin. Corp. of Wells MN            18.50   1,959    36.2        19.00   12.62   17.50    5.71    N.A.    41.01
WCBI  WestCo Bancorp of IL                    26.50   2,474    65.6        29.25   20.00   26.50    0.00  165.00    23.26
WSTR  WesterFed Fin. Corp. of MT              25.25   5,577   140.8        27.00   17.62   24.75    2.02    N.A.    38.36
WOFC  Western Ohio Fin. Corp. of OH           26.62   2,356    62.7        29.25   20.62   26.87   -0.93    N.A.    22.39

                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCBC  Quaker City Bancorp of CA                  1.20    1.15   15.33   15.33   181.26
QCSB  Queens County Bancorp of NY*               1.44    1.45   11.44   11.44   102.00
RARB  Raritan Bancorp. of Raritan NJ*            1.63    1.61   12.65   12.45   171.70
REDF  RedFed Bancorp of Redlands CA              1.28    1.28   11.21   11.17   134.74
RELY  Reliance Bancorp, Inc. of NY               1.96    2.07   19.29   14.17   233.56
RELI  Reliance Bancshares Inc of WI*             0.25    0.26    9.18    9.18    19.01
RIVR  River Valley Bancorp of IN                 0.46    0.62   14.63   14.41   118.02
RVSB  Riverview Bancorp of WA                    0.47    0.45    9.56    9.20    46.06
RSLN  Roslyn Bancorp, Inc. of NY*                0.73    0.93   14.04   13.97    79.61
SCCB  S. Carolina Comm. Bnshrs of SC             0.75    0.75   17.35   17.35    65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)             0.44    0.51   11.92   11.92   127.71
SFED  SFS Bancorp of Schenectady NY              0.94    0.94   17.64   17.64   141.42
SGVB  SGV Bancorp of W. Covina CA                0.65    0.71   12.99   12.79   174.63
SHSB  SHS Bancorp, Inc. of PA                    0.41    0.41   13.83   13.83   109.44
SISB  SIS Bancorp Inc of MA*                     2.05    2.03   19.16   19.16   260.35
SWCB  Sandwich Co-Op. Bank of MA*                2.44    2.39   21.16   20.34   266.68
SFSL  Security First Corp. of OH                 1.14    1.15    8.31    8.18    89.69
SMFC  Sho-Me Fin. Corp. of MO(8)                 2.71    2.57   20.77   20.77   230.05
SKAN  Skaneateles Bancorp Inc of NY*             1.20    1.16   12.10   11.75   172.81
SOBI  Sobieski Bancorp of S. Bend IN             0.64    0.59   15.99   15.99   108.19
SOSA  Somerset Savings Bank of MA(8)*            0.32    0.31    2.06    2.06    31.25
SSFC  South Street Fin. Corp. of NC*             0.63    0.65   13.73   13.73    53.50
SCBS  Southern Commun. Bncshrs of AL             0.33    0.54   13.20   13.20    61.89
SMBC  Southern Missouri Bncrp of MO              0.94    0.90   16.36   16.36   101.30
SWBI  Southwest Bancshares of IL                 1.50    1.45   16.01   16.01   141.14
SVRN  Sovereign Bancorp of PA                    0.51    0.74    7.24    5.91   163.55
STFR  St. Francis Cap. Corp. of WI               2.24    2.21   24.54   21.71   317.04
SPBC  St. Paul Bancorp, Inc. of IL               1.39    1.39   11.98   11.95   133.26
SFFC  StateFed Financial Corp. of IA             0.69    0.69    9.86    9.86    56.22
SFIN  Statewide Fin. Corp. of NJ                 1.19    1.19   14.34   14.31   153.15
STSA  Sterling Financial Corp. of WA             1.04    0.94   12.98   11.88   247.19
SFSB  SuburbFed Fin. Corp. of IL                 1.23    1.79   21.90   21.82   337.85
ROSE  T R Financial Corp. of NY*                 1.88    1.69   13.09   13.09   209.84
THRD  TF Financial Corp. of PA                   1.22    1.05   17.79   15.71   152.97
TPNZ  Tappan Zee Fin., Inc. of NY                0.58    0.57   14.20   14.20    83.43
ESBK  The Elmira SB FSB of Elmira NY*            1.27    1.03   19.55   19.03   307.64
TRIC  Tri-County Bancorp of WY                   0.78    0.79   11.57   11.57    75.56
TWIN  Twin City Bancorp of TN                    0.71    0.60   10.88   10.88    84.07
UFRM  United FS&LA of Rocky Mount NC             0.63    0.50    6.82    6.82    92.96
UBMT  United Fin. Corp. of MT                    1.22    1.21   20.24   20.24    84.29
VABF  Va. Beach Fed. Fin. Corp of VA             0.75    0.61    8.70    8.70   121.61
WHGB  WHG Bancshares of MD                       0.34    0.34   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*                1.31    1.30    6.66    6.62   120.21
WVFC  WVS Financial Corp. of PA*                 2.08    2.09   19.38   19.38   161.46
WRNB  Warren Bancorp of Peabody MA*              2.04    1.81   10.21   10.21    95.87
WFSL  Washington FS&LA of Seattle WA             2.21    2.20   15.11   13.87   120.39
WAMU  Washington Mutual Inc. of WA(8)*           0.01    1.51   19.65   18.20   371.76
WYNE  Wayne Bancorp of NJ                        1.07    1.07   16.49   16.49   132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)             0.81    0.76   10.58   10.58   110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)             0.64    0.64   10.52   10.52    44.99
WBST  Webster Financial Corp. of CT              1.79    2.99   26.82   23.10   502.51
WEFC  Wells Fin. Corp. of Wells MN               1.09    1.06   14.86   14.86   104.52
WCBI  WestCo Bancorp of IL                       1.88    1.78   19.41   19.41   124.93
WSTR  WesterFed Fin. Corp. of MT                 1.16    1.11   19.03   15.35   179.16
WOFC  Western Ohio Fin. Corp. of OH              0.61    0.71   23.39   21.83   168.69

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of December 12, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------        52 Week (1)                 % Change From
                                                     Shares  Market      --------------           -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ(8)            27.62     645    17.8        28.00   15.50   27.62    0.00    N.A.    67.39
WEHO  Westwood Hmstd Fin Corp of OH           14.25   2,782    39.6        18.12   11.50   14.25    0.00    N.A.    17.57
WFI   Winton Financial Corp. of OH            19.75   1,986    39.2        20.50   11.50   20.00   -1.25    N.A.    71.74
FFWD  Wood Bancorp of OH                      18.50   2,119    39.2        19.50   10.50   19.50   -5.13    N.A.    63.28
YFCB  Yonkers Fin. Corp. of NY                18.75   3,021    56.6        22.00   12.75   19.00   -1.32    N.A.    45.69
YFED  York Financial Corp. of PA              24.87   8,806   219.0        27.25   12.80   25.50   -2.47  163.17    91.31

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                     Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ(8)             1.20    1.28   15.95   14.27   171.20
WEHO  Westwood Hmstd Fin Corp of OH            0.47    0.54   14.20   14.20    51.36
WFI   Winton Financial Corp. of OH             1.14    1.33   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                       1.07    0.98    9.77    9.77    78.58
YFCB  Yonkers Fin. Corp. of NY                 0.98    0.99   14.52   14.52   103.59
YFED  York Financial Corp. of PA               1.26    1.06   11.62   11.62   131.24

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                    Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(297)                    13.04    12.81    0.90    8.09    4.66       0.88    7.85       0.78  122.10    0.78
NYSE Traded Companies(11)                     7.94     7.75    0.92   13.60    5.73       0.83   12.78       1.06   72.81    1.11
AMEX Traded Companies(16)                    14.70    14.59    0.64    3.84    3.09       0.78    4.91       0.66  141.41    0.71
NASDAQ Listed OTC Companies(270)             13.17    12.93    0.91    8.11    4.71       0.88    7.81       0.78  123.34    0.77
California Companies(21)                      7.41     7.17    0.64    9.66    5.27       0.57    8.90       1.72   69.82    1.26
Florida Companies(5)                          8.55     8.12    1.20   14.66    5.20       0.80    9.61       1.62   86.80    0.76
Mid-Atlantic Companies(59)                   11.12    10.79    0.86    8.74    4.85       0.85    8.75       0.80   92.52    0.91
Mid-West Companies(144)                      14.23    14.06    0.92    7.41    4.53       0.91    7.27       0.62  136.73    0.65
New England Companies(9)                      8.05     7.77    0.62    8.22    4.56       0.66    8.90       0.48  156.42    1.04
North-West Companies(8)                      16.32    15.90    0.98    8.53    4.27       0.97    8.03       0.51  205.79    0.59
South-East Companies(38)                     15.99    15.80    0.97    7.28    4.08       0.96    6.98       0.86  138.63    0.81
South-West Companies(7)                      10.52    10.27    0.87   10.21    6.68       0.88   10.00       0.77   66.48    0.72
Western Companies (Excl CA)(6)               16.12    15.71    1.21    8.16    4.92       1.21    8.18       0.34  130.33    0.71
Thrift Strategy(240)                         14.29    14.08    0.91    7.33    4.60       0.91    7.30       0.72  122.56    0.72
Mortgage Banker Strategy(35)                  7.47     7.03    0.77   11.19    5.15       0.69   10.10       0.99  126.54    1.01
Real Estate Strategy(9)                       7.26     7.08    0.87   12.03    6.15       0.84   11.61       1.23   98.78    1.32
Diversified Strategy(9)                       8.42     8.18    1.31   16.29    5.77       1.04   13.52       1.36  117.46    1.05
Retail Banking Strategy(4)                    6.62     6.33   -0.24   -0.25   -3.30      -0.29   -1.06       0.73  132.47    0.95
Companies Issuing Dividends(252)             13.33    13.08    0.93    8.21    4.81       0.92    8.00       0.70  122.79    0.75
Companies Without Dividends(45)              11.42    11.30    0.69    7.42    3.81       0.64    6.94       1.29  118.07    0.96
Equity/Assets less than 6%(23)                5.05     4.72    0.68   13.54    5.77       0.64   12.81       1.40   77.64    1.07
Equity/Assets 6-12%(141)                      8.77     8.47    0.81    9.63    5.09       0.78    9.25       0.79  131.02    0.86
Equity/Assets greater than 12%(133)          18.43    18.28    1.01    5.73    4.07       1.01    5.68       0.67  121.01    0.66
Converted Last 3 Mths (no MHC)(4)            18.40    18.40    0.81    4.37    3.36       0.81    4.37       0.60  127.39    0.63
Actively Traded Companies(39)                 8.95     8.71    1.00   12.43    5.52       0.99   12.41       0.98  123.47    0.95
Market Value Below $20 Million(50)           14.68    14.66    0.84    6.04    4.61       0.85    6.08       0.70  109.38    0.63
Holding Company Structure(264)               13.51    13.29    0.89    7.76    4.56       0.88    7.56       0.78  119.97    0.77
Assets Over $1 Billion(60)                    7.90     7.40    0.89   12.03    5.23       0.83   11.33       0.94  108.45    0.98
Assets $500 Million-$1 Billion(48)           10.42    10.08    0.90    9.22    4.78       0.84    8.62       0.86  146.87    0.91
Assets $250-$500 Million(64)                 11.78    11.52    0.87    8.04    4.89       0.86    7.92       0.67  136.29    0.73
Assets less than $250 Million(125)           17.05    17.00    0.92    5.88    4.25       0.93    5.92       0.73  110.86    0.67
Goodwill Companies(120)                       9.15     8.56    0.85   10.02    5.07       0.81    9.55       0.87  108.14    0.86
Non-Goodwill Companies(177)                  15.61    15.61    0.93    6.82    4.40       0.92    6.72       0.73  131.52    0.73
Acquirors of FSLIC Cases(10)                  7.27     6.84    0.84   12.30    5.65       0.83   12.07       1.08   60.52    0.82

                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(297)                        19.46  155.82   18.85  160.01   20.40         0.36    1.56   29.79
NYSE Traded Companies(11)                        18.10  198.68   15.55  193.38   18.69         0.40    0.96   15.08
AMEX Traded Companies(16)                        20.98  130.16   19.22  131.53   19.86         0.32    1.85   37.14
NASDAQ Listed OTC Companies(270)                 19.47  155.64   18.98  160.52   20.50         0.36    1.57   30.14
California Companies(21)                         18.62  169.71   11.79  168.66   19.58         0.16    0.48    9.96
Florida Companies(5)                             20.61  186.91   20.22  212.54   24.74         0.20    0.74   14.79
Mid-Atlantic Companies(59)                       19.41  159.98   17.04  164.46   19.97         0.37    1.45   29.11
Mid-West Companies(144)                          19.22  148.88   19.58  152.32   20.25         0.35    1.65   31.10
New England Companies(9)                         18.19  168.11   13.13  177.31   20.44         0.43    1.46   29.55
North-West Companies(8)                          20.59  160.03   22.90  167.65   21.31         0.35    1.34   20.93
South-East Companies(38)                         21.32  164.28   23.73  168.93   22.52         0.45    2.02   41.25
South-West Companies(7)                          17.11  136.54   13.64  144.04   17.23         0.35    1.65   29.63
Western Companies (Excl CA)(6)                   20.43  158.80   23.44  165.59   20.49         0.54    2.54   45.82
Thrift Strategy(240)                             19.91  146.72   19.76  150.78   20.45         0.37    1.67   32.38
Mortgage Banker Strategy(35)                     18.00  196.58   14.09  203.81   21.33         0.31    1.08   20.14
Real Estate Strategy(9)                          16.83  183.89   13.21  187.14   17.54         0.14    0.68   11.55
Diversified Strategy(9)                          17.68  230.80   21.41  239.24   18.13         0.47    1.38   23.67
Retail Banking Strategy(4)                       19.03  157.74    9.86  163.04   21.91         0.14    0.76   22.88
Companies Issuing Dividends(252)                 19.35  157.33   19.31  161.66   20.43         0.42    1.83   35.18
Companies Without Dividends(45)                  20.21  146.91   16.25  150.44   20.16         0.00    0.00    0.00
Equity/Assets less than 6%(23)                   17.64  206.22   11.09  211.72   19.53         0.21    0.65   12.39
Equity/Assets 6-12%(141)                         18.36  172.30   14.77  179.65   19.26         0.37    1.44   26.80
Equity/Assets greater than 12%(133)              21.21  131.95   24.03  133.73   21.93         0.37    1.82   36.59
Converted Last 3 Mths (no MHC)(4)                27.14  129.89   23.32  129.89   27.14         0.00    0.00    0.00
Actively Traded Companies(39)                    17.94  204.55   17.35  206.53   18.69         0.50    1.50   26.31
Market Value Below $20 Million(50)               19.53  125.06   17.89  125.38   20.94         0.32    1.86   34.52
Holding Company Structure(264)                   19.67  153.78   19.30  157.35   20.64         0.37    1.61   30.93
Assets Over $1 Billion(60)                       18.60  200.09   15.87  211.87   20.00         0.41    1.13   21.88
Assets $500 Million-$1 Billion(48)               18.59  171.40   17.25  177.64   19.67         0.36    1.45   28.27
Assets $250-$500 Million(64)                     19.42  153.42   17.26  158.16   19.90         0.36    1.54   28.29
Assets less than $250 Million(125)               20.43  131.43   21.64  132.09   21.22         0.34    1.80   35.61
Goodwill Companies(120)                          18.69  177.28   15.68  188.39   19.88         0.38    1.38   26.18
Non-Goodwill Companies(177)                      20.03  141.73   20.95  141.73   20.77         0.34    1.67   32.39
Acquirors of FSLIC Cases(10)                     18.00  204.29   14.20  202.76   18.59         0.42    1.26   21.70

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(61)                      12.56    12.18    1.15   11.57    5.90       1.12   11.01       0.84  139.24    1.42
NYSE Traded Companies(2)                      7.56     5.18    0.89   11.54    5.02       0.87   11.31       1.95   40.15    1.04
AMEX Traded Companies(6)                     12.87    12.02    0.84    8.02    4.56       0.75    7.01       1.42  104.14    1.60
NASDAQ Listed OTC Companies(53)              12.74    12.49    1.19   11.94    6.07       1.16   11.41       0.75  146.14    1.43
California Companies(1)                      10.72    10.68    1.45   13.02    8.56       1.45   13.02       1.54   79.64    1.45
Mid-Atlantic Companies(16)                   10.93    10.27    0.86    8.98    4.44       0.87    8.78       0.93  130.18    1.33
Mid-West Companies(2)                        36.66    35.98    0.82    1.90    2.01       0.95    2.33       0.56   57.14    0.56
New England Companies(33)                     9.23     8.94    1.29   14.94    7.30       1.21   13.95       0.85  144.76    1.70
North-West Companies(4)                      12.22    11.86    1.22   10.73    5.48       1.19   10.46       0.17  241.66    1.04
South-East Companies(5)                      27.37    27.37    1.33    5.08    3.98       1.33    5.05       0.69  145.62    0.74
Thrift Strategy(44)                          13.56    13.15    1.16   10.98    5.79       1.12   10.39       0.86  132.73    1.36
Mortgage Banker Strategy(7)                   9.02     8.82    0.91   11.72    5.48       0.94   11.57       0.48  171.40    1.35
Real Estate Strategy(5)                      10.69    10.66    1.80   17.32    9.00       1.68   16.10       1.35   88.34    1.59
Diversified Strategy(5)                       6.94     6.42    1.04   15.06    6.00       1.00   14.56       0.76  196.07    2.08
Companies Issuing Dividends(53)              11.91    11.50    1.07   10.68    5.35       1.03   10.06       0.80  141.81    1.36
Companies Without Dividends(8)               17.04    16.83    1.71   17.66    9.67       1.72   17.46       1.10  120.84    1.80
Equity/Assets less than 6%(5)                 5.17     5.05    0.96   17.25    6.12       0.80   14.29       0.92   98.61    1.42
Equity/Assets 6-12%(40)                       8.75     8.25    1.22   14.00    6.95       1.17   13.39       0.92  134.29    1.59
Equity/Assets greater than 12%(16)           22.74    22.54    1.05    4.83    3.53       1.08    4.96       0.60  163.94    1.04
Actively Traded Companies(18)                 9.01     8.59    1.22   13.94    6.67       1.15   13.00       0.73  138.50    1.49
Market Value Below $20 Million(3)            28.24    27.78    0.97    3.40    3.04       1.07    3.82       1.43   40.96    0.75
Holding Company Structure(41)                14.26    13.90    1.21   11.16    5.84       1.18   10.74       0.77  148.17    1.47
Assets Over $1 Billion(14)                    9.11     8.40    1.05   12.26    5.33       1.04   11.92       0.82  154.48    1.49
Assets $500 Million-$1 Billion(16)            9.41     8.85    1.16   12.86    6.37       1.11   12.02       0.85  146.86    1.55
Assets $250-$500 Million(13)                 11.57    11.40    1.07   10.63    5.22       1.02   10.09       0.67  162.47    1.65
Assets less than $250 Million(18)            18.84    18.71    1.28   10.56    6.39       1.25   10.06       0.98   97.91    1.06
Goodwill Companies(31)                        9.42     8.67    0.96   11.26    5.59       0.92   10.59       0.90  135.75    1.44
Non-Goodwill Companies(30)                   15.82    15.82    1.35   11.90    6.21       1.32   11.43       0.76  143.53    1.41

                                                           Pricing Ratios                      Dividend Data(6)
                                              ----------------------------------------     -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(61)                         17.90  182.55   20.16  189.87   18.49         0.48    1.60   29.85
NYSE Traded Companies(2)                        19.94  238.62   17.78  263.16   20.34         0.58    1.05   20.95
AMEX Traded Companies(6)                        18.00  155.25   18.96  187.55   19.60         0.56    1.72   34.25
NASDAQ Listed OTC Companies(53)                 17.80  183.06   20.38  188.59   18.33         0.46    1.61   29.85
California Companies(1)                         11.68  144.07   15.45  144.66   11.68         0.00    0.00    0.00
Mid-Atlantic Companies(16)                      20.22  189.11   18.75  200.11   20.18         0.49    1.63   32.81
Mid-West Companies(2)                            0.00   99.35   36.11  102.31    0.00         0.00    0.00    0.00
New England Companies(33)                       15.32  196.18   17.49  203.88   16.26         0.50    1.69   28.03
North-West Companies(4)                         19.37  184.99   21.44  189.84   20.04         0.31    1.60   29.11
South-East Companies(5)                         25.70  124.80   33.40  124.80   25.81         0.68    1.95   50.08
Thrift Strategy(44)                             18.17  175.61   20.94  182.16   18.91         0.50    1.66   31.82
Mortgage Banker Strategy(7)                     19.46  202.41   17.06  209.15   18.77         0.36    1.23   23.42
Real Estate Strategy(5)                         11.14  177.91   19.00  178.21   11.81         0.26    1.20   12.75
Diversified Strategy(5)                         16.74  236.38   16.06  254.47   17.47         0.49    1.53   25.72
Companies Issuing Dividends(53)                 18.73  184.94   19.87  193.22   19.39         0.55    1.83   34.39
Companies Without Dividends(8)                  10.46  166.22   22.17  167.42   10.53         0.00    0.00    0.00
Equity/Assets less than 6%(5)                   16.58  271.37   14.09  277.77   18.16         0.18    0.87   14.12
Equity/Assets 6-12%(40)                         16.07  196.02   17.16  206.49   16.96         0.53    1.70   28.55
Equity/Assets greater than 12%(16)              23.52  130.89   28.23  132.57   22.89         0.43    1.57   36.96
Actively Traded Companies(18)                   15.64  197.08   17.19  208.38   16.24         0.58    1.84   29.07
Market Value Below $20 Million(3)               25.76  111.69   31.37  113.66   24.78         0.24    1.35   35.45
Holding Company Structure(41)                   18.52  175.88   21.93  185.51   18.97         0.48    1.67   31.59
Assets Over $1 Billion(14)                      19.71  223.82   19.55  233.72   19.87         0.55    1.55   30.02
Assets $500 Million-$1 Billion(16)              15.85  188.66   17.04  205.92   16.27         0.54    1.63   26.49
Assets $250-$500 Million(13)                    17.72  181.54   19.56  185.47   18.58         0.40    1.69   31.12
Assets less than $250 Million(18)               18.59  146.64   24.00  147.98   19.36         0.42    1.54   31.78
Goodwill Companies(31)                          17.91  187.90   16.62  202.74   18.68         0.51    1.54   27.06
Non-Goodwill Companies(30)                      17.89  177.00   23.83  177.00   18.29         0.44    1.66   32.74

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                     12.19    12.08    0.79    7.22    2.70       0.79    7.07       0.48  142.10    0.71
BIF-Insured Thrifts(3)                       10.87    10.23    1.05   10.29    3.32       0.87    8.36       1.16   74.62    1.11
NASDAQ Listed OTC Companies(23)              11.96    11.75    0.84    7.76    2.81       0.80    7.30       0.61  129.45    0.78
Florida Companies(3)                          9.77     9.75    0.74    7.34    3.14       0.65    6.47       0.41   71.26    0.45
Mid-Atlantic Companies(11)                   12.16    11.79    0.81    7.62    2.55       0.79    7.33       0.73  109.28    0.89
Mid-West Companies(7)                        13.05    13.04    0.87    7.00    2.88       0.91    7.26       0.46  181.63    0.52
New England Companies(1)                      9.02     9.01    1.16   13.69    4.11       0.75    8.84       0.76  146.25    1.66
Thrift Strategy(22)                          12.14    11.92    0.82    7.39    2.73       0.81    7.20       0.60  128.33    0.72
Diversified Strategy(1)                       9.02     9.01    1.16   13.69    4.11       0.75    8.84       0.76  146.25    1.66
Companies Issuing Dividends(22)              11.85    11.63    0.85    7.82    2.80       0.81    7.35       0.62  128.20    0.74
Companies Without Dividends(1)               13.66    13.66    0.73    6.80    2.99       0.71    6.55       0.45  148.08    1.37
Equity/Assets 6-12%(16)                      10.01     9.72    0.80    8.34    2.92       0.73    7.54       0.71   83.86    0.81
Equity/Assets greater than 12%(7)            16.63    16.63    0.93    6.38    2.55       0.98    6.73       0.31  266.20    0.71
Holding Company Structure(2)                 11.94    10.03    1.06    9.22    3.50       0.95    8.25       0.91   43.96    0.67
Assets Over $1 Billion(6)                     8.77     8.38    0.93   10.57    3.20       0.76    8.59       0.65   86.19    0.94
Assets $500 Million-$1 Billion(2)            11.34    11.34    0.80    7.04    3.07       0.73    6.45       0.41   90.57    0.62
Assets $250-$500 Million(5)                  11.63    11.61    0.88    7.97    3.02       0.86    7.73       0.29  188.56    0.43
Assets less than $250 Million(10)            13.55    13.34    0.79    6.52    2.54       0.81    6.68       0.73  133.77    0.84
Goodwill Companies(9)                         9.29     8.70    0.91   10.05    3.32       0.78    8.53       0.62   95.63    0.83
Non-Goodwill Companies(14)                   13.41    13.41    0.80    6.51    2.53       0.81    6.63       0.60  149.74    0.75
MHC Institutions(23)                         11.96    11.75    0.84    7.76    2.81       0.80    7.30       0.61  129.45    0.78

                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                         27.43  234.53   28.78  225.97   28.15         0.51    1.93   38.97
BIF-Insured Thrifts(3)                           26.44  294.67   31.87  310.58    0.00         0.47    1.45   44.13
NASDAQ Listed OTC Companies(23)                  26.77  245.81   29.32  242.89   28.15         0.50    1.85   40.69
Florida Companies(3)                              0.00  225.04   21.93  225.77    0.00         0.90    2.84    0.00
Mid-Atlantic Companies(11)                       28.57  247.75   30.60  241.26    0.00         0.28    1.22   36.08
Mid-West Companies(7)                            27.43  238.81   30.30  239.21   28.15         0.69    2.51   48.46
New England Companies(1)                         24.31  306.75   27.67  307.02    0.00         0.76    2.17   52.78
Thrift Strategy(22)                              28.00  241.74   29.42  238.31   28.15         0.49    1.83   39.18
Diversified Strategy(1)                          24.31  306.75   27.67  307.02    0.00         0.76    2.17   52.78
Companies Issuing Dividends(22)                  26.77  249.96   29.59  247.14   28.15         0.53    1.96   45.78
Companies Without Dividends(1)                    0.00  183.46   25.07  183.46    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(16)                          26.77  258.58   26.59  255.49   28.15         0.49    1.68   45.78
Equity/Assets greater than 12%(7)                 0.00  217.70   35.86  217.70    0.00         0.54    2.24    0.00
Holding Company Structure(2)                     28.57  249.58   29.80  297.03    0.00         0.28    0.93   26.67
Assets Over $1 Billion(6)                        24.31  292.21   27.53  268.86    0.00         0.51    1.88   44.70
Assets $500 Million-$1 Billion(2)                 0.00  220.84   25.05  220.84    0.00         0.90    2.58    0.00
Assets $250-$500 Million(5)                      27.43  257.46   30.00  258.11   28.15         0.54    1.90   40.68
Assets less than $250 Million(10)                28.57  229.23   30.36  234.50    0.00         0.44    1.73   38.28
Goodwill Companies(9)                            26.77  271.23   26.67  266.66   28.15         0.47    1.65   40.29
Non-Goodwill Companies(14)                        0.00  234.25   30.77  234.25    0.00         0.52    1.95   41.19
MHC Institutions(23)                             26.77  245.81   29.32  242.89   28.15         0.50    1.85   40.69

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.07     3.46    0.76   19.09    6.39       0.65   16.33       1.86   43.81    1.22
CSA   Coast Savings Financial of CA           5.20     5.14    0.62   12.51    4.70       0.66   13.36       1.23   75.26    1.37
CFB   Commercial Federal Corp. of NE          6.17     5.52    0.94   16.03    5.71       0.94   16.03       0.88   75.53    0.90
DME   Dime Bancorp, Inc. of NY*               5.43     5.17    0.68   12.66    5.00       0.67   12.46       1.02   51.61    0.81
DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.30       0.70    9.56       0.95   55.50    0.58
EBI   Equality Bancorp of St Louis            9.92     9.92    0.53    5.33    3.56       0.53    5.33       0.29   41.13    0.26
FED   FirstFed Fin. Corp. of CA               5.16     5.11    0.56   11.73    5.71       0.56   11.68       1.20  168.73    2.57
GSB   Glendale Fed. Bk, FSB of CA             5.65     5.05    0.57   10.24    5.14       0.68   12.27       1.36   70.96    1.30
GDW   Golden West Fin. Corp. of CA            6.56     6.56    0.88   13.91    6.49       0.86   13.68       1.18   47.94    0.67
GPT   GreenPoint Fin. Corp. of NY*            9.69     5.19    1.09   10.41    5.03       1.06   10.17       2.88   28.68    1.26
JSB   JSB Financial, Inc. of NY              23.22    23.22    1.93    8.61    6.12       1.71    7.65       1.07   35.16    0.61
NYB   New York Bancorp, Inc. of NY            5.21     5.21    1.62   31.66    6.26       1.66   32.45       0.88   65.33    0.92
WES   Westcorp Inc. of Orange CA              9.08     9.06    0.99   10.57    7.62       0.21    2.26       0.76  121.61    1.78

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             16.95    16.95    0.98    5.64    4.11       0.95    5.46       0.50  201.03    1.32
ANE   Alliance Bancorp of New Englan*         7.36     7.18    0.79   11.65    6.82       0.73   10.74       1.99   62.80    2.00
BKC   American Bank of Waterbury CT*          8.81     8.49    1.30   15.51    6.67       1.10   13.09       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.52     8.20    0.73    7.68    5.84       0.66    6.95       0.34  184.11    0.76
CFX   CFX Corp of NH(8)*                      8.71     8.40    0.73    8.91    2.04       0.99   11.98       0.55  137.87    1.10
CNY   Carver Bancorp, Inc. of NY              8.40     8.07   -0.15   -1.74   -1.54       0.01    0.13       1.31   47.60    1.07
CBK   Citizens First Fin.Corp. of IL         13.75    13.75    0.60    4.13    3.50       0.54    3.67       0.61   38.86    0.28
ESX   Essex Bancorp of VA(8)                  0.02    -0.08    0.12     NM     4.44       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Co-Op Bank of MA*             23.86    23.86    0.84    3.43    2.60       0.79    3.23        NA      NA      NA
FAB   FirstFed America Bancorp of MA         12.20    12.20    0.05    0.56    0.29       0.48    5.03       0.39  259.57    1.16
GAF   GA Financial Corp. of PA               14.63    14.49    1.09    6.28    5.05       1.05    6.08       0.24   63.36    0.41
KNK   Kankakee Bancorp of IL                 11.43    10.78    0.89    8.28    6.25       0.87    8.12       1.05   60.22    0.90
KYF   Kentucky First Bancorp of KY           16.70    16.70    1.16    6.52    5.31       1.14    6.43       0.09  457.83    0.76
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.27    3.87    2.59       0.18    2.55        NA      NA      NA
PDB   Piedmont Bancorp of NC                 16.43    16.43   -0.24   -1.28   -1.06       0.55    2.91       0.89   75.98    0.81
SSB   Scotland Bancorp of NC                 22.62    22.62    1.86    5.47    6.44       1.83    5.39        NA      NA     0.53
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.15       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.68       0.50    2.84        NA      NA     0.20
SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    3.89       1.54    4.69       0.23  229.34    0.62
TSH   Teche Holding Company of LA            13.45    13.45    0.98    7.29    5.33       0.93    6.97       0.28  291.99    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.32    15.32    1.70   10.74    6.25       1.70   10.74       0.23  276.17    0.76
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    3.06       0.82    5.83       0.87   59.98    0.77
WSB   Washington SB, FSB of MD                8.38     8.38    0.42    5.04    3.51       0.59    7.06       1.53   30.34    1.01

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.65     8.49    0.72    8.75    7.08       0.36    4.33       1.30   34.59    0.65
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.37       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.24     8.14    1.04   11.41    6.28       1.04   11.33       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              13.94    13.94    1.02    6.29    5.94       0.72    4.43       0.32  118.29    0.51
ASBP  ASB Financial Corp. of OH              15.57    15.57    0.97    5.70    4.74       0.91    5.35       0.96   75.72    1.07
ABBK  Abington Savings Bank of MA*            7.13     6.46    0.85   12.38    6.03       0.76   11.03       0.16  269.74    0.71
AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   11.72       1.34   20.78       1.58   31.35    0.95
AFBC  Advance Fin. Bancorp of WV             15.40    15.40    0.89    6.41    4.68       0.87    6.25       0.74   38.01    0.33
AADV  Advantage Bancorp of WI(8)              9.54     8.88    1.04   11.55    4.96       0.93   10.36       0.48  117.02    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.76     9.71    1.09   11.13    5.46       1.08   11.00       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.57     8.57    0.50    5.53    4.68       0.49    5.45       0.12  321.43    0.53
ABCL  Allied Bancorp of IL                    9.42     9.30    0.79    8.70    4.00       0.88    9.69       0.21  184.61    0.54

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              15.66  305.85   12.45     NM    18.31         0.88    1.43   22.34
CSA   Coast Savings Financial of CA            21.26  247.92   12.89  250.80   19.90         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE           17.51  256.78   15.83  287.02   17.51         0.33    0.62   10.93
DME   Dime Bancorp, Inc. of NY*                20.00  250.48   13.59  263.16   20.31         0.16    0.62   12.31
DSL   Downey Financial Corp. of CA             18.88  180.20   12.86  182.54   19.67         0.32    1.14   21.48
EBI   Equality Bancorp of St Louis             28.06  149.45   14.82  149.45   28.06         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                17.52  191.75    9.89  193.59   17.60         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA              19.46  186.24   10.52  208.08   16.23         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA             15.40  201.30   13.21  201.30   15.66         0.50    0.55    8.43
GPT   GreenPoint Fin. Corp. of NY*             19.88  226.76   21.98     NM    20.36         1.00    1.49   29.59
JSB   JSB Financial, Inc. of NY                16.33  135.06   31.36  135.06   18.37         1.40    2.89   47.14
NYB   New York Bancorp, Inc. of NY             15.96     NM    25.18     NM    15.57         0.60    1.57   25.00
WES   Westcorp Inc. of Orange CA               13.12  132.23   12.01  132.54     NM          0.40    2.33   30.53

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*               24.35  137.17   23.25  137.17   25.13         0.36    1.52   37.11
ANE   Alliance Bancorp of New Englan*          14.67  154.06   11.35  157.96   15.92         0.20    1.19   17.39
BKC   American Bank of Waterbury CT*           14.98  210.93   18.58  218.95   17.75         1.44    2.94   44.04
BFD   BostonFed Bancorp of MA                  17.13  137.22   11.69  142.54   18.92         0.28    1.41   24.14
CFX   CFX Corp of NH(8)*                         NM   276.78   24.11  287.15     NM          0.88    3.10     NM
CNY   Carver Bancorp, Inc. of NY                 NM   111.80    9.39  116.34     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL           28.57  121.70   16.73  121.70     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                   22.50     NM     2.48     NM    25.00         0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                 NM   129.87   30.98  129.87     NM          0.20    1.00   38.46
FAB   FirstFed America Bancorp of MA             NM   140.29   17.12  140.29     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                 19.81  126.49   18.50  127.71   20.46         0.48    2.58   51.06
KNK   Kankakee Bancorp of IL                   15.99  126.17   14.42  133.83   16.29         0.48    1.40   22.33
KYF   Kentucky First Bancorp of KY             18.83  130.12   21.73  130.12   19.08         0.50    3.40   64.10
MBB   MSB Bancorp of Middletown NY*              NM   144.21   10.66  293.83     NM          0.60    1.97     NM
PDB   Piedmont Bancorp of NC                     NM   137.17   22.54  137.17     NM          0.40    3.86     NM
SSB   Scotland Bancorp of NC                   15.53  134.69   30.46  134.69   15.77         0.30    2.93   45.45
SZB   SouthFirst Bancshares of AL                NM   128.39   17.97  128.39     NM          0.50    2.42     NM
SRN   Southern Banc Company of AL                NM   121.74   20.71  123.01     NM          0.35    1.97     NM
SSM   Stone Street Bancorp of NC               25.72  135.54   40.07  135.54   25.72         0.45    2.03   52.33
TSH   Teche Holding Company of LA              18.75  132.83   17.87  132.83   19.63         0.50    2.38   44.64
FTF   Texarkana Fst. Fin. Corp of AR           15.99  168.08   25.75  168.08   15.99         0.56    2.17   34.78
THR   Three Rivers Fin. Corp. of MI              NM   130.31   17.54  130.81   22.50         0.40    1.98   64.52
WSB   Washington SB, FSB of MD                 28.48  137.98   11.56  137.98   20.34         0.10    1.40   40.00

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              14.13  119.54   10.34  121.89   28.57         0.28    1.08   15.22
AFED  AFSALA Bancorp, Inc. of NY               22.87  127.20   17.14  127.20   22.87         0.24    1.28   29.27
ALBK  ALBANK Fin. Corp. of Albany NY           15.92  172.35   15.93  195.66   16.03         0.72    1.57   24.91
AMFC  AMB Financial Corp. of IN                16.84  110.37   15.38  110.37   23.91         0.28    1.70   28.57
ASBP  ASB Financial Corp. of OH                21.09  131.07   20.41  131.07   22.50         0.40    2.96   62.50
ABBK  Abington Savings Bank of MA*             16.59  195.57   13.94  215.79   18.63         0.40    1.05   17.47
AABC  Access Anytime Bancorp of NM              8.53  143.14   12.38  143.14    9.19         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV               21.39  118.18   18.20  118.18   21.91         0.32    1.80   38.55
AADV  Advantage Bancorp of WI(8)               20.15  217.39   20.74  233.66   22.47         0.40    0.60   12.12
AFCB  Affiliated Comm BC, Inc of MA            18.33  192.22   18.77  193.36   18.53         0.60    1.84   33.71
ALBC  Albion Banc Corp. of Albion NY           21.37  115.42    9.89  115.42   21.71         0.32    1.14   24.43
ABCL  Allied Bancorp of IL                     25.00  164.60   15.50  166.67   22.46         0.44    1.66   41.51

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            10.93    10.82    0.40    3.86    3.93       0.23    2.21       2.20   33.49    1.03
AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.24   -3.61      -0.61   -4.43       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN                 11.21    11.21    0.92    8.35    5.58       0.84    7.61       0.52   53.03    0.37
AFFFZ America First Fin. Fund of CA(8)        8.37     8.28    1.99   24.83   14.77       2.01   25.10       0.35   94.92    0.48
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.29    0.99   16.08    5.97       0.93   15.00       0.98  115.36    1.44
ANDB  Andover Bancorp, Inc. of MA*            8.12     8.12    1.05   13.16    6.74       1.03   12.85       0.91  107.23    1.33
ASFC  Astoria Financial Corp. of NY           7.72     6.53    0.81   10.37    5.16       0.77    9.81       0.46   39.39    0.43
AVND  Avondale Fin. Corp. of IL               7.72     7.72   -1.93  -21.53  -20.59      -1.97  -21.92       1.11   86.78    1.65
BKCT  Bancorp Connecticut of CT*             10.75    10.75    1.36   13.01    4.53       1.24   11.85       1.04  118.74    2.00
BPLS  Bank Plus Corp. of CA                   4.52     4.51    0.36    7.51    5.20       0.30    6.24       2.21   67.35    2.02
BWFC  Bank West Fin. Corp. of MI             14.15    14.15    1.03    6.73    3.69       0.56    3.65       0.21   69.91    0.21
BANC  BankAtlantic Bancorp of FL              5.50     4.55    1.04   18.10    7.87       0.54    9.50       0.92  108.06    1.42
BKUNA BankUnited SA of FL                     3.12     2.46    0.31    7.68    3.63       0.28    6.90       0.62   27.63    0.21
BVCC  Bay View Capital Corp. of CA            5.82     4.86    0.55    9.13    4.07       0.62   10.22       0.63  195.87    1.62
FSNJ  Bayonne Banchsares of NJ               15.62    15.62    0.37    3.86    2.04       0.52    5.41       1.12   47.67    1.38
BFSB  Bedford Bancshares of VA               14.10    14.10    1.20    8.41    4.92       1.19    8.35       0.52   92.88    0.58
BFFC  Big Foot Fin. Corp. of IL              17.48    17.48    0.50    3.28    2.24       0.50    3.28       0.09  150.75    0.31
BSBC  Branford SB of CT(8)*                   9.65     9.65    1.12   12.06    4.96       1.12   12.06       1.56  131.46    3.09
BYFC  Broadway Fin. Corp. of CA               9.84     9.84    0.26    2.49    2.87       0.33    3.14       1.62   52.84    1.02
CBES  CBES Bancorp of MO                     16.92    16.92    1.23    6.90    5.39       1.12    6.26       0.59   81.11    0.53
CCFH  CCF Holding Company of GA              10.66    10.66    0.14    1.03    0.81      -0.16   -1.16       0.20  288.02    0.70
CENF  CENFED Financial Corp. of CA            5.56     5.55    0.64   12.26    5.79       0.58   11.04       0.97   76.38    1.07
CFSB  CFSB Bancorp of Lansing MI              7.71     7.71    1.20   15.75    5.68       1.13   14.80       0.19  283.10    0.61
CKFB  CKF Bancorp of Danville KY             23.67    23.67    1.83    7.53    6.59       1.37    5.61       1.20   16.62    0.22
CNSB  CNS Bancorp of MO                      24.33    24.33    0.79    3.21    2.19       0.79    3.21       0.50   80.20    0.58
CSBF  CSB Financial Group Inc of IL*         25.03    23.66    0.32    1.22    1.21       0.52    1.98       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          16.21    16.21    1.45    9.07    7.09       1.42    8.91       1.27   96.64    1.55
CAFI  Camco Fin. Corp. of OH                  9.59     8.88    1.20   12.96    6.92       1.01   10.94       0.60   41.84    0.29
CMRN  Cameron Fin. Corp. of MO               21.02    21.02    1.26    5.47    4.87       1.26    5.47       0.55  139.04    0.91
CAPS  Capital Savings Bancorp of MO(8)        9.14     9.14    0.95   10.96    5.16       0.94   10.78       0.37   84.67    0.39
CFNC  Carolina Fincorp of NC*                22.59    22.59    1.17    5.03    3.97       1.14    4.89       0.16  226.67    0.50
CASB  Cascade SB of Everett WA(8)             6.64     6.64    0.60    9.62    5.10       0.60    9.62       0.28  332.14    1.12
CATB  Catskill Fin. Corp. of NY*             24.78    24.78    1.39    5.20    4.84       1.41    5.26       0.40  162.15    1.50
CNIT  Cenit Bancorp of Norfolk VA             6.95     6.36    0.80   11.30    5.24       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*              9.93     8.88    0.87    8.67    5.41       0.88    8.79       0.53  151.19    1.15
CENB  Century Bancshares of NC*              30.29    30.29    1.69    5.60    5.05       1.70    5.62       0.25  219.37    0.85
CBSB  Charter Financial Inc. of IL(8)        14.47    12.80    1.13    7.49    4.42       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             7.05     6.48    1.26   18.64    5.87       1.23   18.23       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.66     8.66    0.98   11.29    5.18       0.93   10.79       0.53  173.12    1.12
CTZN  CitFed Bancorp of Dayton OH             6.27     5.70    0.86   13.53    5.13       0.86   13.53       0.40  136.26    0.86
CLAS  Classic Bancshares of KY               14.90    12.61    0.56    3.44    3.14       0.75    4.66       0.67   93.71    0.94
CMSB  Cmnwealth Bancorp of PA                 9.28     7.24    0.75    7.49    4.74       0.63    6.32       0.47   85.46    0.71
CBSA  Coastal Bancorp of Houston TX           3.47     2.92    0.41   12.41    8.28       0.43   12.77       0.62   38.71    0.54
CFCP  Coastal Fin. Corp. of SC                6.56     6.56    1.21   19.41    5.95       1.05   16.77       0.10  966.86    1.18
CMSV  Commty. Svgs, MHC of FL (48.5)         11.34    11.34    0.80    7.04    3.07       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS           26.73    26.73    1.47    4.77    3.30       1.45    4.70       0.50   54.53    0.46
CFFC  Community Fin. Corp. of VA             13.21    13.21    1.12    8.18    5.66       1.13    8.23       0.56  105.58    0.67
CFBC  Community First Bnkg Co. of GA         17.80    17.57    0.74    4.46    3.27       0.74    4.46       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH           11.75    11.75    0.97    8.31    6.41       0.97    8.31       0.53   94.97    0.59
COOP  Cooperative Bk.for Svgs. of NC          7.69     7.69    0.63    8.30    3.89       0.63    8.30       0.21  109.36    0.29
CRZY  Crazy Woman Creek Bncorp of WY         23.70    23.70    1.27    4.66    4.68       1.29    4.72       0.38  134.22    1.04
DNFC  D&N Financial Corp. of MI               5.25     5.20    0.89   15.92    6.05       0.82   14.69       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         26.64    26.64    1.54    6.13    4.75       1.54    6.13       0.45   21.81    0.13
DIME  Dime Community Bancorp of NY           13.50    11.63    1.09    6.91    4.71       1.06    6.72       0.60  135.05    1.39
DIBK  Dime Financial Corp. of CT*             8.14     7.91    1.94   23.83   10.00       1.94   23.75       0.37  353.73    3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85    0.32    2.61    2.39       0.25    2.04       1.48   35.66    0.73

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN              25.46   94.96   10.38   95.95     NM          0.20    1.45   37.04
AHCI  Ambanc Holding Co., Inc. of NY*            NM   123.54   15.98  123.54     NM          0.20    1.11     NM
ASBI  Ameriana Bancorp of IN                   17.92  148.57   16.65  148.57   19.66         0.64    3.16   56.64
AFFFZ America First Fin. Fund of CA(8)          6.77  158.05   13.22  159.73    6.70         1.60    3.23   21.89
ABCW  Anchor Bancorp Wisconsin of WI           16.75  253.26   16.21  257.73   17.95         0.32    0.91   15.31
ANDB  Andover Bancorp, Inc. of MA*             14.84  184.41   14.98  184.41   15.20         0.76    2.04   30.28
ASFC  Astoria Financial Corp. of NY            19.38  194.41   15.00  229.85   20.49         0.60    1.05   20.27
AVND  Avondale Fin. Corp. of IL                  NM   124.20    9.58  124.20     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               22.10  276.23   29.70  276.23   24.26         0.50    2.02   44.64
BPLS  Bank Plus Corp. of CA                    19.23  136.46    6.17  136.61   23.15         0.00    0.00    0.00
BWFC  Bank West Fin. Corp. of MI               27.12  180.38   25.53  180.38     NM          0.21    1.31   35.59
BANC  BankAtlantic Bancorp of FL               12.70  220.48   12.14  266.78   24.22         0.13    0.84   10.66
BKUNA BankUnited SA of FL                      27.55  192.03    6.00  244.12     NM          0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA             24.56  235.45   13.70  281.89   21.93         0.40    1.15   28.17
FSNJ  Bayonne Banchsares of NJ                   NM   115.78   18.09  115.78     NM          0.17    1.39   68.00
BFSB  Bedford Bancshares of VA                 20.32  164.44   23.18  164.44   20.47         0.56    1.98   40.29
BFFC  Big Foot Fin. Corp. of IL                  NM   125.25   21.90  125.25     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                    20.16  232.34   22.42  232.34   20.16         0.08    1.28   25.81
BYFC  Broadway Fin. Corp. of CA                  NM    89.71    8.83   89.71   27.60         0.20    1.51   52.63
CBES  CBES Bancorp of MO                       18.54  124.32   21.03  124.32   20.45         0.40    1.83   33.90
CCFH  CCF Holding Company of GA                  NM   138.99   14.81  138.99     NM          0.55    2.78     NM
CENF  CENFED Financial Corp. of CA             17.27  193.49   10.76  193.76   19.18         0.36    0.86   14.94
CFSB  CFSB Bancorp of Lansing MI               17.61  267.61   20.63  267.61   18.75         0.68    1.95   34.34
CKFB  CKF Bancorp of Danville KY               15.16  117.91   27.90  117.91   20.33         0.50    2.70   40.98
CNSB  CNS Bancorp of MO                          NM   149.93   36.48  149.93     NM          0.24    1.12   51.06
CSBF  CSB Financial Group Inc of IL*             NM   102.08   25.55  107.99     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            14.10  127.95   20.75  127.95   14.35         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   14.45  166.89   16.00  180.25   17.12         0.54    2.16   31.21
CMRN  Cameron Fin. Corp. of MO                 20.53  115.43   24.26  115.43   20.53         0.28    1.39   28.57
CAPS  Capital Savings Bancorp of MO(8)         19.38  198.72   18.16  198.72   19.70         0.24    1.03   20.00
CFNC  Carolina Fincorp of NC*                  25.17  126.58   28.59  126.58   25.91         0.24    1.36   34.29
CASB  Cascade SB of Everett WA(8)              19.62  152.51   10.13  152.51   19.62         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               20.68  112.72   27.93  112.72   20.44         0.32    1.84   38.10
CNIT  Cenit Bancorp of Norfolk VA              19.10  219.71   15.26  239.90   20.56         1.00    1.54   29.50
CEBK  Central Co-Op. Bank of MA*               18.49  154.08   15.30  172.19   18.24         0.32    1.19   22.07
CENB  Century Bancshares of NC*                19.81  110.49   33.47  110.49   19.76         2.00    2.41   47.73
CBSB  Charter Financial Inc. of IL(8)          22.62  173.23   25.06  195.80   16.16         0.32    1.35   30.48
COFI  Charter One Financial of OH              17.03  286.64   20.22  312.19   17.42         1.00    1.61   27.47
CVAL  Chester Valley Bancorp of PA             19.30  205.88   17.83  205.88   20.19         0.44    1.68   32.35
CTZN  CitFed Bancorp of Dayton OH              19.51  242.59   15.22  266.90   19.51         0.24    0.62   12.12
CLAS  Classic Bancshares of KY                   NM   108.84   16.22  128.66   23.55         0.28    1.72   54.90
CMSB  Cmnwealth Bancorp of PA                  21.08  165.13   15.33  211.82   25.00         0.28    1.30   27.45
CBSA  Coastal Bancorp of Houston TX            12.08  142.44    4.94  169.39   11.74         0.48    1.66   20.00
CFCP  Coastal Fin. Corp. of SC                 16.80  301.29   19.75  301.29   19.44         0.36    1.71   28.80
CMSV  Commty. Svgs, MHC of FL (48.5)             NM   220.84   25.05  220.84     NM          0.90    2.58     NM
CFTP  Community Fed. Bancorp of MS               NM   160.38   42.87  160.38     NM          0.30    1.50   45.45
CFFC  Community Fin. Corp. of VA               17.67  139.55   18.43  139.55   17.55         0.56    2.11   37.33
CFBC  Community First Bnkg Co. of GA             NM   135.74   24.17  137.58     NM          0.60    1.52   46.51
CIBI  Community Inv. Bancorp of OH             15.59  130.17   15.29  130.17   15.59         0.32    2.03   31.68
COOP  Cooperative Bk.for Svgs. of NC           25.68  202.27   15.56  202.27   25.68         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY           21.35  103.29   24.48  103.29   21.05         0.40    2.60   55.56
DNFC  D&N Financial Corp. of MI                16.52  248.21   13.04  250.90   17.90         0.20    0.72   11.90
DCBI  Delphos Citizens Bancorp of OH           21.04  117.75   31.36  117.75   21.04         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY             21.25  157.80   21.30  183.15   21.84         0.24    1.03   21.82
DIBK  Dime Financial Corp. of CT*              10.00  209.77   17.08  216.01   10.03         0.44    1.44   14.43
EGLB  Eagle BancGroup of IL                      NM   113.04   13.40  113.04     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA           8.17     8.17    0.65    7.67    4.63       0.65    7.75       1.26   54.76    0.94
EGFC  Eagle Financial Corp. of CT(8)          6.90     5.49    0.34    4.79    1.72       0.48    6.91       0.53   87.59    0.86
ETFS  East Texas Fin. Serv. of TX            18.01    18.01    0.68    3.68    3.64       0.63    3.43       0.27   88.06    0.48
EMLD  Emerald Financial Corp of OH            7.80     7.69    1.05   13.70    6.49       0.97   12.67       0.24  115.15    0.36
EIRE  Emerald Island Bancorp, MA(8)*          6.99     6.99    0.86   12.46    5.00       0.92   13.24       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.12       1.09    3.12       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH          11.43    11.42    0.92    7.43    4.21       0.77    6.18       0.07  297.93    0.30
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    4.54       0.74   14.50       0.49   36.72    0.26
FCBF  FCB Fin. Corp. of Neenah WI            14.64    14.64    0.74    4.48    2.16       0.57    3.45       0.24  277.72    0.85
FFBS  FFBS Bancorp of Columbus MS            16.70    16.70    1.41    7.48    5.21       1.41    7.48       0.58   72.88    0.59
FFDF  FFD Financial Corp. of OH              24.34    24.34    1.94    7.84    6.23       0.95    3.85        NA      NA     0.46
FFLC  FFLC Bancorp of Leesburg FL            13.73    13.73    1.00    6.81    4.22       0.94    6.44       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA             13.31    13.04    1.40   10.28    5.04       1.35    9.86       0.16  361.92    0.99
FFWC  FFW Corporation of Wabash IN            9.70     8.81    1.04   10.57    5.82       1.02   10.35       0.18  217.37    0.60
FFYF  FFY Financial Corp. of OH              13.70    13.70    1.29    8.85    5.80       1.27    8.70       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.49     6.39    1.02   15.82    7.15       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN              11.17    11.17    0.85    7.05    5.44       0.84    6.98       0.15  148.95    0.33
FOBC  Fed One Bancorp of Wheeling WV         11.18    10.68    0.94    8.21    5.18       0.94    8.21       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.48    10.46    0.19    1.84    1.43       0.60    5.80       0.41   22.74    0.12
FSBI  Fidelity Bancorp, Inc. of PA            6.79     6.79    0.80   11.51    6.36       0.78   11.25       0.30  171.64    1.04
FFFL  Fidelity FSB, MHC of FL (47.7)          8.21     8.15    0.67    7.64    3.21       0.57    6.49       0.40   51.95    0.28
FFED  Fidelity Fed. Bancorp of IN             6.11     6.11    0.75   14.32    6.46       0.73   13.89       0.13  626.40    0.96
FFOH  Fidelity Financial of OH               13.02    11.56    0.91    6.59    5.15       1.02    7.37       0.29  106.32    0.37
FIBC  Financial Bancorp, Inc. of NY           9.05     9.00    0.91    9.52    5.96       0.97   10.18       1.75   27.02    0.91
FBSI  First Bancshares of MO                 13.92    13.92    1.19    8.36    6.69       1.08    7.54       0.67   45.57    0.36
FBBC  First Bell Bancorp of PA               10.53    10.53    1.15    9.44    6.34       1.12    9.20       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             13.65    13.65    0.77    4.97    3.64       0.77    4.97       0.84  127.66    2.47
SKBO  First Carnegie,MHC of PA(45.0)         16.45    16.45    0.52    5.53    1.75       0.52    5.53        NA      NA     0.83
FSTC  First Citizens Corp of GA              10.12     7.98    1.96   20.65    8.11       1.75   18.46        NA      NA     1.43
FCME  First Coastal Corp. of ME*              9.75     9.75    4.17   48.29   30.13       4.01   46.37       1.65  108.25    2.49
FFBA  First Colorado Bancorp of Co           13.08    12.91    1.21    8.92    4.63       1.20    8.84       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         19.67    19.67    1.03    4.82    4.27       1.00    4.67       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              7.40     6.48    0.90   12.27    6.41       0.77   10.52       0.58  149.29    1.43
FFES  First FS&LA of E. Hartford CT           6.63     6.63    0.53    8.37    5.17       0.60    9.51       0.31   87.85    1.44
FFSX  First FS&LA. MHC of IA (46.1)           8.73     8.66    0.73    8.79    3.65       0.71    8.56       0.22  185.09    0.53
BDJI  First Fed. Bancorp. of MN              10.71    10.71    0.65    5.81    3.75       0.63    5.70       0.32  120.28    0.79
FFBH  First Fed. Bancshares of AR            14.89    14.89    1.06    6.78    4.76       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI          6.73     6.35    1.08   16.76    5.95       0.89   13.87       0.13  395.30    0.64
FFKY  First Fed. Fin. Corp. of KY            13.70    12.93    1.64   11.95    6.64       1.62   11.87       0.49   94.29    0.53
FFBZ  First Federal Bancorp of OH             7.67     7.66    1.01   13.33    5.95       1.02   13.43       0.52  172.30    1.03
FFCH  First Fin. Holdings Inc. of SC          6.12     6.12    0.87   14.24    4.63       0.85   13.86       1.49   45.68    0.82
FFBI  First Financial Bancorp of IL           8.92     8.92   -0.07   -0.84   -0.71       0.43    5.28       0.33  178.83    0.87
FFHS  First Franklin Corp. of OH              9.02     8.97    0.56    6.21    3.84       0.66    7.33       0.47   90.77    0.64
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.88       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.86     6.76    0.93   13.99    6.05       0.91   13.67       0.77   95.63    1.36
FFSL  First Independence Corp. of KS         10.25    10.25    0.65    5.99    4.91       0.65    5.99       1.25   47.61    0.89
FISB  First Indiana Corp. of IN               9.65     9.53    1.14   12.04    5.23       0.93    9.89       1.39  103.20    1.70
FKFS  First Keystone Fin. Corp of PA          6.63     6.63    0.82   11.30    5.75       0.75   10.35       1.11   39.39    0.84
FLKY  First Lancaster Bncshrs of KY          29.46    29.46    1.23    3.65    3.37       1.23    3.65       2.28   13.93    0.35
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    4.33       0.72    9.91       0.81  110.00    1.29
CASH  First Midwest Fin. Corp. of IA         10.75     9.55    0.96    8.44    6.32       0.91    8.06       0.75   78.49    0.93
FMBD  First Mutual Bancorp of IL             13.40    10.21    0.32    2.12    1.73       0.30    1.94       0.26  138.78    0.47
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.02   15.29    6.29       1.00   15.00       0.06     NA     1.31
FNGB  First Northern Cap. Corp of WI         11.09    11.09    0.93    8.21    4.71       0.89    7.84       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.25     6.10    0.58    8.65    4.77       0.49    7.25       0.57   58.39    0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)        9.50     8.63    0.90    9.64    2.74       0.94   10.06       0.54  105.63    1.04

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA            21.59  150.91   12.34  150.91   21.35         0.60    3.16   68.18
EGFC  Eagle Financial Corp. of CT(8)             NM   228.07   15.74  286.62     NM          1.00    1.91     NM
ETFS  East Texas Fin. Serv. of TX              27.49  101.33   18.25  101.33   29.46         0.20    0.97   26.67
EMLD  Emerald Financial Corp of OH             15.42  199.35   15.55  202.19   16.67         0.24    1.30   20.00
EIRE  Emerald Island Bancorp, MA(8)*           20.00  232.39   16.23  232.39   18.82         0.28    0.88   17.50
EFBC  Empire Federal Bancorp of MT               NM   111.79   39.01  111.79     NM          0.30    1.82     NM
EFBI  Enterprise Fed. Bancorp of OH            23.74  178.57   20.41  178.68   28.54         1.00    3.54     NM
EQSB  Equitable FSB of Wheaton MD              22.05  187.98    9.47  187.98   13.82         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                NM   143.11   20.94  143.11     NM          0.80    2.83     NM
FFBS  FFBS Bancorp of Columbus MS              19.18  155.16   25.92  155.16   19.18         0.50    2.25   43.10
FFDF  FFD Financial Corp. of OH                16.05  125.30   30.50  125.30     NM          0.30    1.61   25.86
FFLC  FFLC Bancorp of Leesburg FL              23.67  162.05   22.26  162.05   25.00         0.29    1.30   30.85
FFFC  FFVA Financial Corp. of VA               19.85  202.10   26.90  206.30   20.71         0.48    1.42   28.24
FFWC  FFW Corporation of Wabash IN             17.18  169.51   16.45  186.72   17.54         0.72    1.72   29.63
FFYF  FFY Financial Corp. of OH                17.25  158.87   21.76  158.87   17.53         0.80    2.48   42.78
FMCO  FMS Financial Corp. of NJ                14.00  207.28   13.45  210.34   14.12         0.28    0.85   11.97
FFHH  FSF Financial Corp. of MN                18.38  132.69   14.83  132.69   18.56         0.50    2.62   48.08
FOBC  Fed One Bancorp of Wheeling WV           19.29  157.98   17.66  165.34   19.29         0.62    2.33   44.93
FBCI  Fidelity Bancorp of Chicago IL             NM   123.26   12.91  123.46   22.12         0.32    1.39     NM
FSBI  Fidelity Bancorp, Inc. of PA             15.71  165.26   11.23  165.26   16.08         0.36    1.31   20.57
FFFL  Fidelity FSB, MHC of FL (47.7)             NM   229.25   18.81  230.71     NM          0.90    3.10     NM
FFED  Fidelity Fed. Bancorp of IN              15.48  201.36   12.30  201.36   15.95         0.40    3.86   59.70
FFOH  Fidelity Financial of OH                 19.41  119.53   15.57  134.70   17.35         0.28    1.90   36.84
FIBC  Financial Bancorp, Inc. of NY            16.78  155.95   14.11  156.75   15.71         0.40    1.63   27.40
FBSI  First Bancshares of MO                   14.94  125.42   17.46  125.42   16.56         0.20    0.77   11.49
FBBC  First Bell Bancorp of PA                 15.78  168.97   17.80  168.97   16.19         0.40    2.15   33.90
FBER  First Bergen Bancorp of NJ               27.46  143.70   19.62  143.70   27.46         0.20    1.03   28.17
SKBO  First Carnegie,MHC of PA(45.0)             NM   179.37   29.50  179.37     NM          0.30    1.59     NM
FSTC  First Citizens Corp of GA                12.33  215.03   21.75  272.68   13.79         0.29    1.08   13.36
FCME  First Coastal Corp. of ME*                3.32  140.71   13.72  140.71    3.46         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co             21.62  200.00   26.16  202.53   21.82         0.48    2.00   43.24
FDEF  First Defiance Fin.Corp. of OH           23.41  116.97   23.00  116.97   24.18         0.32    2.17   50.79
FESX  First Essex Bancorp of MA*               15.60  174.37   12.91  199.33   18.20         0.56    2.70   42.11
FFES  First FS&LA of E. Hartford CT            19.33  152.13   10.08  152.13   17.03         0.60    1.62   31.25
FFSX  First FS&LA. MHC of IA (46.1)            27.43  229.90   20.07  231.88   28.15         0.48    1.48   40.68
BDJI  First Fed. Bancorp. of MN                26.67  157.84   16.90  157.84   27.18         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              21.02  142.73   21.25  142.73   21.99         0.24    1.01   21.24
FTFC  First Fed. Capital Corp. of WI           16.81  263.96   17.78  280.09   20.30         0.48    1.59   26.67
FFKY  First Fed. Fin. Corp. of KY              15.07  174.60   23.92  185.03   15.17         0.56    2.55   38.36
FFBZ  First Federal Bancorp of OH              16.80  211.69   16.24  211.91   16.67         0.28    1.33   22.40
FFCH  First Fin. Holdings Inc. of SC           21.62  291.79   17.84  291.79   22.22         0.84    1.75   37.84
FFBI  First Financial Bancorp of IL              NM   116.02   10.35  116.02   22.34         0.00    0.00     NM
FFHS  First Franklin Corp. of OH               26.07  156.49   14.11  157.39   22.07         0.40    1.46   38.10
FGHC  First Georgia Hold. Corp of GA           25.78  195.96   16.10  213.73     NM          0.05    0.61   15.63
FSPG  First Home Bancorp of NJ                 16.52  216.00   14.83  219.30   16.91         0.40    1.39   22.99
FFSL  First Independence Corp. of KS           20.37  126.12   12.92  126.12   20.37         0.25    1.68   34.25
FISB  First Indiana Corp. of IN                19.14  219.39   21.16  222.06   23.31         0.48    1.55   29.63
FKFS  First Keystone Fin. Corp of PA           17.38  185.37   12.29  185.37   18.97         0.20    0.54    9.30
FLKY  First Lancaster Bncshrs of KY            29.72  107.73   31.74  107.73   29.72         0.50    3.17     NM
FLFC  First Liberty Fin. Corp. of GA           23.11  247.97   18.28  275.02   28.24         0.44    1.44   33.33
CASH  First Midwest Fin. Corp. of IA           15.83  132.65   14.26  149.34   16.57         0.48    2.25   35.56
FMBD  First Mutual Bancorp of IL                 NM   131.75   17.65  172.78     NM          0.32    1.58     NM
FMSB  First Mutual SB of Bellevue WA*          15.89  225.76   15.33  225.76   16.19         0.20    1.18   18.69
FNGB  First Northern Cap. Corp of WI           21.21  169.90   18.85  169.90   22.22         0.32    2.29   48.48
FFPB  First Palm Beach Bancorp of FL           20.95  173.07   10.82  177.18   25.00         0.60    1.55   32.43
FSLA  First SB SLA MHC of NJ (47.5)(8)           NM   335.92   31.90     NM      NM          0.48    1.15   42.11

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First SB, SSB, Moore Co. of NC         23.01    23.01    1.75    7.26    5.80       1.75    7.26       0.29   70.15    0.31
FWWB  First Savings Bancorp of WA*           14.23    13.15    1.06    6.79    3.77       1.01    6.44       0.27  241.66    0.97
FSFF  First SecurityFed Fin of IL            27.03    27.03    1.29    4.77    3.83       1.29    4.77        NA      NA     0.98
SHEN  First Shenango Bancorp of PA           11.62    11.62    1.17   10.45    6.65       1.16   10.40       0.51  149.56    1.17
FBNW  FirstBank Corp of Clarkston WA         16.43    16.43    0.39    3.23    1.86       0.18    1.47       1.70   33.83    0.76
FFDB  FirstFed Bancorp of AL                  9.63     8.81    1.03   10.63    7.47       1.01   10.36       1.31   33.87    0.63
FSPT  FirstSpartan Fin. Corp. of SC          26.79    26.79    0.96    6.28    3.38       0.96    6.28       0.69   56.19    0.49
FLAG  Flag Financial Corp of GA               9.11     9.11    0.91    9.84    5.21       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI             5.98     5.74    1.41   22.77    8.68       0.70   11.39       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*             14.20    13.64    0.95    5.92    4.30       0.99    6.22       0.39  172.94    1.12
FBHC  Fort Bend Holding Corp. of TX           6.16     5.75    0.64   10.48    6.07       0.53    8.77       0.56   89.94    1.08
FTSB  Fort Thomas Fin. Corp. of KY           16.13    16.13    1.21    7.27    4.90       1.21    7.27       1.98   24.60    0.53
FKKYD Frankfort First Bancorp of KY          16.82    16.82    0.09    0.39    0.38       0.64    2.86       0.09   80.00    0.08
FTNB  Fulton Bancorp of MO                   24.66    24.66    1.25    5.02    3.42       1.08    4.34       1.62   57.19    1.06
GFSB  GFS Bancorp of Grinnell IA             11.51    11.51    1.27   11.03    6.74       1.27   11.03       0.98   67.81    0.78
GUPB  GFSB Bancorp of Gallup NM              12.82    12.82    0.86    5.43    4.79       0.86    5.43       0.29  115.79    0.63
GSLA  GS Financial Corp. of LA               43.13    43.13    1.25    3.81    2.28       1.25    3.81       0.14  211.96    0.81
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.04       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.74    27.74    0.97    3.68    3.15       0.97    3.68       0.90   14.39    0.38
GBCI  Glacier Bancorp of MT                   9.99     9.75    1.50   15.56    5.48       1.53   15.94       0.25  243.94    0.84
GFCO  Glenway Financial Corp. of OH           9.46     9.35    0.79    8.36    5.35       0.77    8.11       0.25  123.32    0.37
GTPS  Great American Bancorp of IL           20.43    20.43    0.53    2.39    2.27       0.59    2.67       0.26  126.83    0.42
GTFN  Great Financial Corp. of KY(8)         10.07     9.66    1.04   10.82    4.38       0.76    7.96       3.11   16.32    0.74
GSBC  Great Southern Bancorp of MO            8.65     8.65    1.84   20.39    6.34       1.74   19.22       1.91  115.21    2.58
GDVS  Greater DV SB,MHC of PA (19.9)*        11.64    11.64    0.93    7.97    2.34       0.93    7.97       1.82   33.64    1.00
GSFC  Green Street Fin. Corp. of NC          35.38    35.38    1.59    4.45    3.61       1.59    4.45       0.10  147.40    0.20
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.03    13.03    0.99    7.17    2.38       0.96    6.94       0.64  162.46    1.29
HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.66       0.14    1.02        NA      NA     1.44
HEMT  HF Bancorp of Hemet CA                  7.93     6.61    0.03    0.39    0.29       0.17    2.17       1.65   24.89    0.81
HFFC  HF Financial Corp. of SD                9.42     9.42    1.02   11.06    7.81       0.94   10.15       0.48  173.70    1.08
HFNC  HFNC Financial Corp. of NC             18.80    18.80    1.23    5.43    4.20       1.05    4.64       0.92   92.55    1.06
HMNF  HMN Financial, Inc. of MN              14.88    14.88    1.00    6.87    5.10       0.85    5.79       0.10  465.21    0.71
HALL  Hallmark Capital Corp. of WI            7.30     7.30    0.65    9.11    5.97       0.64    8.91       0.13  355.91    0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)         8.56     8.29    1.22   14.68    4.00       1.21   14.58       0.43  238.88    1.38
HRBF  Harbor Federal Bancorp of MD           13.06    13.06    0.71    5.50    3.83       0.71    5.50       0.10  189.19    0.28
HFSA  Hardin Bancorp of Hardin MO            11.53    11.53    0.79    5.83    5.30       0.74    5.52       0.09  195.33    0.36
HARL  Harleysville SA of PA                   6.62     6.62    1.03   16.07    6.98       1.03   16.14       0.02     NA     0.78
HFGI  Harrington Fin. Group of IN             4.84     4.84    0.43    8.95    5.31       0.36    7.48       0.20   20.13    0.21
HARS  Harris SB, MHC of PA (24.3)             8.20     7.25    0.92   11.11    2.70       0.76    9.19       0.68   60.65    0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.19       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.56       0.58    4.07       0.11  117.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.98    0.68   11.28    6.02       0.68   11.37       0.76   85.85    1.12
HTHR  Hawthorne Fin. Corp. of CA              4.85     4.85    0.86   19.13   11.93       0.82   18.40       8.07   18.43    1.70
HMLK  Hemlock Fed. Fin. Corp. of IL          19.31    19.31    0.37    2.51    1.61       0.81    5.47        NA      NA     1.22
HBNK  Highland Federal Bank of CA             7.67     7.67    1.13   15.28    7.33       0.86   11.60       2.52   63.92    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.71     9.71    1.25   13.03    7.10       1.25   13.03       0.89   78.90    0.91
HBEI  Home Bancorp of Elgin IL               27.56    27.56    0.83    3.02    2.36       0.83    3.02       0.35   85.96    0.35
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.65       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            14.12    14.12    0.74    5.77    4.94       0.73    5.66       0.44   44.51    0.28
HCFC  Home City Fin. Corp. of OH             19.61    19.61    1.24    6.77    5.33       1.26    6.84       0.82   77.27    0.73
HOMF  Home Fed Bancorp of Seymour IN          8.66     8.40    1.34   15.88    6.69       1.21   14.42       0.48  112.57    0.63
HWEN  Home Financial Bancorp of IN           17.55    17.55    0.86    4.60    4.20       0.74    3.98       1.70   36.51    0.73
HPBC  Home Port Bancorp, Inc. of MA*         10.68    10.68    1.67   15.71    7.65       1.66   15.62       0.13     NA     1.54
HMCI  Homecorp, Inc. of Rockford IL(8)        6.83     6.83    0.51    7.94    3.64       0.41    6.42       2.16   22.97    0.61
HZFS  Horizon Fin'l. Services of IA           9.96     9.96    0.81    7.86    6.55       0.65    6.33       0.94   44.31    0.67
HRZB  Horizon Financial Corp. of WA*         15.64    15.64    1.58   10.12    6.37       1.55    9.94        NA      NA     0.85

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First SB, SSB, Moore Co. of NC           17.23  123.44   28.40  123.44   17.23         0.88    3.87   66.67
FWWB  First Savings Bancorp of WA*             26.52  175.94   25.04  190.49   27.93         0.28    1.07   28.28
FSFF  First SecurityFed Fin of IL              26.13  124.53   33.66  124.53   26.13         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA             15.04  150.78   17.52  150.78   15.11         0.60    1.76   26.55
FBNW  FirstBank Corp of Clarkston WA             NM   120.50   19.80  120.50     NM          0.28    1.58     NM
FFDB  FirstFed Bancorp of AL                   13.38  144.08   13.88  157.51   13.73         0.50    2.35   31.45
FSPT  FirstSpartan Fin. Corp. of SC            29.60  126.84   33.99  126.84   29.60         0.60    1.62   48.00
FLAG  Flag Financial Corp of GA                19.18  181.71   16.55  181.71   23.06         0.34    1.76   33.66
FLGS  Flagstar Bancorp, Inc of MI              11.52  215.07   12.85  223.89   23.04         0.00    0.00    0.00
FFIC  Flushing Fin. Corp. of NY*               23.23  134.66   19.12  140.24   22.12         0.24    1.04   24.24
FBHC  Fort Bend Holding Corp. of TX            16.46  170.45   10.50  182.60   19.66         0.40    1.98   32.52
FTSB  Fort Thomas Fin. Corp. of KY             20.39  146.78   23.68  146.78   20.39         0.25    1.61   32.89
FKKYD Frankfort First Bancorp of KY              NM   136.21   22.92  136.21     NM          0.80    4.30     NM
FTNB  Fulton Bancorp of MO                     29.27  143.62   35.42  143.62     NM          0.20    0.94   27.40
GFSB  GFS Bancorp of Grinnell IA               14.83  154.95   17.84  154.95   14.83         0.26    1.52   22.61
GUPB  GFSB Bancorp of Gallup NM                20.88  115.06   14.75  115.06   20.88         0.40    1.98   41.24
GSLA  GS Financial Corp. of LA                   NM   109.49   47.22  109.49     NM          0.28    1.56   68.29
GOSB  GSB Financial Corp. of NY                  NM   124.24   33.62  124.24     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                   NM   116.17   32.22  116.17     NM          0.40    2.13   67.80
GBCI  Glacier Bancorp of MT                    18.24  264.57   26.42  271.01   17.80         0.48    2.16   39.34
GFCO  Glenway Financial Corp. of OH            18.69  152.01   14.38  153.78   19.27         0.40    2.16   40.40
GTPS  Great American Bancorp of IL               NM   110.12   22.50  110.12     NM          0.40    2.16     NM
GTFN  Great Financial Corp. of KY(8)           22.84  238.38   24.01  248.39     NM          0.60    1.19   27.27
GSBC  Great Southern Bancorp of MO             15.76  317.72   27.49  317.72   16.72         0.44    1.78   28.03
GDVS  Greater DV SB,MHC of PA (19.9)*            NM   327.68   38.14  327.68     NM          0.36    1.24   52.94
GSFC  Green Street Fin. Corp. of NC            27.69  122.87   43.47  122.87   27.69         0.44    2.44   67.69
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          NM   296.80   38.67  296.80     NM          0.44    1.69   70.97
HCBB  HCB Bancshares of AR                       NM    95.44   17.98   99.20     NM          0.00    0.00    0.00
HEMT  HF Bancorp of Hemet CA                     NM   129.11   10.24  154.93     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                 12.80  135.80   12.80  135.80   13.96         0.42    1.60   20.49
HFNC  HFNC Financial Corp. of NC               23.79  155.59   29.25  155.59   27.83         0.28    1.90   45.16
HMNF  HMN Financial, Inc. of MN                19.59  130.66   19.44  130.66   23.23         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             16.76  144.00   10.52  144.00   17.13         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)          25.00  344.12   29.46     NM    25.19         1.40    2.09   52.24
HRBF  Harbor Federal Bancorp of MD             26.10  141.79   18.51  141.79   26.10         0.48    2.02   52.75
HFSA  Hardin Bancorp of Hardin MO              18.88  112.63   12.99  112.63   19.94         0.48    2.70   51.06
HARL  Harleysville SA of PA                    14.33  213.44   14.14  213.44   14.26         0.44    1.50   21.46
HFGI  Harrington Fin. Group of IN              18.84  163.05    7.89  163.05   22.54         0.12    0.95   17.91
HARS  Harris SB, MHC of PA (24.3)                NM      NM    30.81     NM      NM          0.22    1.14   42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY             NM   119.05   32.06  119.05   23.63         0.40    2.32   72.73
HHFC  Harvest Home Fin. Corp. of OH              NM   129.96   16.24  129.96   29.50         0.44    2.98     NM
HAVN  Haven Bancorp of Woodhaven NY            16.60  173.58   10.41  174.14   16.48         0.30    1.38   22.90
HTHR  Hawthorne Fin. Corp. of CA                8.38  141.83    6.89  141.83    8.71         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              NM   115.34   22.27  115.34   28.48         0.24    1.38     NM
HBNK  Highland Federal Bank of CA              13.64  191.10   14.65  191.10   17.96         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*            14.08  173.00   16.79  173.00   14.08         0.48    1.72   24.24
HBEI  Home Bancorp of Elgin IL                   NM   132.53   36.53  132.53     NM          0.40    2.19     NM
HBFW  Home Bancorp of Fort Wayne IN              NM   153.92   20.45  153.92   23.58         0.20    0.74   27.78
HBBI  Home Building Bancorp of IN              20.24  112.49   15.88  112.49   20.63         0.30    1.41   28.57
HCFC  Home City Fin. Corp. of OH               18.75  113.56   22.27  113.56   18.55         0.36    2.09   39.13
HOMF  Home Fed Bancorp of Seymour IN           14.94  220.71   19.11  227.47   16.46         0.35    1.35   20.11
HWEN  Home Financial Bancorp of IN             23.81  113.02   19.83  113.02   27.53         0.20    1.14   27.03
HPBC  Home Port Bancorp, Inc. of MA*           13.07  196.31   20.96  196.31   13.14         0.80    3.50   45.71
HMCI  Homecorp, Inc. of Rockford IL(8)         27.46  208.03   14.21  208.03     NM          0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA            15.26  114.41   11.39  114.41   18.95         0.18    1.53   23.38
HRZB  Horizon Financial Corp. of WA*           15.71  153.27   23.97  153.27   16.00         0.44    2.57   40.37

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ              17.42    17.42    0.78    4.41    3.05       0.78    4.41       0.13  110.72    0.50
ISBF  ISB Financial Corp. of LA              12.05    10.31    0.75    5.87    3.48       0.74    5.81       0.27  196.73    0.80
ITLA  Imperial Thrift & Loan of CA*          10.72    10.68    1.45   13.02    8.56       1.45   13.02       1.54   79.64    1.45
IFSB  Independence FSB of DC                  6.88     6.09    0.32    4.85    4.64       0.27    4.03        NA      NA     0.36
INCB  Indiana Comm. Bank, SB of IN(8)        11.88    11.88    0.53    4.32    2.59       0.53    4.32        NA      NA     0.93
INBI  Industrial Bancorp of OH               17.18    17.18    1.51    8.26    5.41       1.58    8.68       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.34     6.23    1.12   16.91    6.42       1.03   15.57       0.58   73.44    0.77
IPSW  Ipswich SB of Ipswich MA*               5.61     5.61    1.20   20.28    6.90       0.95   16.13       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    4.77       1.34    8.46       0.78   67.63    0.70
JXSB  Jcksnville SB,MHC of IL (45.6)         10.56    10.56    0.65    6.02    2.81       0.65    6.02       0.79   56.34    0.56
JSBA  Jefferson Svgs Bancorp of MO            8.54     6.62    0.38    4.79    2.09       0.77    9.84       0.67  101.16    0.89
JOAC  Joachim Bancorp of MO                  28.14    28.14    0.80    2.74    2.60       0.80    2.74       0.24   95.24    0.32
KSAV  KS Bancorp of Kenly NC                 13.24    13.23    1.21    8.81    6.22       1.20    8.74       0.53   55.44    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         7.18     6.79    0.97   13.74    5.14       0.99   13.99       1.59   52.04    1.07
KFBI  Klamath First Bancorp of OR            14.74    13.40    1.14    5.81    3.95       1.14    5.81       0.03  510.24    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.64     8.64    0.78    8.67    5.80       0.69    7.65       1.05   69.89    0.83
LVSB  Lakeview SB of Paterson NJ             12.22    10.46    1.26   12.10    5.39       0.92    8.76       1.13   59.43    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.88    5.93    4.90       1.05    7.02        NA      NA      NA
LARL  Laurel Capital Group of PA             10.47    10.47    1.46   14.04    7.43       1.41   13.57       0.43  201.97    1.25
LSBX  Lawrence Savings Bank of MA*            9.52     9.52    1.76   20.06    9.02       1.75   19.92       0.66  156.71    2.35
LFED  Leeds FSB, MHC of MD (36.3)            16.63    16.63    1.18    7.24    2.72       1.18    7.24       0.06  315.29    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.21       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA(8)          10.71    10.42    0.92    8.70    3.75       0.85    8.05       0.41  141.46    1.32
LFBI  Little Falls Bancorp of NJ             11.68    10.77    0.57    4.32    3.26       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN            18.90    18.90    1.41    7.25    5.97       1.48    7.57       0.49   55.66    0.39
LONF  London Financial Corp. of OH           19.91    19.91    1.02    5.01    4.92       0.96    4.68        NA      NA     0.63
LISB  Long Island Bancorp, Inc of NY          9.21     9.13    0.86    9.35    4.45       0.73    7.90       0.91   63.07    0.92
MAFB  MAF Bancorp of IL                       7.79     6.84    1.16   14.90    7.28       1.15   14.78       0.42  128.75    0.69
MBLF  MBLA Financial Corp. of MO             12.66    12.66    0.83    6.49    5.32       0.85    6.62       0.57   50.27    0.50
MFBC  MFB Corp. of Mishawaka IN              13.10    13.10    0.84    5.76    5.15       0.84    5.76       0.10  141.76    0.18
MLBC  ML Bancorp of Villanova PA(8)           6.92     6.46    0.70    9.91    3.90       0.50    7.10       0.43  178.98    1.71
MSBF  MSB Financial Corp. of MI              16.54    16.54    1.49    8.38    4.41       1.44    8.09       1.02   40.20    0.45
MARN  Marion Capital Holdings of IN          21.95    21.95    1.69    7.48    6.07       1.67    7.39       1.08  104.36    1.32
MRKF  Market Fin. Corp. of OH                35.44    35.44    0.98    3.41    2.46       0.98    3.41       0.34   27.23    0.20
MFSL  Maryland Fed. Bancorp of MD             8.38     8.27    0.62    7.43    4.00       0.89   10.73       0.47   85.54    0.46
MASB  MassBank Corp. of Reading MA*          10.78    10.62    1.10   10.61    5.96       1.03    9.96       0.21  113.84    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.64     9.48    1.05   10.93    6.15       1.00   10.33       0.57  154.47    1.56
MECH  Mechanics SB of Hartford CT*           10.40    10.40    1.79   17.75    9.65       1.78   17.69       0.91  188.34    2.53
MDBK  Medford Bank of Medford, MA*            9.01     8.45    1.07   11.98    6.60       1.00   11.16       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA(8)        8.26     8.26    1.15   14.65    4.96       1.15   14.65       0.39   70.30    0.52
MWBX  MetroWest Bank of MA*                   7.46     7.46    1.38   18.49    6.17       1.38   18.49       0.90  131.24    1.55
MCBS  Mid Continent Bancshares of KS(8)       9.87     9.87    1.11   10.98    4.76       1.15   11.39       0.24   47.79    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.36     9.34    1.00   10.77    6.31       1.40   15.17        NA      NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.59     8.59    0.76    8.81    6.68       0.72    8.35       0.64   82.14    0.64
MWBI  Midwest Bancshares, Inc. of IA          6.92     6.92    0.87   12.62    6.82       0.77   11.16       0.81   59.23    0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)         8.81     8.50    1.15   13.20    5.01       1.13   13.01        NA      NA     1.02
MFFC  Milton Fed. Fin. Corp. of OH           12.57    12.57    0.73    4.95    3.97       0.65    4.38       0.29   91.98    0.44
MIVI  Miss. View Hold. Co. of MN             18.88    18.88    0.70    3.78    3.77       1.03    5.55        NA      NA      NA
MBSP  Mitchell Bancorp of NC*                41.35    41.35    1.61    3.77    3.42       1.61    3.77       2.25   23.36    0.63
MBBC  Monterey Bay Bancorp of CA             11.50    10.67    0.47    4.06    3.05       0.43    3.71       0.76   51.39    0.60
MONT  Montgomery Fin. Corp. of IN            19.14    19.14    0.68    3.57    3.36       0.68    3.57       0.73   24.43    0.20
MSBK  Mutual SB, FSB of Bay City MI           6.36     6.36    0.10    1.59    1.18       0.05    0.85       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.82     6.72    0.70    9.26    4.66       0.56    7.48       0.61  151.10    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.22       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                 10.17    10.17    0.85    8.36    5.19       0.82    8.00       1.36  128.18    3.26
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    7.59       1.19   16.18       3.11   27.16    0.98

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                 NM   148.59   25.88  148.59     NM          0.40    2.30     NM
ISBF  ISB Financial Corp. of LA               28.73  166.89   20.12  195.03   29.03         0.50    1.79   51.55
ITLA  Imperial Thrift & Loan of CA*           11.68  144.07   15.45  144.66   11.68         0.00    0.00    0.00
IFSB  Independence FSB of DC                  21.54  100.79    6.94  114.01   25.93         0.22    1.57   33.85
INCB  Indiana Comm. Bank, SB of IN(8)           NM   165.59   19.67  165.59     NM          0.36    1.76   67.92
INBI  Industrial Bancorp of OH                18.49  154.08   26.47  154.08   17.59         0.56    3.09   57.14
IWBK  Interwest SB of Oak Harbor WA           15.58  243.34   15.44  247.79   16.92         0.64    1.63   25.40
IPSW  Ipswich SB of Ipswich MA*               14.49  266.74   14.97  266.74   18.21         0.12    0.94   13.64
JXVL  Jacksonville Bancorp of TX              20.97  139.26   20.77  139.26   15.99         0.50    2.65   55.56
JXSB  Jcksnville SB,MHC of IL (45.6)            NM   209.10   22.07  209.10     NM          0.45    1.58   56.25
JSBA  Jefferson Svgs Bancorp of MO              NM   195.19   16.66  251.61   23.24         0.56    1.30   62.22
JOAC  Joachim Bancorp of MO                     NM   109.73   30.88  109.73     NM          0.50    3.33     NM
KSAV  KS Bancorp of Kenly NC                  16.07  136.78   18.11  136.86   16.19         0.60    2.67   42.86
KSBK  KSB Bancorp of Kingfield ME(8)*         19.44  248.23   17.82  262.50   19.09         0.08    0.38    7.41
KFBI  Klamath First Bancorp of OR             25.29  149.10   21.98  164.00   25.29         0.32    1.49   37.65
LSBI  LSB Fin. Corp. of Lafayette IN          17.24  146.98   12.69  146.98   19.54         0.34    1.23   21.12
LVSB  Lakeview SB of Paterson NJ              18.56  181.40   22.17  211.84   25.64         0.13    0.52    9.70
LARK  Landmark Bancshares of KS               20.39  124.87   17.22  124.87   17.22         0.40    1.72   35.09
LARL  Laurel Capital Group of PA              13.46  185.07   19.37  185.07   13.93         0.52    1.85   24.88
LSBX  Lawrence Savings Bank of MA*            11.09  200.89   19.12  200.89   11.17         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)               NM   256.55   42.67  256.55     NM          0.51    2.17     NM
LXMO  Lexington B&L Fin. Corp. of MO            NM   116.15   32.89  116.15   24.11         0.30    1.75   54.55
LIFB  Life Bancorp of Norfolk VA(8)           26.67  222.63   23.85  228.86   28.80         0.48    1.33   35.56
LFBI  Little Falls Bancorp of NJ                NM   139.37   16.28  151.12     NM          0.20    0.99   30.30
LOGN  Logansport Fin. Corp. of IN             16.76  118.58   22.41  118.58   16.05         0.40    2.62   43.96
LONF  London Financial Corp. of OH            20.33  103.25   20.56  103.25   21.79         0.24    1.57   32.00
LISB  Long Island Bancorp, Inc of NY          22.45  203.39   18.73  205.28   26.58         0.60    1.30   29.13
MAFB  MAF Bancorp of IL                       13.73  197.79   15.41  225.12   13.85         0.28    0.82   11.29
MBLF  MBLA Financial Corp. of MO              18.79  121.87   15.42  121.87   18.41         0.40    1.47   27.59
MFBC  MFB Corp. of Mishawaka IN               19.42  115.76   15.16  115.76   19.42         0.32    1.36   26.45
MLBC  ML Bancorp of Villanova PA(8)           25.63  227.61   15.76  243.85     NM          0.40    1.30   33.33
MSBF  MSB Financial Corp. of MI               22.67  188.95   31.24  188.95   23.49         0.28    1.44   32.56
MARN  Marion Capital Holdings of IN           16.47  123.76   27.16  123.76   16.67         0.88    3.20   52.69
MRKF  Market Fin. Corp. of OH                   NM   103.69   36.75  103.69     NM          0.28    1.81   73.68
MFSL  Maryland Fed. Bancorp of MD             25.00  180.00   15.09  182.31   17.31         0.42    1.56   38.89
MASB  MassBank Corp. of Reading MA*           16.77  165.08   17.80  167.58   17.86         0.96    2.06   34.53
MFLR  Mayflower Co-Op. Bank of MA*            16.27  169.89   16.38  172.73   17.21         0.68    2.86   46.58
MECH  Mechanics SB of Hartford CT*            10.37  167.61   17.44  167.61   10.41         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*            15.16  171.90   15.49  183.43   16.27         0.72    1.91   28.92
MERI  Meritrust FSB of Thibodaux LA(8)        20.18  277.11   22.89  277.11   20.18         0.70    1.01   20.47
MWBX  MetroWest Bank of MA*                   16.20  279.55   20.85  279.55   16.20         0.12    1.37   22.22
MCBS  Mid Continent Bancshares of KS(8)       21.01  219.58   21.66  219.58   20.25         0.40    0.89   18.78
MIFC  Mid Iowa Financial Corp. of IA          15.85  160.71   15.04  160.94   11.25         0.08    0.71   11.27
MCBN  Mid-Coast Bancorp of ME                 14.97  126.93   10.90  126.93   15.80         0.52    1.81   27.08
MWBI  Midwest Bancshares, Inc. of IA          14.67  174.36   12.06  174.36   16.59         0.24    1.35   19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)         19.96  247.55   21.82  256.71   20.26         0.34    1.23   24.46
MFFC  Milton Fed. Fin. Corp. of OH            25.20  132.05   16.60  132.05   28.53         0.60    3.97     NM
MIVI  Miss. View Hold. Co. of MN              26.52   98.31   18.56   98.31   18.04         0.16    0.91   24.24
MBSP  Mitchell Bancorp of NC*                 29.24  112.30   46.43  112.30   29.24         0.40    2.32   67.80
MBBC  Monterey Bay Bancorp of CA                NM   130.23   14.98  140.43     NM          0.12    0.63   20.69
MONT  Montgomery Fin. Corp. of IN             29.76  105.84   20.26  105.84   29.76         0.22    1.76   52.38
MSBK  Mutual SB, FSB of Bay City MI             NM   131.04    8.34  131.04     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH              21.46  176.50   13.81  205.51   26.56         0.50    2.35   50.51
NSLB  NS&L Bancorp of Neosho MO                 NM   111.99   21.90  111.99   28.91         0.50    2.70     NM
NMSB  Newmil Bancorp. of CT*                  19.29  160.33   16.31  160.33   20.15         0.32    2.37   45.71
NASB  North American SB of MO                 13.17  212.85   16.34  220.23   13.99         0.80    1.48   19.51

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL         13.43    13.43    0.64    4.40    3.05       0.56    3.85        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.91    22.91    1.83    7.47    6.07       1.83    7.47       0.22  446.43    1.16
NBN   Northeast Bancorp of ME*                6.96     6.15    0.71   10.01    4.96       0.59    8.26       1.03   93.77    1.22
NEIB  Northeast Indiana Bncrp of IN          14.37    14.37    1.20    7.72    5.76       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI           11.69    11.69    1.02    8.65    6.08       0.99    8.36       1.43   33.84    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.64     9.10    0.96    9.86    2.78       0.96    9.86       0.77   85.90    0.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.43    6.32       1.10   14.19       1.31   73.30    1.46
NSSB  Norwich Financial Corp. of CT*         11.66    10.60    1.14   10.24    4.85       1.06    9.48       1.20  158.13    2.71
NTMG  Nutmeg FS&LA of CT                      5.51     5.51    0.61   10.93    5.58       0.43    7.83        NA      NA     0.55
OHSL  OHSL Financial Corp. of OH             10.92    10.92    0.90    8.04    6.23       0.88    7.80       0.18  121.89    0.31
OCFC  Ocean Fin. Corp. of NJ                 15.17    15.17    1.01    5.69    4.51       1.00    5.62       0.52   83.85    0.86
OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.06    5.50       1.73   17.94       5.79   13.48    1.11
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.67       1.07    4.44       0.07  307.09    0.54
PBHC  OswegoCity SB, MHC of NY (46.)*        11.94    10.03    1.06    9.22    3.50       0.95    8.25       0.91   43.96    0.67
OFCP  Ottawa Financial Corp. of MI            8.74     7.06    0.81    9.10    4.55       0.79    8.89       0.35  106.15    0.43
PFFB  PFF Bancorp of Pomona CA               10.06     9.95    0.45    4.25    3.40       0.46    4.32       1.62   64.39    1.44
PSFI  PS Financial of Chicago IL             37.32    37.32    1.96    4.86    3.89       1.99    4.92       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH                 7.18     7.18    1.36   19.67    9.16       1.31   18.84       1.17   57.57    0.72
PALM  Palfed, Inc. of Aiken SC(8)             8.51     8.51    0.39    4.82    1.71       0.67    8.26       2.04   53.36    1.30
PBCI  Pamrapo Bancorp, Inc. of NJ            12.91    12.82    1.34    9.82    6.96       1.32    9.70       2.39   28.48    1.21
PFED  Park Bancorp of Chicago IL             23.14    23.14    1.10    4.80    4.51       1.14    4.98       0.24  118.76    0.72
PVSA  Parkvale Financial Corp of PA           7.72     7.67    1.08   14.34    7.13       1.08   14.34       0.26  547.66    1.91
PEEK  Peekskill Fin. Corp. of NY             26.09    26.09    1.14    4.30    3.77       1.14    4.30       1.24   28.37    1.35
PFSB  PennFed Fin. Services of NJ             7.33     6.20    0.82   10.90    6.39       0.82   10.90       0.61   32.20    0.28
PWBC  PennFirst Bancorp of PA                 8.37     7.44    0.67    8.85    5.10       0.67    8.85       0.68   87.79    1.45
PWBK  Pennwood SB of PA*                     18.34    18.34    0.99    5.21    4.49       1.09    5.71       1.49   42.39    1.04
PBKB  People's SB of Brockton MA*             4.10     3.93    0.83   15.38    6.26       0.43    8.01       0.53  110.55    1.08
PFDC  Peoples Bancorp of Auburn IN           15.24    15.24    1.48    9.70    5.17       1.48    9.70       0.29  106.74    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         9.02     9.01    1.16   13.69    4.11       0.75    8.84       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.95    15.25    1.30    7.51    2.22       0.91    5.27       0.91   55.06    0.80
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.85       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.45     6.36    1.28   16.08    5.78       1.28   16.08       0.86  121.04    1.55
PSFC  Peoples Sidney Fin. Corp of OH         25.29    25.29    1.04    6.27    3.25       1.04    6.27       1.00   40.10    0.45
PERM  Permanent Bancorp of IN                 9.46     9.34    0.62    6.63    4.83       0.62    6.58       1.07   47.01    1.00
PMFI  Perpetual Midwest Fin. of IA            8.51     8.51    0.40    4.65    3.03       0.32    3.76       0.30  240.42    0.86
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    1.93       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    3.87       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.54    10.43    0.84    6.97    5.69       0.75    6.21       1.69   30.77    0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.33     6.33    0.63   10.08    4.00       0.62    9.94       0.16  274.52    1.07
PTRS  Potters Financial Corp of OH            8.81     8.81    0.96   10.97    6.49       0.95   10.79       0.44  389.09    2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)        8.42     8.42    0.54    6.43    3.57       0.54    6.43       4.19   23.86    1.34
PHSB  Ppls Home SB, MHC of PA (45.0)         13.66    13.66    0.73    6.80    2.99       0.71    6.55       0.45  148.08    1.37
PRBC  Prestige Bancorp of PA                 11.21    11.21    0.63    5.12    4.42       0.63    5.12       0.33   82.34    0.40
PFNC  Progress Financial Corp. of PA          5.33     4.76    0.90   17.21    5.81       0.71   13.58       2.07   37.27    1.11
PSBK  Progressive Bank, Inc. of NY*           8.73     7.86    0.96   11.35    6.11       0.94   11.15       0.94  115.80    1.65
PROV  Provident Fin. Holdings of CA          13.33    13.33    0.75    5.30    4.37       0.35    2.48       1.58   55.80    0.98
PULB  Pulaski SB, MHC of MO (29.8)           13.05    13.05    0.80    6.20    2.27       1.06    8.20       0.64   41.41    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.98    11.98    0.64    6.99    2.70       0.64    6.99       0.65   83.38    0.95
PULS  Pulse Bancorp of S. River NJ            8.21     8.21    1.10   13.94    6.88       1.11   14.09       0.75   59.52    1.82
QCFB  QCF Bancorp of Virginia MN             17.49    17.49    1.34    7.36    5.12       1.34    7.36       0.24  345.09    2.00
QCBC  Quaker City Bancorp of CA               8.46     8.46    0.71    8.11    5.62       0.68    7.77       1.35   67.38    1.15
QCSB  Queens County Bancorp of NY*           11.22    11.22    1.54   11.21    3.95       1.55   11.28       0.69   89.32    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.37     7.25    1.02   13.34    5.93       1.01   13.18       0.39  208.57    1.26
REDF  RedFed Bancorp of Redlands CA           8.32     8.29    1.01   12.28    6.44       1.01   12.28       1.80   44.74    0.92
RELY  Reliance Bancorp, Inc. of NY            8.26     6.07    0.89   10.80    5.76       0.93   11.40       0.67   41.66    0.62
RELI  Reliance Bancshares Inc of WI*         48.29    48.29    1.32    2.58    2.82       1.38    2.68        NA      NA     0.56

                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL             NM   151.82   20.39  151.82     NM          0.48    1.86   60.76
FFFD  North Central Bancshares of IA           16.48  126.37   28.96  126.37   16.48         0.25    1.31   21.55
NBN   Northeast Bancorp of ME*                 20.16  193.55   13.46  219.03   24.44         0.32    1.16   23.36
NEIB  Northeast Indiana Bncrp of IN            17.37  132.17   18.99  132.17   17.37         0.34    1.66   28.81
NWEQ  Northwest Equity Corp. of WI             16.45  142.49   16.66  142.49   17.04         0.56    2.91   47.86
NWSB  Northwest SB, MHC of PA (30.7)             NM   340.65   32.83     NM      NM          0.16    1.08   39.02
NSSY  Norwalk Savings Society of CT*           15.83  185.46   14.94  192.31   13.87         0.40    1.05   16.67
NSSB  Norwich Financial Corp. of CT*           20.62  201.40   23.49  221.73   22.29         0.56    1.85   38.10
NTMG  Nutmeg FS&LA of CT                       17.92  182.82   10.08  182.82   25.00         0.15    1.40   25.00
OHSL  OHSL Financial Corp. of OH               16.06  127.77   13.95  127.77   16.56         0.88    3.32   53.33
OCFC  Ocean Fin. Corp. of NJ                   22.17  134.82   20.45  134.82   22.44         0.80    2.15   47.62
OCN   Ocwen Financial Corp. of FL              18.19     NM    49.88     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR             27.22  120.84   29.02  120.84   27.22         0.00    0.00    0.00
PBHC  OswegoCity SB, MHC of NY (46.)*          28.57  249.58   29.80  297.03     NM          0.28    0.93   26.67
OFCP  Ottawa Financial Corp. of MI             21.99  200.49   17.52  248.21   22.52         0.40    1.41   31.01
PFFB  PFF Bancorp of Pomona CA                 29.42  130.16   13.09  131.59   28.97         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL               25.69  125.34   46.78  125.34   25.34         0.48    2.59   66.67
PVFC  PVF Capital Corp. of OH                  10.92  195.20   14.02  195.20   11.40         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                NM   266.48   22.69  266.48     NM          0.12    0.42   24.49
PBCI  Pamrapo Bancorp, Inc. of NJ              14.38  147.25   19.01  148.30   14.54         1.00    4.02   57.80
PFED  Park Bancorp of Chicago IL               22.19  106.86   24.72  106.86   21.39         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA            14.02  189.14   14.60  190.40   14.02         0.52    1.81   25.37
PEEK  Peekskill Fin. Corp. of NY               26.52  118.16   30.83  118.16   26.52         0.36    2.06   54.55
PFSB  PennFed Fin. Services of NJ              15.65  161.68   11.85  190.99   15.65         0.28    0.84   13.08
PWBC  PennFirst Bancorp of PA                  19.60  143.67   12.02  161.49   19.60         0.36    1.93   37.89
PWBK  Pennwood SB of PA*                       22.29  120.68   22.13  120.68   20.33         0.32    1.73   38.55
PBKB  People's SB of Brockton MA*              15.97  256.70   10.52  267.75     NM          0.44    1.91   30.56
PFDC  Peoples Bancorp of Auburn IN             19.35  183.77   28.01  183.77   19.35         0.43    1.79   34.68
PBCT  Peoples Bank, MHC of CT (40.1)*          24.31  306.75   27.67  307.02     NM          0.76    2.17   52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)          NM   327.90   55.57     NM      NM          0.35    0.89   40.23
PFFC  Peoples Fin. Corp. of OH                 25.94   87.14   23.70   87.14   25.94         0.50    3.64     NM
PHBK  Peoples Heritage Fin Grp of ME*          17.31  264.56   19.71  310.06   17.31         0.84    1.93   33.47
PSFC  Peoples Sidney Fin. Corp of OH             NM   118.39   29.94  118.39     NM          0.28    1.62   50.00
PERM  Permanent Bancorp of IN                  20.68  133.57   12.64  135.38   20.85         0.40    1.53   31.75
PMFI  Perpetual Midwest Fin. of IA               NM   152.14   12.94  152.14     NM          0.30    1.08   35.71
PERT  Perpetual of SC, MHC (46.8)(8)             NM   301.14   35.61  301.14     NM          1.40    2.31     NM
PCBC  Perry Co. Fin. Corp. of MO               25.83  123.67   23.74  123.67   22.36         0.40    1.72   44.44
PHFC  Pittsburgh Home Fin. of PA               17.57  121.33   12.79  122.58   19.72         0.24    1.35   23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)        25.00  245.63   15.54  245.63   25.35         0.90    2.47   61.64
PTRS  Potters Financial Corp of OH             15.42  165.18   14.55  165.18   15.68         0.20    1.08   16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)         28.03  175.47   14.77  175.47   28.03         0.20    1.93   54.05
PHSB  Ppls Home SB, MHC of PA (45.0)             NM   183.46   25.07  183.46     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                   22.65  114.04   12.78  114.04   22.65         0.12    0.62   14.12
PFNC  Progress Financial Corp. of PA           17.22  266.78   14.23  299.23   21.83         0.12    0.77   13.33
PSBK  Progressive Bank, Inc. of NY*            16.36  178.39   15.58  198.13   16.67         0.68    1.89   30.91
PROV  Provident Fin. Holdings of CA            22.87  121.74   16.23  121.74     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)               NM   267.14   34.86  267.14     NM          1.10    3.67     NM
PLSK  Pulaski SB, MHC of NJ (46.0)               NM   193.05   23.13  193.05     NM          0.30    1.50   55.56
PULS  Pulse Bancorp of S. River NJ             14.54  190.80   15.67  190.80   14.38         0.70    2.62   38.04
QCFB  QCF Bancorp of Virginia MN               19.52  143.65   25.13  143.65   19.52         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                17.81  139.40   11.79  139.40   18.58         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*             25.35  319.06   35.78  319.06   25.17         0.80    2.19   55.56
RARB  Raritan Bancorp. of Raritan NJ*          16.87  217.39   16.02  220.88   17.08         0.48    1.75   29.45
REDF  RedFed Bancorp of Redlands CA            15.52  177.25   14.75  177.89   15.52         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY             17.35  176.26   14.56  239.94   16.43         0.64    1.88   32.65
RELI  Reliance Bancshares Inc of WI*             NM    96.62   46.66   96.62     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700              Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of December 12, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.54       0.62    5.72       0.71  122.47    1.05
RVSB  Riverview Bancorp of WA                20.76    19.97    1.22    9.14    3.16       1.17    8.75       0.14  226.93    0.58
RSLN  Roslyn Bancorp, Inc. of NY*            17.64    17.55    0.96    5.10    3.34       1.22    6.50       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         26.59    26.59    1.15    4.34    3.33       1.15    4.34       0.87   73.62    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.33     9.33    0.37    3.83    1.47       0.43    4.44       0.50  103.35    1.10
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.68    5.36    3.84       0.68    5.36       0.75   57.32    0.58
SGVB  SGV Bancorp of W. Covina CA             7.44     7.32    0.39    5.02    3.77       0.43    5.48       1.06   29.26    0.41
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.38       0.37    2.96       1.43   33.94    0.74
SISB  SIS Bancorp Inc of MA*                  7.36     7.36    0.83   11.20    5.49       0.82   11.09       0.33  379.00    2.67
SWCB  Sandwich Co-Op. Bank of MA*             7.93     7.63    0.97   11.95    5.67       0.95   11.70       0.82   93.38    1.06
SFSL  Security First Corp. of OH              9.27     9.12    1.36   14.56    5.56       1.37   14.69       0.33  226.25    0.84
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.30   13.56    5.50       1.23   12.86       0.29  190.55    0.63
SKAN  Skaneateles Bancorp Inc of NY*          7.00     6.80    0.70   10.25    6.36       0.68    9.91       2.04   41.25    0.98
SOBI  Sobieski Bancorp of S. Bend IN         14.78    14.78    0.62    3.85    3.30       0.57    3.55       0.13  188.68    0.31
SOSA  Somerset Savings Bank of MA(8)*         6.59     6.59    1.03   17.02    6.36       1.00   16.49       5.91   24.16    1.87
SSFC  South Street Fin. Corp. of NC*         25.66    25.66    1.21    5.34    3.34       1.25    5.51       0.31   57.66    0.38
SCBS  Southern Commun. Bncshrs of AL         21.33    21.33    0.55    3.24    1.74       0.90    5.30       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          16.15    16.15    0.94    5.84    4.76       0.90    5.59       0.88   51.46    0.66
SWBI  Southwest Bancshares of IL             11.34    11.34    1.06    9.81    5.88       1.02    9.48       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.43     3.61    0.42   10.16    2.36       0.61   14.74       0.65   99.50    0.92
STFR  St. Francis Cap. Corp. of WI            7.74     6.85    0.76    9.21    5.40       0.75    9.08       0.21  181.82    0.83
SPBC  St. Paul Bancorp, Inc. of IL            8.99     8.97    1.06   12.12    5.50       1.06   12.12       0.36  210.72    1.10
SFFC  StateFed Financial Corp. of IA         17.54    17.54    1.27    7.17    5.16       1.27    7.17       2.55   10.16    0.33
SFIN  Statewide Fin. Corp. of NJ              9.36     9.34    0.81    8.36    5.29       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA          5.25     4.81    0.48   11.12    4.89       0.43   10.05       0.47   96.70    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.88    3.42       0.56    8.56        NA      NA     0.30
ROSE  T R Financial Corp. of NY*              6.24     6.24    0.97   15.55    5.61       0.87   13.98       0.54   74.97    0.76
THRD  TF Financial Corp. of PA               11.63    10.27    0.77    6.96    4.10       0.67    5.99       0.27  128.49    0.82
TPNZ  Tappan Zee Fin., Inc. of NY            17.02    17.02    0.72    4.05    2.90       0.70    3.98       1.68   32.52    1.17
ESBK  The Elmira SB FSB of Elmira NY*         6.35     6.19    0.42    6.63    4.23       0.34    5.38       0.64  103.23    0.86
TRIC  Tri-County Bancorp of WY               15.31    15.31    1.06    6.88    5.29       1.07    6.97        NA      NA     1.05
TWIN  Twin City Bancorp of TN                12.94    12.94    0.85    6.65    5.03       0.72    5.62       0.16   88.17    0.20
UFRM  United FS&LA of Rocky Mount NC          7.34     7.34    0.71    9.49    5.93       0.57    7.53       0.77  101.45    0.92
UBMT  United Fin. Corp. of MT                24.01    24.01    1.41    6.09    4.83       1.40    6.04       0.48   15.21    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          7.15     7.15    0.61    8.99    4.51       0.50    7.31       1.24   59.40    0.95
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.14       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.54     5.51    1.14   20.70    6.31       1.13   20.54       1.27  134.95    2.68
WVFC  WVS Financial Corp. of PA*             12.00    12.00    1.30   10.59    6.50       1.31   10.64       0.19  361.83    1.21
WRNB  Warren Bancorp of Peabody MA*          10.65    10.65    2.16   21.61    9.44       1.91   19.17       1.15   97.04    1.73
WFSL  Washington FS&LA of Seattle WA         12.55    11.52    1.86   15.80    6.93       1.85   15.73       0.69   62.10    0.58
WAMU  Washington Mutual Inc. of WA(8)*        5.29     4.90    0.00    0.09    0.01       0.70   13.63        NA      NA     0.98
WYNE  Wayne Bancorp of NJ                    12.43    12.43    0.86    6.10    4.70       0.86    6.10       0.89   88.41    1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.53     9.53    0.73    7.89    2.68       0.68    7.40       0.58   65.29    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.38    23.38    1.43    6.14    3.01       1.43    6.14       0.07  560.00    0.72
WBST  Webster Financial Corp. of CT           5.34     4.60    0.46    9.03    2.82       0.77   15.08       0.72  111.52    1.43
WEFC  Wells Fin. Corp. of Wells MN           14.22    14.22    1.06    7.49    5.89       1.03    7.29       0.31  114.71    0.39
WCBI  WestCo Bancorp of IL                   15.54    15.54    1.50    9.72    7.09       1.42    9.20       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.57    0.81    6.87    4.59       0.77    6.58       0.41  116.74    0.72
WOFC  Western Ohio Fin. Corp. of OH          13.87    12.94    0.37    2.65    2.29       0.43    3.09       0.44  115.19    0.66
WWFC  Westwood Fin. Corp. of NJ(8)            9.32     8.34    0.73    7.79    4.34       0.78    8.31       0.13  158.78    0.58
WEHO  Westwood Hmstd Fin Corp of OH          27.65    27.65    1.01    3.29    3.30       1.16    3.78       0.22   77.88    0.22
WFI   Winton Financial Corp. of OH            7.11     6.96    0.76   10.50    5.77       0.89   12.25       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.43    12.43    1.41   11.10    5.78       1.29   10.17       0.35  101.19    0.44
YFCB  Yonkers Fin. Corp. of NY               14.02    14.02    1.05    6.64    5.23       1.06    6.71       0.48   72.05    0.78
YFED  York Financial Corp. of PA              8.85     8.85    0.96   11.41    5.07       0.81    9.60       2.50   23.98    0.69

                                                           Pricing Ratios                      Dividend Data(6)
                                              ----------------------------------------     -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RIVR  River Valley Bancorp of IN                  NM   123.86   15.35  125.75   29.23         0.16    0.88   34.78
RVSB  Riverview Bancorp of WA                     NM   155.54   32.28  161.63     NM          0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*               29.97  155.84   27.48  156.62   23.53         0.28    1.28   38.36
SCCB  S. Carolina Comm. Bnshrs of SC            30.00  129.68   34.48  129.68   30.00         0.60    2.67     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)              NM   251.68   23.49  251.68     NM          0.40    1.33     NM
SFED  SFS Bancorp of Schenectady NY             26.06  138.89   17.32  138.89   26.06         0.28    1.14   29.79
SGVB  SGV Bancorp of W. Covina CA               26.54  132.79    9.88  134.87   24.30         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                     NM   124.73   15.76  124.73     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                    18.23  195.04   14.35  195.04   18.41         0.56    1.50   27.32
SWCB  Sandwich Co-Op. Bank of MA*               17.62  203.21   16.12  211.41   17.99         1.40    3.26   57.38
SFSL  Security First Corp. of OH                17.98  246.69   22.86  250.61   17.83         0.32    1.56   28.07
SMFC  Sho-Me Fin. Corp. of MO(8)                18.20  237.41   21.43  237.41   19.19         0.00    0.00    0.00
SKAN  Skaneateles Bancorp Inc of NY*            15.73  155.95   10.92  160.60   16.27         0.27    1.43   22.50
SOBI  Sobieski Bancorp of S. Bend IN              NM   121.14   17.90  121.14     NM          0.32    1.65   50.00
SOSA  Somerset Savings Bank of MA(8)*           15.72  244.17   16.10  244.17   16.23         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*            29.95  137.44   35.27  137.44   29.03         0.40    2.12   63.49
SCBS  Southern Commun. Bncshrs of AL              NM   143.94   30.70  143.94     NM          0.30    1.58     NM
SMBC  Southern Missouri Bncrp of MO             21.01  120.72   19.50  120.72   21.94         0.50    2.53   53.19
SWBI  Southwest Bancshares of IL                17.00  159.28   18.07  159.28   17.59         0.80    3.14   53.33
SVRN  Sovereign Bancorp of PA                     NM   298.62   13.22     NM    29.22         0.08    0.37   15.69
STFR  St. Francis Cap. Corp. of WI              18.53  169.11   13.09  191.16   18.78         0.56    1.35   25.00
SPBC  St. Paul Bancorp, Inc. of IL              18.17  210.77   18.95  211.30   18.17         0.40    1.58   28.78
SFFC  StateFed Financial Corp. of IA            19.38  135.60   23.78  135.60   19.38         0.20    1.50   28.99
SFIN  Statewide Fin. Corp. of NJ                18.91  156.90   14.69  157.23   18.91         0.44    1.96   36.97
STSA  Sterling Financial Corp. of WA            20.43  163.71    8.60  178.87   22.61         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                29.27  164.38   10.66  164.99   20.11         0.32    0.89   26.02
ROSE  T R Financial Corp. of NY*                17.82  255.92   15.96  255.92   19.82         0.64    1.91   34.04
THRD  TF Financial Corp. of PA                  24.39  167.23   19.45  189.37   28.33         0.40    1.34   32.79
TPNZ  Tappan Zee Fin., Inc. of NY                 NM   140.85   23.97  140.85     NM          0.28    1.40   48.28
ESBK  The Elmira SB FSB of Elmira NY*           23.62  153.45    9.75  157.65   29.13         0.61    2.03   48.03
TRIC  Tri-County Bancorp of WY                  18.91  127.48   19.52  127.48   18.67         0.40    2.71   51.28
TWIN  Twin City Bancorp of TN                   19.89  129.78   16.80  129.78   23.53         0.40    2.83   56.34
UFRM  United FS&LA of Rocky Mount NC            16.86  155.72   11.42  155.72   21.24         0.24    2.26   38.10
UBMT  United Fin. Corp. of MT                   20.70  124.75   29.96  124.75   20.87         1.00    3.96     NM
VABF  Va. Beach Fed. Fin. Corp of VA            22.16  191.03   13.67  191.03   27.25         0.20    1.20   26.67
WHGB  WHG Bancshares of MD                        NM   112.08   23.15  112.08     NM          0.32    2.02     NM
WSFS  WSFS Financial Corp. of DE*               15.84  311.56   17.26  313.44   15.96         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                15.38  165.12   19.82  165.12   15.31         1.20    3.75   57.69
WRNB  Warren Bancorp of Peabody MA*             10.60  211.75   22.55  211.75   11.94         0.52    2.41   25.49
WFSL  Washington FS&LA of Seattle WA            14.42  210.92   26.47  229.78   14.49         0.92    2.89   41.63
WAMU  Washington Mutual Inc. of WA(8)*            NM   349.21   18.46     NM      NM          1.12    1.63     NM
WYNE  Wayne Bancorp of NJ                       21.26  137.96   17.14  137.96   21.26         0.20    0.88   18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)              NM   285.92   27.26  285.92     NM          0.62    2.05     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)              NM   202.00   47.23  202.00     NM          0.80    3.76     NM
WBST  Webster Financial Corp. of CT               NM   236.76   12.64  274.89   21.24         0.80    1.26   44.69
WEFC  Wells Fin. Corp. of Wells MN              16.97  124.50   17.70  124.50   17.45         0.48    2.59   44.04
WCBI  WestCo Bancorp of IL                      14.10  136.53   21.21  136.53   14.89         0.68    2.57   36.17
WSTR  WesterFed Fin. Corp. of MT                21.77  132.69   14.09  164.50   22.75         0.46    1.82   39.66
WOFC  Western Ohio Fin. Corp. of OH               NM   113.81   15.78  121.94     NM          1.00    3.76     NM
WWFC  Westwood Fin. Corp. of NJ(8)              23.02  173.17   16.13  193.55   21.58         0.20    0.72   16.67
WEHO  Westwood Hmstd Fin Corp of OH               NM   100.35   27.75  100.35   26.39         0.28    1.96   59.57
WFI   Winton Financial Corp. of OH              17.32  173.86   12.36  177.61   14.85         0.46    2.33   40.35
FFWD  Wood Bancorp of OH                        17.29  189.36   23.54  189.36   18.88         0.40    2.16   37.38
YFCB  Yonkers Fin. Corp. of NY                  19.13  129.13   18.10  129.13   18.94         0.24    1.28   24.49
YFED  York Financial Corp. of PA                19.74  214.03   18.95  214.03   23.46         0.48    1.93   38.10

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                             SNL         SNL
                                              NASDAQ        Thrift       Bank
Year/Qtr. Ended        DJIA    S&P 500       Composite      Index       Index
---------------        ----    -------       ---------      -----       -----

1991:  Quarter 1     2881.1      375.2         482.3        125.5        66.0
       Quarter 2     2957.7      371.2         475.9        130.5        82.0
       Quarter 3     3018.2      387.9         526.9        141.8        90.7
       Quarter 4     3168.0      417.1         586.3        144.7       103.1

1992:  Quarter 1     3235.5      403.7         603.8        157.0       113.3
       Quarter 2     3318.5      408.1         563.6        173.3       119.7
       Quarter 3     3271.7      417.8         583.3        167.0       117.1
       Quarter 4     3301.1      435.7         677.0        201.1       136.7

1993:  Quarter 1     3435.1      451.7         690.1        228.2       151.4
       Quarter 2     3516.1      450.5         704.0        219.8       147.0
       Quarter 3     3555.1      458.9         762.8        258.4       154.3
       Quarter 4     3754.1      466.5         776.8        252.5       146.2

1994:  Quarter 1     3625.1      445.8         743.5        241.6       143.1
       Quarter 2     3625.0      444.3         706.0        269.6       152.6
       Quarter 3     3843.2      462.6         764.3        279.7       149.2
       Quarter 4     3834.4      459.3         752.0        244.7       137.6

1995:  Quarter 1     4157.7      500.7         817.2        278.4       152.1
       Quarter 2     4556.1      544.8         933.5        313.5       171.7
       Quarter 3     4789.1      584.4       1,043.5        362.3       195.3
       Quarter 4     5117.1      615.9       1,052.1        376.5       207.6

1996:  Quarter 1     5587.1      645.5       1,101.4        382.1       225.1
       Quarter 2     5654.6      670.6       1,185.0        387.2       224.7
       Quarter 3     5882.2      687.3       1,226.9        429.3       249.2
       Quarter 4     6442.5      737.0       1,280.7        483.6       280.1

1997:  Quarter 1     6583.5      757.1       1,221.7        527.7       292.5
       Quarter 2     7672.8      885.1       1,442.1        624.5       333.3
       Quarter 3     7945.3      947.3       1,685.7        737.5       381.7
December 12, 1997    7838.3      953.4       1,536.6        787.3       417.7

(1) End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                         Historical Thrift Stock Indices

                                  [Illegible]

                                  Index Values

                                        Index Values               Percent Change Since
                            ----------------------------------  ------------------------
                           11/28/97   1 Month      YTD     LTM   1 Month   YTD   LTM
----------------------------------------------------------------------------------------
All Pub. Traded Thrifts       767.4     752.4     483.6   485.8    1.98   58.67  57.95
MHC Index                   1,065.9   1,065.7     538.0   520.4    0.02   98.12 104.82

Insurance Indices
----------------------------------------------------------------------------------------
SAIF Thrifts                  703.7     689.6     439.2   441.9    2.08   60.22  59.25
BIF Thrifts                   967.3     949.6     616.8   617.6    1.88   56.82  56.63

Stock Exchange Indices
----------------------------------------------------------------------------------------
AMEX Thrifts                  238.4     225.8     156.2   156.5    5.58   52.63  52.32
NYSE Thrifts                  466.9     464.0     277.3   285.1    0.62   68.40  63.80
OTC Thrifts                   876.2     855.8     569.7   564.9    2.38   53.78  55.09

Geographic Indices
----------------------------------------------------------------------------------------
Mid-Atlantic Thrifts        1,575.5   1,533.7     970.7   967.8    2.72   62.31  62.80
Midwestern Thrifts          1,690.7   1,645.0   1,159.3 1,149.0    2.78   45.84  47.15
New England Thrifts           712.4     684.3     428.9   424.9    4.11   66.11  67.66
Southeastern Thrifts          704.5     718.1     447.2   454.5   -1.90   57.53  54.98
Southwestern Thrifts          468.2     455.4     315.9   318.9    2.81   48.22  46.82
Western Thrifts               770.7     759.8     474.7   484.6    1.43   62.35  59.02

Asset Size Indices
----------------------------------------------------------------------------------------
Less than $250M               815.4     795.7     586.6   586.6    2.46   39.00  39.00
$250M to $500M              1,215.8   1,188.6     789.8   778.0    2.29   53.94  56.28
$500M to $1B                  778.8     783.2     521.0   517.5    2.05   49.27  50.50
$1B to $5B                    877.9     867.3     546.0   541.9    1.22   60.78  62.00
Over $5B                      491.5     480.8     305.8   310.8    2.21   60.71  58.13

Comparative Indices
----------------------------------------------------------------------------------------
Dow Jones Industrials       7,823.1   7,442.1   6,448.3 6,499.3    5.12   21.32  20.37
S & P 500                     955.4     914.6     740.7   755.0    4.46   28.98  26.54

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1994, the S&P closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, NO, ND, NE OH, SD, WI; New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source: SNL Securities

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

RP Financial, LC.

         Arkansas Thrift Merger and Acquisition Activity 1994 - Present

                                                                                  Seller Financials at Completion (1)
                                                                          =================================================
                                                                            Total    TgEq/     YTD     YTD   NPAs/  Rsrvs/
 Ann'd      Comp                                                           Assets    Assts    ROAA    ROAE  Assets    NPLs
  Date      Date     Buyer                  ST   Seller                ST  ($000)     (%)     (%)     (%)     (%)     (%)
============================================================================================================================

10/01/97  Pending    First Commercial Crp   AR         Kemmons Wilson  AR  449,155    5.82    1.21   20.45    0.64  169.74
02/22/96  05/03/96     First Federal S&LA   AR   Heritage Banc Holdng  AR   28,006    7.20    0.74   10.77    0.00      NA
07/07/95  02/09/96     Mercantile Bancorp   MO   Security Bank Conway  AR   95,245    8.36    0.91   10.86    0.00      NA
10/21/94  06/30/95        Capital Bancorp   MO             Home FS&LA  AR   77,526    5.80    0.91   14.61    2.11      NA
03/31/94  08/31/94         FDH Bancshares   AR   Grant Federal Saving  AR   41,164    6.74    1.58   23.58    1.50      NA
08/11/93  02/15/94   Bancshares of Est AR   AR    Wynbanc Savings FSB  AR   34,082    7.15    1.05   15.45    0.75      NA

                                  Average                                  120,863    6.85    1.07   15.95    0.83  169.74
                                   Median                                   59,345    6.95    0.98   15.03    0.70  169.74

                                                                           Deal Terms and Pricing at Completion (1)
                                                 ===================================================================================
                                                   Deal      Deal                  Deal     Deal Pr/  Deal Pr/    Deal Pr/  TgBkPr/
 Ann'd      Comp                                  Value    Pr/Shr     Consid      Pr/Bk      Tg Bk     4-Qtr       Assets   CoreDp
  Date      Date     Buyer                  ST    ($M)       ($)       Type        (%)        (%)      EPS (x)      (%)      (%)
====================================================================================================================================

10/01/97  Pending    First Commercial Crp   AR    55.2          NA   Com Stock    205.17     211.71     15.16       12.29     8.54
02/22/96  05/03/96     First Federal S&LA   AR     3.3    3250.000   Cash         161.21     161.21     15.63       11.61     5.60
07/07/95  02/09/96     Mercantile Bancorp   MO    14.8    1434.694   Com Stock    169.65     169.65     14.29       14.51     7.97
10/21/94  06/30/95        Capital Bancorp   MO     6.9       5.610   Cash         138.25     139.20     18.09        8.74     3.35
03/31/94  08/31/94         FDH Bancshares   AR     3.7      43.180   Cash         133.29     133.29      5.94        8.99     2.45
08/11/93  02/15/94   Bancshares of Est AR   AR     3.4          NA   Cash         127.58     127.58      7.78       10.21     2.74

                                  Average          6.4    1183.371                146.00     146.19     12.35       10.81     4.42
                                   Median          3.7     738.937                138.25     139.20     14.29       10.21     3.35

(1) Pending deals reflect financials, terms and pricing as of announcement

Source: SNL Securities, LC

                                  EXHIBIT IV-5
                 Pocahontas Federal Savings and Loan Association
                 Director and Senior Management Summary Resumes

                        See Pages 72 & 73 in Prospectus

                                  EXHIBIT IV-6
                 Pocahontas Federal Savings and Loan Association
                       Pro Forma Regulatory Capital Ratios

                            See Page 22 in Prospectus

                                  EXHIBIT IV-7
                 Pocahontas Federal Savings and Loan Association
                            Pro Forma Analysis Sheet

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                 Pocahontas Federal Savings and Loan Association
                         Prices as of December 12, 1997

                                                              Peer Group        Arkansas Companies        All SAIF Insured
                                                          ------------------   --------------------     ---------------------
Price Multiple                  Symbol    Subject (1)       Mean     Median      Mean       Median        Mean        Median
--------------                  ------    -----------       ----     ------      ----       ------        ----        ------
Price-earnings ratio             P/E            16.16 x    19.30x    19.19x     18.51x       18.51x       19.50x      19.18x

Price-book ratio            =    P/B          102.74%     138.46%   132.69%    135.42%      142.73%      159.37%     150.78%

Price-assets ratio          =    P/A           11.68%      15.17%    14.83%     21.66%       21.25%       19.33%      17.84%

Valuation Parameters
--------------------

Pre-Conversion Earnings (Y)                         $2,393,000 (2)
Pre-Conversion Book Value (B)                      $24,707,000 (3)
   Pre-Conv. Tang. Book Value (B)                  $24,707,000 (3)
Pre-Conversion Assets (A)                         $383,878,000 (3)
Reinvestment Rate (2)(R)                                3.66%
        Est. Conversion Expenses (3)(X)                 2.61%
Tax rate (TAX)                                         38.30%

ESOP Stock Purchases (E)           8.00%
Cost of ESOP Borrowings (S)        0.00%
ESOP Amortization (T)             10.00 years
RRP Amount (M)                     4.00%
RRP Vesting (N)                    5.00 years
Percentage Sold (PCT)             52.84%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1. V=                       P/E * Y                             V=   $47,316,669
       --------------------------------------------------------
       1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2. V=            P/B * B                                        V=   $47,316,668
       -------------------------
       1 - P/B * PCT * (1-X-E-M)

3. V=            P/A * A                                        V=   $47,316,669
       ------------------------
       1 - P/A * PCT * (1-X-E-M)
                                                                       Full
                              Gross                  Exchange       Conversion
Conclusion                   Proceeds                 Ratio            Value
-----------                  --------                -------           -----
Minimum                     $21,250,000               2.4638        $40,219,169
Midpoint                    $25,000,000               2.8986        $47,316,670
Maximum                     $28,750,000               3.3333        $54,414,170
Super maximum value         $33,062,500               3.8333        $62,576,290

----------
(1) Pricing ratios shown reflect the midpoint value.
(2) Includes impact of reinvesting $461,000 of MHC assets at an after-tax rate of 3.63 percent.
(3) Includes $461,000 of MHC assets.

                                  EXHIBIT IV-8
                    Pocahontas Federal Savings and Loan Association
                     Pro Forma Effect of Conversion Proceeds

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Pocahontas Federal Savings and Loan Association
                           At the Minimum of the Range

1.    Conversion Proceeds
       Full Conversion Value                                                                       $40,219,169
       Exchange Ratio                                                                                   2.4638

       Offering Proceeds                                                                           $21,250,000
       Less: Estimated Offering Expenses                                                               618,000
                                                                                                       -------
      Net Conversion Proceeds                                                                      $20,632,000

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                      $20,632,000
      Less: Non-cash purchases(1)                                                                    2,550,000
                                                                                                     ---------
      Net Proceeds Reinvested                                                                      $18,082,000
      Estimated net incremental rate of return                                                           3.66%
                                                                                                         -----
      Earnings Increase                                                                               $661,801
        Less: Estimated cost of ESOP borrowings                                                              0
        Less: Amortization of ESOP borrowings                                                          104,890
        Less: Recognition Plan Vesting                                                                 104,890
                                                                                                       -------
      Net Earnings Increase                                                                           $452,021


                                                                                     Net
                                                               Before             Earnings          After
3.    Pro Forma Earnings                                     Conversion           Increase       Conversion
                                                             ----------           --------       ----------
      12 Months ended September 30, 1997 (reported)             $2,393,000            $452,021      $2,845,021
      12 Months ended September 30, 1997 (core)                 $2,393,000            $452,021      $2,845,021

                                                               Before             Net Cash          After
4.    Pro Forma Net Worth                                    Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                       $24,707,000         $18,082,000     $42,789,000
      September 30, 1997(Tangible)                             $24,707,000         $18,082,000     $42,789,000

                                                               Before             Net Cash          After
5.    Pro Forma Assets                                       Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                      $383,878,000         $18,082,000    $401,960,000

(1) Reflects ESOP borrowing of 8.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.
(2)   ESOP is financed by Holding Company.
(3)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Pocahontas Federal Savings and Loan Association
                                At the Midpoint of the Range

1.    Conversion Proceeds
       Full Conversion Value                                                                       $47,316,670
       Exchange Ratio                                                                                   2.8986

       Offering Proceeds                                                                           $25,000,000
        Less: Estimated Offering Expenses                                                              653,000
                                                                                                       -------
       Net Conversion Proceeds                                                                     $24,347,000

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                      $24,347,000
      Less: Non-cash purchases(1)                                                                    3,000,000
                                                                                                     ---------
      Net Proceeds Reinvested                                                                      $21,347,000
      Estimated net incremental rate of return                                                           3.66%
                                                                                                         -----
      Earnings Increase                                                                               $781,300
        Less: Estimated cost of ESOP borrowings                                                              0
        Less: Amortization of ESOP borrowings                                                          123,400
        Less: Recognition Plan Vesting                                                                 123,400
                                                                                                       -------
      Net Earnings Increase                                                                           $534,500


                                                                                     Net
                                                               Before             Earnings          After
3.    Pro Forma Earnings                                     Conversion           Increase       Conversion
                                                             ----------           --------       ----------
      12 Months ended September 30, 1997 (reported)             $2,393,000            $534,500      $2,927,500
      12 Months ended September 30, 1997 (core)                 $2,393,000            $534,500      $2,927,500

                                                               Before             Net Cash          After
4.    Pro Forma Net Worth                                    Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                       $24,707,000         $21,347,000     $46,054,000
      September 30, 1997(Tangible)                             $24,707,000         $21,347,000     $46,054,000

                                                               Before             Net Cash          After
5.    Pro Forma Assets                                       Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                      $383,878,000         $21,347,000    $405,225,000

(1) Reflects ESOP borrowing of 8.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.
(2)   ESOP is financed by Holding Company.
(3)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Pocahontas Federal Savings and Loan Association
                           At the Maximum of the Range

1.    Conversion Proceeds
       Full Conversion Value                                                                       $54,414,170
       Exchange Ratio                                                                                   3.3333

       Offering Proceeds                                                                           $28,750,000
        Less: Estimated Offering Expenses                                                              687,000
                                                                                                       -------
       Net Conversion Proceeds                                                                     $28,063,000


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                      $28,063,000
      Less: Non-cash purchases(1)                                                                    3,450,000
                                                                                                     ---------
      Net Proceeds Reinvested                                                                      $24,613,000
      Estimated net incremental rate of return                                                           3.66%
                                                                                                         -----
      Earnings Increase                                                                               $900,836
        Less: Estimated cost of ESOP borrowings                                                              0
        Less: Amortization of ESOP borrowings                                                          141,910
        Less: Recognition Plan Vesting                                                                 141,910
                                                                                                       -------
      Net Earnings Increase                                                                           $617,016


                                                                                     Net
                                                               Before             Earnings          After
3.    Pro Forma Earnings                                     Conversion           Increase       Conversion
                                                             ----------           --------       ----------
      12 Months ended September 30, 1997 (reported)             $2,393,000            $617,016      $3,010,016
      12 Months ended September 30, 1997 (core)                 $2,393,000            $617,016      $3,010,016

                                                               Before             Net Cash          After
4.    Pro Forma Net Worth                                    Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                       $24,707,000         $24,613,000     $49,320,000
      September 30, 1997(Tangible)                             $24,707,000         $24,613,000     $49,320,000

                                                               Before             Net Cash          After
5.    Pro Forma Assets                                       Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                      $383,878,000         $24,613,000    $408,491,000

(1) Reflects ESOP borrowing of 8.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.
(2)   ESOP is financed by Holding Company.
(3)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                 Pocahontas Federal Savings and Loan Association
                            At the Superrange Maximum

1.    Conversion Proceeds
        Full Conversion Value                                                                      $62,576,290
        Exchange Ratio                                                                                  3.8333

       Offering Proceeds                                                                           $33,062,500
       Less: Estimated Offering Expenses                                                               727,000
                                                                                                       -------
       Net Conversion Proceeds                                                                     $32,335,500

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                      $32,335,500
      Less: Non-cash purchases(1)                                                                    3,967,500
                                                                                                     ---------
      Net Proceeds Reinvested                                                                      $28,368,000
      Estimated net incremental rate of return                                                           3.66%
                                                                                                         -----
      Earnings Increase                                                                             $1,038,269
        Less: Estimated cost of ESOP borrowings(2)                                                           0
        Less: Amortization of ESOP borrowings(3)                                                       163,197
        Less: Recognition Plan Vesting(4)                                                              163,197
                                                                                                       -------
      Net Earnings Increase                                                                           $711,876


                                                                                     Net
                                                               Before             Earnings          After
3.    Pro Forma Earnings                                     Conversion           Increase       Conversion
                                                             ----------           --------       ----------
                12 Months ended September 30, 1997 (reported)   $2,393,000            $711,876      $3,104,876
                12 Months ended September 30, 1997 (core)       $2,393,000            $711,876      $3,104,876

                                                               Before             Net Cash          After
4.    Pro Forma Net Worth                                    Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                       $24,707,000         $28,368,000     $53,075,000
      September 30, 1997(Tangible)                             $24,707,000         $28,368,000     $53,075,000

                                                               Before             Net Cash          After
5.    Pro Forma Assets                                       Conversion           Proceeds       Conversion
                                                             ----------           --------       ----------
      September 30, 1997                                      $383,878,000         $28,368,000    $412,246,000

(1) Reflects ESOP borrowing of 8.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.
(2)   ESOP is financed by Holding Company.
(3)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  EXHIBIT IV-9
                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1997


                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income               Estimated
                                           to Common   Gains(Loss)      @ 34%        Items     to Common     Shares     Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------
FBCV  1st Bancorp of Vincennes IN             1,907       -1,455          495            0           947         1,038      0.91
EGLB  Eagle BancGroup of IL                     551         -190           65            0           426         1,198      0.36
EFBI  Enterprise Fed. Bancorp of OH           2,369         -597          203            0         1,975         1,986      0.99
FFHH  FSF Financial Corp. of MN               3,124          -48           16            0         3,092         3,010      1.03
FFBH  First Fed. Bancshares of AR             5,551         -394          134            0         5,291         4,896      1.08
HMNF  HMN Financial, Inc. of MN               5,630       -1,297          441            0         4,774         4,212      1.13
HALL  Hallmark Capital Corp. of WI            2,620          -70           24            0         2,574         2,886      0.89
MBLF  MBLA Financial Corp. of MO              1,840           59          -20            0         1,879         1,268      1.48
MWBI  Midwest Bancshares, Inc. of IA          1,235         -226           77            0         1,086         1,018      1.07
MFFC  Milton Fed. Fin. Corp. of OH            1,379         -234           80            0         1,225         2,305      0.53
PERM  Permanent Bancorp of IN                 2,643          -16            5            0         2,632         2,103      1.25

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBIT V-1
                                RP Financial, LC.
                          Firm Qualifications Statement

                       [Letterhead of RP Financial, LC.]

                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (13)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (10)